                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant   [ X ]
Filed by a Party other than the Registrant:  [   ]

Check the appropriate box:
[   ]     Preliminary Proxy Statement
[   ]     Confidential, for Use of the Commission Only (as permitted by Rule
          14a-6(e)(2))
[ X ]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to Section 240.14a-11(c) or Section
          240.14a-12

                               DRAXIS HEALTH INC.
-------------------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[   ]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
          or Item 22(a)(2) of Schedule 14A.
[   ]     $500 per each party to the controversy pursuant to Exchange Act Rule
          14a-6(i)(3).
[   ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
          11.

     1)   Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

-------------------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------
     5)   Total fee paid:

-------------------------------------------------------------------------------
[ X ]     Fee paid previously with preliminary materials
[   ]     Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

-------------------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------
     3)   Filing Party:

-------------------------------------------------------------------------------
     4)   Date Filed:

-------------------------------------------------------------------------------

                 NOTICE OF SPECIAL MEETINGS OF SHAREHOLDERS OF:


                               DRAXIS HEALTH INC.
                            (a Canadian Corporation)


                          DEPRENYL ANIMAL HEALTH, INC.
                            (a Missouri Corporation)


                          DEPRENYL ANIMAL HEALTH, INC.
                            (a Louisiana Corporation)


                                 to be held on:

                     NOVEMBER 25, 1996 - DRAXIS HEALTH INC.
                NOVEMBER 26, 1996 - DEPRENYL ANIMAL HEALTH, INC.



                                     - and -



                  JOINT MANAGEMENT PROXY STATEMENT - PROSPECTUS


                           with respect to a proposed


                               SHARE EXCHANGE PLAN




                                OCTOBER 15, 1996

(DAHI LOGO/HEADER)                                          (DRAXIS LOGO/HEADER)


October 15, 1996

To Our Shareholders:

We are very pleased to present to you for consideration by shareholders of both Draxis Health Inc. ("Draxis") and Deprenyl Animal Health, Inc. ("DAHI") a proposal whereby Draxis would acquire the outstanding shares of DAHI it does not already own, and DAHI would become a wholly-owned subsidiary of Draxis. Draxis currently owns 44% of DAHI's outstanding equity, and has rights, through convertible debt, which if exercised would bring its ownership to approximately 52%. On consummation of the proposed transaction (the "Share Exchange"), holders of DAHI common stock will receive 1.35 common shares of Draxis for each DAHI share of common stock.

You are cordially invited to attend the upcoming Special Meetings of Shareholders, at which the overall transaction and the critically important proposed resolutions will be reviewed and voted upon. The Draxis meeting will be held in the Dining Room of the Board of Trade, Airport Club, 830 Dixon Road, Etobicoke, Ontario on November 25, 1996 at 10:00 a.m. and the DAHI meetings will be held at the Embassy Suites Hotel, 7640 Northwest Tiffany Springs Parkway, Kansas City, Missouri on November 26, 1996 at 12:00 noon and 1:00 p.m.

At the 12:00 noon DAHI Special Meeting, DAHI shareholders will be asked to reincorporate DAHI in the state of Louisiana to facilitate the Share Exchange. The Special Meeting of Shareholders of the reincorporated DAHI will be held at 1:00 p.m. at the same location. The purpose of this last Special Meeting is to approve the actual Share Exchange.

The purpose of the Draxis Special Meeting is to approve the issuance of Draxis common shares to shareholders of DAHI and to amend the Draxis stock option plan to allow the issuance of Draxis common shares upon the due exercise of outstanding DAHI stock options pursuant to the Share Exchange.

The Boards of Directors of DAHI and Draxis each appointed an independent committee to review the proposed transaction. The DAHI independent committee received a written opinion from its financial advisor in connection with the proposed transaction, Hambrecht & Quist, to the effect that the Share Exchange is fair to shareholders of DAHI from a financial point of view. KPMG provided a formal valuation to the DAHI independent committee on the range of fair market values of the common stock of DAHI and the common shares of Draxis.

DUE TO THE IMPORTANCE OF THE ACTIONS TO BE TAKEN AT THESE UPCOMING SPECIAL MEETINGS, WE URGE YOU TO CAREFULLY REVIEW THE ATTACHED JOINT MANAGEMENT PROXY STATEMENT-PROSPECTUS. FOR AN OVERVIEW, PLEASE REVIEW THE FOLLOWING SECTIONS IN THE SUMMARY: "RECOMMENDATIONS OF DAHI BOARD OF DIRECTORS", "RECOMMENDATIONS OF DRAXIS BOARD OF DIRECTORS"; "FINANCIAL ADVISOR TO DAHI"; AND "VALUATION". REGARDLESS OF THE NUMBER OF SHARES YOU OWN, IT IS IMPERATIVE THAT YOU PARTICIPATE EITHER IN PERSON OR BY PROXY. INSTRUCTIONS ON COMPLETING AND RETURNING THE ENCLOSED PROXIES ARE ATTACHED TO THIS LETTER.

On behalf of the Boards of Directors,


DEPRENYL ANIMAL HEALTH, INC.                 DRAXIS HEALTH INC.


/s/ David R. Stevens                         /s/ Martin Barkin
David R. Stevens, DVM, PhD                   Martin Barkin, MD, FRCSC
President and Chief Executive Officer        President, Chief Executive Officer

INSTRUCTIONS FOR COMPLETING AND RETURNING PROXIES:

FOR DAHI SHAREHOLDERS: Complete the proxies printed on BOTH GREEN and PINK paper, sign and date, and return to DAHI in the enclosed postage paid pre-addressed envelope.

FOR DRAXIS SHAREHOLDERS: Complete the proxy printed on BLUE paper, sign and date, and return to Draxis in the enclosed postage paid pre-addressed envelope.





EACH OF THE BOARDS OF DIRECTORS OF DAHI AND DRAXIS HAS UNANIMOUSLY DETERMINED THAT THE SHARE EXCHANGE IS BOTH FAIR AND IN THE BEST INTERESTS OF SHAREHOLDERS. ACCORDINGLY, EACH OF THE BOARDS OF DIRECTORS RECOMMEND THAT SHAREHOLDERS VOTE IN FAVOUR OF THIS TRANSACTION AS PRESENTED IN THESE RESOLUTIONS.

                          DEPRENYL ANIMAL HEALTH, INC.,
                             a Missouri corporation
                             10955 Lowell, Suite 710
                           Overland Park, Kansas 66210
                                 (913) 338-2120


                                 --------------

                    Notice of Special Meeting of Shareholders
                          To Be Held November 26, 1996

                                 --------------


To the Shareholders of Deprenyl Animal Health, Inc.:

     A special meeting (the "Special Meeting") of the holders of Common Stock in Deprenyl Animal Health, Inc., a Missouri corporation ("DAHI Missouri"), will be held at 12:00 noon, Central Standard Time, on November 26, 1996, at the Embassy Suites Hotel, 7640 Northwest Tiffany Springs Parkway, Kansas City, Missouri, to consider and vote upon a proposal to change the state of incorporation of DAHI Missouri from the State of Missouri to the State of Louisiana, including the approval of a Plan of Merger providing for the merger of DAHI Missouri into Deprenyl Animal Health, Inc., a Louisiana corporation ("DAHI Louisiana"), which is a wholly-owned subsidiary of DAHI Missouri (the "Reincorporation Merger"). Consummation of the Reincorporation Merger will be subject to shareholder approval of, and is intended to be immediately followed by implementation of, the proposed plan of share exchange pursuant to which each outstanding share of Common Stock of DAHI Louisiana (formerly, DAHI Missouri) will be exchanged for
1.35 shares of Common Stock of Draxis Health Inc. ("Draxis"), as more fully described in the attached Joint Management Proxy Statement-Prospectus.

     The full text of the resolution approving the Reincorporation Merger is annexed as Appendix A to the Joint Management Proxy Statement-Prospectus of Draxis, DAHI Missouri and DAHI Louisiana dated October 15, 1996 accompanying this Notice.

     The Board of Directors has fixed 5:00 p.m., Central Standard Time, on October 15, 1996, as the record date for the determination of those holders of DAHI Missouri Common Stock entitled to notice of, and to vote at, the Special Meeting. Only shareholders of record at that time are entitled to notice of, and to vote at, such Special Meeting. In the event that the Reincorporation Merger is approved, holders of DAHI Missouri Common Stock who timely file a written notice, and comply with other procedural requirements within certain time periods, may have the right to demand a cash payment equal to the fair value of their DAHI Missouri Common Stock. Such rights, and entitlement thereto, are further explained in the Joint Management Proxy Statement-Prospectus accompanying this Notice and are contingent upon compliance by holders with detailed statutory requirements, the text of which is set forth as Appendix G to the Joint Management Proxy Statement-Prospectus.

     Whether or not you plan to attend the Special Meeting, please complete, date and sign the enclosed form of proxy colored pink and return it promptly in the enclosed envelope. Your proxy may be revoked in the manner described in the accompanying Joint Management Proxy Statement-Prospectus at any time before it has been voted at the Special Meeting.

     A copy of the Joint Management Proxy Statement-Prospectus accompanying this Notice has been sent to each director, each shareholder entitled to notice of the Special Meeting and to the auditors of DAHI Missouri.

                                        By Order of the Board of Directors,



                                        /s/ Arthur E. Fillmore
October 15, 1996                        Arthur E. Fillmore, II
Overland Park, Kansas                   Secretary

                          DEPRENYL ANIMAL HEALTH, INC.,
                             a Louisiana corporation
                               643 Magazine Street
                          New Orleans, Louisiana 70130
                                 (504) 596-2791

                                 --------------


                    Notice of Special Meeting of Shareholders
                          To Be Held November 26, 1996

                                 --------------

To the current and prospective Shareholders of Deprenyl Animal Health, Inc., a Louisiana corporation:

     A special meeting (the "Special Meeting") of the holder of Common Stock in Deprenyl Animal Health, Inc., a Louisiana corporation ("DAHI Louisiana"), will be held at 1:00 p.m., Central Standard Time, on November 26, 1996, at the Embassy Suites Hotel, 7640 Northwest Tiffany Springs Parkway, Kansas City, Missouri, for the following purposes:

     1. In the event the shareholders of Deprenyl Animal Health, Inc., a Missouri corporation ("DAHI Missouri"), approve a proposal to change the state of incorporation of DAHI Missouri from the State of Missouri to the State of Louisiana, including the approval of a Plan of Merger providing for the merger of DAHI Missouri into DAHI Louisiana (the "Reincorporation Merger"), to consider and vote upon a proposed plan of share exchange (the "Share Exchange Plan"), pursuant to which each share of Common Stock of DAHI Louisiana ("DAHI Louisiana Common Stock") issued and outstanding following the Reincorporation Merger will be mandatorily exchanged for 1.35 shares of Common Stock of Draxis Health Inc. ("Draxis").

     2. To transact such other business as may properly come before the Special Meeting or at any and all adjournments thereof.

     The full text of the resolution approving the Share Exchange Plan is annexed as Appendix B to the Joint Management Proxy Statement-Prospectus of Draxis, DAHI Missouri and DAHI Louisiana dated October 15, 1996 accompanying this Notice.

     The Board of Directors has fixed 5:00 p.m., Central Standard Time, on October 15, 1996, as the record date (the "Record Date") for the determination of those holders of DAHI Louisiana Common Stock entitled to notice of, and to vote at, the Special Meeting. The sole shareholder of record at the Record Date was DAHI Missouri, the parent corporation of DAHI Louisiana, and DAHI Missouri is the only shareholder entitled to notice of, and to vote at, such Special Meeting.

     Although DAHI Missouri is the sole shareholder of record of DAHI Louisiana as of the Record Date and is the only shareholder entitled to this Notice of Special Meeting of Shareholders, this Notice is also being sent to all shareholders of record of DAHI Missouri as of the Record Date (the "DAHI Missouri Shareholders"), each of whom will become a shareholder of DAHI Louisiana if the Reincorporation Merger is approved and consummated, other than dissenting DAHI Missouri Shareholders.

     The Reincorporation Merger will not be implemented unless the Share Exchange Plan is approved. Since the effect of approving the Share Exchange Plan will be to cause each share of DAHI Missouri Common Stock (which will be converted to a share of DAHI Louisiana Common Stock in the Reincorporation Merger) to be exchanged for 1.35 shares of Draxis Common Stock, DAHI Missouri wishes the votes on the Share Exchange Plan to be cast by the DAHI Missouri Shareholders, the real parties in interest. Therefore, DAHI Missouri has agreed to issue a proxy to each DAHI Missouri Shareholder to cast that number of votes for or against the Share Exchange Plan equal to the number of shares the DAHI Missouri Shareholder owns in DAHI Missouri as of the Record Date. As a result, a DAHI Missouri Shareholder who owns 100 shares of DAHI Missouri Common Stock as of the Record Date will be granted a proxy to cast 100 votes in favor of or against the Share Exchange Plan at the Special Meeting. DAHI Missouri will not cast any votes directly at the Special Meeting. Its shares of DAHI Louisiana Common Stock will only be voted by the DAHI Missouri Shareholders pursuant to the proxies granted to them by DAHI Missouri.

     The proxies being granted to DAHI Missouri Shareholders to vote shares of DAHI Louisiana stock are on a form of proxy colored green. Each DAHI Missouri Shareholder is requested to complete, date, and sign the enclosed blank form of proxy and return it promptly in the enclosed envelope whether or not such shareholder plans to attend the Special Meeting. A DAHI Missouri Shareholder's proxy may be revoked in the manner described in the accompanying Joint Management Proxy Statement-Prospectus at any time before it has been voted at the Special Meeting.

     A copy of the Joint Management Proxy Statement-Prospectus accompanying this Notice has been sent to each director of DAHI Louisiana, DAHI Missouri, its sole shareholder, and to each DAHI Missouri Shareholder.

                                        By Order of the Board of Directors,



                                        /s/ Arthur E. Fillmore
October 15, 1996                        Arthur E. Fillmore, II
Overland Park, Kansas                   Secretary

                               DRAXIS HEALTH INC.
                               6870 Goreway Drive
                              Mississauga, Ontario
                                 L4V 1P1 Canada
                                 (416) 677-5500

                                 --------------


                Notice of Special Meeting of Common Shareholders
                          To Be Held November 25, 1996

                                 --------------


To the Shareholders of Draxis Health Inc.:

     A special meeting (the "Special Meeting"), of the common shareholders of Draxis Health Inc. ("Draxis") will be held at 10:00 a.m., Toronto Time, on November 25, 1996, in the Dining Room of the Board of Trade, Airport Club, 830 Dixon Road, Etobicoke, Ontario, for the following purposes:

     1. To consider and vote upon a proposed issuance (the "Draxis Common Stock Offering") of up to 5,725,188 common shares by Draxis to holders of common stock in Deprenyl Animal Health, Inc., a Louisiana corporation ("DAHI Louisiana"), in connection with a plan of share exchange (the "Share Exchange Plan"), pursuant to which each issued and outstanding share of common stock of DAHI Louisiana will be mandatorily exchanged for 1.35 common shares of Draxis (the "Exchange Ratio"), so that Draxis, through its wholly-owned subsidiaries, will thereafter hold all the issued and outstanding shares of DAHI Louisiana. Outstanding options to acquire common stock of DAHI Louisiana will similarly be exchanged for options to acquire common shares of Draxis at the Exchange Ratio.

     2. Subject to approval by the shareholders of Deprenyl Animal Health, Inc., a Missouri corporation (voting pursuant to proxies granted to them by DAHI Missouri, the sole shareholder of DAHI Louisiana) of the Share Exchange Plan, to consider and vote upon the proposed change to the Draxis Stock Option Plan (the "Plan") to provide that, in connection with the implementation of the Share Exchange Plan, the maximum number of common shares of Draxis that may be issued under the Plan be increased from 2,500,000 to 4,500,000 (the "Draxis Stock Option Plan Adjustment").

     3. To transact such other business as may properly come before the Special Meeting or at any and all adjournments thereof.

     The full text of the resolutions approving the Draxis Common Stock Offering and the Draxis Stock Option Plan Adjustment are annexed as Appendix C to the Joint Management Proxy Statement-Prospectus of Draxis, DAHI Missouri and DAHI Louisiana dated October 15, 1996 accompanying this Notice.

     The Board of Directors has fixed 5:00 p.m., Toronto Time, on October 15, 1996, as the record date for the determination of common shareholders entitled to notice of, and to vote at, the Special Meeting. Only common shareholders of record at that time are entitled to notice of, and to vote at, such Special Meeting.

     Whether or not you plan to attend the Special Meeting, please complete, date and sign the enclosed form of proxy colored blue and return it promptly in the enclosed envelope. Your proxy may be revoked in the manner described in the accompanying Joint Management Proxy Statement-Prospectus at any time before it has been voted at the Special Meeting.

     A copy of the Joint Management Proxy Statement-Prospectus accompanying this Notice has been sent to each director, each shareholder entitled to notice of the Special Meeting and to the auditors of Draxis.

                                        By Order of the Board of Directors,


                                        /s/ Jacqueline H.R. Le Saux
October 15, 1996                        Jacqueline H.R. Le Saux
Mississauga, Ontario                    Vice-President, Corporate Development &
                                        Secretary

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
DRAXIS AND DAHI REPORTING CURRENCIES AND ACCOUNTING PRINCIPLES . . . . . . .  14
COMPARATIVE HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA . . . . . .  15
COMPARATIVE PER SHARE HISTORICAL AND PRO FORMA CONSOLIDATED PER SHARE DATA .  15
COMPARATIVE PER SHARE MARKET PRICE DATA. . . . . . . . . . . . . . . . . . .  16
GENERAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SHARES OUTSTANDING AND VOTING RIGHTS . . . . . . . . . . . . . . . . . . . .  18
SPECIAL CONSIDERATIONS RELATING TO THE REINCORPORATION MERGER. . . . . . . .  20
SPECIAL CONSIDERATIONS RELATING TO THE SHARE EXCHANGE. . . . . . . . . . . .  21
SPECIAL CONSIDERATIONS RELATING TO THE DRAXIS COMMON STOCK OFFERING. . . . .  25
REINCORPORATION MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
   General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
   The Articles of Incorporation and Bylaws of DAHI Louisiana. . . . . . . .  30
   U.S. Federal Income Tax Consequences of the Reincorporation Merger. . . .  30
   Canadian Federal Income Tax Consequences of the Reincorporation Merger. .  32
   Dissenters' Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
   Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
SHARE EXCHANGE PLAN. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
   General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
   Exchange Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
   Capitalization of DAHI Missouri, DAHI Louisiana and Draxis. . . . . . . .  39
   Background to the Share Exchange; Terms and Reasons . . . . . . . . . . .  40
   DAHI Reasons for Transaction and Recommendation of DAHI Board . . . . . .  41
   Draxis Reasons for Transaction and Recommendation of Draxis Board . . . .  43
   Operations Following the Transaction. . . . . . . . . . . . . . . . . . .  44
   Opinion of Financial Advisor to the DAHI Independent Committee. . . . . .  44
   Valuation of Independent Valuator . . . . . . . . . . . . . . . . . . . .  48
   Prior Valuation of Draxis Common Stock. . . . . . . . . . . . . . . . . .  53
   Interests of Management . . . . . . . . . . . . . . . . . . . . . . . . .  53
   U.S. Federal Income Tax Consequences of the Share Exchange Plan . . . . .  54
   Accounting Treatment. . . . . . . . . . . . . . . . . . . . . . . . . . .  56
   Canadian Federal Income Tax Consequences of the Share Exchange Plan . . . 56 Issue and Resale of Draxis Common Stock to be Received in the Share
    Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
   Quotation of Draxis Common Stock on the TSE and Nasdaq. . . . . . . . . .  58
   Delisting and Deregistration of DAHI Common Shares After the Share
    Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
   Significant Differences Between the Corporation Laws of Missouri and
    Canada . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
   Dissenters' Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
   Votes Required. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
DRAXIS COMMON STOCK OFFERING . . . . . . . . . . . . . . . . . . . . . . . .  63
   General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
   Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
DRAXIS STOCK OPTION PLAN ADJUSTMENT. . . . . . . . . . . . . . . . . . . . .  64
   General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
   Exchange Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
   Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
BUSINESS OF DAHI MISSOURI. . . . . . . . . . . . . . . . . . . . . . . . . .  65
   Introduction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
   Business of DAHI. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
   Price Range and Trading Volume of DAHI Common Stock . . . . . . . . . . .  68
   Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
   Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

   Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
DAHI MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
   RESULTS OF OPERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . .  69
   Principal Shareholders of DAHI Missouri . . . . . . . . . . . . . . . . .  72
BUSINESS OF DAHI LOUISIANA . . . . . . . . . . . . . . . . . . . . . . . . .  72
BUSINESS OF DRAXIS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
   Introduction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
   Overview. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
   Trademarks. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
   Business Strategy . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
   Products Being Marketed . . . . . . . . . . . . . . . . . . . . . . . . .  76
   Products under Development. . . . . . . . . . . . . . . . . . . . . . . .  81
   Sales and Marketing . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
   Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
   Research and Development. . . . . . . . . . . . . . . . . . . . . . . . .  85
   Patents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
   DAHI Funding. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
   Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
   Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
   Principal Holders of Draxis Common Stock. . . . . . . . . . . . . . . . .  87
   Description of Share Capital. . . . . . . . . . . . . . . . . . . . . . .  88
   Price Range and Trading Volume of Draxis Common Stock . . . . . . . . . .  89
   Outstanding Rights, Options and Warrants. . . . . . . . . . . . . . . . .  90
   Directors and Officers. . . . . . . . . . . . . . . . . . . . . . . . . .  91
   Management Compensation . . . . . . . . . . . . . . . . . . . . . . . . .  92
   Dividend Policy and Record. . . . . . . . . . . . . . . . . . . . . . . .  99
   Interest of Management and Others in Material Transactions. . . . . . . .  99
   Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
   Auditors, Transfer Agent and Registrar. . . . . . . . . . . . . . . . . . 100
DRAXIS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
   RESULTS OF OPERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 100
   Revenues. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
   Income From Operations. . . . . . . . . . . . . . . . . . . . . . . . . . 101
   Cost of Sales, Administration, Marketing and Selling Expenses . . . . . . 102
   Research and Development. . . . . . . . . . . . . . . . . . . . . . . . . 103
   Depreciation and Amortization . . . . . . . . . . . . . . . . . . . . . . 103
   Other Income (Expenses) . . . . . . . . . . . . . . . . . . . . . . . . . 104
   Income Taxes (Recoverable). . . . . . . . . . . . . . . . . . . . . . . . 104
   Equity Share of Net Development Stage Costs of Affiliated Companies . . . 104
   Liquidity and Capital Resources . . . . . . . . . . . . . . . . . . . . . 106
LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
SOURCES OF INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
SHAREHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING OF DRAXIS SHAREHOLDERS . . 107 SHAREHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING OF DAHI SHAREHOLDERS . . . 107
FINANCIAL STATEMENTS AND RELATED INFORMATION . . . . . . . . . . . . . . . . F-1
APPROVALS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1

APPENDICES

Special Resolution of DAHI Missouri Shareholders. . . . . . . . .   Appendix A
Special Resolution of DAHI Louisiana Shareholders . . . . . . . .   Appendix B
Resolutions of Draxis Shareholders. . . . . . . . . . . . . . . .   Appendix C
Plan of Merger. . . . . . . . . . . . . . . . . . . . . . . . . .   Appendix D
Plan of Share Exchange. . . . . . . . . . . . . . . . . . . . . .   Appendix E
Fairness Opinion of Hambrecht & Quist LLC . . . . . . . . . . . .   Appendix F
Section 351.455 of the Missouri Business Corporation Act. . . . .   Appendix G
Articles of Incorporation for DAHI Louisiana. . . . . . . . . . .   Appendix H
By-laws of DAHI Louisiana . . . . . . . . . . . . . . . . . . . .   Appendix I
DAHI Form 10-K (December 31, 1995). . . . . . . . . . . . . . . .   Appendix J
DAHI Form 10-Q (March 31, 1996) . . . . . . . . . . . . . . . . .   Appendix K
DAHI Form 10-Q (June 30, 1996). . . . . . . . . . . . . . . . . .   Appendix L

             DEPRENYL ANIMAL HEALTH, INC., A MISSOURI CORPORATION --
                                 PROXY STATEMENT

            DEPRENYL ANIMAL HEALTH, INC., A LOUISIANA CORPORATION --
                                 PROXY STATEMENT

                  DRAXIS HEALTH INC., A CANADIAN CORPORATION --
                           PROXY STATEMENT-PROSPECTUS

                                  ------------

                       Special Meetings of Shareholders of
              Deprenyl Animal Health, Inc., a Missouri corporation,
           Deprenyl Animal Health, Inc., a Louisiana corporation, and
                   Draxis Health Inc., a Canadian corporation
                       To Be Held November 25 and 26, 1996

                                  ------------


     This Joint Management Proxy Statement-Prospectus is being furnished to the holders ("DAHI Missouri Shareholders") of the common stock ("DAHI Missouri Common Stock") of Deprenyl Animal Health, Inc., a Missouri corporation ("DAHI Missouri"), to the holder ("DAHI Louisiana Shareholder") of the common stock ("DAHI Louisiana Common Stock") of Deprenyl Animal Health, Inc., a Louisiana corporation ("DAHI Louisiana"), and to the holders ("Draxis Shareholders") of common shares ("Draxis Common Stock") of Draxis Health Inc., a Canadian corporation ("Draxis"), in connection with the solicitation of proxies by the respective Boards of Directors of DAHI Missouri, DAHI Louisiana and Draxis for use at (i) the special meeting (the "DAHI Missouri Special Meeting") of holders of DAHI Missouri Common Stock, (ii) the special meeting (the "DAHI Louisiana Special Meeting") of the holder of DAHI Louisiana Common Stock, and (iii) the special meeting (the "Draxis Special Meeting") of holders of Draxis Common Stock. The DAHI Missouri and DAHI Louisiana Special Meetings are each to be held on November 26, 1996 and the Draxis Special Meeting is to be held on November 25, 1996, and any postponements or adjournments thereof (together, the "Special Meetings" and separately, a "Special Meeting"). Each Special Meeting is being held for the purposes of voting on the proposals identified in the respective Notice of Special Meeting of DAHI Missouri, DAHI Louisiana and Draxis, as further described in this Joint Management Proxy Statement-Prospectus. The Reincorporation Merger (as defined below) is being voted on by the DAHI Missouri Shareholders. The Share Exchange Plan (as defined below) is being voted on by the DAHI Missouri Shareholders through proxies granted to them by DAHI Missouri as the sole shareholder of DAHI Louisiana. The Draxis Common Stock Offering (as defined below) and the Draxis Stock Option Plan Adjustment (as defined below) are being voted on by the Draxis Shareholders. None of the Reincorporation Merger, the Share Exchange Plan, the Draxis Common Stock Offering or the Draxis Stock Option Plan Adjustment will be carried out unless such shareholders pass the resolutions set out in Appendices A, B and C annexed to this Joint Management Proxy Statement-Prospectus and all other conditions are satisfied. If DAHI Missouri or DAHI Louisiana does not obtain the required shareholder approval of the Reincorporation Merger or the Share Exchange Plan, respectively, or if Draxis does not obtain the approval of Draxis Shareholders to the Draxis Common Stock Offering and the Draxis Stock Option Plan Adjustment, DAHI Missouri and Draxis each anticipate that they will continue their current operations and no specific plans or alternatives are being considered, except that DAHI Missouri will need to make alternate funding arrangements to satisfy its future capital requirements to complete the regulatory approval process for ANIPRYL-Registered Trademark- in the United States and the launch of ANIPRYL-Registered Trademark- in the U.S. if and when United States Food and Drug Administration approval is obtained. If both the Reincorporation Merger and Share Exchange Plan are approved, and the Draxis Common Stock Offering and the Draxis Stock Option Plan Adjustment are approved, the reincorporation of DAHI Missouri in Louisiana will be effected prior to, and in order to facilitate, the consummation of the Share Exchange (as defined below).

     WHEN USED IN THIS JOINT MANAGEMENT PROXY STATEMENT-PROSPECTUS, THE TERM DAHI, WHEN USED ALONE, SHALL REFER TO DAHI MISSOURI AND/OR TO DAHI LOUISIANA, AS THE CONTEXT SHALL REQUIRE. SIMILARLY, THE TERM DAHI SHAREHOLDERS SHALL REFER TO CURRENT SHAREHOLDERS OF DAHI MISSOURI AS WELL AS THOSE SHAREHOLDERS OF DAHI LOUISIANA WHO WILL BECOME DAHI LOUISIANA SHAREHOLDERS FOLLOWING APPROVAL OF THE REINCORPORATION MERGER AND THE FILING OF THE PLAN OF MERGER (AS DEFINED BELOW). FINALLY, THE TERM DAHI COMMON STOCK SHALL REFER TO SHARES IN DAHI MISSOURI COMMON STOCK AS WELL AS TO SHARES OF DAHI LOUISIANA COMMON STOCK RECEIVED BY DAHI MISSOURI SHAREHOLDERS PURSUANT TO THE TERMS OF THE PLAN OF MERGER.

     The proposal to reincorporate DAHI Missouri in the State of Louisiana (the "Reincorporation Merger") includes the approval of a Plan of Merger providing for the merger of DAHI Missouri into DAHI Louisiana, a wholly-owned subsidiary of DAHI Missouri incorporated in the State of Louisiana, in order to change the state of incorporation of DAHI Missouri from Missouri to Louisiana. A copy of the Plan of Merger is attached to this Joint Management Proxy Statement-Prospectus as Appendix D. The Reincorporation Merger is necessary for DAHI Missouri to have available to it the provisions of the Louisiana Act (as defined below) which permit mandatory share exchanges.

     In the event that the Reincorporation Merger is approved, a meeting of the sole DAHI Louisiana Shareholder (i.e., DAHI Missouri) will be held. Shares of DAHI Louisiana Common Stock owned by DAHI Missouri will be voted by the DAHI Missouri Shareholders pursuant to proxies granted to each of them by DAHI Missouri entitling them to vote that number of shares of DAHI Louisiana Common Stock equal to the number of shares of DAHI Missouri Common Stock owned by each DAHI Missouri Shareholder as of the Record Date (as defined in the Notice of DAHI Louisiana Special Meeting). Using the proxies, the DAHI Shareholders will vote on whether to approve a plan of share exchange (the "Share Exchange Plan"), as permitted by section 116 of the LOUISIANA BUSINESS CORPORATION LAW (the "Louisiana Act"), pursuant to which each issued and outstanding share of DAHI Louisiana Common Stock, issued and outstanding following the Reincorporation Merger, will be immediately exchanged (the "Share Exchange") with Draxis Pharmaceutica Inc. ("DPI"), a wholly-owned subsidiary of Draxis, for 1.35 shares of Draxis Common Stock (the "Exchange Ratio"). DPI has entered into an agreement with Draxis (the "Draxis Share Delivery Agreement") whereby Draxis has agreed to issue additional shares of Draxis Common Stock to DAHI Shareholders on behalf of DPI.

     If the Reincorporation Merger and the Share Exchange Plan are both approved, the Reincorporation Merger will occur and all DAHI Missouri Shareholders, other than dissenting DAHI Missouri Shareholders, automatically will become shareholders of DAHI Louisiana prior to the implementation of the Share Exchange Plan. If the Share Exchange Plan is approved and duly filed, letters of transmittal will be forwarded to holders of DAHI Common Stock including instructions as to how to exchange their certificate(s) representing DAHI Common Stock for a certificate or certificates representing Draxis Common Stock.

     For U.S. federal income tax purposes, it is intended that both the Reincorporation Merger and the Share Exchange will constitute tax-free reorganizations for DAHI Shareholders holding such shares as capital assets.
For Canadian federal income tax purposes, subject to the qualifications noted elsewhere herein, the Reincorporation Merger should not result in a taxable gain or allowable capital loss for Canadian resident holders of DAHI Common Stock as more particularly described herein holding such shares as capital property. HOWEVER, the Share Exchange WILL result in a taxable capital gain or loss for Canadian federal income tax purposes for Canadian resident holders of DAHI Common Stock.

     The Draxis Shareholders will vote on whether to approve the issuance of up to 5,725,188 shares of Draxis Common Stock to the DAHI Shareholders (the "Draxis Common Stock Offering") should the Share Exchange Plan be approved and implemented. The Draxis Shareholders will also vote on whether to approve the change of the Draxis Stock Option Plan (the "Plan") to provide that the maximum number of common shares of Draxis that may be issued under the Plan be increased from 2,500,000 to 4,500,000 (the "Draxis Stock Option Plan Adjustment") should the Share Exchange Plan be approved and implemented. The Draxis Stock Option Plan Adjustment is required pursuant to the Exchange Agreement (as defined below) to provide for the issuance of shares of Draxis Common Stock upon the exercise by current DAHI option holders of outstanding DAHI options.

     WHEN TAKEN TOGETHER, THE REINCORPORATION MERGER, THE SHARE EXCHANGE PLAN, THE DRAXIS COMMON STOCK OFFERING AND THE DRAXIS STOCK OPTION PLAN ADJUSTMENT WILL HAVE THE FOLLOWING CONSEQUENCES:

(i) HOLDERS OF SHARES OF DAHI COMMON STOCK (OTHER THAN DISSENTING DAHI MISSOURI SHAREHOLDERS, DPI AND DRAXIS LLC) WILL BECOME HOLDERS OF SHARES OF DRAXIS COMMON STOCK ON THE BASIS OF 1.35 SHARES OF DRAXIS COMMON STOCK FOR EACH SHARE OF DAHI COMMON STOCK;

(ii) HOLDERS OF OUTSTANDING OPTIONS TO ACQUIRE SHARES OF DAHI COMMON STOCK WILL BECOME HOLDERS OF OPTIONS TO ACQUIRE SHARES OF DRAXIS COMMON STOCK ON THE BASIS OF 1.35 SHARES OF DRAXIS COMMON STOCK FOR EACH SHARE OF DAHI COMMON STOCK; AND

(iii) ALL OF THE ISSUED AND OUTSTANDING SHARES OF DAHI COMMON STOCK WILL BE OWNED, DIRECTLY OR INDIRECTLY, BY DRAXIS.

     On July 25, 1996, Draxis, DPI and DAHI Missouri entered into an exchange agreement (the "Exchange Agreement") pursuant to which the parties agreed to support the acquisition by DPI of DAHI Common Stock pursuant to the Reincorporation Merger and the Share Exchange Plan. A copy of the Share Exchange Plan is attached to this Joint Management Proxy Statement-Prospectus as Appendix E and is incorporated herein by reference.

     THE BOARD OF DIRECTORS OF DAHI MISSOURI, ON THE RECOMMENDATION OF
AN INDEPENDENT COMMITTEE OF DIRECTORS, HAS DETERMINED THAT THE REINCORPORATION MERGER AND THE SHARE EXCHANGE PLAN ARE FAIR AND IN THE BEST INTEREST OF DAHI MISSOURI AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS TO THE DAHI MISSOURI SHAREHOLDERS THAT THEY VOTE FOR THE REINCORPORATION MERGER AND THE SHARE EXCHANGE PLAN.

     THE BOARD OF DIRECTORS OF DRAXIS, ON THE RECOMMENDATION OF AN INDEPENDENT COMMITTEE OF DIRECTORS, HAS DETERMINED THAT THE DRAXIS COMMON STOCK OFFERING AND THE DRAXIS STOCK OPTION PLAN ADJUSTMENT ARE FAIR AND IN THE BEST INTEREST OF DRAXIS AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS TO THE DRAXIS SHAREHOLDERS THAT THEY VOTE IN FAVOUR OF THE DRAXIS COMMON STOCK OFFERING AND THE DRAXIS STOCK OPTION PLAN ADJUSTMENT.

     This Joint Management Proxy Statement-Prospectus is dated, and was first mailed, to DAHI Missouri Shareholders, the DAHI Louisiana Shareholder, and Draxis Shareholders, respectively, on or about October 23, 1996.

     This Joint Management Proxy Statement-Prospectus also serves as a prospectus of Draxis under the United States SECURITIES ACT OF 1933, as amended (the "Securities Act"), the purpose of which is to qualify the shares of Draxis Common Stock to be issued pursuant to the Share Exchange Plan.

     PRIVATE SECURITIES LITIGATION REFORM ACT SAFE HARBOR STATEMENT. WHEN USED IN THIS JOINT MANAGEMENT PROXY STATEMENT-PROSPECTUS, THE WORDS "ESTIMATE", "PROJECT", "INTEND", "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT (AS DEFINED BELOW), AND SUCH STATEMENTS ARE INTENDED TO BE COVERED BY THE SAFE HARBOR CREATED THEREBY. SUCH STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED IN SUCH FORWARD-LOOKING STATEMENTS. FOR A DISCUSSION OF SUCH RISKS, SEE "SPECIAL CONSIDERATIONS RELATING TO THE REINCORPORATION MERGER", "SPECIAL CONSIDERATIONS RELATING TO THE SHARE EXCHANGE" AND "SPECIAL CONSIDERATIONS RELATING TO THE DRAXIS COMMON STOCK OFFERING". READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. NONE OF DRAXIS, DAHI MISSOURI NOR DAHI LOUISIANA UNDERTAKES ANY OBLIGATION TO PUBLICLY RELEASE ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

     THE SECURITIES TO WHICH THIS JOINT MANAGEMENT PROXY STATEMENT-PROSPECTUS RELATES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT MANAGEMENT PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              AVAILABLE INFORMATION

     Draxis and DAHI Missouri are subject to the informational requirements of the United States SECURITIES EXCHANGE ACT OF 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the United States Securities and Exchange Commission (the "SEC"). Copies of such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the SEC: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center,
13th Floor, New York, New York 10048. The SEC maintains a Web Site that contains reports, proxy statements, information statements and other information regarding registrants that file electronically with the SEC. Such reports, proxy statements, information statements and other information may be found on the SEC's web site address HTTP://WWW.SEC.Gov. Copies of such materials can also be obtained at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. Draxis Common Stock is traded on the Nasdaq National Market ("Nasdaq"). DAHI Missouri Common Stock is traded on the over-the-counter bulletin board of Nasdaq. Reports, proxy statements and other information concerning Draxis and DAHI Missouri may be inspected at the offices of the NASD, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006. Draxis Common Stock and DAHI Missouri Common Stock are also listed and traded on The Toronto Stock Exchange ("TSE").

     Draxis has filed with the SEC a registration statement on Form F-4 (together with all amendments, supplements and exhibits thereto, the "Registration Statement") under the Securities Act with respect to Draxis Common Stock to be issued in connection with the Share Exchange and the Draxis Stock Option Plan Adjustment. This Joint Management Proxy Statement-Prospectus constitutes the prospectus of Draxis filed as part of the Registration Statement. This Joint Management Proxy Statement-Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. The Registration Statement is available for inspection and copying as set forth above. Statements contained herein concerning certain documents are not necessarily complete and, in each instance, reference is made to the copies of such documents filed as exhibits to the Registration Statement. Each such statement is qualified in its entirety by such reference.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT MANAGEMENT PROXY STATEMENT-PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE INFORMATION CONTAINED HEREIN WITH RESPECT TO DRAXIS AND ITS SUBSIDIARIES HAS BEEN SUPPLIED BY DRAXIS, AND THE INFORMATION CONTAINED HEREIN WITH RESPECT TO DAHI MISSOURI HAS BEEN SUPPLIED BY DAHI MISSOURI. THIS JOINT MANAGEMENT PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS JOINT MANAGEMENT PROXY STATEMENT-PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION, TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION.

     NEITHER THE DELIVERY OF THIS JOINT MANAGEMENT PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES PURSUANT TO THIS JOINT MANAGEMENT PROXY STATEMENT-PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED HEREIN BY REFERENCE OR IN THE AFFAIRS OF DRAXIS OR DAHI MISSOURI SINCE THE DATE OF THIS JOINT MANAGEMENT PROXY STATEMENT-PROSPECTUS. THE INFORMATION CONTAINED HEREIN WITH RESPECT TO DRAXIS AND THE SPECIAL MEETING AND THE PRO FORMA FINANCIAL STATEMENTS AND INFORMATION REGARDING DRAXIS THAT ASSURE THE IMPLEMENTATION OF THE SHARE EXCHANGE HAS BEEN PROVIDED BY DRAXIS. THE INFORMATION CONTAINED HEREIN WITH RESPECT TO DAHI MISSOURI AND THE SPECIAL MEETINGS OF DAHI MISSOURI AND DAHI LOUISIANA HAS BEEN PROVIDED BY DAHI MISSOURI.

                                     SUMMARY

     THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS JOINT MANAGEMENT PROXY STATEMENT-PROSPECTUS. THIS SUMMARY DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF ALL THE MATERIAL FEATURES OF THE REINCORPORATION MERGER, THE SHARE EXCHANGE PLAN, THE DRAXIS COMMON STOCK OFFERING OR THE DRAXIS STOCK OPTION PLAN ADJUSTMENT OR RELATED MATTERS AND SHOULD BE READ IN CONJUNCTION WITH, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS JOINT MANAGEMENT PROXY STATEMENT-PROSPECTUS AND IN THE INFORMATION AND DOCUMENTS INCORPORATED BY REFERENCE HEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED IN THIS SUMMARY HAVE THE MEANINGS ASCRIBED TO THEM ELSEWHERE IN THIS JOINT MANAGEMENT PROXY STATEMENT-PROSPECTUS.

     THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETINGS OF DAHI MISSOURI, DAHI LOUISIANA AND OF DRAXIS ARE OF GREAT IMPORTANCE TO THE SHAREHOLDERS OF THOSE CORPORATIONS. IF THE REINCORPORATION MERGER, THE SHARE EXCHANGE PLAN, THE DRAXIS COMMON STOCK OFFERING AND THE DRAXIS STOCK OPTION PLAN ADJUSTMENT ARE APPROVED AND THE PROPOSED SHARE EXCHANGE IS CONSUMMATED, DAHI SHAREHOLDERS' EQUITY INVESTMENT IN DAHI WILL BECOME AN EQUITY INVESTMENT IN DRAXIS AND EXISTING DAHI SHAREHOLDERS WILL HOLD APPROXIMATELY 20% OF THE ISSUED AND OUTSTANDING SHARES OF DRAXIS COMMON STOCK. ACCORDINGLY, SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION SUMMARIZED BELOW AND PRESENTED ELSEWHERE IN THIS JOINT MANAGEMENT PROXY STATEMENT-PROSPECTUS.

     DAHI MISSOURI SHAREHOLDERS HAVE THE RIGHT TO DISSENT FROM THE REINCORPORATION MERGER AND RECEIVE FAIR VALUE COMPENSATION FOR THEIR SHARES OF DAHI MISSOURI COMMON STOCK. THEY WILL NOT HAVE THE RIGHT TO DISSENT FROM THE SHARE EXCHANGE PLAN; HOWEVER, THE SHARE EXCHANGE PLAN WILL NOT BE IMPLEMENTED UNLESS DAHI MISSOURI SHAREHOLDERS APPROVE THE REINCORPORATION MERGER. SEE "REINCORPORATION MERGER - DISSENTERS' RIGHTS" AND "SHARE EXCHANGE PLAN - DISSENTERS' RIGHTS".

DRAXIS HEALTH INC. . . . . . . . . . .  Draxis is an emerging Canadian-based pharmaceutical company.  Draxis, which
                                        was incorporated in 1987, has no long-
                                        term or short-term debt and as at June
                                        30, 1996 had cash reserves of
                                        approximately Cdn.$30 million.  Draxis'
                                        primary activities are marketing and
                                        selling prescription pharmaceuticals and consumer health care products, as well as researching and developing new products for its own marketing use, or for licensing to others. Draxis' marketing operations in Canada currently focus on neurological, dermatologic and veterinary products. Its marketing operations in the United States focus primarily on podiatric products.
                                        Draxis' Canadian research and
                                        development operations focus on
                                        developing specific topical drugs for
                                        world markets based on patented
                                        multilamellar liposome technology
                                        licensed to Draxis, and on obtaining
                                        regulatory approval for certain in-
                                        licensed products for which Draxis has
                                        exclusive Canadian rights.  The mailing
                                        address of the registered and principal
                                        office of Draxis is 6870 Goreway Drive,
                                        Mississauga, Ontario, L4V 1P1 and its
                                        telephone number is (905) 677-5500.  See
                                        "Business of Draxis".

DEPRENYL ANIMAL HEALTH, INC.,
 A MISSOURI CORPORATION. . . . . . . .  DAHI Missouri was formed in 1990 to continue the development and marketing
                                        research commenced earlier by Deprenyl
                                        Animal Health (Canada) Inc., a wholly-
                                        owned subsidiary of Draxis, relating to
                                        veterinary prescription applications of
                                        1-deprenyl for the United States and
                                        Canadian markets.  DAHI Missouri is
                                        currently developing ANIPRYL-Registered
                                        Trademark-, a selegiline product, for
                                        use in veterinary prescriptive
                                        applications, particularly for use in
                                        dogs.  The two indications for ANIPRYL-
                                        Registered Trademark- being developed by
                                        DAHI Missouri are canine Cushing's
                                        disease and canine cognitive
                                        dysfunction.  The mailing address of
                                        DAHI Missouri's principal executive
                                        offices is 10955 Lowell, Suite 710,

                                        Overland Park, Kansas 66210 and its
                                        telephone number is (913) 338-2120.  See
                                        "Business of DAHI Missouri".

DEPRENYL ANIMAL HEALTH, INC.,
 A LOUISIANA CORPORATION . . . . . . .  DAHI Louisiana was formed in 1996 for the purpose of permitting DAHI Missouri
                                        to change its state of incorporation and to avail itself of Louisiana statutory provisions that permit the exchange of shares as provided in the Share Exchange Plan. DAHI Louisiana currently has no assets or liabilities and carries on no business. If the Reincorporation Merger is approved by the DAHI Missouri Shareholders, DAHI Louisiana will succeed to the assets and assume the liabilities of DAHI Missouri. The mailing address of DAHI Louisiana's registered office is 643 Magazine Street, New Orleans, Louisiana, 70130 and its telephone number is (504) 596-2791. See "Business of DAHI Louisiana".

DATE, TIME AND PLACE OF THE
 DAHI MISSOURI SPECIAL MEETING . . . .  November 26, 1996 at 12:00 noon, Central
                                        Standard Time, at the Embassy Suites,
                                        7640 Northwest Tiffany Springs Parkway,
                                        Kansas City, Missouri.  See "General
                                        Information".

DATE, TIME AND PLACE OF THE
 DAHI LOUISIANA SPECIAL MEETING. . . .  November 26, 1996 at 1:00 p.m., Central
                                        Standard Time, at the Embassy Suites
                                        Hotel, 7640 Northwest Tiffany Springs
                                        Parkway, Kansas City, Missouri.  See
                                        "General Information".

DATE, TIME AND PLACE OF
 THE DRAXIS SPECIAL MEETING. . . . . .  November 25, 1996 at 10:00 a.m., Toronto
                                        Time, in the Dining Room of the Board of Trade, Airport Club, 830 Dixon Road, Etobicoke, Ontario. See "General Information".

PURPOSE OF THE SPECIAL MEETINGS. . . .  The Special Meetings are being held for shareholders of Draxis, DAHI Missouri
                                        and DAHI Louisiana to consider and, if
                                        deemed appropriate, to approve the
                                        Reincorporation Merger, the Share
                                        Exchange Plan, the Draxis Common Stock
                                        Offering and the Draxis Stock Option
                                        Plan Adjustment, all in order to effect
                                        the Share Exchange whereby each DAHI
                                        Shareholder, other than Dissenting
                                        Shareholders, DPI and Draxis LLC, would
                                        receive 1.35 shares of Draxis Common
                                        Stock for each share of DAHI Common
                                        Stock.  See "General Information".

REINCORPORATION MERGER . . . . . . . .  The DAHI Missouri Shareholders will be asked to consider and vote on a proposal to change the state of incorporation of DAHI Missouri from Missouri to Louisiana, including the approval of the Plan of Merger, a copy of which is attached to this Joint Management Proxy Statement-Prospectus as Appendix D, providing for the merger of DAHI Missouri into DAHI Louisiana, its wholly-owned subsidiary. Consummation of the Reincorporation Merger is subject to approval of the Share Exchange Plan, as described below. See
                                        "Reincorporation Merger" and "Special
                                        Considerations Relating to the
                                        Reincorporation Merger".

SHARE EXCHANGE PLAN. . . . . . . . . .  In the event that the Reincorporation
                                        Merger is approved, DAHI Missouri
                                        Shareholders, who have been granted
                                        proxies by DAHI Missouri (the sole
                                        shareholder of DAHI Louisiana) to cast
                                        the same number of votes at the DAHI
                                        Louisiana Special Meeting that they were entitled to cast in respect of the Reincorporation Merger at the DAHI Missouri Special Meeting, will be asked to consider and vote on a proposal to approve a plan of share exchange under the laws of Louisiana. A copy of the Share Exchange Plan is attached to this Joint Management Proxy Statement-Prospectus as Appendix E, providing for the acquisition by Draxis Pharmaceutica Inc. ("DPI"), a wholly-owned subsidiary of Draxis, of all of the DAHI Common Stock not held by Dissenting
                                        Shareholders (as defined below) or by
                                        DPI or by Draxis LLC (a U.S. limited
                                        liability company owned as to 90% by
                                        Draxis and as to 10% by DPI), in
                                        exchange for Draxis Common Stock.  DAHI
                                        Shareholders, other than Dissenting
                                        Shareholders, DPI, and Draxis LLC, will
                                        receive 1.35 shares of Draxis Common
                                        Stock for each share of DAHI Common
                                        Stock exchanged (the "Exchange Ratio").
                                        Outstanding options to acquire DAHI
                                        Common Stock will similarly be exchanged for options to acquire Draxis Common Stock at the Exchange Ratio. See "Share Exchange Plan" and "Special
                                        Considerations Relating to the Share
                                        Exchange Plan".

DRAXIS COMMON STOCK OFFERING . . . . .  In the event that both the
                                        Reincorporation Merger and the Share
                                        Exchange Plan are approved by the
                                        required shareholder action, Draxis has
                                        agreed to issue additional shares of
                                        Draxis Common Stock as required under
                                        the Share Exchange Plan, subject to
                                        Draxis Shareholder approval. The number of shares that will have to be issued pursuant to the Share Exchange Plan will be approximately 25% of the current issued and outstanding shares of Draxis Common Stock. Approval by the Draxis Shareholders of such issuance is required by the rules of the National Association of Securities Dealers, Inc. ("NASD"). See "Draxis Common Stock Offering" and "Special Considerations Relating to the Draxis Common Stock Offering".

DRAXIS STOCK OPTION
 PLAN ADJUSTMENT . . . . . . . . . . .  The Exchange Agreement provides that existing options to acquire shares of
                                        DAHI Common Stock will be exchanged for
                                        options to acquire shares of Draxis
                                        Common Stock at the Exchange Ratio.
                                        Therefore, it will be necessary to
                                        adjust the Draxis Stock Option Plan (the
                                        "Plan") to provide that the maximum
                                        number of shares of Draxis Common Stock
                                        that may be issued under the Plan be
                                        increased from 2,500,000 to 4,500,000.
                                        See "Draxis Stock Option Plan
                                        Adjustment".

SHAREHOLDERS ENTITLED TO VOTE. . . . .  Both Draxis and DAHI Missouri have determined that only DAHI Shareholders
                                        and Draxis Shareholders of record at
                                        5:00 p.m., Central Standard Time and
                                        Toronto Time, respectively, on October
                                        15, 1996 (the "Record Date") are
                                        entitled to notice of and to vote at
                                        their respective Special Meetings.  On
                                        the Record Date there were 7,549,698
                                        shares of DAHI Missouri Common Stock
                                        issued and outstanding and 23,463,973
                                        shares of Draxis Common Stock issued and outstanding. EVERY DAHI MISSOURI SHAREHOLDER ENTITLED TO VOTE AT THE DAHI MISSOURI SPECIAL MEETING SHALL BE ENTITLED TO VOTE AT THE DAHI LOUISIANA SPECIAL MEETING PURSUANT TO A PROXY GRANTED TO EACH DAHI MISSOURI
                                        SHAREHOLDER BY DAHI MISSOURI, THE SOLE
                                        SHAREHOLDER OF DAHI LOUISIANA.  See
                                        "Shares Outstanding and Voting Rights".

VOTES REQUIRED . . . . . . . . . . . .  In order to approve and adopt the
                                        Reincorporation Merger, the affirmative
                                        vote of holders of two-thirds of the
                                        outstanding shares of DAHI Missouri
                                        Common Stock entitled to vote at the
                                        DAHI Missouri Special Meeting is
                                        required under Missouri law.  In
                                        addition, the Exchange Agreement
                                        requires that the Reincorporation Merger be approved by the affirmative vote of holders of a majority of the outstanding shares of DAHI Common Stock represented in person or by proxy at the DAHI Missouri Special Meeting by persons other than Draxis or its affiliates or related parties. See "Reincorporation Merger".

                                        In order to approve and adopt the Share
                                        Exchange Plan, the affirmative vote of
                                        two-thirds of the votes cast in person
                                        or by proxy at the DAHI Louisiana
                                        Special Meeting is required under the
                                        Louisiana Act.  In addition, the
                                        Exchange Agreement requires that the
                                        Share Exchange Plan be approved by the
                                        affirmative vote of holders of a
                                        majority of the shares of DAHI Common
                                        Stock represented in person or by proxy
                                        at the DAHI Louisiana Special Meeting
                                        not held by Draxis or its affiliates or
                                        related parties.  See "Share Exchange
                                        Plan".

                                        In order to approve and adopt the Draxis
                                        Common Stock Offering and the Draxis
                                        Stock Option Plan Adjustment, the
                                        affirmative vote of the holders of a
                                        majority of the shares of Draxis Common
                                        Stock represented in person or by proxy
                                        at the Draxis Special Meeting is
                                        required.  See "Draxis Common Stock
                                        Offering" and "Draxis Stock Option Plan
                                        Adjustment".

                                        All current directors and officers of
                                        both Draxis and DAHI have indicated that they will vote any shares held by them directly, or indirectly, to approve the resolutions put before Draxis
                                        Shareholders and DAHI Shareholders,
                                        respectively; provided, however, that no such shares held by directors and officers of Draxis will be counted towards any "majority of the minority" votes as contemplated above.

INTERESTS OF MANAGEMENT. . . . . . . .  As of October 15, 1996, directors and officers of DAHI Missouri beneficially
                                        owned an aggregate of 645,963 shares of
                                        DAHI Missouri Common Stock, excluding
                                        options and warrants to purchase shares, representing approximately 8.56% of the outstanding shares of DAHI Missouri Common Stock. To the knowledge of such directors, no DAHI Missouri Shareholder beneficially owns more than 10% of the outstanding shares of DAHI Missouri Common Stock other than DPI, which holds approximately 30%, and Draxis LLC, which holds approximately 14%.

                                        As of October 15, 1996, directors and
                                        officers of Draxis beneficially owned an aggregate of 1,813,610 shares of Draxis Common Stock, excluding options and warrants to purchase shares, representing approximately 7.7% of the outstanding shares of Draxis Common Stock. To the knowledge of such directors, no Draxis Shareholder beneficially owns more than 10% of the issued and outstanding shares of Draxis Common Stock.

                                        As of October 15, 1996, to the knowledge of the directors of DAHI Missouri, directors and officers of Draxis (and its affiliates) beneficially owned an aggregate of 499,633 shares of DAHI Missouri Common Stock, excluding options and warrants to purchase shares, representing approximately 6.6% of the outstanding shares of DAHI Missouri Common Stock. As of October 15, 1996, to the knowledge of the directors of Draxis, directors and officers of DAHI Missouri beneficially owned an aggregate of 555,838 shares of Draxis Common Stock, excluding options and warrants to purchase shares, representing approximately 2.4% of the outstanding shares of Draxis Common Stock.

RECOMMENDATIONS OF
 DAHI BOARD OF DIRECTORS . . . . . . .  The Board of Directors of DAHI Missouri
                                        has duly approved the Plan of Merger as
                                        part of the Exchange Agreement and
                                        unanimously recommends a vote IN FAVOUR
                                        of it on the basis that the
                                        Reincorporation Merger is in the best
                                        interests of DAHI and the DAHI
                                        Shareholders.  The Boards of Directors
                                        of DAHI Missouri and DAHI Louisiana have also recommended that DAHI Shareholders vote IN FAVOUR of the Share Exchange Plan pursuant to the proxies granted to them by DAHI Missouri, the sole shareholder of DAHI Louisiana, on the basis that the Share Exchange is in the best interests of DAHI and the DAHI Shareholders. The Board of Directors of DAHI Missouri, including a committee comprised of two independent directors, reviewed a number of factors, including, but not limited to (i) the immediate and long-term benefits to DAHI Shareholders;
                                        (ii) the relative prospects for
                                        expansion and growth in shareholder
                                        values of DAHI as a stand-alone entity
                                        and as a wholly-owned subsidiary of
                                        Draxis; (iii) DAHI's need for additional capital and the relative prospects for raising such capital; (iv) Draxis' intention, following implementation of the Share Exchange Plan, to delegate operational control to DAHI over the development, marketing and distribution of ANIPRYL-Registered Trademark- and other veterinary products which Draxis may develop in the future; (v) the premium over the trading prices of DAHI Common Stock to be received by DAHI Shareholders; (vi) increased investment liquidity for DAHI Shareholders through ownership of Draxis Common Stock;
                                        (vii) the tax-free nature of the
                                        transactions to U.S.-resident DAHI
                                        Shareholders; (viii) the Hambrecht &
                                        Quist LLC fairness opinion; (ix) the
                                        valuation opinion of KPMG; and (x) the
                                        requirement that the transactions be
                                        approved by a "majority of the minority" vote of DAHI Shareholders. See "Reincorporation Merger" and "Share Exchange Plan - DAHI Reasons for Transaction and Recommendation of DAHI Board".

RECOMMENDATIONS OF
 DRAXIS BOARD OF DIRECTORS . . . . . .  The Board of Directors of Draxis has
                                        duly approved the Exchange Agreement and unanimously recommends that Draxis Shareholders vote IN FAVOUR of the Draxis Common Stock Offering contemplated in the Share Exchange Plan, on the basis that the Share Exchange is in the best interests of Draxis and the Draxis Shareholders. The Board of Directors of Draxis, including a committee comprised of an independent director, reviewed a number of factors, including, but not limited to (i) the enhancement of long-term value for Draxis Shareholders; (ii) the enhanced platform for growth for the combined Draxis and DAHI entity in the United States; (iii) the opportunity to leverage Draxis' infrastructure and resources to accelerate the roll-out of ANIPRYL-Registered Trademark- in the U.S.; (iv) the increased value of Draxis' investment in DAHI over the longer term; (v) the valuation opinion of KPMG received after the entering into of the Exchange Agreement; (vi) the requirement for Draxis Shareholder approval for the issuance of shares of Draxis Common Stock; and (vii) DAHI's significant capital needs and the terms upon which Draxis can commit to providing financial and other resources to DAHI. See "Share Exchange Plan - Draxis Reasons for Transaction and Recommendation of Draxis Board".

                                        The Board of Directors of Draxis
                                        unanimously recommends that Draxis
                                        Shareholders vote IN FAVOUR of the
                                        Draxis Stock Option Plan Adjustment to
                                        permit the issuance of shares of Draxis
                                        Common Stock upon the exchange of
                                        options to purchase shares of DAHI
                                        Common Stock into options to purchase
                                        shares of Draxis Common Stock at the
                                        Exchange Ratio as contemplated by the
                                        Exchange Agreement.

FINANCIAL ADVISOR TO DAHI. . . . . . .  Hambrecht & Quist LLC ("H&Q") is DAHI's
                                        financial advisor in connection with the Share Exchange Plan. H&Q has delivered an opinion to the independent committee of DAHI Missouri's Board of Directors (a copy of which is attached as Appendix F to this Joint Management Proxy Statement-Prospectus) to the effect that, as of the date of such opinion, the terms of the Share Exchange Plan are fair to DAHI Missouri Shareholders from a financial point of view. See "Share Exchange Plan - Opinion of Financial Advisor to DAHI". In particular, see "Selected Comparable Transaction
                                        Analysis" in that section for a
                                        discussion of premiums paid in selected
                                        comparable transactions.

VALUATION. . . . . . . . . . . . . . .  KPMG provided a formal valuation of the
                                        Draxis Common Stock and the DAHI
                                        Missouri Common Stock to the independent committee of the DAHI Missouri Board of Directors. See "Share Exchange Plan - Valuation of Independent Valuator" for a description of the valuation.

DISSENTERS' RIGHTS . . . . . . . . . .  In connection with the Reincorporation
                                        Merger, holders of DAHI Common Stock who perfect dissenters' rights pursuant to Sections 351.455 and 351.458 of the MISSOURI BUSINESS CORPORATIONS ACT (the "Missouri Act") ("Dissenting
                                        Shareholders") will be entitled to
                                        surrender and receive fair value
                                        compensation for their shares of DAHI
                                        Common Stock.  To perfect dissenters'
                                        rights, it is imperative to follow the
                                        procedures set forth in the Missouri
                                        Act. The payment of cash to a holder of DAHI Common Stock who exercises dissenters' rights under the Missouri Act with respect to such stock will result in a taxable transaction to the Dissenting Shareholder. See
                                        "Reincorporation Merger - Dissenters'
                                        Rights".

                                        In connection with the Share Exchange
                                        Plan, at the time of the DAHI Louisiana
                                        Special Meeting, the only shareholder of record of DAHI Louisiana will be DAHI Missouri, so the only person who could exercise dissenters' rights under Louisiana law would be DAHI Missouri. DAHI Missouri does not intend to exercise any such rights. If DAHI Missouri Shareholders wish to exercise dissenters' rights, they must do so under the Missouri Act in connection with the Reincorporation Merger. See "Share Exchange Plan - Dissenters' Rights".

                                        The provisions dealing with dissenters'
                                        rights in the Missouri Act are set out
                                        in Appendix G to this Joint Management
                                        Proxy Statement-Prospectus.

U.S. AND CANADIAN FEDERAL
 INCOME TAX CONSEQUENCES . . . . . . .  For U.S. federal income tax purposes, it is intended that both the
                                        Reincorporation Merger and the Share
                                        Exchange Plan will constitute tax-free
                                        reorganizations for DAHI Shareholders,
                                        other than Dissenting Shareholders,
                                        holding such shares as capital assets,
                                        so that no gain or loss will be
                                        recognized by them for U.S. tax purposes as a result of either the Reincorporation Merger or the Share Exchange. See "Reincorporation Merger - U.S. Federal Income Tax Consequences of the Reincorporation Merger" and "Share Exchange Plan - U.S. Federal Income Tax Consequences of the Share Exchange Plan".

                                        For Canadian federal income tax
                                        purposes, subject to the qualifications
                                        noted elsewhere herein, the
                                        Reincorporation Merger should not result
                                        in a taxable capital gain or allowable
                                        capital loss for Canadian resident
                                        holders of DAHI Common Stock holding
                                        such shares as capital property, other
                                        than Dissenting Shareholders.  However,
                                        the Share Exchange WILL constitute a
                                        taxable transaction for Canadian holders
                                        of DAHI Common Stock resident in Canada.
                                        No gain or loss will be recognized by
                                        such DAHI Shareholders as a result of
                                        the Reincorporation Merger, however, a
                                        gain or loss WILL be recognized as a
                                        result of the Share Exchange.  See
                                        "Reincorporation Merger - Canadian
                                        Federal Income Tax Consequences of the
                                        Reincorporation Merger" and "Share
                                        Exchange Plan - Canadian Federal Income
                                        Tax Consequences of the Share Exchange
                                        Plan".
CONDITIONS TO THE SHARE
 EXCHANGE PLAN; TERMINATION. . . . . .  Notwithstanding the requisite shareholder approval of the
                                        Reincorporation Merger, the Share
                                        Exchange Plan, the Draxis Common Stock
                                        Offering and the Draxis Stock Option
                                        Plan Adjustment, consummation of the
                                        Share Exchange is subject to a number of conditions which, if not fulfilled or waived, permit termination of the Exchange Agreement.

                                        The obligation of each of the parties to the Exchange Agreement to perform its obligations under the Exchange Agreement is conditional, among other things, upon a registration statement becoming effective under the Securities Act (which registration statement is not subject to any stop order or proceeding by the SEC seeking a stop order) with respect to the shares of Draxis Common Stock issuable to the DAHI Shareholders pursuant to the Share Exchange and the receipt of all necessary exemptions or rulings pursuant to the Canadian securities laws.

                                        The obligation of each party to effect
                                        the Share Exchange is also subject to a
                                        number of conditions which include the
                                        absence of any material inaccuracies in
                                        the representations and warranties made
                                        to them by the other party as set forth
                                        in the Exchange Agreement, the
                                        performance by the other party of all of its obligations under the Exchange Agreement and the receipt of a tax opinion from each party's respective U.S. counsel that the Share Exchange will constitute a tax-free reorganization within the meaning of
                                        Section 368(a)(1)(B) of the U.S.
                                        Internal Revenue Code of 1986, as
                                        amended, for U.S. federal income tax
                                        purposes.

                                        Draxis or DPI may terminate the Exchange
                                        Agreement if the Board of Directors of
                                        DAHI withdraws, amends or modifies, in a manner adverse to Draxis and DPI, its recommendation or approval in respect of the Exchange Agreement, the
                                        Reincorporation Merger, the Share
                                        Exchange or the Share Exchange Plan, or
                                        makes any recommendation with respect to an Alternative Acquisition (as defined in the Exchange Agreement) other than a recommendation to reject such
                                        Alternative Acquisition, or enters into
                                        or continues any discussions with any
                                        third party concerning an Alternative
                                        Acquisition.  DAHI may terminate the
                                        Exchange Agreement to allow it to enter
                                        into an agreement with respect to a
                                        Superior Proposal (as defined in the
                                        Exchange Agreement).  It may also
                                        terminate the Exchange Agreement if the
                                        Board of Directors of Draxis withdraws,
                                        amends or modifies, in a manner adverse
                                        to DAHI, its recommendation or approval
                                        in respect of the Exchange Agreement,
                                        the Draxis Common Stock Offering or the
                                        Draxis Stock Option Plan Adjustment.

                                        All parties may also terminate their
                                        obligations if the Share Exchange shall
                                        not have been consummated before January
                                        31, 1997, subject to certain conditions.
                                        See "Share Exchange Plan - Exchange
                                        Agreement".

EFFECTIVE TIME . . . . . . . . . . . .  The Effective Time is defined in the
                                        Exchange Agreement to be 10:00 a.m.
                                        (Toronto time) on the second business
                                        day following the date on which the
                                        conditions precedent to the Share
                                        Exchange are satisfied or waived or on
                                        such other date and time as may be
                                        agreed by the parties or mandated by the Louisiana Act.

                                        If the Reincorporation Merger is
                                        approved at the DAHI Missouri Special
                                        Meeting, the Share Exchange Plan is
                                        approved at the DAHI Louisiana Special
                                        Meeting, the Draxis Common Stock
                                        Offering and Draxis Stock Option Plan
                                        Adjustment are approved at the Draxis
                                        Special Meeting, and all other
                                        conditions of the Exchange Agreement
                                        have been met or waived, the
                                        Reincorporation Merger will be effected
                                        as soon as practicable following the
                                        DAHI Missouri Special Meeting and prior
                                        to the consummation of the Share
                                        Exchange.  The Share Exchange will be
                                        effected as soon as practicable
                                        following the consummation of the
                                        Reincorporation Merger.  If all
                                        conditions are not met or waived, there
                                        could be a delay in the Effective Time
                                        or the Exchange Agreement could be
                                        terminated.

FURTHER DAHI FUNDING
AND OPERATIONS . . . . . . . . . . . .  Upon consummation of the Share Exchange and subject to Draxis' good business
                                        judgment, Draxis intends to commit
                                        approximately U.S.$10,000,000 to DAHI to complete the process of obtaining approval from the United States Food and Drug Administration for
                                        ANIPRYL-Registered Trademark-, to launch
                                        ANIPRYL-Registered Trademark- in the
                                        United States and to acquire and develop new veterinary products, as appropriate. In addition, Draxis intends to delegate to DAHI operational control over the development, marketing and distribution of ANIPRYL-Registered Trademark- and any other veterinary product.

EXPENSES . . . . . . . . . . . . . . .  Such party incurring costs and expenses in connection with the Reincorporation
                                        Merger or Share Exchange Plan shall pay
                                        such expenses; however, if the Share
                                        Exchange Plan is consummated, for all
                                        practical purposes all costs will have
                                        been paid for by Draxis as DAHI will
                                        have become an indirect wholly-owned
                                        subsidiary of Draxis.

                                        Under the Exchange Agreement, if Draxis
                                        or DPI terminates the Exchange Agreement because there has been a breach of any material representation or warranty of DAHI or there has been a breach in any material respect of any of the covenants or agreements set forth in the Exchange Agreement on the part of DAHI, then DAHI is responsible to reimburse Draxis and DPI for all out-of-pocket expenses, up to an aggregate amount of U.S.$750,000, incurred in connection with the transactions contemplated therein.
                                        Similarly, if DAHI terminates the
                                        Exchange Agreement because there has
                                        been a breach of any material
                                        representation or warranty of Draxis or
                                        DPI or there has been a breach in any
                                        material respect of any of the covenants or agreements set forth in the Exchange Agreement on the part of Draxis or DPI, then Draxis is responsible to reimburse DAHI for all out-of-pocket expenses, up to an amount of U.S.$750,000, incurred in connection with the transactions contemplated therein.

                                        Should DAHI withdraw or modify, in a
                                        manner adverse to Draxis and DPI, its
                                        recommendation to DAHI Shareholders to
                                        approve the Reincorporation Merger or
                                        the Share Exchange Plan, or make any
                                        recommendation with respect to an
                                        Alternative Acquisition other than a
                                        recommendation to reject such
                                        Alternative Acquisition, and the
                                        Exchange Agreement is terminated as a
                                        result or if DAHI terminates the
                                        Exchange Agreement to enter into an
                                        agreement with respect to a Superior
                                        Proposal, then DAHI is obligated to pay
                                        Draxis a termination fee of
                                        U.S.$1,000,000 and reimburse Draxis and
                                        DPI for all out-of-pocket expenses, up
                                        to an aggregate amount of U.S.$750,000,
                                        incurred in connection with the
                                        transactions contemplated therein.
                                        Draxis is responsible for the same
                                        payments to DAHI should the Board of
                                        Directors of Draxis amend or modify, in
                                        any manner adverse to DAHI, its
                                        recommendation in respect of the Draxis
                                        Common Stock Offering.  See "Share
                                        Exchange Plan - Exchange Agreement".

MARKET PRICE DATA. . . . . . . . . . .  DAHI Missouri Common Stock is listed on the TSE and is quoted on the over-the-
                                        counter bulletin board of Nasdaq.
                                        On July 25, 1996, the last full trading
                                        day immediately preceding the public
                                        announcement of the Share Exchange, and
                                        on October 15, 1996, the closing prices
                                        were as follows:


                                                         July 25,    October 15,
                                                           1996         1996
                                                        -----------  ----------

                                        TSE               Cdn.$4.25   Cdn.$5.10

                                        Nasdaq Bulletin
                                         Board            U.S.$3.75   U.S.$3.75

                                        Draxis Common Stock is listed on the TSE and is quoted on Nasdaq. On July 25, 1996, the last full trading day immediately preceding the public announcement of the Share Exchange, and on October 15, 1996, the closing prices were as follows:

                                                         July 25,    October 15,
                                                           1996         1996
                                                        -----------  ----------

                                        TSE               Cdn.$4.50   Cdn.$3.80

                                        Nasdaq            U.S.$3.25   U.S.$3.00

                                        See "Comparative Per Share Market Price
                                        Data".

                      DRAXIS AND DAHI REPORTING CURRENCIES
                            AND ACCOUNTING PRINCIPLES

     The historical financial statements and the PRO FORMA financial statements of, and the summaries of financial information concerning, Draxis contained in this Joint Management Proxy Statement-Prospectus are reported in Canadian dollars and have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"), which differ in certain material respects from United States generally accepted accounting principles ("U.S. GAAP"). See Note 19 to the historical consolidated financial statements of Draxis and Note K to the PRO FORMA consolidated financial statements of Draxis, which presents a reconciliation of such financial statements from Canadian GAAP to U.S. GAAP.

     The historical financial statements of, and the summaries of financial information concerning, DAHI contained in this Joint Management Proxy Statement-Prospectus are reported in United States dollars and have been prepared in accordance with U.S. GAAP. See note 13 to the financial statements of DAHI contained in DAHI's Form 10-K attached as Appendix J hereto, which presents a reconciliation of such financial statements from U.S. GAAP to Canadian GAAP.

                   EXCHANGE RATE OF CANADIAN AND U.S. DOLLARS

     In this Joint Management Proxy Statement-Prospectus, dollar amounts are expressed either in U.S. dollars ("U.S.$") or Canadian dollars ("Cdn.$").

     The following table sets forth, for each period indicated, the high and low exchange rates for one Canadian dollar expressed in U.S. dollars, the average of such exchange rates on the last day of each month during such period, and the exchange rate at the end of such period, based upon the noon buying rate in New York City for cable transfers in Canadian dollars, as certified for customs purposes by the Federal Reserve Bank of New York (the "Noon Buying Rate"):

                                                                           Six
                                                                         months
                                    Year Ended December 31,               Ended
                        ----------------------------------------------  June 30,
                         1991      1992      1993      1994      1995     1996
                        ------    ------    ------    ------    ------   ------

High . . . . .          0.8926    0.8757    0.8046    0.7632    0.7527   0.7391
Low. . . . . .          0.8587    0.7761    0.7439    0.7103    0.7023   0.7235
Average. . . .          0.8726    0.8235    0.7729    0.7300    0.7305   0.7310
Period End . .          0.8652    0.7865    0.7544    0.7128    0.7323   0.7328

     On October 15, 1996, the exchange rate for one Canadian dollar expressed in U.S. dollars was U.S.$0.7386, based on the Noon Buying Rate.

     The following table sets forth, for each period indicated, the high and low exchange rates for one U.S. dollar expressed in Canadian dollars, the average of such exchange rates on the last day of each month during such period, and the exchange rate at the end of such period, based upon the noon spot rate of the Bank of Canada (the "Noon Spot Rate"):

                                                                           Six
                                                                         months
                                    Year Ended December 31,               Ended
                        ----------------------------------------------  June 30,
                         1991      1992      1993      1994      1995     1996
                        ------    ------    ------    ------    ------   ------

High . . . . .          1.1642    1.2887    1.3449    1.4075    1.4235   1.3865
Low. . . . . .          1.1200    1.1416    1.2423    1.3102    1.3282   1.3515
Average. . . .          1.1457    1.2140    1.2936    1.3698    1.3686   1.3766
Period End . .          1.1556    1.2711    1.3240    1.4028    1.3652   1.3637

     On October 15, 1996, the exchange rate for one U.S. dollar expressed in Canadian dollars was $1.3539, based on the Noon Spot Rate.

        COMPARATIVE HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA
               (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

     The following tables set forth for the periods indicated (i) certain historical information with respect to DAHI Missouri and Draxis; and (ii) certain information on a PRO FORMA consolidated basis after giving effect to the Share Exchange. Such information is based on the historical consolidated financial statements of DAHI Missouri and Draxis, the unaudited PRO FORMA consolidated financial statements of combined Draxis and DAHI and the related notes thereto included elsewhere herein and should be read in conjunction therewith. See "Financial Statements and Related Information".


                                                                             Year Ended                       Six Months Ended
                                                                             (or as at)                         (or as at)
                                                                             December 31                     June 30   June 30
                                                            1991      1992      1993      1994      1995      1996      1995
                                                           ------    ------    ------    ------    ------    ------    ------
                                                                                                          (Unaudited) (Unaudited)

DAHI HISTORICAL (U.S.$)                                  (in thousands of dollars, except per share amounts)

Operations Data:
   Revenues. . . . . . . . . . . . . . . . . . . . . .    $   328   $   304   $   204   $   212   $   281   $   890   $    77
   Net Loss. . . . . . . . . . . . . . . . . . . . . .     (1,047)   (1,421)   (1,848)   (2,561)   (2,631)     (443)   (1,393)
   Net Loss per share. . . . . . . . . . . . . . . . .      (0.17)    (0.22)    (0.29)    (0.40)    (0.41)     (.06)    (0.21)

Balance Sheet Data:
   Total Assets. . . . . . . . . . . . . . . . . . . .    $ 5,791   $ 5,981   $ 4,408   $ 4,646   $ 1,560   $ 2,215   $ 2,915
   Long-term debt, net of current portion. . . . . . .        ---     1,250     1,390     3,690     3,090     2,545     3,290

DRAXIS HISTORICAL (CDN.$)
Operations Data:
   Revenues. . . . . . . . . . . . . . . . . . . . . .    $15,236   $17,879   $15,396   $17,086   $16,631   $ 7,796   $ 8,096
   Net Income (Loss) . . . . . . . . . . . . . . . . .      6,128     6,007    (2,079)    1,099     2,417     1,865        16
   Net Income (Loss) per share . . . . . . . . . . . .       0.38      0.35     (0.11)     0.06      0.12      0.09      0.00

Balance Sheet Data:
   Total assets. . . . . . . . . . . . . . . . . . . .    $38,905   $28,097   $31,986   $33,062   $35,052   $47,348   $31,109
   License Obligation, net of current portion. . . . .        --        --        --        500       --        --         -


                                                                                                Year Ended        Six Months Ended
                                                                                             December 31, 1995      June 30, 1996
                                                                                             -----------------    ----------------
                                                                                                (Unaudited)          (Unaudited)

PRO FORMA COMBINED DAHI AND DRAXIS (CDN.$):
Operations Data:
   Net Revenues. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              $16,405             $ 7,740
   Net Income (Loss) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               (3,638)                321
   Net Income (Loss) per share . . . . . . . . . . . . . . . . . . . . . . . . . . .                (0.14)               0.01


                                                                                                                        As at
                                                                                                                    June 30, 1996
                                                                                                                    -------------
                                                                                                                     (Unaudited)

Balance Sheet Data:
Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              $75,566
Long-term debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 --




                      COMPARATIVE PER SHARE HISTORICAL AND
                      PRO FORMA CONSOLIDATED PER SHARE DATA

     The following table sets forth (1) historical net income per share from continuing operations and historical book value per share data of Draxis;
(2) historical net income per share from continuing operations and historical book value per share of DAHI Missouri; (3) unaudited PRO FORMA consolidated net income (loss) per share from continuing operations and unaudited PRO FORMA book value per share data of Draxis after giving effect to the Share Exchange on a purchase basis; and (4) unaudited equivalent PRO FORMA consolidated net income (loss) per share from continuing operations and unaudited equivalent PRO FORMA consolidated book value per share data of DAHI Missouri based on an Exchange Ratio of 1.35 shares of Draxis Common Stock for each share of DAHI Missouri Common Stock. Draxis and DAHI Missouri have not paid any cash dividends on the Draxis Common Stock or the DAHI Missouri Common Stock, respectively.

     The unaudited PRO FORMA consolidated financial data are not necessarily indicative of the net income (loss) per share from continuing operations or book value per share that would have been achieved had the Share Exchange been consummated as of the beginning of the periods presented and should not be construed as representative of such amounts for any future dates or periods.

                                                               Historical                    Draxis         DAHI Equivalent
                                                         ---------------------             Pro Forma           Pro Forma
                                                         Draxis          DAHI             Conolidated       Consolidated(1)
                                                         ------          -----            -----------       ---------------
                                                         (Cdn.$)        (U.S.$)           (Unaudited)         (Unaudited)
                                                                                            (Cdn.$)             (Cdn.$)

NET INCOME (LOSS) PER SHARE
  FROM CONTINUING OPERATIONS:

  For the year ended December 31, 1995 . . . . . . . .     0.12          (0.41)              (0.14)              (0.19)

  For the six months ended June 30, 1996 . . . . . . .     0.09          (0.06)               0.01                0.01

BOOK VALUE PER SHARE(2)
  June 30, 1996  . . . . . . . . . . . . . . . . . . .     1.88          (0.06)               2.47                3.33


-----------------------------
(1) The unaudited DAHI Equivalent PRO FORMA Consolidated per share amounts are calculated by multiplying the Draxis Pro Forma Consolidated per share amounts by the Exchange Ratio of 1.35 shares of Draxis Common Stock for each share of DAHI Common Stock.

(2) Historical book value per share is computed by dividing shareholders' equity by the number of shares of common stock outstanding at the end of each period. Draxis PRO FORMA book value per share is computed by dividing PRO FORMA shareholders' equity by the PRO FORMA consolidated number of shares of Draxis Common Stock which would have been outstanding had the Share Exchange been consummated as of the balance sheet date, assuming an Exchange Ratio of 1.35 shares of Draxis Common Stock for each share of DAHI Common Stock.

                     COMPARATIVE PER SHARE MARKET PRICE DATA

     Draxis Common Stock is traded on the TSE under the symbol "DAX" and on Nasdaq under the symbol "DRAXF". DAHI Missouri Common Stock is traded on the TSE under the symbol "DAH" and on the over-the-counter bulletin board of Nasdaq under the symbol "DAHI".

     The following table sets forth the closing prices per share of Draxis Common Stock as reported on the TSE and Nasdaq and of DAHI Missouri Common Stock as reported on the TSE and the Nasdaq bulletin board, respectively, on July 25, 1996, the business day preceding public announcement of the Share Exchange and on October 15, 1996, and the closing price of a share of Draxis Common Stock on such dates multiplied by the Exchange Ratio. The dollar equivalent of the price offered for each share of DAHI Common Stock, as of the dates indicated above, based on the Exchange Ratio is as shown in the column entitled "Draxis Common Stock multiplied by the Exchange Ratio".


                                                                                                          Draxis Common
                                                                                                         Stock multiplied
                                          Draxis Common Stock        DAHI Missouri Common Stock       by the Exchange Ratio
                                          -------------------        --------------------------       ---------------------
                                          TSE           Nasdaq          TSE           Nasdaq          TSE           Nasdaq
                                          ---           ------          ---           ------          ---           ------

July 25, 1996. . . . . . . . .          Cdn.$4.50      U.S.$3.25      Cdn.$4.25      U.S.$3.75      Cdn.$6.08      U.S.$5.06
October 15, 1996 . . . . . . .          Cdn.$3.80      U.S.$3.00      Cdn.$5.10      U.S.$3.75      Cdn.$5.13      U.S.$4.05



     Since the market price of Draxis Common Stock that holders of DAHI Common Stock will receive in the Share Exchange may increase or decrease prior to the Share Exchange, shareholders are urged to obtain current market quotations.

                               GENERAL INFORMATION

     This Joint Management Proxy Statement-Prospectus and the accompanying Notices of Special Meeting and Forms of Proxy are being sent to shareholders of Draxis, DAHI Missouri and DAHI Louisiana on or about October 23, 1996 in connection with the solicitation by (i) the Board of Directors of DAHI Missouri of proxies to be used at the DAHI Missouri Special Meeting to be held on November 26, 1996 at 12:00 noon, Central Standard Time, and at any and all adjournments thereof; (ii) the Board of Directors of DAHI Louisiana of proxies to be used at the DAHI Louisiana Special Meeting to be held on November 26, 1996 at 1:00 p.m., Central Standard Time, and at any and all adjournments thereof; and (iii) the Board of Directors of Draxis of proxies to be used at the Draxis Special Meeting to be held on November 25, 1996 at 10:00 a.m., Toronto Time, and at any and all adjournments thereof.

     The DAHI Missouri Special Meeting and the DAHI Louisiana Special Meeting will be held at the Embassy Suites Hotel, 7640 Northwest Tiffany Springs Parkway, Kansas City, Missouri. The Draxis Special Meeting will be held in the Dining Room of the Board of Trade, Airport Club, 830 Dixon Road, Etobicoke, Ontario.

     The DAHI Missouri Special Meeting is to be held for the purpose of allowing the DAHI Shareholders to consider and vote on one proposal, the Reincorporation Merger. The Reincorporation Merger provides for the reincorporation of DAHI Missouri in the State of Louisiana, including the approval of a Plan of Merger providing for the merger of DAHI Missouri into DAHI Louisiana, which is a wholly-owned subsidiary of DAHI Missouri incorporated in the State of Louisiana. For U.S. federal income tax purposes, it is intended that the Reincorporation Merger will constitute a tax-free reorganization for DAHI Shareholders holding such shares as capital assets, other than Dissenting Shareholders. For Canadian federal income tax purposes, subject to the qualifications noted elsewhere herein, the Reincorporation Merger should not result in a taxable capital gain or allowable capital loss for Canadian resident holders of DAHI Common Stock holding such shares as capital property, other than Dissenting Shareholders.
The Reincorporation Merger is necessary for DAHI Missouri to have available to it the provisions of the Louisiana Act which permit mandatory share exchanges.

     If the Reincorporation Merger is approved, the DAHI Louisiana Special Meeting will be called to order and the DAHI Missouri Shareholders, who have been granted proxies by DAHI Missouri, will direct the DAHI Missouri vote on the Share Exchange Plan which provides for the acquisition by DPI of all of the shares of DAHI Missouri Common Stock, as those shares are automatically converted in the Reincorporation Merger into shares of DAHI Louisiana Common Stock, in exchange for newly-issued shares of Draxis Common Stock on the basis of 1.35 shares of Draxis Common Stock for each share of DAHI Common Stock exchanged. DAHI Missouri and DAHI Louisiana are not aware of any matters to come before either the DAHI Missouri Special Meeting or the DAHI Louisiana Special Meeting other than as stated herein. However, if any other matters properly come before the DAHI Louisiana Special Meeting, the persons named on the enclosed green-colored form of proxy will vote the proxy in accordance with their best judgment on such matters.

     The Draxis Special Meeting is being held for the purpose of allowing the Draxis Shareholders to consider and vote upon a proposal to issue additional shares of Draxis Common Stock to DAHI Shareholders pursuant to the Share Exchange Plan and to increase the number of shares of Draxis Common Stock that may be issued pursuant to the Draxis Stock Option Plan. Draxis is not aware of any matters to come before the Draxis Special Meeting other than these proposals. However, if any other matters properly come before the Draxis Special Meeting, the persons named on the enclosed blue-colored form of proxy will vote the proxy in accordance with their best judgment on such matters.

     WHEN TAKEN TOGETHER, THE REINCORPORATION MERGER, THE SHARE EXCHANGE PLAN, THE DRAXIS COMMON STOCK OFFERING AND THE DRAXIS STOCK OPTION PLAN ADJUSTMENT WILL HAVE THE FOLLOWING CONSEQUENCES AS OF THE EFFECTIVE TIME:

     (i) HOLDERS OF SHARES OF DAHI COMMON STOCK (OTHER THAN DISSENTING SHAREHOLDERS, DPI AND DRAXIS LLC) WILL BECOME HOLDERS OF SHARES OF DRAXIS COMMON STOCK ON THE BASIS OF 1.35 SHARES OF DRAXIS COMMON STOCK FOR EACH SHARE OF DAHI COMMON STOCK;

    (ii) HOLDERS OF OUTSTANDING OPTIONS TO ACQUIRE SHARES OF DAHI COMMON STOCK WILL BECOME HOLDERS OF OPTIONS TO ACQUIRE SHARES OF DRAXIS COMMON STOCK ON THE BASIS OF 1.35 SHARES OF DRAXIS COMMON STOCK FOR EACH SHARE OF DAHI COMMON STOCK; AND

   (iii) ALL OF THE ISSUED AND OUTSTANDING SHARES OF DAHI COMMON STOCK WILL BE OWNED, DIRECTLY OR INDIRECTLY, BY DRAXIS.

     In addition to solicitation of proxies by mail, proxies may be solicited in person or by telephone or telegram by directors, officers and employees of DAHI and Draxis, respectively, who will not receive additional compensation for such services. Of the expenses incurred in connection with the printing and mailing of this Joint Management Proxy Statement-Prospectus, 76% will be borne by Draxis and 24% will be borne by DAHI Missouri. Draxis and DAHI Missouri have retained Morrow & Co., Inc. at an estimated cost of U.S.$25,000 including reimbursement of expenses, to assist in the solicitation of proxies by telephone and by mail. Draxis, DAHI Missouri and Morrow & Co., Inc. will also request banks, brokers, and other intermediaries holding shares beneficially owned by others to send this Joint Management Proxy Statement-Prospectus to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.


                      SHARES OUTSTANDING AND VOTING RIGHTS

DAHI MISSOURI

     The only authorized class of capital stock of DAHI Missouri outstanding and entitled to vote at the DAHI Missouri Special Meeting is DAHI Missouri Common Stock. On October 15, 1996, at 5:00 p.m., Central Standard Time, the Record Date for determination of DAHI Missouri Shareholders entitled to notice of and to vote at the DAHI Missouri Special Meeting, there were 7,549,698 shares of DAHI Missouri Common Stock outstanding. Each outstanding share of DAHI Missouri Common Stock is entitled to one (1) vote on any matter submitted to the DAHI Missouri Special Meeting.

     Holders of a majority of the outstanding shares of DAHI Common Stock entitled to vote must be present in person or represented by proxy to constitute a quorum at the DAHI Missouri Special Meeting. The affirmative vote of the holders of two-thirds of the outstanding shares of DAHI Common Stock entitled to vote is required for approval of the Reincorporation Merger. In addition, the Exchange Agreement requires the affirmative vote of the holders of a majority of the shares of DAHI Common Stock represented in person or by proxy at the DAHI Missouri Special Meeting and not held of record or beneficially or controlled directly or indirectly by Draxis or its affiliates for approval of the Reincorporation Merger.

     The Board of Directors of DAHI Missouri has designated each of David R. Stevens and Charles L. Wood as proxies to vote shares of DAHI Missouri Common Stock solicited by management of DAHI Missouri.

If the enclosed pink-colored form of proxy is executed and returned, it may nonetheless be revoked at any time prior to the vote at the DAHI Missouri Special Meeting, by written notice to David R. Stevens, President and Chief Executive Officer, 10955 Lowell, Suite 710, Overland Park, Kansas, 66210, by attending the DAHI Missouri Special Meeting and electing to vote in person, or by proper delivery of a duly executed proxy bearing a later date. The persons named in the enclosed proxy will vote as directed with respect to the Reincorporation Merger, or in the absence of any direction, IN FAVOUR of approval and adoption of the Reincorporation Merger.

DAHI LOUISIANA

     The only authorized class of capital stock of DAHI Louisiana outstanding and entitled to vote at the DAHI Louisiana Special Meeting is DAHI Louisiana Common Stock. On October 15, 1996, at 5:00 p.m. Central Standard Time, the Record Date for determination of DAHI Louisiana Shareholders entitled to notice of and to vote at the DAHI Louisiana Special Meeting, there were 7,549,698 shares of DAHI Louisiana Common Stock outstanding (which was equal to the number of shares of DAHI Missouri Common Stock issued and outstanding on the Record
Date), all of which were owned by DAHI Missouri. Each outstanding share of DAHI Louisiana Common Stock is entitled to one (1) vote on any matter submitted to the DAHI Louisiana Special Meeting. DAHI Missouri is entitled to cast all of the votes at the DAHI Louisiana Special Meeting.

     DAHI Missouri wishes to permit its shareholders to cast the votes at the DAHI Louisiana Special Meeting for or against the Share Exchange Plan as such DAHI Missouri Shareholders desire. Therefore, DAHI Missouri has granted a proxy to each DAHI Missouri Shareholder to cast the same number of votes at the DAHI Louisiana Special Meeting as such person is entitled to cast at the DAHI Missouri Special Meeting. The proxy also gives authority to such Shareholders to appoint a proxyholder to vote on their behalf. DAHI Missouri Shareholders may cast those votes by signing, dating, and returning the green-colored form of proxy included with this Joint Management Proxy Statement-Prospectus.

     In the event that the Reincorporation Merger is approved and adopted by the DAHI Missouri Shareholders at the DAHI Missouri Special Meeting, the DAHI Louisiana Special Meeting will be called to order. The affirmative vote of two-thirds of the votes cast in person or by proxy at the DAHI Louisiana Special Meeting is required under Louisiana law for approval of the Share Exchange Plan. In addition, the Exchange Agreement requires the affirmative vote of a majority of the votes cast at the DAHI Louisiana Special Meeting by persons other than Draxis or its affiliates for approval of the Share Exchange Plan.

     The proxies granted by DAHI Missouri Shareholders to cast votes at the DAHI Louisiana Special Meeting designate each of David R. Stevens and Charles L. Wood as proxies to vote DAHI Louisiana Common Stock as directed by the DAHI Missouri Shareholders. If the enclosed green-colored form of proxy is executed and returned, it may nevertheless be revoked at any time prior to the vote at the DAHI Louisiana Special Meeting by written notice to David R. Stevens, President and Chief Executive Officer, 10955 Lowell, Suite 710, Overland Park, Kansas, 66210, by attending the DAHI Louisiana Special Meeting and electing to vote in person, or by proper delivery of a duly executed proxy bearing a later date.
The persons named in the enclosed green-colored proxy will vote as directed with respect to the Share Exchange Plan, or in the absence of any direction, IN FAVOUR of approval and adoption of the Share Exchange Plan.

DRAXIS

     The only authorized class of capital stock of Draxis outstanding and entitled to vote at the Draxis Special Meeting is Draxis Common Stock. On October 15, 1996, at 5:00 p.m., Toronto Time, the Record Date for determination of Draxis Shareholders entitled to notice of and to vote at the Draxis Special Meeting, there were 23,463,973 shares of Draxis Common Stock outstanding. Each outstanding share of Draxis Common Stock is entitled to one (1) vote on any matter submitted to the Draxis Special Meeting.

     Holders of 25% of the outstanding shares of Draxis Common Stock entitled to vote must be present in person or represented by proxy to constitute a quorum at the Draxis Special Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Draxis Common Stock represented in person or by proxy at the Draxis Special Meeting is required for approval of the Draxis Common Stock Offering and the Draxis Stock Option Plan Adjustment.

     The Board of Directors of Draxis has designated each of Martin Barkin and Jacqueline H.R. Le Saux as proxies to vote shares of Draxis Common Stock solicited by management of Draxis. If the enclosed blue-colored form of proxy is executed and returned, it may nonetheless be revoked at any time prior to the vote at the Draxis Special Meeting by written notice to Jacqueline H.R. Le Saux, Vice-President, Corporate Development & Secretary, 6870 Goreway Drive, Mississauga, Ontario, Canada, L4V 1P1, by attending the Draxis Special Meeting and electing to vote in person, or by proper delivery of a duly executed proxy bearing a later date. The persons named in the enclosed blue-colored proxy will vote as directed with respect to the Draxis Common Stock Offering and the Draxis Stock Option Plan Adjustment, or in the absence of any direction, IN FAVOUR of approval and adoption of the Draxis Common Stock Offering and the Draxis Stock Option Plan Adjustment.


                             SPECIAL CONSIDERATIONS
                     RELATING TO THE REINCORPORATION MERGER

     PRIOR TO VOTING ON THE REINCORPORATION MERGER, DAHI SHAREHOLDERS SHOULD CAREFULLY EXAMINE THIS ENTIRE JOINT MANAGEMENT PROXY STATEMENT-PROSPECTUS AND THE APPENDICES HERETO. IF THE REINCORPORATION MERGER AND THE SHARE EXCHANGE PLAN ARE APPROVED BY THE DAHI SHAREHOLDERS, A CHANGE IN THE LEGAL DOMICILE OF DAHI WILL BE EFFECTED TOGETHER WITH CERTAIN OTHER CHANGES OF A LEGAL NATURE. PARTICULAR CONSIDERATION SHOULD BE GIVEN TO CERTAIN OF THE RISKS INHERENT IN THE REINCORPORATION MERGER SUMMARIZED BELOW.

SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF MISSOURI AND LOUISIANA

     If the Reincorporation Merger and the Share Exchange Plan are approved and consummated, the DAHI Shareholders who do not exercise dissenters' rights under the Missouri Act will become shareholders of DAHI Louisiana for a brief period of time until their shares are exchanged for shares of Draxis Common Stock. Since neither the Reincorporation Merger nor the Share Exchange Plan will be consummated unless both of those transactions are consummated, a DAHI Missouri Shareholder will either remain as a shareholder of DAHI Missouri or will become a shareholder of a Louisiana corporation for only an instant of time before becoming the holder of shares of Draxis Common Stock. Draxis is a corporation governed by the laws of Canada. Therefore, not all differences between the corporation laws of Missouri and Louisiana are material to the DAHI Missouri Shareholders. The following discussion is a summary of certain material differences between the rights of shareholders under the Missouri Act and the rights of shareholders under the Louisiana Act. It does not purport to be a complete statement of the rights of DAHI Missouri Shareholders under the Missouri Act as compared to the rights of shareholders under the Louisiana Act. The identification of specific material differences is not meant to indicate that other material differences relevant to a party or shareholder may not exist. The summary is qualified in its entirety by reference to the Missouri Act and the Louisiana Act.

     Share Exchange Statute. The primary difference between the Missouri Act and the Louisiana Act for purposes of the Reincorporation Merger and the Share Exchange Plan is that the Louisiana Act allows a mandatory exchange of shares under Section 116 of the Louisiana Act and the Missouri Act does not. The purpose of the Reincorporation Merger is to permit DAHI Louisiana to avail itself of the Louisiana Act, which permits a non-Louisiana corporation, such as DPI, to acquire the outstanding shares of a Louisiana corporation in exchange for shares of the non-Louisiana corporation or another corporation (i.e., Draxis) on a mandatory basis. A mandatory share exchange allows Draxis to acquire the shares of DAHI Missouri not already beneficially owned by it in a manner that Draxis and DAHI believe is tax effective to as many shareholders of DAHI as possible, allows DAHI Shareholders the opportunity to make the decision of whether to allow Draxis to acquire DAHI and minimizes the uncertainty and cost associated with other acquisition methods considered. To effect a share exchange under the Louisiana Act, the board of directors of each party to the exchange must adopt a plan of exchange (see the "Plan of Share Exchange" attached as Exhibit A1 to the Exchange Agreement) and the shareholders of the party whose shares will be acquired must approve that plan of exchange by a vote of at least two-thirds of the voting power present at a properly called meeting of the shareholders. After the plan of exchange is approved by the shareholders, the acquiring corporation must deliver articles of share exchange (see the "Articles of Share Exchange" attached as Exhibit A2 to the Exchange Agreement) to the Louisiana Secretary of State. When the share exchange is consummated, the shares of stock of the acquired corporation shall be exchanged for the shares of the acquiring corporation or another corporation as provided in the plan of exchange.

     Dissenters' Rights. Dissenters' rights under the Missouri Act are described below under "Reincorporation Merger - Dissenters' Rights".
Dissenters' rights under the Louisiana Act are similar to dissenters' rights under the Missouri Act except that such rights are eliminated under the Louisiana Act if the relevant transaction is approved by eighty percent (80%) or more of the total voting power of the Louisiana corporation. Thus, any shareholder of a Missouri corporation who complies with the relevant provisions of the Missouri Act can exercise dissenters' rights, but a shareholder of a Louisiana corporation who complies with the relevant provisions of the Louisiana Act will be prevented from exercising his or her dissenters' rights if eighty percent (80%) or more of the total voting power of the corporation is voted in favour of the transaction. DAHI Shareholders will have dissenters' rights in connection with the Reincorporation Merger only under the Missouri Act, and they will not have any dissenters' rights in connection with the Share Exchange Plan.

     Approval of Certain Corporate Transactions. The Missouri Act provides that certain significant corporate transactions, such as mergers, consolidations, or a sale of all or substantially all of a corporation's assets, must be approved by the affirmative vote of the holders of two-thirds of the outstanding shares of the corporation entitled to vote. Under the Louisiana Act, such transactions, including a share exchange transaction, require the vote of two-thirds of the voting power present, in person or by proxy, at a duly called meeting of the shareholders which can be convened upon the attendance, in person or by proxy, of a majority of the shareholders entitled to vote. Thus, the number of votes needed to approve a significant transaction under the Louisiana Act requirements could theoretically be substantially less than the number of votes required if the Missouri Act were to apply.

     The Exchange Agreement provides that in addition to any other required approval requirement, the DAHI Shareholders, other than Draxis and its affiliates, must approve the Share Exchange Plan by a simple majority of those present in person or by proxy at the DAHI Louisiana Special Meeting.

     For the Reincorporation Merger, the Missouri Act requirements will apply and for the Share Exchange Plan, the Louisiana Act requirements will apply.

                         SPECIAL CONSIDERATIONS RELATING
                              TO THE SHARE EXCHANGE

     PRIOR TO VOTING ON THE SHARE EXCHANGE PLAN, DAHI SHAREHOLDERS SHOULD CAREFULLY EXAMINE THIS ENTIRE JOINT MANAGEMENT PROXY STATEMENT-PROSPECTUS AND THE APPENDICES HERETO. IF THE SHARE EXCHANGE PLAN IS APPROVED AND ADOPTED AND THE SHARE EXCHANGE IS CONSUMMATED, THE DAHI SHAREHOLDERS' EQUITY INVESTMENT IN DAHI WILL BECOME AN EQUITY INVESTMENT IN DRAXIS. ACCORDINGLY, DAHI SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE FOLLOWING INVESTMENT CONSIDERATIONS WITH RESPECT TO DRAXIS. DAHI SHAREHOLDERS SHOULD READ "BUSINESS OF DRAXIS" PRIOR TO REVIEWING THESE SPECIAL CONSIDERATIONS, AS WELL AS THE "SPECIAL CONSIDERATIONS RELATING TO THE DRAXIS COMMON STOCK OFFERING" WHICH REFLECT ON-GOING RISKS OF DAHI, PARTICULARLY THOSE RISK FACTORS RELATING TO THE CONTINUING DEVELOPMENT, FDA APPROVAL AND COMMENCEMENT OF MARKETING OF ANIPRYL-Registered Trademark- IN THE UNITED STATES.

     GENERIC DRUG COMPETITION. Draxis anticipates a new generic competitor to ELDEPRYL-Registered Trademark- will be introduced to the Canadian market in the near future. Management of Draxis believes that the entry of another generic competitor for ELDEPRYL-Registered Trademark- could have an adverse effect on the sales and profitability of Draxis. The impact of generic competition will be mitigated to the extent that Draxis has diversified its product lines and by Draxis' profit sharing agreement with Novopharm Limited with respect to sales of NOVO-SELEGILINE, the first and currently the only generic version of ELDEPRYL-Registered Trademark- approved in Canada. The most important aspect of Draxis' multi-dimensional generic selegiline defense is its active program of product diversification. In fiscal 1995, ELDEPRYL-Registered Trademark- and NOVO-SELEGILINE comprised 78.6% of Draxis' sales, down from 86.7% in 1994. In the first six months of 1996, this trend continued and ELDEPRYL-Registered Trademark- and NOVO-SELEGILINE sales declined to 65.5% of Draxis' total sales. See "- Market Acceptance of Products".

     NO ASSURANCE OF REGULATORY APPROVAL; GOVERNMENT REGULATION. Draxis' preclinical studies and clinical trials, as well as the manufacturing and marketing of its existing and potential products, are subject to extensive regulation by the Canadian Health Protection Branch ("HPB") and other authorities in Canada and by numerous federal, state and local government authorities in the United States, including the United States Food and Drug Administration ("FDA"). Similar regulatory requirements exist in Europe and other countries. To the extent it chooses to explore foreign markets, Draxis may rely on foreign licensees to obtain regulatory approval for marketing its products in foreign countries. The commercialization of LIPOTECA-TM-, in particular, will be subject to rigorous preclinical and clinical testing and other premarket approval requirements by the FDA and similar authorities in other foreign countries. Draxis is seeking collaborators or licensees for LIPOTECA-TM- outside Canada. Any failure or delay by Draxis, its collaborators or licensees to comply with applicable requirements or obtain regulatory approvals could adversely affect the marketing of products developed by Draxis, including LIPOTECA-TM-, and its ability to receive product or royalty revenue.

     The regulatory process, which includes preclinical studies and clinical trials of each compound to establish its safety and efficacy, takes many years and requires the expenditure of substantial resources. Moreover, if regulatory approval of the drug is granted, such approval may entail limitations on the indicated uses for which it may be marketed. Failure to comply with applicable regulatory requirements can, among other things, result in suspension of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution. Further, government policy may change and additional government regulations may be established that could prevent or delay regulatory approvals of Draxis' products. In addition, a marketed drug and its manufacturer are subjected to a continual review. Later discovery of previously unknown problems with the product or manufacturer may result in restrictions on such product or manufacturer, including withdrawal of the product from the market.

     UNCERTAINTY REGARDING PATENTS AND PROPRIETARY RIGHTS. Draxis' success will depend in part on its ability to obtain and enforce patent protection for its technology in Canada, the United States and other countries. No assurance can be given that patents will issue from any pending applications or that claims now or in the future, if any, allowed under issued patents will be sufficiently broad to protect Draxis' technology. In addition, no assurance can be given that any patents issued or licensed by Draxis will not be challenged, invalidated, infringed or circumvented, or that the rights granted thereunder will provide competitive advantages to Draxis. The commercial success of Draxis will also depend in part on Draxis not infringing patents or proprietary rights of others and not breaching the licenses granted to Draxis. The degree of patent protection afforded to pharmaceutical or biotechnological inventions around the world is uncertain and varies significantly between different countries. There can be no assurance that Draxis will be able to obtain a license to any third-party technology or patents that it may require to conduct its business or that such technology or patents can be licensed at a reasonable cost. Failure by Draxis or its collaborators to obtain a license to any technology or patents that it may need to commercialize its technologies or products may result in delays in marketing Draxis' proposed products or the inability to proceed with the development, manufacture or sale of products requiring such licenses and may have a material adverse effect on Draxis.

     Litigation, which could result in substantial cost to Draxis, may also be necessary to enforce any patents issued to Draxis or to determine the scope and validity of other parties' proprietary rights, which may affect Draxis' products and technology. If the outcome of any such litigation is adverse to Draxis, Draxis' business could be materially adversely affected. To determine the priority of invention, Draxis may also have to participate in interference proceedings declared by the United States Patent and Trademark Office, which could result in substantial cost to Draxis.

     In particular, Draxis may be required to enforce its patent rights in respect of ELDEPRYL-Registered Trademark- for human use and ANIPRYL-Registered Trademark- in the event of the introduction in Canada of a new generic version of these drugs, other than

NOVO-SELEGILINE. In addition, the successful commercialization of LIPOTECA-TM-will depend in part on the enforceability of Draxis' patented liposome technology.

     Draxis also relies on unpatented trade secrets, improvements, know-how and continuing technological innovation to develop and maintain its competitive position, which it seeks to protect, in part, by confidentiality agreements with its corporate partners, collaborators, employees and consultants. There can be no assurance that these agreements will not be breached, that Draxis will have adequate remedies for any breach, or that Draxis' trade secrets will not otherwise become known or be independently discovered by competitors.

     RELIANCE ON COLLABORATIVE RELATIONSHIPS. Draxis has entered into a number of agreements for Canadian rights to products under development where the other party to the agreement is responsible for developing a body of data upon which Draxis can base a submission to the HPB. These include an agreement with DUSA Pharmaceuticals, Inc. ("DUSA") with respect to ALA Photodynamic Therapy, an agreement with Bone Care International, Inc. ("Bone Care") with respect with ONE-ALPHA D(2), and an agreement with Somerset Pharmaceuticals, Inc. ("Somerset") with respect to IPRIFLAVONE.

     There can be no assurance that the interests of the other party to each of these agreements (the "Collaborators") are or will remain consistent with those of Draxis or that they will succeed in developing a body of data which can form the basis of an HPB approval. Should the Collaborators fail to develop such body of data to enable Draxis to obtain the requisite regulatory approvals, Draxis' business, financial condition and results of operations may be materially and adversely affected. In addition, Draxis cannot control the amount and availability of resources which the Collaborators devote to the products to which Draxis has Canadian rights. The agreements may be terminated by the Collaborators in certain circumstances. See "Business of Draxis - Products Under Development".

     In addition, Draxis owns 30% of Stef International Corp. ("Stef"), a network marketing company which develops and distributes nutritional and personal care products in the United States. Stef's success will depend on the ability of its management to add distributors and increase revenues and profit.

     TECHNOLOGICAL UNCERTAINTY. The development of new products is subject to a number of significant risks. Potential products that appear to be promising in various stages of development may not reach the market for a number of reasons. Such reasons include the possibilities that the potential product will be found ineffective or unduly toxic during preclinical or clinical trials, fail to receive necessary regulatory approvals, be difficult to manufacture on a large scale, be uneconomical to market or not achieve market acceptance, or be precluded from commercialization by proprietary rights of third parties. Many of Draxis' potential products, in particular new products based on Draxis' patented liposome technology, will require significant additional research and development efforts and significant additional preclinical and clinical testing, prior to any commercial use. There can be no assurance that Draxis will successfully meet any of these technological challenges, or others that may arise in the course of development.

     LIMITED MANUFACTURING CAPABILITY. Draxis lacks commercial-scale facilities to manufacture any of its products in accordance with current good manufacturing practices prescribed by the FDA. Draxis is relying on the manufacturing capabilities and resources of certain of its Collaborators and other third parties for the manufacture of products to which it has Canadian rights. Draxis believes that those Collaborators either have the facilities available to manufacture commercial quantities of the product in question or will develop them. At present, Draxis relies exclusively on third parties for the manufacture of its products. Certain products that Draxis is attempting to develop have never been manufactured on a commercial scale and there can be no assurance that such products can be manufactured by Draxis or any other party at a cost or in a quantity to render such products commercially viable. Production of such products may require the development of new manufacturing technologies and expertise which could delay the manufacturing process and which could prove not to be cost-effective.

     PRODUCT LIABILITY EXPOSURE AND INSURANCE. The use of any of Draxis' potential products in clinical trials, and the sale of any approved products, may expose Draxis to liability claims resulting from the use of its products. These claims might be made directly by consumers, healthcare providers or by pharmaceutical companies or others selling such products.
Draxis currently has liability insurance. No assurance can be given that Draxis will be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect Draxis against losses due to liability. There can also be no assurance that Draxis will be able to maintain or obtain additional commercially reasonable product liability insurance for any products approved for marketing. A successful product liability claim or a series of claims brought against Draxis could have a material adverse effect on its business, financial condition or results of operations.

     MARKET ACCEPTANCE OF PRODUCTS. There can be no assurance that any of Draxis' products in development or recently launched products will achieve market acceptance. The degree of market acceptance will depend upon a number of factors, including the receipt of regulatory approvals, the establishment and demonstration in the medical community of the clinical efficacy and safety of Draxis' products, the establishment and demonstration of the potential advantages over existing and new treatment methods and the reimbursement policies of government and third-party payors. There can be no assurance that physicians, patients, payors or the medical community in general will accept and utilize any existing or new products that may be developed by Draxis. ANIPRYL-Registered Trademark- is the first HPB-approved product for canine Cushing's disease. The market acceptance of the product is not yet known. Similarly, KERASAL-Registered Trademark- is a new product in the United States podiatric market. Market acceptance of the product, particularly by third party payors is not yet known. Delays in the introduction of both these new products due to product availability, sales force recruitment and training and other factors could affect revenues for 1996.

     Draxis anticipates that it will face increased competition in the future as new products enter the market and advanced technologies become available. There can be no assurance that existing products or new products developed by Draxis' competitors will not be more effective, or be more effectively marketed and sold, than any that may be developed or sold by Draxis. Competitive products may render Draxis' products obsolete and non-competitive prior to Draxis' recovering research, development or commercialization expenses incurred with respect to any such products.

     Many of Draxis' existing or potential competitors, particularly large pharmaceutical companies, have substantially greater financial, technical and human resources than Draxis. In addition, many of these competitors have significantly greater experience than Draxis in undertaking research, preclinical studies and human clinical trials of new pharmaceutical products, obtaining regulatory approvals, and manufacturing and marketing such products. Accordingly, Draxis' competitors may succeed in commercializing products more rapidly or effectively than Draxis, which could have a material adverse effect on Draxis' business, financial condition or results of operations. See "Business of Draxis - Competition".

     UNCERTAINTIES RELATED TO CLINICAL TRIALS. Before obtaining regulatory approval for the commercial sale of any products under development, Draxis must demonstrate through preclinical studies and clinical trials that the product is safe and efficacious. The results from preclinical studies and clinical trials may not be totally predictive of results obtained in larger clinical trials, and there can be no assurance that Draxis' or its Collaborators' clinical trials will demonstrate safety and efficacy, achieve regulatory approvals or result in marketable products. A number of companies in the biotechnology and pharmaceutical industry have suffered significant setbacks in advanced clinical trials, even after achieving promising results in earlier trials.

     Draxis has announced the results of Phase III clinical trials for each of MODAFINIL and LIPOTECA-TM-. See "Business of Draxis - Products Under Development - Dermatological Products - LIPOTECA-TM-" and "MODAFINIL". There can be no assurance that the Phase III clinical trials underway, or any additional Phase III clinical trials, will demonstrate any efficacy or superiority over existing therapies or will be completed successfully in a timely manner. Failure to complete successfully the Phase III clinical trials on a timely basis could have an adverse effect on Draxis' future business, financial condition and results of operations.

     UNCERTAINTY OF PHARMACEUTICAL PRICING AND REIMBURSEMENT. The business and financial condition of pharmaceutical companies will continue to be affected by the efforts of governments and third-party payors to contain or reduce the costs of healthcare through various means. For example, in certain markets, including

Canada, pricing or profitability of prescription pharmaceuticals is subject to government control. For a description of Canadian controls, see "Government Regulation". In the United States there have been, and Draxis expects that there will continue to be, a number of federal and state proposals to implement similar government controls. In addition, an increasing emphasis on managed care in the United States has and will continue to increase the pressure on pharmaceutical pricing. While Draxis cannot predict whether such legislative or regulatory proposals will be adopted or the effects such proposals or managed care efforts may have on its business, the announcement of such proposals and the adoption of such proposals or efforts could have a material adverse effect on Draxis' business and financial condition. Further, to the extent such proposals or efforts have a material adverse effect on other pharmaceutical companies that are prospective corporate partners for Draxis, Draxis' ability to establish strategic alliances may be adversely affected. In addition, in Canada, the United States and elsewhere, sales of prescription pharmaceutical products are dependent, in part, on the availability of reimbursement to the consumer from third-party payors, such as government and private insurance plans. Third-party payors are increasingly challenging the prices charged for medical products and services. To the extent Draxis succeeds in bringing products to market, there can be no assurance that these products will be considered cost-effective and reimbursement to consumers will be available or will be sufficient to allow Draxis to sell its products on a competitive basis. Draxis is taking steps to ensure that KERASAL-Registered Trademark- will be included on the reimbursement schedules of various managed care organizations in the United States. No assurances can be made that Draxis will be successful.

     UNCERTAINTIES OF FINANCIAL RESULTS. Draxis' ability to achieve and maintain profitability in the foreseeable future depends on the commercial success of its products. Because Draxis has recently launched new products in new markets, revenues are difficult to predict and may fluctuate substantially from period to period. In addition, product development programs will require substantial additional investment, including the cost of clinical trials, obtaining additional regulatory approvals, if necessary, and marketing and sales expenses associated with potential new product introductions. There can be no assurance that, or if so, when Draxis will successfully develop, receive regulatory approvals for or manufacture or market any new products. The research, development, production and marketing of new products will require the application of considerable technical and financial resources by Draxis and its Collaborators, while revenues that are generated by such products, if successfully developed and marketed, may not be realized for several years. Involvement in any patent litigation may materially adversely affect Draxis' future business, financial condition and results of operations. No assurance can be given that Draxis will be able to sustain profitability. See "Draxis Management's Discussion and Analysis".

     VOLATILITY OF COMMON SHARE PRICE. The market prices for the securities of pharmaceutical and biotechnology companies, including those of Draxis, have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. Factors such as fluctuations in Draxis' operating results, announcements of competing technological innovations or new therapeutic products by Draxis' competitors, clinical trial results, governmental regulation, developments in patent or other proprietary rights, public concern as to the safety of drugs developed by Draxis or others and general market conditions can have an adverse effect on the market price of Draxis Common Stock. In particular, the realization of any of the risks described herein could have a material adverse impact on such market price. See "Business of Draxis - Price Range and Trading Volume".

                             SPECIAL CONSIDERATIONS
                  RELATING TO THE DRAXIS COMMON STOCK OFFERING

     PRIOR TO VOTING ON THE DRAXIS COMMON STOCK OFFERING, DRAXIS SHAREHOLDERS SHOULD CAREFULLY EXAMINE THIS ENTIRE JOINT MANAGEMENT PROXY STATEMENT-PROSPECTUS AND THE APPENDICES HERETO. IF THE SHARE EXCHANGE PLAN IS APPROVED BY THE DAHI SHAREHOLDERS AND IMPLEMENTED, DPI WILL EFFECT THE EXCHANGE OF SHARES OF DRAXIS COMMON STOCK FOR ALL THE SHARES OF DAHI COMMON STOCK. SUCH ISSUANCE WILL RESULT IN APPROXIMATELY 5.8 MILLION SHARES OF DRAXIS COMMON STOCK BEING ISSUED OR APPROXIMATELY 25% OF THE CURRENTLY ISSUED AND OUTSTANDING DRAXIS COMMON STOCK. ACCORDINGLY, DRAXIS SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE FOLLOWING INVESTMENT CONSIDERATIONS WITH RESPECT TO DAHI. DRAXIS SHAREHOLDERS SHOULD READ "BUSINESS OF

DAHI" PRIOR TO REVIEWING THESE SPECIAL CONSIDERATIONS, AS WELL AS "SPECIAL CONSIDERATIONS RELATING TO THE SHARE EXCHANGE" RELATING TO DRAXIS.

     RELIANCE ON ANIPRYL-Registered Trademark-. DAHI is a single product company. Since its inception, DAHI has focused its efforts and resources to researching, developing and seeking regulatory approval for ANIPRYL-Registered Trademark-. DAHI's ability to achieve and maintain profitability will depend entirely on DAHI's ability to obtain all required approvals from the FDA, the Bureau of Veterinary Drugs ("BVD") in Canada and other regulatory agencies, and to successfully commercialize ANIPRYL-Registered Trademark-. DAHI is developing ANIPRYL-Registered Trademark- for two indications, canine Cushing's disease and canine cognitive dysfunction. The market for either indication is limited in proportion to the incidences of such disorders in the jurisdictions for which DAHI is able to obtain regulatory approvals. Approximately 15,000 cases of canine Cushing's disease are diagnosed each year in Canada and 150,000 in the United States. Each year, approximately 150,000 dogs in Canada and 1.5 million dogs in the United States are afflicted with canine cognitive dysfunction.
There can be no assurance that DAHI will be able to successfully commercialize ANIPRYL-Registered Trademark- in the United States or elsewhere. While DAHI's long-range plan is to become a multi-product companion animal health company, such a commitment would require additional financial and other resources and there can be no assurance DAHI will be able to diversify its product range successfully to limit its dependence on ANIPRYL-Registered Trademark-.

     LIMITED REVENUES AND HISTORY OF LOSSES. DAHI has generated limited revenues and has incurred operating losses, including net losses of Cdn.$2,631,147, Cdn.$2,561,292, Cdn.$1,848,218 and Cdn.$1,421,046 for the years ended December 31, 1995, 1994, 1993 and 1992, respectively, and Cdn.$443,318 for the six months ended June 30, 1996. DAHI's revenues were Cdn.$280,777 for the year ended December 31, 1995 and Cdn.$890,326 for the six months ended June 30, 1996. There can be no assurance that DAHI's revenues will increase in the future or that DAHI's operations will become profitable. The future growth and profitability of DAHI will be entirely dependent upon DAHI's ability to successfully complete the development of, obtain regulatory approvals for, and market or license ANIPRYL-Registered Trademark-. DAHI's management anticipates that DAHI will incur substantial operating expenses in connection with the continued development, testing, approvals and marketing of ANIPRYL-Registered Trademark- and these expenses will result in continuing operating losses until DAHI is able to achieve adequate revenue levels. There can be no assurance that DAHI will be able to increase its revenues or achieve profitability.

     NEED FOR ADDITIONAL FINANCING. DAHI believes it has sufficient cash to meet its current needs through December 1996. After that time, DAHI will require additional funding to complete the regulatory approval process in the United States for canine Cushing's disease, in the United States and Canada for canine cognitive dysfunction and in other countries for both applications. DAHI also will require additional funding to commercialize ANIPRYL-Registered Trademark- and, eventually, to research, develop, obtain regulatory approval for and commercialize other companion animal health products. DAHI has considered several options for obtaining such additional funding but, apart from DAHI's initial public offering and funding received from Draxis, DAHI has been unable to attract significant new capital on acceptable terms. Consequently, there can be no assurance that additional funding will be available to DAHI on acceptable terms, or at all.

     NO ASSURANCE OF REGULATORY APPROVAL. DAHI's clinical trials, as well as the manufacturing and marketing of ANIPRYL-Registered Trademark-, are subject to extensive regulation by governmental authorities in the United States and Canada, including the FDA and the BVD, respectively. Similar regulatory requirements exist in Europe and in other countries. The process of obtaining regulatory approvals for any new veterinary drug generally takes a number of years and requires the expenditure of substantial resources. Once a new drug or product license application is submitted, there can be no assurance that the FDA, the BVD or similar regulatory authorities in other jurisdictions will review or approve the application in a timely manner. In September 1995, the BVD approved the use of ANIPRYL-Registered Trademark- in treating canine Cushing's disease in Canada. In May 1996, an application was filed with the BVD in Canada for the treatment of canine cognitive dysfunction. In October 1995, DAHI filed its first complete New Animal Drug Application with the FDA for treating canine Cushing's disease and is currently conducting Phase III equivalent clinical trials to obtain FDA approval for the use of ANIPRYL-Registered Trademark- in treating canine cognitive dysfunction.

     Even after an initial approval has been granted, the FDA and BVD may require DAHI to undertake further studies, including post-marketing studies, to provide additional data on safety and efficacy. Similarly, the FDA and BVD may require post-marketing surveillance programs to monitor ANIPRYL-Registered Trademark-'s side effects. The results of any post-marketing programs may limit any further marketing of ANIPRYL-Registered Trademark-. Any serious safety or effectiveness problem involving an approved ANIPRYL-Registered Trademark- may result in the HPB or BVD requiring DAHI to withdraw ANIPRYL-Registered Trademark- from the market and could even result in civil proceedings against DAHI. Failure to comply with applicable regulatory requirements can, among other things, result in suspension of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecutions. While the process of obtaining required regulatory approvals is costly and time consuming, there can be no assurance that DAHI will be able, for financial reasons or otherwise, to comply with applicable laws and regulations required to enable DAHI to manufacture or sell ANIPRYL-Registered Trademark-.

     LIMITED PROTECTION AGAINST COMPETITION. Existing law may not afford any meaningful protection against competition with ANIPRYL-Registered Trademark-. DAHI's success will depend in part on its ability to obtain and enforce patent protection for its proprietary technology in Canada, the United States and other countries. DAHI has obtained several patents in the United States which claim specific veterinary uses of 1-deprenyl. DAHI has obtained similar patents in Australia and New Zealand and from the European Patent Office. However, Chinoin Pharmaceutical and Chemical Works, Co. Ltd.'s ("Chinoin") composition matter patent on 1-selegiline and Chinoin's product by-process patent in Canada have expired. The expiration of Chinoin's patents permits generic drug manufacturers to compete with DAHI, subject to such competitors' compliance with required regulatory approvals and DAHI's rights in respect of its issued use patents. Other manufacturers will be free to develop processes to manufacture generic versions of ANIPRYL-Registered Trademark-, so long as their processes do not infringe the process patents held by Chinoin.

     Additionally, Sanofi, S.A. ("Sanofi") has filed veterinary use patent applications in Europe disclosing uses of 1-deprenyl. DAHI believes that the subject matter of Sanofi's patent applications may contain claims that, if practised, could infringe DAHI's issued European patents. However, there can be no assurance that Sanofi's patent applications will not issue or whether, if they issue, they will be dominated by DAHI's patents. Furthermore, DAHI may not be able to afford the expense of enforcing its proprietary rights or defending itself against infringement charges asserted by third parties.

     In the event that DAHI's intellectual property infringes patents or proprietary rights of others, DAHI may be required to modify the design of its intellectual property, change the name of its product or obtain a license to continue using such product. There can be no assurance that DAHI will be able to do so in a timely manner. The failure to do any of the foregoing could have a material adverse effect upon DAHI. DAHI also relies on unpatented trade secrets, improvements, know how and continuing technological innovation to develop and maintain its competitive position, which DAHI seeks to protect in part by confidentiality agreements with third parties. There can be no assurance that these agreements will not be breached, that DAHI will have adequate remedies for any breach or that DAHI's trade secrets will not otherwise become known or be discovered independently by competitors.

     UNCERTAINTY OF ANIPRYL-Registered Trademark- DEVELOPMENT. The development of ANIPRYL-Registered Trademark- for additional indications, if any, has not been completed and DAHI will be required to invest considerable additional resources to finalizing such development and obtaining all necessary regulatory approvals. Satisfactory completion of development, testing, regulatory approval and attainment of sufficient production levels of ANIPRYL-Registered Trademark-will be required prior to ANIPRYL-Registered Trademark- being available for commercial sale. There can be no assurance that ANIPRYL-Registered Trademark-will be approved by the FDA or other regulatory authorities. Failure to complete clinical trials, the inability to successfully complete development, or a determination by DAHI, for financial or other reasons, not to undertake to complete development of ANIPRYL-Registered Trademark-, could have a material adverse effect on DAHI.

     LIMITED MARKETING CAPABILITY. To date, DAHI has not commenced marketing any product and has only limited marketing capability. DAHI has not marketed or distributed ANIPRYL-Registered Trademark- or any other product, except through its marketing agreement with Draxis in Canada. Moreover, DAHI does not currently have the financial resources to undertake its own extensive marketing or advertising activities. In January 1996, DAHI signed an agreement with Draxis under which Draxis obtained exclusive Canadian distribution rights for a 10 year term to market ANIPRYL-Registered Trademark-for canine Cushing's disease. In May 1994, DAHI entered into an agreement with Hoechst Veterinae GMBH ("HVG") under which HVG obtained distribution rights for ANIPRYL-Registered Trademark- in certain European countries. Currently, DAHI and HVG are renegotiating the return of DAHI's European rights to ANIPRYL-Registered Trademark- under the 1994 distribution agreement and DAHI is evaluating other options for registering and distributing ANIPRYL-Registered Trademark- throughout Europe. DAHI intends to rely on distribution arrangements with third parties in the U.S. There can be no assurance that DAHI will be able to enter into marketing and distribution arrangements on terms acceptable to it or that such arrangements will be successful. There can be no assurance that DAHI or DAHI's distribution partners will be able to market ANIPRYL-Registered Trademark- successfully.

     NO COMMERCIAL SCALE MANUFACTURING CAPABILITY. DAHI does not own commercial scale facilities to manufacture ANIPRYL-Registered Trademark- and currently does not have the financial or other resources required to establish its own manufacturing facilities. In September 1994, DAHI entered into a manufacturing agreement with Fermenta Animal Health Company ("FAH"). The manufacturing agreement provides that FAH will manufacture ANIPRYL-Registered Trademark- for sale in the United States and Canada. DAHI will be obligated to purchase annually certain minimum quantities of ANIPRYL-Registered Trademark- from FAH upon obtaining FDA approval to market ANIPRYL-Registered Trademark- in the United States and Canada. The agreement permits DAHI to seek additional manufacturers for ANIPRYL-Registered Trademark- in the United States and Canada, subject to certain conditions. During 1995, DAHI established a second manufacturing site to manufacture ANIPRYL-Registered Trademark- for the Canadian market. To the extent that DAHI arranges with third parties to manufacture ANIPRYL-Registered Trademark-, the commercial success of ANIPRYL-Registered Trademark- will depend upon the efforts of those third parties. There can be no assurance that DAHI or such third parties will be able to manufacture ANIPRYL-Registered Trademark- profitably on a commercial scale. Applicable government regulations impose strict "good manufacturing practices" on manufacturers of veterinary pharmaceutical products. There can be no assurance that DAHI or any entity manufacturing ANIPRYL-Registered Trademark- on behalf of DAHI will be able to comply with good manufacturing practices or satisfy other applicable regulating requirements. Any failure or delay by a manufacturer to comply with such requirements could have a material adverse effect on DAHI. FAH was sold in late 1995, and DAHI and FAH have mutually agreed to terminate the manufacturing agreement, and thereafter DAHI will seek an alternate manufacturing partner.

     PRODUCT LIABILITY EXPOSURE. The use and sale of ANIPRYL-Registered Trademark- may expose DAHI to liability claims resulting from the use of ANIPRYL-Registered Trademark-. These claims might be made directly by owners of companion animals, veterinarians or other persons. While DAHI currently has product liability insurance, no assurance can be given that DAHI will be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect DAHI against losses to product liability. A successful product liability claim or a series of successful claims brought against DAHI could have a material adverse effect on its business, financial condition or results of operations.

     UNCERTAINTY OF MARKET ACCEPTANCE. There can be no assurance that ANIPRYL-Registered Trademark- will achieve market acceptance in the United States, Canada or elsewhere. The degree of market acceptance will depend upon a number of factors, including the receipt of regulatory approvals, the establishment and demonstration in the animal health community of the clinical efficacy and safety of ANIPRYL-Registered Trademark- in treating targeted indications and the success of marketing activities made by or on behalf of DAHI. There can be no assurance that veterinarians or other participants in the animal health community will accept, use or recommend the use of ANIPRYL-Registered Trademark-. Draxis launched ANIPRYL-Registered Trademark- in Canada in April 1996.

     COMPETITION. The animal health marketplace is served by veterinary, agricultural or animal health divisions of several large international pharmaceutical and chemical companies. Those companies have available financial and other resources which far exceed those of DAHI. In addition, many of these competitors have significantly greater experience than DAHI in undertaking research, pre-clinical studies, obtaining regulatory approvals and manufacturing and marketing veterinary pharmaceutical products. While DAHI is not aware of any FDA or BVD approved product which competes with ANIPRYL-Registered Trademark-, there can be no assurance that existing products or new products developed by DAHI's competitors will not be more effective or be more effectively marketed and sold than ANIPRYL-Registered Trademark-. Competitive products may render ANIPRYL-Registered Trademark-obsolete and non-competitive prior to the recovery of research, development, marketing and commercialization expenses incurred by DAHI with respect to ANIPRYL-Registered Trademark-.

     SUPPLY OF 1-DEPRENYL. DAHI's primary supplier of 1-deprenyl is Chinoin. DAHI purchases its supply of 1-deprenyl from Chinoin under a supply agreement dated October 1, 1990. The agreement expires in November 2003, or earlier upon the occurrence of a force majeure or certain other stated events. DAHI has submitted data to the FDA and BVD to qualify an alternative source of supply of 1-deprenyl, and has received regulatory approval in both Canada and the U.S. for this second source of active ingredient. Failure to maintain an adequate supply of 1-deprenyl would have a material adverse effect on DAHI.

     DILUTION OF DRAXIS COMMON STOCK. If the Draxis Shareholders approve the Draxis Common Stock Offering and the DAHI Shareholders approve the Share Exchange, Draxis will issue and DPI will deliver approximately 5.8 million shares of Draxis Common Stock to the DAHI Shareholders, other than Dissenting Shareholders, DPI or Draxis LLC. Such issue of Draxis Common Stock, will represent approximately 25% of the number of shares of Draxis Common Stock currently outstanding. To the extent that the business of DAHI does not perform as expected or to the extent that the Exchange Ratio overvalued the value of DAHI Common Stock or undervalued the value of Draxis Common Stock, dilution to the Draxis Shareholders will occur.

                             REINCORPORATION MERGER

     The independent members of the Board of Directors of DAHI Missouri have unanimously approved, subject to shareholder approval, a change in DAHI Missouri's state of incorporation from Missouri to Louisiana (the "Reincorporation Merger") which will be effected by merging DAHI Missouri into DAHI Louisiana, a wholly-owned subsidiary of DAHI Missouri which is a Louisiana corporation (the "Reincorporation Merger"). The Reincorporation Merger is necessary for DAHI Missouri to have available to it the provisions of the Louisiana Act which permit mandatory shares exchanges. For U.S. federal income tax purposes, it is intended that the Reincorporation Merger will constitute a tax free reorganization for DAHI Shareholders holding such shares as capital assets, other than Dissenting Shareholders. For Canadian federal income tax purposes, subject to the qualifications noted elsewhere herein, the Reincorporation Merger should not result in a taxable capital gain or allowable capital loss for Canadian resident holders of DAHI Common Stock holding such shares as capital property, other than Dissenting Shareholders. However, if approval of the Reincorporation Merger is followed by approval of the Share Exchange Plan, such Canadian resident holders WILL recognize a taxable capital gain or an allowable capital loss. See "Share Exchange Plan - Canadian Federal Income Tax Consequences of the Share Exchange Plan".

     The Reincorporation Merger is conditional on the Share Exchange Plan, the Draxis Common Stock Offering and the Draxis Stock Option Plan Adjustment being approved and all other conditions of the Exchange Agreement being satisfied or waived.

     If the Reincorporation Merger, the Share Exchange Plan, the Draxis Common Stock Offering and the Draxis Stock Option Plan Adjustment are approved, DAHI Missouri will first merge into DAHI Louisiana and will then consummate the Share Exchange. However, a vote for the Reincorporation Merger is not a vote for the Share Exchange Plan and the Share Exchange will not be completed unless the Share Exchange Plan is approved by the required shareholder vote at the DAHI Louisiana Special Meeting and the Draxis Common Stock Offering and the Draxis Stock Option Plan Adjustment are approved by the Draxis Shareholders at the Draxis Special Meeting.

GENERAL

     The Reincorporation Merger will be effected by a merger of DAHI Missouri with and into its wholly-owned subsidiary, DAHI Louisiana, pursuant to the Plan of Merger in substantially the form attached to this Joint Management Proxy Statement-Prospectus as Appendix D. Upon the effectiveness of the Reincorporation Merger, (i) the legal existence of DAHI Missouri as a separate corporation will cease, (ii) DAHI Louisiana, as the surviving corporation, will succeed to the assets and assume the liabilities of DAHI Missouri, and (iii) each outstanding share of DAHI Missouri Common Stock will be converted by operation of law into one share of common stock, no par value, of DAHI Louisiana and all DAHI Missouri Shareholders shall become shareholders of DAHI Louisiana (subject to the exercise of dissenters' rights, if any, by a DAHI Missouri Shareholder pursuant to the applicable provisions of the Missouri Act). Each outstanding certificate representing a share or shares of DAHI Missouri Common Stock will continue to represent the same number of shares of DAHI Louisiana Common Stock. Similarly, options to purchase shares of DAHI Missouri Common Stock will continue to represent options to purchase the same number of shares of DAHI Louisiana Common Stock. IT WILL NOT BE NECESSARY FOR SHAREHOLDERS OF DAHI MISSOURI TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF DAHI LOUISIANA. The delivery of existing DAHI Missouri Common Stock will constitute "good delivery" of shares of DAHI Louisiana Common Stock in transactions subsequent to the Reincorporation Merger, including in connection with the Share Exchange.

     Implementation of the Reincorporation Merger will effect a change in the legal domicile of DAHI Missouri and certain other changes of a legal nature, but will NOT result in a change in the business, management, location of the principal executive office, capitalization, or assets, liabilities or net worth of DAHI Missouri (other than those changes due to the costs of the transaction). It is anticipated that the Reincorporation Merger will become effective as soon as practicable following DAHI Missouri Shareholder approval, subject to the approval but prior to the consummation of the Share Exchange Plan.

     The discussion contained herein is qualified in its entirety by, and should be read in conjunction with, the Plan of Merger, the Articles of Incorporation of DAHI Louisiana and the By-laws of DAHI Louisiana, copies of which are attached to this Joint Management Proxy Statement-Prospectus as Appendices D, H and I, respectively.

THE ARTICLES OF INCORPORATION AND BYLAWS OF DAHI LOUISIANA

     The Articles of Incorporation and By-laws of DAHI Louisiana are identical to the Articles of Incorporation and By-laws of DAHI Missouri in all material respects. Although the Reincorporation Merger will not occur unless the Share Exchange is also consummated and, therefore, DAHI Missouri Shareholders will only hold shares in DAHI Louisiana for a short period of time (until they are exchanged for shares of Draxis Common Stock), such holders may hold up to 20% of the common shares of Draxis, whose largest subsidiary will be DAHI Louisiana.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION MERGER

     The following summary, based upon current law, is a general discussion of certain federal income tax consequences of the Reincorporation Merger to DAHI Louisiana, DAHI Missouri and holders of DAHI Common Stock assuming the Reincorporation Merger is consummated as contemplated herein. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), applicable U.S. Treasury regulations thereunder and administrative rulings and judicial authority as of the date hereof, all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this summary. This summary applies to holders of DAHI Common Stock who hold their DAHI Common Stock as capital assets. This summary does not discuss all aspects of income taxation that may be relevant to a particular holder of DAHI Common Stock in light of such holder's specific circumstances or to certain types of holders subject to special treatment under the federal income tax laws (for example, foreign persons, dealers in securities, banks and other financial institutions, insurance companies, tax-exempt organizations, and holders who acquire DAHI Common Stock pursuant to the exercise of options or otherwise as compensation or through a tax-qualified retirement plan), and it does not discuss any aspect of state, local, foreign or other tax laws (but see "Canadian Federal Income Tax Consequences of the Reincorporation Merger").

     No ruling has been (or will be) sought from the Internal Revenue Service as to the anticipated tax consequences of the Reincorporation Merger. HOLDERS OF DAHI COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE

REINCORPORATION MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

     The Reincorporation Merger. The discussion set forth below regarding the Reincorporation Merger, pursuant to which DAHI Missouri will merge into DAHI Louisiana and the DAHI Missouri Common Stock of non-dissenting DAHI Missouri Shareholders will be converted to shares of DAHI Louisiana Common Stock, is based upon the assumption that there will be a significant continuing equity interest in DAHI Louisiana (and in Draxis following the Share Exchange - See "Share Exchange Plan") by the historic shareholders of DAHI Missouri and DAHI Missouri believes that the Reincorporation Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code. As a reorganization, the Reincorporation Merger will result in the following general federal income tax consequences:

     1. Neither DAHI Missouri nor DAHI Louisiana will recognize any gain or loss as a result of the Reincorporation Merger.

     2. No gain or loss will be recognized by DAHI Missouri Shareholders whose DAHI Missouri Common Stock is converted into DAHI Louisiana Common Stock.

     3. Each holder's aggregate tax basis in the DAHI Louisiana Common Stock received in the Reincorporation Merger will equal his aggregate tax basis in the DAHI Missouri Common Stock exchanged therefor.

     4. Provided that the DAHI Missouri Common Stock is held as a capital asset at the Effective Time, the holding period of DAHI Louisiana Common Stock received in the Reincorporation Merger in exchange therefor will include the prior holding period of such DAHI Missouri Common Stock.

     Federal Income Tax Consequences Regarding Dissenters. The payment of cash to a holder of DAHI Common Stock who exercises dissenters' rights under the Missouri Act with respect to such stock will result in a taxable transaction to the Dissenting Shareholder. See "Reincorporation Merger - Dissenters' Rights". Such payment will be treated as a distribution in redemption of the DAHI Missouri Common Stock with respect to which dissenters' rights were exercised and perfected, the consequence of which will be determined in accordance with
Section 302 of the Code.

     In the event any DAHI Missouri Shareholders dissent to the Reincorporation Merger, it will be a condition to the tax opinions of Wilson, Sonsini, Goodrich & Rosati and Gardner, Carton & Douglas (including the opinions described in "Share Exchange Plan - U.S. Federal Income Tax Consequences of the Share Exchange Plan) that all payments made to Dissenting Shareholders be made by DAHI out of its assets, and not directly or indirectly by Draxis or DPI. If any payments are made by Draxis or DPI, directly or indirectly, to any Dissenting Shareholders, the Reincorporation Merger could be treated, if viewed together with the Share Exchange as an integrated transaction, as a fully taxable transaction to all shareholders, and the tax effects described above may not apply.

     To prevent "backup withholding" of federal income tax on any payments of cash to a Dissenting Shareholder, such Dissenting Shareholder must, unless an exception applies under the applicable law and regulations, provide the payor of such cash with such Dissenting Shareholder's correct taxpayer identification number ("TIN") on a Substitute Form W-9 and certify under penalties of perjury that such number is correct and that such holder is not subject to backup withholding. A Substitute Form W-9 will be provided to each holder of DAHI Common Stock in the letter of transmittal to be mailed to each holder after the Effective Time. If the correct TIN and certifications are not provided, a U.S.$50 penalty may be imposed on a holder of DAHI Common Stock by the Internal Revenue Service, and any cash received by such holder may be subject to backup withholding at a rate of 31%.

     THE DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND IS BASED ON EXISTING LAW AS OF THE DATE OF THIS

JOINT MANAGEMENT PROXY STATEMENT-PROSPECTUS. SHAREHOLDERS OF DAHI MISSOURI ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REINCORPORATION MERGER (INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS).

CANADIAN FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION MERGER

General

     The following summary describes generally the principal Canadian federal income tax consequences of the Reincorporation Merger for Canadian holders (as defined below) of DAHI Missouri Common Stock assuming that the Reincorporation Merger is consummated as contemplated herein.

     This summary is of a general nature only and is not intended to be, and should not be construed to be, legal or tax advice to any holder of DAHI Missouri Common Stock and no representation is made with respect to Canadian federal income tax consequences to any such holder. This summary assumes that the DAHI Missouri Common Stock held by each Canadian holder thereof is held as a capital asset and does not take account of rules that may apply to Canadian holders of DAHI Missouri Common Stock that are subject to special treatment under the INCOME TAX ACT (Canada) (the "Act") (including, without limitation, insurance companies, dealers in securities, certain retirement plans, financial institutions, tax exempt organizations and holders who are not Canadian holders (as defined below). No ruling has been or will be sought from Revenue Canada Taxation, as to the tax consequences of the Reincorporation Merger.

     ACCORDINGLY, HOLDERS OF DAHI MISSOURI COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR INDIVIDUAL CIRCUMSTANCES.

     This discussion is based upon the current provisions of the Act, the regulations adopted thereunder in force on August 31, 1996, all specific proposals to amend the Act and regulations publicly announced by the Minister of Finance (Canada) prior to August 31, 1996 and on the understanding of counsel of the current administrative and assessing practices of and published by Revenue Canada, Customs, Excise and Taxation as they exist as of August 31, 1996. This summary is not exhaustive of all possible Canadian federal income tax considerations and except as mentioned above does not take into account or anticipate any prospective changes in tax law, whether by legislative, governmental or judicial action, and does not take into account provincial, territorial or foreign tax consequences which may differ significantly from those described herein.

     AS USED IN THIS SECTION, A CANADIAN HOLDER OF DAHI MISSOURI COMMON STOCK MEANS A SHAREHOLDER THAT IS A RESIDENT OF CANADA FOR THE PURPOSES OF THE ACT AND THE CURRENT PROVISIONS OF THE CANADA-UNITED STATES INCOME TAX CONVENTION (1980) AS AMENDED BY THE PROTOCOLS SIGNED ON JUNE 14, 1983, MARCH 28, 1994 AND
MARCH 17, 1995 (THE "TREATY") AND HAS ALWAYS BEEN SO RESIDENT.

Taxation Consequences

     The Reincorporation Merger. The discussion set forth below regarding the Reincorporation Merger is based upon the assumption that the Reincorporation Merger takes place in accordance with the terms of the Plan of Merger (see Appendix D) and that substantially all of DAHI Missouri Shareholders will have their shares converted to shares of DAHI Louisiana Common Stock.

     No capital gain or loss should be recognized under the Act by a NON-DISSENTING Canadian holder of DAHI Missouri Common Stock as a result of the Reincorporation Merger unless the Canadian holder otherwise elects in its return of income for the taxation year in which the Reincorporation Merger takes place.

     A NON-DISSENTING Canadian holder will be deemed under the Act to have disposed of its DAHI Missouri Common Stock for proceeds equal to their adjusted cost base (as defined by the Act) immediately before the Reincorporation Merger. Similarly, the shares of DAHI Louisiana Common Stock acquired by such holder on the Reincorporation Merger will generally be deemed under the Act to have been acquired at a cost equal to the adjusted cost base of such holder's DAHI Missouri Common Stock.

     Canadian Federal Tax Consequences Regarding Dissenters. The payment of cash to a Canadian holder of DAHI Common Stock who exercises dissenters' rights under the Missouri Act with respect to such stock will result in a taxable transaction to such a Canadian holder of DAHI Common Stock. Such a Canadian holder will recognize either a taxable capital gain or an allowable capital loss (as defined by the Act) equal to seventy-five percent of the difference between the cash received by the Canadian holder for such holder's DAHI Common Stock and the holder's adjusted cost base (as defined by the Act) of the DAHI Common Stock sold for cash. Any taxable capital gain realized will be subject to Canadian personal or corporate income tax rates. In the event an allowable capital loss is realized such a loss may be deducted by a Canadian holder in computing income for the year of disposition or the three preceding or any subsequent taxation years (subject to and in accordance with and subject to the rules contained in the Act) but only to the extent of taxable capital gains realized in those years. A holder that is a Canadian-controlled private corporation may be liable to pay an additional refundable tax of 6-2/3% in respect of taxable capital gains. The full amount of capital gains must be included in an individual holder's adjusted taxable income for the purpose of computing such holder's liability under the Act for alternative minimum tax.

     Article XIII of the Treaty will normally apply to exempt a Canadian holder from U.S. capital gains tax provided the value of the DAHI Missouri Common Stock is not at the time of the Reincorporation Merger derived principally from real property or interests therein situated in the United States and provided the holder does not have and has not had within 12 months preceding the Reincorporation Merger a permanent establishment or fixed base available to such holder in the United States of which such stock was part or to which such stock pertains.

DISSENTERS' RIGHTS

     If the Reincorporation Merger is approved by the vote of two-thirds of the DAHI Missouri Shareholders entitled to vote at the meeting and is not abandoned or terminated, any holder of DAHI Common Stock may, by complying with the provisions of Section 351.455 of the Missouri Act and subject to the limitations specified below, require DAHI to purchase, at their fair value, the shares of DAHI Common Stock owned by such DAHI Shareholder. The fair value shall be determined as of the day before the vote on the Reincorporation Merger is taken.

     A dissenting shareholder (a "Dissenting Shareholder") wishing to require DAHI to purchase his or her shares of DAHI Common Stock ("Dissenting Shares") must:

1. Prior to or at the meeting at which the vote on the Reincorporation Merger will be taken, file a written objection to the Reincorporation Merger; and

2. Not vote in favour of the Reincorporation Merger at the shareholder's meeting; and

3. Make demand on DAHI, within twenty (20) days after the Reincorporation Merger is effected, for payment of the "fair value" of said shares as of the day prior to the date on which the vote on the Reincorporation Merger was taken.

     Compliance with clauses 1, 2 and 3 above will "perfect" a shareholder's rights as a Dissenting Shareholder. Neither a vote against approval of the Reincorporation Merger nor the giving of a proxy directing a negative vote will be sufficient to constitute the written notice of intent described in clause 1 above or the demand described in clause 3 above. A proxy which fails to include instructions with respect to approval of the Reincorporation Merger will be voted in favour of the Reincorporation Merger. Accordingly, shares covered by such Proxy would not be Dissenting Shares.

     After "perfecting" a shareholder's right as a Dissenting Shareholder, a shareholder must:

1. Within thirty (30) days after the date on which Reincorporation Merger was effected agree upon the "fair value" of Dissenting Shares with DAHI, in which case DAHI must pay the fair value for the Dissenting Shares to the Dissenting Shareholder within ninety (90) days after the date on which the Reincorporation Merger is effected; or

2. If within such thirty (30) day period following the Reincorporation Merger being effected, the Dissenting Shareholder and DAHI do not agree as to the "fair value" of the Dissenting Shareholder's shares, the Dissenting Shareholder must, within sixty (60) days after the expiration of such thirty (30) day period, file a Petition in the Circuit Court of Jackson County, Missouri, asking for a finding and determination of the "fair value" of the Dissenting Shareholder's Dissenting Shares. If the Dissenting Shareholder elects this process, the Dissenting Shareholder shall be entitled to judgment against DAHI for the amount of the "fair value" of such shares, as of the day prior to the date on which the Reincorporation Merger was approved, together with interest thereon to the date of judgment, as determined by the Court. If the Dissenting Shareholder fails to file the Petition in the Circuit Court of Jackson County, Missouri, within such time limit, the Dissenting Shareholder shall be deemed to have voted in favour of the Reincorporation Merger and shall be bound to the terms thereof.

     If the Dissenting Shareholder complies with the provisions of either clause 1 or 2 above, then upon payment by DAHI of the agreed "fair value" or the "fair value" as determined by the Court, such Dissenting Shareholder shall surrender his certificates in exchange for such payment, in which case, the Dissenting Shareholder shall have no further interest in the shares of DAHI.

     The foregoing summary does not purport to be a complete statement of dissenter's rights or provisions of the Missouri Act, and is qualified in its entirety by reference to Sections 351.455 and 351.458 of the Missouri Act regarding mergers and dissenter's rights, a copy of which is attached to this Joint Management Proxy Statement-Prospectus as Appendix G.

VOTE REQUIRED

     The affirmative vote of the holders of two-thirds of the outstanding shares of DAHI Missouri Common Stock entitled to vote at the DAHI Missouri Special Meeting is required for approval of the Reincorporation Merger, including approval of the Plan of Merger. In addition, Draxis and DAHI have agreed not to proceed unless holders of DAHI Common Stock, other than Draxis or its affiliates, who are present in person or by proxy at the DAHI Missouri Special Meeting, also approve the Reincorporation Merger by simple majority vote. The officers and directors of DAHI Missouri and Draxis, owning beneficially an aggregate of approximately 8.56% of the outstanding DAHI Missouri Common Stock, have indicated that they intend to vote in favour of the Reincorporation Merger. Abstentions and broker non-votes will be included in the total number of shares of DAHI Common Stock outstanding, of which an affirmative vote of two-thirds is required for approval of the Reincorporation Merger.

     THE BOARD OF DIRECTORS OF DAHI MISSOURI HAS APPROVED THE REINCORPORATION MERGER BY UNANIMOUS VOTE OF ALL INDEPENDENT DIRECTORS INCLUDING AN INDEPENDENT COMMITTEE THEREOF AND SUCH DIRECTORS UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE REINCORPORATION MERGER. PROXIES SOLICITED BY DAHI WILL BE VOTED TO APPROVE THE REINCORPORATION MERGER UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                               SHARE EXCHANGE PLAN

GENERAL

     On July 25, 1996, DAHI Missouri, Draxis and DPI entered into the Exchange Agreement, which sets forth the terms and conditions upon which the Reincorporation Merger, the Share Exchange, the Draxis

Common Stock Offering and the Draxis Stock Option Plan Adjustment are to be effected and certain representations, warranties and covenants relating to the Share Exchange.

     The Boards of Directors of Draxis, DPI and DAHI Missouri have each duly approved the Exchange Agreement. All references to the Share Exchange and the terms and conditions thereof in this Joint Management Proxy Statement-Prospectus are qualified by reference to the full text of the Exchange Agreement.

EXCHANGE AGREEMENT

     The Exchange Agreement provides that DAHI will seek approval of its shareholders in accordance with the Missouri Act and the Louisiana Act to merge DAHI Missouri into DAHI Louisiana, a newly formed Louisiana corporation, and, subject to approval by the DAHI Missouri Shareholders of the Reincorporation Merger, to approve and adopt the Plan of Share Exchange attached as Exhibit E to this Joint Management Proxy Statement-Prospectus. The Share Exchange Plan provides for the mandatory exchange of each share of DAHI Common Stock, other than shares as to which dissenters' rights shall have been properly demanded and shares held by Draxis or its affiliates, for 1.35 shares of Draxis Common Stock (the "Exchange Ratio"). No fractional shares of Draxis Common Stock shall be issued in the Share Exchange. The Exchange Agreement provides that, in lieu of any fractional shares, each DAHI Shareholder who would otherwise be entitled to receive a fraction of a share will be entitled to receive a cash payment (without interest) determined by multiplying (i) the fractional interest to which such holder would otherwise be entitled and (ii) the average of the per share closing prices for Draxis Common Stock quoted on Nasdaq for the five trading days immediately preceding the Effective Time. The Exchange Agreement also provides that existing options to acquire shares of DAHI Common Stock will be exchanged for options to acquire shares of Draxis Common Stock ("New Options") at the Exchange Ratio. The exercise price per share of Draxis Common Stock under the New Options shall be equal to the exercise price per share of DAHI Common Stock under the original option divided by the Exchange Ratio, rounded up to the nearest cent. On and after the Effective Time, each New Option shall be exercisable and shall vest upon the same terms and conditions as were applicable to the related option to acquire shares of DAHI Common Stock; provided, however, that such DAHI options held by those directors of DAHI who will cease to be directors of DAHI and who are neither directors of Draxis nor employees of DAHI or Draxis after the consummation of the Share Exchange shall be accelerated so that they vest immediately upon the mailing of this Joint Management Proxy Statement-Prospectus. In order to give effect to the New Options, it will be necessary to adjust the Draxis Stock Option Plan to provide that the maximum number of shares of Draxis Common Stock that may be issued under the Plan be increased from 2,500,000 to 4,500,000. The Exchange Agreement also provides for dissenters' rights in connection with the Reincorporation Merger in favour of the DAHI Missouri Shareholders pursuant to the applicable provisions of the Missouri Act. See "Reincorporation Merger - Dissenters' Rights" and "Share Exchange Plan - Dissenters' Rights".

     The Exchange Agreement also provides that Draxis will seek approval of the Draxis Shareholders in respect of the Draxis Common Stock Offering and the Draxis Stock Option Plan Adjustment and in that regard will enter into an agreement (the "Share Delivery Agreement") with DPI, whereby Draxis will agree to deliver to Draxis' duly appointed transfer agent shares of Draxis Common Stock sufficient to enable DPI to consummate the Share Exchange.

     Representations, Warranties and Covenants

     The Exchange Agreement contains a number of customary representations, warranties and covenants of the parties thereto with respect to, among other things, corporate organization, capitalization, authority, consents and approvals, reports and financial statements, litigation, taxes, intellectual property, and employee benefit plans.

     Both DAHI Missouri and Draxis have covenanted to conduct their respective businesses only in the ordinary and usual course consistent with their respective past practices pending the consummation of the Share Exchange and to use reasonable best efforts to preserve intact their respective business organizations as of the date of the Exchange Agreement, keep available services of their respective officers and key employees as of the date of the Exchange Agreement, and preserve the goodwill of those having business relationships with them. DAHI Missouri has further covenanted, except with the consent of Draxis, not to hire any person to any position within DAHI or as a consultant to DAHI whose total annual compensation would exceed U.S.$100,000, amend its organizational documents, effect any split, combination or reclassification of any shares of DAHI Missouri Common Stock, declare, set aside or pay any dividend or other distribution in respect of DAHI Missouri Common Stock or indirectly redeem or otherwise acquire any shares of DAHI Missouri Common Stock. DAHI Missouri has also covenanted, among other things, not to (a) authorize for issuance, issue or sell, among other things, any shares of or rights or securities convertible into any shares of DAHI Missouri Common Stock except certain options allowable by the Exchange Agreement, and except for the issuance of shares of DAHI Common Stock upon exercise of DAHI options or warrants outstanding as of the date of the Exchange Agreement, (b) merge or consolidate with another entity (other than certain transactions pending as of the date of the Exchange Agreement), (c) acquire or purchase an equity interest in or a substantial portion of the assets of another entity or otherwise acquire any assets or enter into any material contract, commitment or transaction outside the ordinary and usual course of business consistent with past practice; (d) sell, lease, license, waive, transfer, encumber or otherwise dispose of any of its assets outside the ordinary and usual course of business and consistent with past practice; (e) incur, assume or prepay any material indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practices; (f) become liable or responsible for the obligations of any other person except in the ordinary course of business and consistent with past practice; (g) make any loans, advances or capital contributions to, or investments in, any other person; (h) authorize or make capital expenditures materially in excess of amounts budgeted therefor; (i) permit any insurance policy to be cancelled or terminated other than in the ordinary course of business; (j) settle or compromise any litigation; (k) enter into any contract, agreement, commitment or arrangement with respect to (a) through (j). Subject to certain conditions, DAHI has also covenanted not to allow its assets to diminish or its liabilities to increase if such diminution or increase would result in DAHI not being able to make the required dissenters' rights payments out of DAHI's own resources. Draxis has similarly covenanted, among other things, not to declare, set aside or pay any dividend or make any other distribution, and not to split, combine or reclassify any shares of Draxis Common Stock. All of Draxis, DPI and DAHI Missouri have covenanted not to knowingly take any action which would jeopardize qualification of the Share Exchange as a "reorganization" within the meaning of Section 368(a) of the Code or which would result in the transfer of the DAHI Common Stock in the Share Exchange being treated as a disposition by Draxis under the INCOME TAX ACT (Canada).

     Limitation on Solicitation and Negotiation

     As a result of executing the Exchange Agreement, DAHI Missouri is required not to engage in or to immediately terminate any discussions with any third parties concerning an Alternative Acquisition (as defined below). From and after the date of the Exchange Agreement until the earlier of the Effective Time or the termination of the Exchange Agreement, DAHI may not, directly or indirectly, (a) solicit, engage in discussions or negotiate with any person or take any other action intended or designed to facilitate the efforts of any person, other than Draxis, relating to an Alternative Acquisition or (b) provide information with respect to DAHI to, or enter into an agreement with, any person with respect to, or make or authorize any statement, recommendation or solicitation in support of, any possible Alternative Acquisition by any person, other than Draxis.

     Notwithstanding the foregoing, the Board of Directors of DAHI may furnish information concerning DAHI and its business, properties and assets to any third party or negotiate with such third party concerning an Alternative Acquisition provided that all of the following events shall have occurred: (a) such a third party has made a written proposal to the DAHI Missouri Board of Directors to consummate an Alternative Acquisition, which proposal identifies a price or range of values to be paid for outstanding securities or substantially all of the assets of DAHI Missouri, and if consummated, based on the advice of DAHI Missouri's investment bankers, the DAHI Missouri Board of Directors has determined is financially more favourable to the DAHI Missouri Shareholders than the terms of the Share Exchange (a "Superior Proposal"); (b) the DAHI Board of Directors has determined, based on the advice of its investment bankers, that such third party is financially capable of consummating such Superior Proposal;
(c) the DAHI Board of Directors shall have determined, after consultation with its outside legal counsel, that the fiduciary duties of the DAHI Board of Directors require DAHI to furnish information to and negotiate with such third party; and (d) Draxis shall have been notified in writing of such Superior Proposal, including all of its terms and conditions, and shall have been given copies of such proposal. Notwithstanding the foregoing, DAHI may not provide any non-public information to such third party unless (a) DAHI has prior to the date hereof provided such information to Draxis' representative; (b) DAHI has notified Draxis in advance of any such proposed disclosure of non-public information to any such third party, with a description of the information proposed to be disclosed; and (c) DAHI provides such non-public information pursuant to a non-disclosure agreement with terms which are at least as restrictive as the non-disclosure agreement between DAHI and Draxis. An Alternative Acquisition is defined in the Exchange Agreement as any acquisition, or proposed acquisition, of DAHI Missouri (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its stock or assets including by way of a distribution or marketing agreement. Furthermore, DAHI Missouri shall not accept or enter into any agreement concerning an Alternative Acquisition for a period of not less than 48 hours after Draxis' receipt of a copy of such proposal of an Alternative Acquisition. Thereafter, DAHI shall be entitled (a) not to recommend or change its recommendation concerning the Mandatory Share Exchange; and (b) to enter into an agreement with such third party concerning an Alternative Acquisition, provided that DAHI shall immediately make payment in full to Draxis of the termination fee. See "Termination and Fees".

     Conditions to Consummation of the Share Exchange

     The respective obligations of each party to the Exchange Agreement to implement the Share Exchange by filing Articles of Share Exchange shall be subject to the satisfaction at or prior to the Effective Time of a number of conditions precedent including, without limitation, the approval by the DAHI Shareholders of the Reincorporation Merger and the Share Exchange Plan and the Exchange Agreement and the transactions contemplated thereby and by the Draxis Shareholders of the Draxis Common Stock Offering and the Draxis Stock Option Plan Adjustment and the consummation of the Reincorporation Merger; a Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order and the necessary exemptions obtained in Canada to permit the distribution to DAHI Shareholders of shares of Draxis Common Stock without the need for Draxis to file a prospectus in Canada and to permit such issued shares to be freely trading shares within Canada; no governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order which is in effect and which materially restricts, prevents or prohibits consummation of the Share Exchange or any transaction contemplated by the Exchange Agreement; all material authorizations, consents, waivers, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental entity shall have been obtained, been filed or have occurred; DPI will, as of the Effective Time, have acquired, pursuant to the Share Exchange and/or its share subscription right as described below, at least 80% of the DAHI Common Stock issued and outstanding immediately following the Share Exchange.

     Each party's obligations under the Exchange Agreement are also conditioned upon (a) the accuracy in all material respects of the representations and warranties made by the other party as of the date of execution of the Exchange Agreement and as of the Effective Time and the aggregate effect of all inaccuracies would not have a material adverse affect; (b) the performance in all material respects by the other party of its covenants; and (c) the receipt by each party of opinions from their respective U.S. tax counsel with respect to the characterization of the Share Exchange as a "reorganization" within the meaning of Section 368(a)(1)(B) of the Code for U.S. federal income tax purposes. Draxis and DPI's obligations under the Exchange Agreement are further conditioned on the receipt by Draxis of the Affiliate Letters (as described below) from each of the affiliates of DAHI, as such term is used in paragraphs
(c) and (d) of Rule 145 under the Securities Act.  See "Affiliate Letters".

     Termination and Fees

     The Exchange Agreement may be terminated in any of the following circumstances: at any time prior to the Effective Time by mutual consent of the parties thereto; by any of Draxis, DPI or DAHI Missouri if the Share Exchange shall not have been consummated before January 31, 1997 (subject to certain conditions); if a permanent injunction or action by any governmental entity preventing the consummation of the Share Exchange shall have become final and non-appealable; if there has been a breach of any representations or warranties of any party thereto, which would have a material adverse effect on such party by any party; if there has been a breach in any material respect in any of the covenants or agreements set forth therein, which breach is not curable or is not cured within 30 days after written notice of such breach; by Draxis or DPI if DAHI Missouri withdraws or modifies, in a manner adverse to Draxis and DPI, its recommendation or approval of the Exchange Agreement, the Reincorporation Merger, the Share Exchange or the Share Exchange Plan or makes any recommendation with respect to an Alternative Acquisition other than a recommendation to reject such Alternative Acquisition; by DAHI if Draxis withdraws or modifies, in a manner adverse to DAHI, its recommendation or approval of the Exchange Agreement, the Share Exchange or the Share Exchange Plan; or by DAHI if termination is necessary to allow DAHI to enter into an agreement with respect to a Superior Proposal.

     If Draxis or DPI terminates the Exchange Agreement because there has been a breach of any material representation or warranty of DAHI Missouri or there has been a breach in any material respect of any of the covenants or agreements set forth in the Exchange Agreement on the part of DAHI Missouri, then DAHI Missouri is responsible to reimburse Draxis and DPI for all out-of-pocket expenses, up to an aggregate amount of U.S.$750,000, incurred in connection with the transactions contemplated therein. Similarly, if DAHI Missouri terminates the Exchange Agreement because there has been a breach of any material representation or warranty of Draxis or DPI or there has been a breach in any material respect of any of the covenants or agreements set forth in the Exchange Agreement on the part of Draxis or DPI, then Draxis is responsible to reimburse DAHI Missouri for all out-of-pocket expenses, up to an amount of U.S.$750,000, incurred in connection with the transactions contemplated therein.

     Should DAHI Missouri withdraw or modify, in a manner adverse to Draxis and DPI, its recommendation to DAHI Shareholders to approve the Reincorporation Merger or the Share Exchange Plan, or makes any recommendation with respect to an Alternative Acquisition other than a recommendation to reject such Alternative Acquisition and the Exchange Agreement has been terminated as a result or DAHI terminates the Exchange Agreement to enter into an agreement with respect to a Superior Proposal, then DAHI Missouri is responsible to pay Draxis a termination fee of U.S.$1,000,000 and reimburse Draxis and DPI for all out-of-pocket expenses, up to an aggregate amount of U.S.$750,000, incurred in connection with the transactions contemplated therein. Draxis is responsible for the same payments to DAHI Missouri should the Draxis Board of Directors amend or modify, in a manner adverse to DAHI Missouri, its recommendation in respect of the Draxis Common Stock Offering and the Draxis Stock Option Plan Adjustment.

     DAHI Directors' and Officers' Indemnification

     Pursuant to the Exchange Agreement, Draxis has agreed to assume all of DAHI's obligations relating to indemnification, advancement of litigation expenses and limitation of personal liability rights of the directors and officers of DAHI as of the date of the Exchange Agreement (the "DAHI Directors and Officers") existing under the provisions of DAHI's Articles of Incorporation or By-Laws. Draxis' assumption of such obligations shall relate to any matter existing or occurring at or prior to the Effective Time and with respect to any claim or claims relating to any such matter asserted prior to or within a six year period immediately after the Effective Time. In addition, for six years following the consummation of the Share Exchange, Draxis has agreed to indemnify the DAHI directors and officers for all claims brought against them or expenses incurred by them in defense of such claims where such claims relate to actions or omissions on their part as officers or directors of DAHI and such indemnification would have been available to them from DAHI. In addition, subject to certain conditions, with respect to any litigation commenced prior to the Effective Time by stockholders of DAHI in connection with the performance of the duties as an officer or director under federal or state law and Draxis' offer or proposal to acquire DAHI, directors and officers of DAHI that are defendants to such litigation shall be entitled to be represented at the reasonable expense of Draxis by one counsel (and one local counsel). DAHI has purchased directors' and officers' liability insurance regarding such potential claims or litigation, and Draxis has agreed to provide similar or more comprehensive insurance if the Share Exchange is consummated.

     Non-solicitation of Employees

     Should the Share Exchange not be consummated, each of Draxis and DAHI have agreed, for a period of one year from the date of the Exchange Agreement, not to solicit, directly or indirectly, any employee of the other or induce or encourage any employee of the other to terminate employment.

     Subscription of DAHI Shares

     Pursuant to the Exchange Agreement, DAHI has agreed to issue, and DPI has the right at its election to subscribe for, a sufficient number of authorized but unissued shares of DAHI Common Stock to ensure that upon the consummation of the Share Exchange, DPI will hold 80% of the issued and outstanding DAHI Common Stock immediately following the Share Exchange.

     Board Representation

     Prior to the Effective Time, the Draxis Board shall have taken appropriate action to appoint a designee of DAHI who is acceptable to Draxis, acting reasonably, to the Draxis Board effective as of the Effective Time. That director shall serve until the next annual meeting of Draxis. At that meeting, the Draxis Shareholders will be asked to elect a designee of DAHI who is acceptable to Draxis, acting reasonably, to the Draxis Board and such director, if elected, will serve until the next annual meeting of Draxis Shareholders.

     Future DAHI Funding and Operations

     The Exchange Agreement provides that subject to the consummation of the Share Exchange, and subject to good business judgment, Draxis intends (a) to commit approximately U.S.$10,000,000 to assist DAHI in completing the process of obtaining approval from the FDA for ANIPRYL-Registered Trademark-, to launch ANIPRYL-Registered Trademark- in the United States and to acquire and develop new veterinary products, as appropriate, and (b) to delegate to DAHI operational control over the development, marketing and distribution of ANIPRYL-Registered Trademark- and any other veterinary product.

     Affiliate Letters

     The shares of Draxis Common Stock to be issued in the Share Exchange, including those to be issued upon exercise of options to be granted or issued by Draxis to current DAHI optionholders will have been registered under the Securities Act by a Registration Statement on Form F-4, thereby allowing those shares to be traded in the United States without restriction by all former holders of DAHI Common Stock who neither (a) are deemed to be affiliates of DAHI at the time of the DAHI Special Meeting nor (b) become affiliates of Draxis after the Share Exchange. DAHI has agreed to use its reasonable best efforts to cause each person who is an "affiliate" (as such term is defined in Rule 145) of DAHI to deliver to Draxis at or prior to the Effective Time, a written agreement to the effect that such person will not sell, transfer or otherwise dispose of any shares of Draxis Common Stock such person acquired in connection with the Share Exchange unless (a) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the SEC under the Securities Act, (b) such resale, transfer or other disposition has been registered under the Securities Act or (c) in the opinion of counsel reasonably acceptable to Draxis, such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act. This Joint Management Proxy Statement-Prospectus does not cover any resales of Draxis Common Stock received by persons who are deemed to be Affiliates of DAHI.

CAPITALIZATION OF DAHI MISSOURI, DAHI LOUISIANA AND DRAXIS

     The authorized capital stock of each of DAHI Missouri and DAHI Louisiana consists of 20,000,000 shares of Common Stock. As of October 15, 1996, 7,549,698 shares of DAHI Missouri Common Stock and an equal number of shares of DAHI Louisiana Common Stock were issued and outstanding. The authorized voting capital stock of Draxis is described under "Business of Draxis - Description of Share Capital". It is contemplated that the Share Exchange will be effected as soon as practicable following approval by the DAHI Shareholders. If the Share Exchange Plan is approved and duly filed, letters of transmittal will be forwarded to holders of DAHI Common Stock including instructions as to how to exchange their certificate(s) representing DAHI Common Stock for a certificate or certificates representing Draxis Common Stock.

     The Exchange Agreement provides that existing options to acquire shares of DAHI Common Stock pursuant to DAHI's stock option plans will be exchanged for options to acquire shares of Draxis Common Stock at the Exchange Ratio; provided, however, that such DAHI options held by those directors of DAHI who will cease to be directors of DAHI and who are neither directors of Draxis nor employees of DAHI or Draxis after the consummation of the Share Exchange shall be accelerated so that they vest immediately upon the mailing of this Joint Management Proxy Statement-Prospectus. Therefore, it will be necessary to expand the Draxis Stock Option Plan to provide that the maximum number of shares of Draxis Common Stock that may be issued under the Plan be increased from 2,500,000 to 4,500,000.

BACKGROUND TO THE SHARE EXCHANGE; TERMS AND REASONS

     In 1990, Draxis determined that the development of selegiline (1-deprenyl) for use in animals, then being conducted by its subsidiary, Deprenyl Animal Health (Canada) Inc. ("DAHI Canada") would be better accomplished in a company incorporated in the United States. Accordingly, DAHI was formed by Draxis to assume the rights held by DAHI (Canada) and to continue the development and marketing research relating to veterinary prescription applications of 1-deprenyl for the United States and Canadian markets. In March 1991, DAHI completed an initial public offering, generating U.S.$4,658,436 net of offering expenses to fund the development of ANIPRYL-Registered Trademark-. Following the offering, Draxis held approximately 32% of DAHI.

     Over the years, Draxis provided funding support for DAHI. In 1992, DAHI (Canada), a wholly-owned subsidiary of Draxis, advanced U.S.$140,000 to DAHI and Draxis advanced U.S.$450,000 (collectively, the "Notes") to DAHI in connection with the purchase by DAHI of an interest in Phoenix Scientific, Inc.. In March 1994, DAHI and Draxis entered into an agreement under which Draxis agreed to extend the maturity of the Notes and provided a loan, the ("1994 Loan") of U.S.$2,500,000 to DAHI so that DAHI could continue to pursue the development of ANIPRYL-Registered Trademark-.

     In May 1995, the Board of Directors of Draxis first considered, on a preliminary basis, a possible combination of Draxis with DAHI, along with a number of other scenarios related to the funding of DAHI.

     In September 1995, the Board of Directors of DAHI first appointed an independent committee (the "DAHI Independent Committee") to consider funding alternatives to continue the development of ANIPRYL-Registered Trademark-. Such funding alternatives included potential licensing agreements, distribution agreements, joint ventures, public or private placements of DAHI's Common Stock and mergers, including a merger with Draxis.

     In September 1995, DAHI received from the Canadian Bureau of Veterinary Drugs ("BVD") its first regulatory approval of the use of ANIPRYL-Registered Trademark- in treating canine Cushing's disease.

     In October 1995, Draxis and DAHI commenced formal negotiations with respect to the distribution of ANIPRYL-Registered Trademark- by Draxis in Canada. In January 1996, Draxis and DAHI entered into a distribution agreement granting Draxis the exclusive rights to distribute ANIPRYL-Registered Trademark- in Canada for an initial term of 10 years. See "Business of DAHI".

     In connection with the 1996 distribution agreement with Draxis, Draxis converted, at the request of DAHI, approximately one-half of the U.S.$3,000,000 then outstanding in respect of the Notes and the 1994 Loan into shares of DAHI Common Stock and loaned an additional U.S.$1,000,000 to DAHI ("1996 Loan"). As a result of the conversion, Draxis now holds approximately 44% of the outstanding shares of DAHI and its ownership could increase to approximately 52% of DAHI, on a non-diluted basis, through the conversion of the balance of the amounts outstanding under the 1994 Loan and the 1996 Loan.

     In March 1996, Draxis retained Montgomery Securities to act as financial advisor to Draxis in connection with a possible combination with DAHI.

     In April 1996, Draxis submitted to DAHI in writing an offer to acquire all of the outstanding shares of DAHI not already owned by Draxis by way of a share exchange. On April 12, 1996, Messrs. Brian King and Samuel Sarick were appointed to an Independent Committee of the Draxis Board ("Draxis Independent Committee") to review and consider the DAHI transaction. Messrs. Charles Wood and George Darnell, as members of the DAHI Independent Committee, were asked to review and consider the transaction with Draxis. Following the DAHI Independent Committee's determination to consider on a preliminary basis a possible combination of Draxis with DAHI, the DAHI Independent Committee, upon approval of DAHI's Board of Directors, retained Hambrecht & Quist, LLC, to act as financial advisor to DAHI in connection with a possible combination of DAHI and Draxis as well as other funding alternatives.

     During the period from April 1996 to July 25, 1996, executives and advisors of Draxis negotiated with representatives of DAHI. In June 1996, DAHI held its annual meeting and the DAHI Shareholders, excluding Draxis or any associate or insider of Draxis, approved the conversion feature of the 1996 Loan. In addition, Mr. Samuel Sarick was elected a director of DAHI. Mr. Samuel Sarick resigned as a member of the Draxis Independent Committee as of that date. Negotiations continued on the terms of a proposed share exchange during the months of May, June and July and the Draxis Independent Committee met and conferred frequently. The Draxis Board considered the proposed terms of the share exchange at five meetings held from April 12, 1996 to July 25, 1996, inclusively. The DAHI Independent Committee met six times to consider the terms of the proposed share exchange prior to July 25, 1996. They had previously met several times to consider other joint-venture or funding proposals. On July 25, 1996, the Draxis Board received the recommendation of the Draxis Independent Committee and approved the terms of the Exchange Agreement. Following the meeting of the Draxis directors on July 25, 1996, the DAHI Board met and also approved the terms of the Exchange Agreement, based on the recommendation of the DAHI Independent Committee.

     Throughout the negotiations, members of the Draxis Board who were also directors of DAHI excused themselves from the meetings of the Draxis Board or DAHI Board, as the case may be, during deliberations on the transaction. They also declared their conflict of interest and abstained from voting on the respective proposals. Members of both Independent Committees, were, during their tenure, independent of both Draxis and DAHI.

DAHI REASONS FOR TRANSACTION AND RECOMMENDATION OF DAHI BOARD

     On July 25, 1996, the independent members of DAHI Board unanimously approved the Exchange Agreement and determined that the transaction was fair and in the best interests of DAHI, the DAHI Shareholders and the DAHI optionholders. The independent members of the DAHI Board unanimously recommend to DAHI Shareholders that they vote "FOR" the Reincorporation Merger and the Share Exchange. The DAHI Board has based its approval of the transaction on its determination that the Exchange Ratio is fair to DAHI, DAHI Shareholders and DAHI optionholders and upon a number of other factors, none of which individually was determinative, including without limitation the following:

     1. The immediate and long-term benefits to DAHI Shareholders inherent in the terms of the Share Exchange Plan and the long-term prospects of the combined entities. In this regard, in light of DAHI's limited financial resources and the significant required investment to complete the regulatory approval process for ANIPRYL-Registered Trademark- in the United States for canine cognitive dysfunction, to develop a marketing and distribution infrastructure and to exploit future opportunities in animal health, the DAHI Board concluded that the Share Exchange Plan represented the best opportunity to maximize DAHI Shareholder value;

     2. DAHI's need for additional capital in the form of debt or equity and the relative prospects for raising capital as a stand-alone entity and as a part of a larger organization. The DAHI Board determined that DAHI would need substantial amounts of additional capital and that the cost of such capital would adversely affect earnings and/or further dilute ownership of existing shareholders and, therefore, negatively impact the price of DAHI Common Stock in the marketplace. Subject to the Share Exchange and subject to good business judgment, Draxis intends to commit approximately U.S.$10,000,000 to DAHI to complete the process of obtaining regulatory approval in the U.S., to launch ANIPRYL-Registered Trademark- in the United States and to acquire and develop future veterinary products, as appropriate;

     3. The Exchange Agreement provides that subject to the Share Exchange becoming effective and to Draxis' good business judgment, Draxis intends to delegate to DAHI operational control over the development, marketing and distribution of ANIPRYL-Registered Trademark- and any other veterinary product which Draxis may develop in the future. In addition, upon approval of the Share Exchange, a designee of DAHI who is acceptable to Draxis will be appointed to the Draxis Board, to serve until the next annual meeting. At that meeting, the Draxis Shareholders will be asked to elect a designee of DAHI, who is acceptable to Draxis, to the Draxis Board and such director, if elected, will serve until the next annual meeting of Draxis Shareholders;

     4. The relative prospects for expansion and growth in shareholder values, as a stand-alone entity and as part of a substantially larger operation with a more diversified product portfolio. The DAHI Board considered the dilution to DAHI Shareholders which would have resulted from an equity financing by DAHI as a stand-alone entity to finance the completion of the development and the launch of ANIPRYL-Registered Trademark- compared to the dilution to DAHI Shareholders as a result of the transactions proposed herein. The DAHI Board concluded, taking into account dilution to DAHI Shareholders under both scenarios, that the combination with Draxis will allow DAHI Shareholders to participate in upside potential similar to that associated with ANIPRYL-Registered Trademark- while limiting single product risk through greater diversification associated with the Draxis line of existing products and future product pipeline;

     5. The increased investment liquidity that will accrue to DAHI Shareholders through their ownership of Draxis Common Stock, its larger common stock base and public float, and its longer trading volume history;

     6. The premium over the trading prices of DAHI Common Stock to be received by DAHI Shareholders, other than Dissenting Shareholders, Draxis and its affiliates. On July 24, 1996, the day prior to the announcement of the transaction, the closing price of the DAHI Common Stock on the Nasdaq bulletin board was U.S.$3.375. In the month preceding the date of announcement of the transaction, the closing prices on the Nasdaq bulletin board for DAHI Common Stock ranged from U.S.$2.75 to U.S.$4.00, with the average closing price being U.S.$3.49. Based on the closing price of Draxis Common Stock the day prior to the announcement of the transaction of U.S.$3.19 and an average of U.S.$3.21 for the month prior to the announcement, the Share Exchange represents a premium to DAHI Shareholders of 27.5% and 24.2%, respectively;

     7. The tax-free nature of the transaction to DAHI Shareholders who are subject to U.S. federal income tax. In this regard, the DAHI Board carefully considered the tax consequences of the transaction to all DAHI Shareholders. Of the many transaction structures considered, the DAHI Board concluded that the transaction described herein was the most favourable, from a tax perspective, to the maximum number of DAHI Shareholders. However, the DAHI Board noted that the transaction will constitute a taxable transaction for Canadian shareholders of DAHI Common Stock resident in Canada. Based on a list of shareholders provided by DAHI's transfer agent, approximately 88% of the registered shareholders of DAHI have U.S. addresses.

     8. The written opinion of Hambrecht & Quist, LLC rendered to the DAHI Independent Committee on July 25, 1996 to the effect that, as of such date, the consideration to be received by the DAHI Shareholders was fair to such shareholders, from a financial point of view, as of such date (see "Opinion of Financial Advisor to the DAHI Independent Committee");

     9. The conclusion of KPMG in its valuation opinion that the fair market value of the DAHI Common Stock as at June 30, 1996 was in the range of U.S.$3.01 (Cdn.$4.10) to U.S.$3.77 (Cdn.$5.14) per share and that the fair market of the Draxis Common Stock as at June 30, 1996, after giving effect to the successful completion of the Share Exchange in accordance with the terms contemplated thereby, was in the
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                                      -43-


range of U.S.$2.78 (Cdn.$3.79) to U.S.$3.28 (Cdn.$4.47) per share (see
"Valuation of Independent Valuator"); and

     10. The transactions will not proceed unless approved by a "majority of the minority", being a favourable vote of not less than a majority of the votes cast or directed by proxy to be cast in person or by proxy at the DAHI Missouri Special Meeting and the DAHI Louisiana Special Meeting by persons other than Draxis or its affiliates or related parties and the Reincorporation Merger requires the vote of two-thirds of all of the outstanding shares of DAHI Common Stock.

     The DAHI Board also considered a variety of potential negative factors in its deliberations concerning the Reincorporation Merger and the Share Exchange Plan, including the following: (1) the potential dilutive effect of the issuance of Draxis Common Stock to the DAHI Shareholders in the Share Exchange in the event of the commercial success of ANIPRYL-Registered Trademark-; (2) the fact that the Share Exchange would be taxable to DAHI Shareholders resident in Canada; (3) the risk of stock price fluctuations prior to and following the completion of the proposed transactions, particularly given the fact that the Exchange Ratio is fixed (and hence the number of shares to be received by DAHI Shareholders upon consummation of the proposed transactions remains the same, regardless of fluctuations in the stock price of DAHI or Draxis prior to consummation of the proposed transactions); and (4) the other risks described above under "Special Considerations Regarding the Share Exchange".

     The foregoing discussion of the information and factors considered by the DAHI Board is not intended to be exhaustive but is believed to include all material factors considered by the DAHI Board. In view of the variety of factors considered in connection with its evaluation of the proposed transactions, the DAHI Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the DAHI Board may have given different weights to different factors.

DRAXIS REASONS FOR TRANSACTION AND RECOMMENDATION OF DRAXIS BOARD

     On July 25, 1996, the Draxis Board unanimously approved the terms of the Exchange Agreement and determined that the transaction was fair and in the best interests of Draxis and Draxis Shareholders. The Draxis Board unanimously recommends to Draxis Shareholders that they vote "FOR" the Draxis Common Stock Offering and the Draxis Stock Option Plan Adjustment. The Draxis Board based its approval of the transaction on its determination that the Exchange Ratio is fair to Draxis and Draxis Shareholders and upon a number of other factors, none of which individually was determinative, including without limitation the following:

     1. The respective strengths of DAHI and Draxis and the opportunity for enhancement of long-term value for Draxis Shareholders. The combination of Draxis' expertise in marketing human pharmaceuticals and veterinary pharmaceuticals, namely ANIPRYL-Registered Trademark-, in Canada, together with the potential global ANIPRYL-Registered Trademark- product opportunity and the veterinary product development capability of DAHI will result in expanded opportunities for the Draxis core business and, in the longer term, strengthen overall combined operations;

     2. The enhanced platform for growth for the combined entity in the United States. The Draxis Board concluded that the expanded product portfolio and increased market presence in the U.S. of the combined entity could enhance the value of Draxis Common Stock over the long-term;

     3. The opportunity to leverage the existing infrastructure of Draxis. The Draxis Board concluded that the capital infrastructure and personnel of Draxis will allow the combined company to achieve operating efficiencies and to accelerate the "roll-out" of ANIPRYL-Registered Trademark- in the U.S.;

     4. The increased value of Draxis' investment in DAHI over the longer term. As discussed above and below, the Draxis Board concluded that the strategic benefits of the transaction will result in stronger growth and value for DAHI's animal health business relative to that currently expected over the longer term;

     5. The review by the Draxis Board of the valuation opinion of KPMG received after the entering into of the Exchange Agreement, including the fair market values attributed to DAHI Common Stock and Draxis Common Stock;

     6. The issuance of Draxis Common Stock in connection with the Share Exchange will be subject to the approval of Draxis Shareholders; and

     7. DAHI's significant capital needs to complete the regulatory approval process in the United States for canine Cushing's disease, to develop a marketing and distribution infrastructure and to exploit future opportunities in animal health and DAHI's inability to attract significant new capital on acceptable terms, other than funding from Draxis. In this regard, Draxis can commit to providing financial and other resources to DAHI as a wholly-owned subsidiary on a more flexible basis. As independent publicly held corporations, Draxis and DAHI must deal at arm's length and no assurance can be given that arrangements satisfactory to both Draxis and DAHI, and to their respective shareholders, could be negotiated in the future.

     The Draxis Board also considered a variety of potential negative factors in its deliberations concerning the Share Exchange Plan, including the following:
(1) the dilutive effect of the issuance of the Draxis Common Stock to the DAHI Shareholders and, upon due exercise of DAHI options, to DAHI optionholders pursuant to the Share Exchange; (2) the fact that there can be no assurance that the FDA, the BVD or similar regulatory authorities in other jurisdictions will review or approve ANIPRYL-Registered Trademark- for veterinary indications, other than the approval for the use of ANIPRYL-Registered Trademark- in Canada in treating canine Cushing's disease; (3) the limited protection against competition with ANIPRYL-Registered Trademark-; and (4) other risks described above under "Special Considerations Relating to the Draxis Common Stock Offering".

     The foregoing discussion of the information and factors considered by the Draxis Board is not intended to be exhaustive, but it is believed to include all material factors considered by the Draxis Board. In view of the variety of factors considered in connection with its evaluation of the proposed transactions, the Draxis Board did not find it practicable to and did not quantify or otherwise assign relative weights to the special factors considered in reaching its determination. In addition, individual members of the Draxis Board may have given different weights to different factors.

OPERATIONS FOLLOWING THE TRANSACTION

     Following the transaction, Draxis expects that DAHI will continue to operate as an indirectly wholly-owned subsidiary of Draxis, substantially in the same manner it has operated prior to the transaction. The Exchange Agreement provides that subject to the Share Exchange becoming effective and to Draxis' good business judgment, Draxis intends to delegate to DAHI operational control over the development, marketing and distribution of ANIPRYL-Registered Trademark- and any other veterinary product which Draxis may develop in the future.

OPINION OF FINANCIAL ADVISOR TO THE DAHI INDEPENDENT COMMITTEE

     The DAHI Independent Committee engaged Hambrecht & Quist, LLC ("H&Q") to act as its financial advisor in connection with the Share Exchange and to render an opinion as to the fairness from a financial point of view to the holders of the outstanding shares of DAHI Common Stock of the consideration to be received by such holders in the Share Exchange. H&Q rendered its oral opinion (subsequently confirmed in writing) on July 25, 1996 to the DAHI Independent Committee that, as of such date, the consideration to be received by the holders of DAHI Common Stock in the Share Exchange is fair to such holders from a financial point of view. A COPY OF H&Q'S FAIRNESS OPINION DATED JULY 25, 1996, WHICH SETS FORTH THE ASSUMPTION MADE, MATTERS CONSIDERED, THE SCOPE AND LIMITATIONS OF THE REVIEW UNDERTAKEN AND THE PROCEDURES FOLLOWED BY H&Q IS ATTACHED AS APPENDIX F TO THIS JOINT MANAGEMENT PROXY STATEMENT-PROSPECTUS.
DAHI SHAREHOLDERS ARE ADVISED TO READ THE OPINION IN ITS ENTIRETY. DAHI Shareholders should note that the opinion expressed by H&Q was provided for the information of the DAHI Independent Committee of the Board of Directors of DAHI in its evaluation of the Share Exchange and does not constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the Share Exchange. No limitations were placed on H&Q by the

DAHI Independent Committee with respect to the investigation made or the procedures followed in preparing and rendering its opinion.

     In connection with its review of the Share Exchange, and in arriving at its opinion, H&Q, among other things: (i) reviewed the publicly available consolidated financial statements of Draxis for recent years and interim periods to date and certain other relevant financial and operating data of Draxis (including its capital structure) made available to H&Q from published sources and from the internal records of Draxis; (ii) reviewed certain internal financial and operating information, including certain projections, relating to Draxis prepared by the management of Draxis; (iii) discussed the business, financial condition and prospects of Draxis with certain of its officers; (iv) reviewed the publicly available financial statements of DAHI for recent years and interim periods to date and certain other relevant financial and operating data of DAHI made available to H&Q from published sources and from the internal records of DAHI; (v) reviewed certain internal financial and operating information, including certain projections, relating to DAHI prepared by the management of DAHI; (vi) discussed the business, financial condition and prospects of DAHI with certain of its officers; (vii) reviewed the recent reported price and trading activity for the Draxis Common Stock and the DAHI Common Stock and compared such information and certain financial information for Draxis and DAHI with similar information for certain other companies engaged in businesses H&Q considered comparable; (viii) reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions; (ix) reviewed the Exchange Agreement; (x) discussed the tax and accounting treatment of the Reincorporation Merger with Draxis and Draxis' legal counsel and auditors; and (xi) performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as H&Q deemed relevant.

     H&Q did not assume any responsibility for independent verification of any of the information concerning DAHI or Draxis considered in connection with their review of the Reincorporation Merger and, for purposes of their opinion, H&Q assumed and relied upon the accuracy and completeness of all such information. H&Q did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities of DAHI or Draxis, nor did they conduct a physical inspection of the properties and facilities of DAHI or Draxis. With respect to the financial forecasts and projections made available to H&Q and used in their analyses, H&Q assumed that they reflect the best currently available estimates and judgments of the expected future financial performance of DAHI and Draxis, respectively. H&Q assumed that neither DAHI nor Draxis was a party to any pending transactions, including external financings, recapitalizations or merger discussions, other than the Reincorporation Merger and those in the ordinary course of conducting their respective businesses. H&Q's opinion was necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of the date of their opinion, and any change in such conditions would require a reevaluation of that opinion. H&Q expressed no opinion as to the price at which Draxis Common Stock would trade subsequent to the Effective Time.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. The summary of the H&Q analyses set forth below does not purport to be a complete description of the presentation by H&Q to the DAHI Independent Committee. In arriving at its opinion, H&Q did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, H&Q believes that its analyses and the summary set forth below must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or of the summary set forth below, without considering all factors and analyses, could create an incomplete view of the processes underlying the analyses set forth in the H&Q presentation to the DAHI Independent Committee and its opinion. In performing its analyses, H&Q made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of DAHI and Draxis. The analyses performed by H&Q (and summarized below) are not necessarily indicative of actual values or actual future results, which may be significantly more or less favourable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

     COMPARABLE COMPANY ANALYSIS. H&Q reviewed and compared selected historical and projected financials, operating and stock market performance data of certain publicly traded biotechnology and pharmaceuticals companies. This comparison provided the Price-Earnings ("P/E") multiples and net income margin information to be used in further analysis, particularly the termination value calculations in connection with the discounted cash flow. The companies included the following: Johnson & Johnson, Merck & Co, Pfizer Inc., SmithKline Beecham, Glaxo-Wellcome, Chiron Corp, Amgen Inc. and Genentech Inc. H&Q did not attempt to prepare any further quantitative valuation analyses based on this comparable company analysis because H&Q believed that any comparative multiples that might be derived based upon earnings or other financial data of such companies would not be meaningful when applied to DAHI's operating losses.

     DISCOUNTED CASH FLOW ANALYSIS. H&Q analyzed the theoretical valuation of DAHI based on the discounted cash flow of its projected financial performance under three scenarios: (i) DAHI as a stand-alone business (assuming no combination with a third party) (the "DAHI Stand-Alone Projections"); (ii) DAHI in a marketing collaboration with a large pharmaceutical company (the "Marketing Collaboration Projections"); and (iii) DAHI merged with Draxis pursuant to the Reincorporation Merger and the Share Exchange (the "Combined Projections"). For the purposes of this analysis, H&Q relied on the DAHI management's estimate of projected revenues with respect to (i) and (ii) and the Draxis and DAHI management projections with respect to (iii), but assumed that the maximum net income margin (i.e. net income as a percentage of total revenues) under all three scenarios was 20%. This assumption was based on the analysis of comparable biotechnology and pharmaceutical companies which, on a trailing twelve-month basis, have sustained an average net income margin of approximately 17%. This assumption was more conservative (i.e. reflected a higher net income margin) than that contained in the DAHI and Draxis management estimates. H&Q makes no representation as to the validity of this assumption under any scenario. To estimate the total present value of DAHI's business, before giving effect to its capital structure, H&Q discounted to present value the projected stream of after-tax cash flows and the hypothetical value of selling the entire business at the end of a five year period (the "Terminal Value") for all three scenarios.

     In the DAHI Stand-Alone Projections, H&Q used discount rates ranging from 30% to 45%. In the Marketing Collaboration Projections, H&Q used discount rates ranging from 25% to 40%. The lower discount rates applied in the Marketing Collaboration Projections reflected the lower risk of achieving future revenue streams when such revenues are generated in collaboration with an established pharmaceutical company. The Terminal Value under all scenarios was based upon multiples of sixteen to twenty-two times projected net income for the year 2000. The range of sixteen to twenty-two times projected net income reflects the range of P/E multiples derived from the Comparable Companies Analysis.

     Using the DAHI Stand-Alone Projections, H&Q calculated an aggregate average equity value for DAHI of U.S.$92.6 million. Because DAHI would be required to raise additional capital in order to finance its operations under the DAHI Stand-Alone Projections, H&Q assumed that DAHI would issue U.S.$5 million of new equity in the future at the current market price for DAHI shares (less an underwriting or private placement discount). After adjusting for this assumed issuance of new equity, H&Q calculated a hypothetical value of U.S.$8.42 per share of DAHI stock under the DAHI Stand-Alone Projections. H&Q then conducted a sensitivity analysis that adjusted the revenue and net income margin assumptions contained in the DAHI Stand-Alone Projections. Under the sensitivity analysis, H&Q assumed that revenues would be 30% lower than in the DAHI Stand-Alone Projections and that the net income margin would be 14% rather than 20%. This analysis showed an average aggregate enterprise value of U.S.$45 million, and after adjusting for additional equity capital, a hypothetical value of U.S.$4.09 per share.

     Using the DAHI Marketing Collaboration Projections, H&Q calculated an aggregate average equity value for DAHI of U.S.$52.3 million. From this value, H&Q calculated a hypothetical value of U.S.$5.66 per share of DAHI stock under the DAHI Marketing Collaboration Projections. H&Q then conducted a sensitivity analysis that adjusted the revenue and net income margin assumptions contained in the DAHI Stand-Alone Projections. Under the sensitivity analysis, H&Q assumed that revenues would be 30% lower than in the DAHI Marketing Collaboration Projections and that the net income margin would be 14% rather than 20%. This analysis showed an average aggregate enterprise value of U.S.$25.4 million, and after adjusting for additional equity capital, a hypothetical value of U.S.$2.75 per share.

     These figures were compared with a valuation of the Combined Projections. For this analysis H&Q also used discount rates from 20% to 35%. H&Q analyzed the hypothetical valuation of the combined entity and calculated an average enterprise value of U.S.$193.3 million. From this value H&Q calculated a hypothetical value of U.S.$6.01 per share of post-transaction Draxis stock. After applying the 1.35 exchange ratio to this price, a hypothetical value of U.S.$8.12 per share of DAHI was calculated. This value of U.S.$8.12 per share was compared to U.S.$8.42 per share for DAHI using the DAHI Stand-Alone Projections and U.S.$5.66 using the Marketing Collaboration Projections.

     STOCK TRADING HISTORY ANALYSIS. H&Q examined the trading history in terms of both price and volume for DAHI Common Stock from January 3, 1994 to July 24, 1996 and Draxis Common Stock from January 3, 1994 to July 14, 1996. The data indicated that, over the period, DAHI had traded at an average price of U.S.$2.02.

     SELECTED COMPARABLE TRANSACTION ANALYSIS. H&Q compared the Reincorporation Merger with selected comparable merger and acquisition transactions in which the acquiror had a majority stake in the target prior to a transaction. H&Q analyzed the Reincorporation Merger in comparison with the premiums in the following comparable transactions for publicly traded companies: Societe Commerciale de Reassurance/SCOR US Corp., Berkshire Hathaway Inc./GEICO Corp., BIC SA/Bic Corp., Genzyme Corp./IG Laboratories Inc., WMX Technologies Inc./Rust International Inc., PacifiCorp/Pacific Telecom Inc., Dole Food Co. Inc./Castle & Cooke Holmes Inc., Parkway Co./EB Inc., Ogden Corp./Ogden Projects Inc., Wassall PLC/General Cable Corp., Burlington Resources Inc./Diamond Shamrock LP., Adia SA/Adia Services Inc., National Intergroup Inc./FoxMeyer Corp., Holderbank Financierer Glarus AG/Holnam Inc. H&Q reviewed the premiums paid in such transactions, and it noted that the average premium paid over the trading price one day prior to the announcement of the transaction in the foregoing transactions was 23.5%; the average premium paid over the trading price one week prior to the announcement of the transaction in the foregoing transactions was 27.5%; the average premium paid over the trading price four weeks prior to the announcement of the transaction in the foregoing transactions was 30.1%; and the average premium paid over the trading price six months prior to the announcement of the transaction in the foregoing transactions was 41.7%. H&Q determined that the Reincorporation Merger consideration of approximately U.S.$4.35 (based on the Draxis closing price of U.S.$3.22 on July 24, 1996) represented a premium paid over the trading price one day prior to the announcement of the transaction was 28.6%; the premium paid over the trading price one week prior to the announcement of the transaction was 28.6%; the premium paid over the trading price four weeks prior to the announcement of the transaction was 25.3%; and the premium paid over the trading price six months prior to the announcement of the transaction was 131.0%.

     H&Q did not attempt to prepare any further quantitative valuation analyses based on this comparable transaction analysis because H&Q believed that any comparative multiples that might be derived based upon earnings or other financial data of such companies would not be meaningful. This view is based upon the same reasons that H&Q did not believe a quantitative comparison between DAHI and Draxis and the companies comprising the biotechnology/pharmaceutical group of comparable companies would be meaningful; namely that because the biotechnology companies in the Comparable Companies Analysis generally were not experiencing operating losses, a comparison of transaction multiples of operating earnings and net income would not be meaningful because of DAHI's operating losses.

     No company or transaction used in the above analyses is identical to DAHI, Draxis or the proposed Reincorporation Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values of the companies or company to which they are compared. The foregoing description of H&Q's opinion is qualified in its entirety by reference to the full text of such opinion, which is attached at Appendix F to this Joint Management Proxy Statement-Prospectus.

     CERTAIN RELATIONSHIP; TERMS OF ENGAGEMENT. H&Q, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     Pursuant to an engagement letter dated May 30, 1996, DAHI has agreed to pay H&Q a fee in connection with its services as financial advisor to the DAHI Independent Committee and the rendering of a fairness opinion. DAHI will be obligated to pay a fee of U.S.$125,000 upon the delivery of the fairness opinion, and one-half of such fee shall be credited against any other fees owing to H&Q. Upon consummation by DAHI of the Reincorporation Merger, DAHI shall pay H&Q a fee, payable in cash on closing, of approximately 2.5% of the value of the consideration to be received by DAHI stockholders in the Reincorporation Merger. DAHI has agreed to reimburse H&Q for its reasonable out of pocket expenses, and to indemnify H&Q against certain liabilities, including liabilities under the federal securities laws or relating to or arising out of H&Q's engagement as financial advisor.

VALUATION OF INDEPENDENT VALUATOR

     KPMG was engaged as of July 9, 1996 by DAHI, Draxis and DPI to provide a valuation to the DAHI Independent Committee to assess the range of fair market values of the DAHI Common Stock and the Draxis Common Stock. KPMG was considered qualified to make such assessment based on prior experience in such area. KPMG was considered independent of both Draxis and DAHI by the DAHI Independent Committee, based upon the fact that KPMG had not performed financial advisory services for Draxis, DPI or DAHI during the 24 months preceding the date of its engagement and the fact that there were, and are, no understandings, commitments or agreements between KPMG and Draxis, DPI or DAHI with respect to future business dealings. In 1995, KPMG provided two opinions to Draxis on the value of two series of Draxis Employee Participation Shares. Subject to vesting provisions, these shares are convertible into Draxis Common Stock based on the market price at the time of conversion provided this market price exceeds, by 25%, the fair market value of the Draxis Common Stock at the date of issue of Draxis Employee Participation Shares. Accordingly, the assignment was similar to an option valuation and KPMG did not value the overall operation of Draxis for such purposes. Total fees in respect of these opinions amounted to less than Cdn.$40,000. KPMG provided a formal valuation (the "Formal Valuation") to the DAHI Independent Committee. A copy of the Formal Valuation was provided by the DAHI Independent Committee to the Draxis Independent Committee after the Exchange Agreement was entered into. A copy of the Formal Valuation is available for inspection by any shareholder of DAHI during regular business hours at the offices of DAHI prior to the Special Meetings. The Formal Valuation was prepared by KPMG for the purpose of assisting the DAHI Independent Committee in connection with the Share Exchange and is not to be, and KPMG has not consented to it being, relied upon, circulated, quoted from or referred to by any other person or for any other purpose except for reference to the Formal Valuation herein.

     In connection with the preparation and delivery of the Formal Valuation, KPMG received a fee of Cdn.$95,000 plus additional fees related to Joint Management Proxy Statement-Prospectus disclosure and certain expense reimbursement payable by Draxis. If KPMG's engagement extends beyond September 30, 1996, additional professional fees may be charged. The fee is not contingent on any valuation outcome or on the success of the proposed Share Exchange. In addition, Draxis, DPI and DAHI have agreed to indemnify KPMG against certain liabilities, including any liabilities arising under applicable securities laws.

     In arriving at its opinion as to value with respect to the DAHI Common Stock and the Draxis Common Stock, KPMG relied upon information provided to it by management of DAHI and Draxis in addition to publicly-available information of which it was aware. Information relied upon included (i) financial statements, annual reports, and corporate tax returns; (ii) projections and business plans for the future operations of the companies; (iii) principal agreements affecting the operations of the companies; (iv) press releases, analyst reports and other publicly available information about the companies and the industries within which they operate; (v) reported price and trading activity for the DAHI Common Stock and the Draxis Common Stock; and (vi) discussions with senior management of both companies. KPMG has assumed and relied, without independent verification, upon the accuracy, completeness and fair presentation of all information provided to it by DAHI, Draxis and their affiliates, agents and representatives that was obtained by KPMG from publicly available filings of DAHI or Draxis, or that was otherwise publicly available. KPMG also assumed that all forecasts and projections provided to it or adjusted and revised by it in consultation with DAHI and the DAHI Independent Committee, Draxis or their agents or representatives were reasonably prepared on bases that reflect the best currently available estimates and judgements of future performance of DAHI and Draxis, respectively. KPMG's opinion was necessarily based upon the market, economic and general business and financial conditions prevailing at the valuation date (June 30, 1996) and the conditions and prospects of DAHI and Draxis as they are reflected in the public documents of DAHI and Draxis or in information provided to KPMG in respect of such companies, and any material changes therein would require a re-evaluation of that opinion. KPMG was not denied access to any information of which it was aware and which it considered necessary in arriving at its opinion of value.

     For the purposes of the Formal Valuation, fair market value was defined as the highest price available in an open and unrestricted market between informed, prudent parties acting at arms' length and under no compulsion to act, expressed in terms of money or money's worth. The Formal Valuation was based on an assessment of the operations of businesses and on rates of return considered reasonable, having regard to certain factors, including external industry and economic conditions which influence risks associated with such businesses and internal corporate factors which affect the future profitability of such businesses.

     KPMG believes that their valuation analyses should be considered as a whole and that selecting portions of the analyses could create a misleading view of the methodologies and approaches underlying their opinion. The preparation of their opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Any attempt to do so could lead to undue emphasis on any particular factor or analysis.

DAHI Valuation

     KPMG valued the issued and outstanding DAHI Common Stock as at June 30, 1996 after giving consideration to the impact of the dilutive effects from existing stock options, warrants and convertible debt rights that were exercisable at U.S. $4.00 or less, as well as from an assumed new equity financing at U.S. $3.00 per DAHI common share to provide DAHI with U.S. $6.7 million, the necessary capital to carry on its business (as if the Share Exchange were not consummated). Based on the scope of KPMG's review and subject to the assumptions and restrictions included in their report, it was their opinion that the proportionate EN BLOC fair market value per share of DAHI Common Stock, which are the subject of the Share Exchange, at June 30, 1996 ranges from Cdn.$4.10 to Cdn.$5.14, or Cdn.$4.62 at the midpoint (U.S.$3.01 to U.S.$3.77, or U.S.$3.39 at the midpoint), but before consideration of any minority discount.

     KPMG considered two basic approaches to determine the fair market value of DAHI; the going concern approach and the liquidation approach. Based upon discussions with management and its review of DAHI's reported financial position and the projected operating results of DAHI revised and adjusted by KPMG in consultation with DAHI and the DAHI Independent Committee, KPMG concluded that DAHI should be valued using a going concern approach. In valuing the DAHI Common Stock on a going concern basis, KPMG selected the discounted cash flow approach, rather than other methods of valuation such as those utilizing capitalized earnings, capitalized cash flow, net tangible assets and market comparables. Under the discounted cash flow approach, fair market value is based on the present value of expected net after-tax cash flow and the residual value of the business at the end of the projection period, discounted at an appropriate rate. KPMG selected the discounted cash flow approach primarily because of its focus on future, as opposed to historical results. As DAHI has been in the development stage since its inception and revenues have consisted primarily of gains on the disposal of non-operating investments, KPMG did not believe that DAHI's historical results were indicative of anticipated future results for DAHI given DAHI's anticipated transition to an operating company with sales and expenses related to the release of ANIPRYL-Registered Trademark-in the U.S. and Canada. The capitalized earnings approach was rejected due to the fact that DAHI has no history of revenue or earnings from which to assess the level of maintainable earnings. Similarly, the capitalization of maintainable cash flow approach was rejected because DAHI had no history of operating cash flows from which to assess a level of maintainable cash flows and because of the significant growth projected in the next five years. In rejecting the net tangible asset approach, KPMG believed that DAHI's nominal deficit position does not reflect the goodwill value inherent in the potential for future profits from the anticipated sale of ANIPRYL-Registered Trademark-. Lastly, the market comparable approach was rejected as a primary method for determining the value of DAHI given the difficulty of comparing DAHI to other companies in the animal health pharmaceutical industry and the fact that DAHI had no history of revenues or earnings from which to make such a comparison. KPMG used the market comparable approach, however, as a secondary approach to confirm the reasonableness of the values determined by them through the discounted cash flow approach.

     Using the discounted cash flow approach, KPMG determined that the EN BLOC fair market value of DAHI as at June 30, 1996 was in the range of Cdn.$34.5 million to Cdn.$47.1 million. Net-after tax cash flow was based on DAHI management's January 1996 five-year projection updated to the Formal Valuation date and extended to ten years for valuation purposes by KPMG in consultation with DAHI and the DAHI Independent Committee. KPMG used a discount rate in the range of 30-35% for the first five years of the projection for the purposes of discounting cash flows. The discount rate took into account several factors reflecting risks or opportunities specific to DAHI. KPMG increased its discount rate to a range of 35-40% for the last five years of the projection given the uncertainty over time with respect to future cash flows and the risk that as ANIPRYL-Registered Trademark- becomes more profitable, the chance of competition from alternative or generic drugs is increased. At the end of ten years, KPMG assumed that DAHI would have a residual value equal to 2.5 to 3.0 times expected cash flow in year 11. This residual value was discounted using a range of 35-40% and added to the present value of the cash flows from the ten year projection. In accordance with securities requirements in Canada, no downward adjustment was made to reflect the liquidity of the DAHI Common Stock, the effect of the Share Exchange or the fact that the DAHI Common Stock subject to the Share Exchange does not form part of a controlling interest.

     KPMG believes that the following additional factors, among others, are significant to an understanding of their valuation opinion for DAHI:

     - KPMG has made numerous assumptions and relied upon numerous assumptions made by DAHI management in the course of calculating values for DAHI, as detailed in the Formal Valuation report, and any deviation from these assumptions will have a significant impact on the calculations

     - KPMG believes that some of the significant assumptions made in calculating values for DAHI include (i) the projections used in the discounted cash flows approach reflect DAHI management and the DAHI Independent Committee's best estimate as to expected future operating results, but are subject to uncertainty with respect to competitive products entering the market, regulatory approval for ANIPRYL-Registered Trademark- in the U.S., the strength of DAHI's patent rights, DAHI's reliance on third parties for manufacturing and distribution, and the level of market acceptance for ANIPRYL-Registered Trademark-; (ii) DAHI will be able to retain the services of senior management, in particular Dr. Stevens and Dr. Ruehl; and
          (iii) DAHI will be able to obtain sufficient financing to develop, market and distribute ANIPRYL-Registered Trademark-

     - DAHI is a single product company and its value could fluctuate significantly based on material events as they occur

     - KPMG has revised the Company's projections in consultation with DAHI Management and the DAHI Independent Committee

     - KPMG advises that DAHI or the relevant court may determine that the fair value to be paid to Dissenting Shareholders is different than the fair market values calculated by KPMG

     - DAHI may not have access to sufficient cash to pay fair value to all Dissenting Shareholders, although it is arranging for an irrevocable standby letter of credit in its favour to provide up to U.S.$2 million for this purpose, subject to its terms.

Draxis Valuation

     KPMG valued the issued and outstanding common stock of Draxis, to be issued to shareholders of DAHI in the Share Exchange, at June 30, 1996 after giving consideration to the impact of (i) Draxis owning 100% of the DAHI Common Stock after issuing approximately 5.8 million shares of Draxis Common Stock in exchange for the issued and outstanding DAHI Common Stock not already owned by Draxis through its subsidiaries or affiliates; (ii) the dilutive effects from existing Draxis stock options, warrants and Employee Participation Shares that were exercisable at Cdn.$4.75 or less; and (iii) the dilutive effects from existing DAHI stock options and warrants that were exercisable at Cdn.$5.46 (U.S.$4.00) or less, as exchanged for Draxis stock options and warranties as provided for in the Exchange Agreement. Based on the scope of KPMG's review and subject to the assumptions and restrictions included in their report, it is their opinion that the proportionate EN BLOC fair market value per share of the common shares of Draxis, to be issued to shareholders of DAHI in the Share Exchange, at June 30, 1996 ranges from Cdn.$3.79 to Cdn.$4.47, or Cdn.$4.13 at the midpoint (U.S.$2.78 to U.S.$3.28, or U.S.$3.03 at the midpoint), before consideration of any minority discount but after giving effect to the successful completion of the Share Exchange in accordance with the terms contemplated thereby.

     KPMG considered two basic approaches to determine the fair market value of Draxis; the going concern approach and the liquidation approach. Based upon discussions with management and its review of Draxis' reported financial position and the projected operating results of Draxis, KPMG concluded that Draxis should be valued using a going concern approach. In valuing the Draxis Common Stock on a going concern basis, KPMG selected the discounted cash flow approach to determine the fair market value of the pharmaceutical/health care business of Draxis and the net tangible asset approach to determine the fair market value of the net corporate assets of Draxis. The net tangible asset approach determines fair market value by adjusting the recorded book values of all assets and liabilities, other than those used in the pharmaceutical/health care business, to their fair market values as at the valuation date.

     KPMG selected the discounted cash flow approach to determine the fair market value of the pharmaceutical/health care business of Draxis, primarily because of its focus on future, as opposed to historical, results, noting that Draxis' historical results were unlikely to be indicative of future expected results. Because of Draxis' earnings fluctuating widely during the past five years, it was not felt that past earnings or cash flows were indicative of future potential of Draxis and, as a result, the capitalized earnings approach and the capitalization of maintainable cash flow approach were considered by KPMG and rejected. The net tangible asset approach, whereby tangible and identifiable intangible assets and liabilities are adjusted to their respective fair market values at the valuation date in order to determine the adjusted value of net equity, was used by KPMG to determine the fair market value of the net corporate assets of Draxis, but was rejected for purposes of valuating the pharmaceutical/health care business since KPMG believed there is goodwill inherent in the business operations of Draxis relating to expected future profitability on existing products and new products under development. Lastly, the market comparable approach was considered by KPMG and rejected as a primary method for determining the value of Draxis due to the difficulties in identifying comparable companies in the pharmaceutical industry. KPMG used the market comparable approach, however, as a secondary approach to confirm the reasonableness of the values determined by them through the discounted cash flow and net tangible asset approaches.

     The calculation of the fair market value of the shares of Draxis Common Stock in the Formal Valuation consisted of two components: the value of Draxis' pharmaceutical/health care business comprised the sale of existing products and development of new products to be brought to the market, and the value of Draxis net corporate assets comprised of cash on hand, investments in subsidiaries, including 100% of DAHI, and other assets and liabilities not required in the pharmaceutical/health care business operations. The value of the pharmaceutical/health care business was determined using a discounted cash flow approach and the value of investments in other assets and liabilities was determined using a net tangible asset approach.

     Using a discounted cash flow approach, KPMG determined that the fair market value of the pharmaceutical/health care business of Draxis, as at June 30, 1996, was in the range of Cdn.$48.8 million to Cdn.$57.9 million. Net after-tax cash flows were based on the projections prepared by Draxis management in April 1996 and updated as at the Formal Valuation date. KPMG selected discount rates of 23-28% for purposes of discounting the cash flows. The discount rate took into account several factors reflecting risks or opportunities specific to Draxis.
At the end of five years, KPMG assumed that Draxis would have a residual value equal to fifteen times expected cash flow. This residual value was discounted using a range of 23-28% and added to the present value of the cash flows from the five year projection.

     In determining the fair market value of Draxis' net corporate assets, KPMG adjusted their recorded book values to fair market value in order to calculate net tangible asset value. In adjusting the recorded book value of Draxis' 44% interest in DAHI to fair market value of Draxis' 100% interest in DAHI, KPMG determined the EN BLOC fair market value of DAHI using the discounted cash flow approach, adjusted to reflect a reduction in inherent risk associated with DAHI's projected financial results and that DAHI would have greater certainty of obtaining necessary financing. The value of these net corporate assets, based on a net tangible asset approach, was determined to be, as at June 30, 1996, in the range of Cdn.$71.2 million to Cdn.$85.8 million, which is comprised primarily of cash on hand and 100% of the DAHI shares. Adding the fair market value of the pharmaceutical/health care business to the fair market value of the net corporate assets results in an EN BLOC fair market value of Draxis in the range of Cdn.$120.0 million to Cdn.$143.7 million.

     KPMG believes that the following additional factors, among others, are significant to an understanding of their valuation opinion for Draxis:

     - KPMG has made numerous assumptions and relied upon numerous assumptions made by Draxis management in the course of calculating values for Draxis, as detailed in the Formal Valuation report, and any deviations from these assumptions will have a significant impact on the calculations.

     - KPMG believes that some of the significant assumptions made in calculating values for Draxis include (i) the projections used in the discounted cash flow approach reflect Draxis managements' best estimate as to expected future operating results, but are subject to uncertainty with respect to competitive products entering the market including generics, regulatory approvals for products in the development stages, the strength of patent rights held by Draxis, and Draxis' dependency on collaborative relationships; and (ii) the results of current negotiations with arm's length third parties for Draxis to acquire new products or distribution systems will not materially affect the valuation conclusions expressed herein.

     - KPMG's range of values for Draxis is comparable to the Cdn.$4.25 warrant issue price at which Draxis recently sold 3 million shares to the public.

Conclusion

     Based on the scope of KPMG's review and subject to the assumptions and restrictions included in the Formal Valuation, KPMG is of the opinion that the fair market values of all the issued and outstanding DAHI Common Stock, which are the subject of the Share Exchange, and Draxis Common Stock, to be issued to shareholders of DAHI in the Share Exchange, at June 30, 1996, before consideration of any minority discount and after dilution for issuance of common shares upon exercise of outstanding rights and, in respect of Draxis Common Stock only, after giving effect to the successful completion of the Share Exchange in accordance with the terms contemplated thereby, as described in their report, were as follows:

                 DAHI                                  DRAXIS
                 ----                                  ------
        Range            Midpoint              Range             Midpoint
        -----            --------              -----             --------

Cdn.$4.10 to Cdn.$5.14   Cdn.$4.62      Cdn.$3.79 to Cdn.$4.47   Cdn.$4.13

U.S.$3.01 to U.S.$3.77   U.S.$3.39      U.S.$2.78 to U.S.$3.28   U.S.$3.03


PRIOR VALUATION OF DRAXIS COMMON STOCK

     Draxis and its directors and senior officers know of only one appraisal or valuation made in the 24 months preceding the date of this Joint Management Proxy Statement-Prospectus that would constitute a "prior valuation" for Draxis for Canadian securities law purposes.

     In July 1995, a Canadian securities dealer delivered a report to a committee formed by Draxis and by an unrelated corporation to investigate a proposed combination of the businesses of Draxis and that third party, or of portions thereof. The report provided, among other things, an appropriate range of consideration payable in connection with the proposed transaction expressed as an exchange ratio of Draxis common shares for shares of the third party. As at the date of the report, the securities dealer was independent of Draxis and the third party.

     The report summarized several different approaches to assessing a fair exchange ratio of common shares of Draxis for shares in the third party. These approaches consisted of market value analysis, discounted cash flow analysis, and comparable company analysis, with particular reliance on the first two methods.

     The report concluded that on a market valuation basis Draxis common shares had a value of Cdn.$2.25 each, and, on a discounted cash flow basis, Cdn.$3.53 per common share. The report stated that a comparative analysis was somewhat tenuous because there were no directly comparable companies and there was a lack of meaningful price earnings ratios among those companies that were compared, but concluded that an implied comparable share value was Cdn.$5.50 per share. The proposed combination was never effected.

     The report was based on information available at the date of report and was subject to a number of important assumptions and qualifications and the values placed on the Draxis common shares in the report depend upon the analysis contained therein. Since the date of the report, the circumstances of Draxis have changed in a number of material respects. See "Business of Draxis". A copy of this prior valuation is available for inspection during regular business hours at the registered office of Draxis prior to the Special Meetings and a copy will be sent to any DAHI Shareholders upon payment of the expenses incurred by Draxis in printing and delivering such valuation.

INTERESTS OF MANAGEMENT

     Certain officers and directors of DAHI Missouri and their associates may be deemed to have an interest in the consummation of the Share Exchange. As of October 15, 1996, the directors and executive officers of DAHI Missouri beneficially owned 645,963 shares of DAHI Missouri Common Stock and 555,838 shares of Draxis Common Stock (excluding 700,000 shares issuable upon the exercise of DAHI Missouri stock options and warrants).

     As of October 15, 1996, the directors and executive officers of Draxis beneficially owned 499,633 shares of DAHI Missouri Common Stock and 1,813,610 shares of Draxis Common Stock (excluding 2,065,900 shares issuable upon the exercise of Draxis stock options and warrants).

     As part of the Share Exchange, the vesting of DAHI options held by those directors of DAHI who will cease to be directors of DAHI at the Effective Time, and who will be neither directors of nor employees of

DAHI or Draxis after the consummation of the Share Exchange, will be accelerated so that they vest immediately upon the mailing of this Joint Management Proxy Statement-Prospectus. Otherwise, the options would have vested incrementally over a period of years.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE SHARE EXCHANGE PLAN

     The following summary, based upon current law, is a general discussion of certain federal income tax consequences of the Share Exchange to Draxis, DAHI and holders of DAHI Common Stock assuming the Share Exchange is consummated as contemplated herein. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), applicable U.S. Treasury regulations thereunder and administrative rulings and judicial authority as of the date hereof, all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this summary. This summary applies to holders of DAHI Common Stock who hold their DAHI Common Stock as capital assets. This summary does not discuss all aspects of income taxation that may be relevant to a particular holder of DAHI Common Stock in light of such holder's specific circumstances or to certain types of holders subject to special treatment under the federal income tax laws (for example, foreign persons, dealers in securities, banks and other financial institutions, insurance companies, tax-exempt organizations, and holders who acquired DAHI Common Stock pursuant to the exercise of options or otherwise as compensation or through a tax-qualified retirement plan), and it does not discuss any aspect of state, local, foreign or other tax laws (but see "Canadian Federal Income Tax Consequences of the Share Exchange").

     No ruling has been (or will be) sought from the Internal Revenue Service as to the anticipated tax consequences of the Share Exchange. Gardner, Carton & Douglas, counsel to Draxis, has advised Draxis, and Wilson, Sonsini, Goodrich & Rosati, counsel to DAHI, has advised DAHI, that set forth below are in their respective opinions the material U.S. federal income tax consequences of the Share Exchange to Draxis, DAHI and holders of DAHI Common Stock assuming the Share Exchange is consummated as contemplated herein. HOLDERS OF DAHI COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE SHARE EXCHANGE, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

     THE SHARE EXCHANGE. It is a condition to the consummation of the Share Exchange that Draxis receive an opinion of its U.S. counsel, Gardner, Carton & Douglas, and that DAHI receive an opinion of its counsel, Wilson, Sonsini, Goodrich & Rosati, that the Share Exchange, pursuant to which DAHI Shareholders, other than Dissenting Shareholders, DPI and Draxis LLC, will transfer all of their shares of DAHI Common Stock to DPI in exchange for shares of Draxis Common Stock, will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code. These opinions do not bind the Internal Revenue Service or the courts and there can be no assurance that the Internal Revenue Service or the courts will not take a contrary position. The opinions of Gardner, Carton & Douglas and Wilson, Sonsini, Goodrich & Rosati, will be expressly based and conditioned upon certain opinions of other counsel, the accuracy of certain assumptions and the truth and accuracy of certain representations made to such counsel by Draxis and DAHI and certain holders of DAHI Common Stock and others as appropriate. Of particular importance will be certain opinions of other counsel, assumptions and or representations regarding: (a) the retention of a significant continuing equity interest in Draxis by the historic shareholders of DAHI, (b) the retention by DAHI of substantially all of its assets, (c) the ownership of certain shares of DAHI Common Stock, and (d) because Draxis and its affiliates did acquire shares of DAHI Common Stock and debt convertible into shares of DAHI Common Stock prior to the Share Exchange, that any and all acquisitions and transfers of shares of DAHI Common Stock and debt convertible into shares of DAHI Common Stock by or among Draxis and its affiliates prior to the Share Exchange were not in contemplation of and were separate and apart from and unrelated to the Share Exchange and at the time of any such acquisitions or transfers none of Draxis or any of its affiliates had any plans or had undertaken any negotiations to acquire 80% or more of the outstanding shares of DAHI Common Stock.

     In the event of a successful Internal Revenue Service challenge to the "reorganization" status of the Share Exchange, DAHI Shareholders would recognize gain or loss with respect to each share of DAHI Common Stock surrendered equal to the difference between the DAHI Shareholder's basis in such share and the fair market value, as of the Effective Time of the Share Exchange, of the Draxis Common Stock received in exchange therefor. In such event, a DAHI Shareholder's aggregate basis in the Draxis Common Stock so received would equal its fair market value, and his or her holding period for such stock would begin the day after the Share Exchange is implemented. As a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code, the Share Exchange will result in the following general federal income tax consequences:

     1. Draxis, DAHI and DPI will not recognize any gain or loss as a result of the Share Exchange.

     2. No gain or loss will be recognized by holders of DAHI Common Stock who exchange their DAHI Common Stock for Draxis Common Stock, except with respect to any cash received by DAHI shareholders in lieu of fractional shares of Draxis Common Stock.

     3. A holder of DAHI Common Stock who receives cash in lieu of a fractional share of Draxis Common Stock in the Share Exchange generally will be treated as if the fractional share had been distributed to such holder as part of the Share Exchange and then redeemed by Draxis in exchange for the cash distributed in lieu of the fractional share in a transaction qualifying as an exchange under Section 302 of the Code. As a result, a holder of DAHI Common Stock generally will recognize a capital gain or loss with respect to the cash payment received in lieu of a fractional share.

     4. Each holder's aggregate tax basis in the Draxis Common Stock received in the Share Exchange will equal his aggregate tax basis in the DAHI Common Stock exchanged therefor, decreased by the amount of any tax basis allocable to any fractional share interest for which cash is received.

     5. Provided that the DAHI Common Stock is held as a capital asset at the Effective Time, the holding period of Draxis Common Stock received in the Share Exchange in exchange therefor will include the holding period of such DAHI Common Stock.

     CROSS BORDER REORGANIZATION RULES. Since the Share Exchange consists of a transfer of shares of a U.S. corporation to a Canadian corporation in exchange for shares of a Canadian corporation, the rules contained in Section 367 of the Code relating to reorganizations involving foreign corporations will apply to the Share Exchange. Section 367 of the Code provides that under certain circumstances the rules described above relating to tax-free reorganizations will not apply where one or more of the corporations involved is a non-U.S. corporation. Under current rules, the Share Exchange will be governed under
Section 1.367(a)-3T of the U.S. Treasury Regulations, which provides that the transaction will not be recast as a taxable transaction as long as each of the following five conditions is met:

     1. The shares of Draxis Common Stock received in the transaction by DAHI Shareholders who are U.S. citizens or residents must represent 50% or less of both the total voting power and the total value of all Draxis Common Stock outstanding after the transaction;

     2. No more than 50% of each of the total voting power and the total value of the Draxis Common Stock is owned, in the aggregate, immediately after the transaction by U.S. persons who are either officers or directors of DAHI or who are 5% DAHI Shareholders (for purposes of this test, Draxis Common Stock owned by such DAHI officers, directors or Shareholders prior to the transaction also counts toward ascertaining whether the 50% threshold has been met);

     3. DPI or Draxis (or any other affiliate) must have been engaged in the active conduct of a trade or business that is substantial in comparison to the trade or business of DAHI for the entire 36-month period preceding the date of the transaction;

     4. Every U.S. DAHI Shareholder who, immediately following the Share Exchange, will own at least 5% of either the total voting power or the total value of the Draxis Common Stock (or DPI) must have entered into a "gain recognition agreement" pursuant to which he, she or it agrees to recognize for U.S. tax purposes all gain resulting from the transaction if, within the five-year period following the transaction, DPI disposes of its DAHI Common Stock or certain other events occur; and

     5. DAHI complies with certain reporting requirements following the transaction.

     DAHI and Draxis believe that these criteria will be met without any DAHI Shareholder being required to enter into a "gain recognition agreement", as described above. Nevertheless, if one or more of these conditions were not met, the transaction may be fully taxable for U.S. tax purposes. The opinions of Gardner, Carton & Douglas and Wilson, Sonsini, Goodrich & Rosati will rely specifically upon representations of Draxis and DAHI and their respective managements that each of these conditions is or will be met.

     BACKUP WITHHOLDING. To prevent "backup withholding" of federal income tax on any payments of cash to a holder of DAHI Common Stock in the Share Exchange, a holder of DAHI Common Stock must, unless an exception applies under the applicable law and regulations, provide the payor of such cash with such holder's correct taxpayer identification number ("TIN") on a Substitute Form W-9 and certify under penalties of perjury that such number is correct and that such holder is not subject to backup withholding. A Substitute Form W-9 will be provided to each holder of DAHI Common Stock in the letter of transmittal to be mailed to each holder after the Effective Time. If the correct TIN and certifications are not provided, a Cdn.$50 penalty may be imposed on a holder of DAHI Common Stock by the Internal Revenue Service, and any cash received by such holder may be subject to backup withholding at a rate of 31%.

     FEDERAL INCOME TAX CONSEQUENCES REGARDING DISSENTERS. There are no dissenters' rights under the Louisiana Act; rather, all DAHI Missouri Shareholders who wish to dissent must do so under the Missouri Act with respect to the Reincorporation Merger. See "Reincorporation Merger - U.S. Federal Income Tax Consequences of the Reincorporation Merger".

     FEDERAL INCOME TAX CONSEQUENCES RESULTING FROM DISSENT TO REINCORPORATION MERGER. In the event any DAHI Shareholders dissent to the Reincorporation Merger, it will be a condition to the tax opinions of Wilson, Sonsini, Goodrich & Rosati and Gardner, Carton & Douglas regarding the Share Exchange that all payments made to such dissenters be made by DAHI out of its assets, and not directly or indirectly by Draxis or DPI. If any payments are made by Draxis or DPI, directly or indirectly, to any DAHI Shareholder who exercises dissenters' rights under the Missouri Act with respect to the Reincorporation Merger, the Share Exchange could be treated as a fully taxable transaction to all shareholders, and the tax effects described above may not apply.

     THE DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND IS BASED ON EXISTING LAW AS OF THE DATE OF THIS JOINT MANAGEMENT PROXY STATEMENT-PROSPECTUS. SHAREHOLDERS OF DAHI ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE SHARE EXCHANGE (INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS).

ACCOUNTING TREATMENT

     Draxis intends to treat the Share Exchange as a "purchase" for accounting and financial reporting purposes. Purchase accounting requires the acquiror to determine the purchase price based on the consideration paid in the acquisition. The fair value of the acquired net tangible assets is recorded by the acquiror as of the date on which the acquisition is consummated. The excess of purchase price over net tangible assets acquired is required to be allocated among identifiable intangible assets. These identifiable intangible assets may include, among other things, incomplete technology, complete technology, brands and trade-marks, customer lists, employment contracts and copyrights. Any excess purchase price over the acquired net tangible assets that is not allotted to identifiable assets is classified as goodwill. The amounts recorded for intangible assets and goodwill are required to be amortized by systematic charges to income over the estimated periods of benefit and estimated useful life.

CANADIAN FEDERAL INCOME TAX CONSEQUENCES OF THE SHARE EXCHANGE PLAN

General

     The following summary describes generally the principal Canadian federal income tax consequences of the Share Exchange for Canadian holders (as defined below) of DAHI Common Stock assuming that the Share Exchange is consummated as contemplated herein.

     This summary is of a general nature only and is not intended to be, and should not be construed to be, legal or tax advice to any holder of DAHI Common Stock and no representation is made with respect to Canadian federal income tax consequences to any such holder. This summary assumes that the DAHI Common Stock held by each Canadian holder thereof is held as a capital asset and does not take account of rules that may apply to Canadian holders of DAHI Common Stock that are subject to special treatment under the INCOME TAX ACT (Canada) (the "Act") (including, without limitation, insurance companies, dealers in securities, certain retirement plans, financial institutions, tax exempt organizations and holders who are not Canadian holders (as defined below).

     Accordingly, holders of DAHI Common Stock should consult their own tax advisors with respect to their individual circumstances.

     This discussion is based upon the current provisions of the Act, the regulations adopted thereunder in force on October 15, 1996, all specific proposals to amend the Act and regulations publicly announced by the Minister of Finance (Canada) prior to October 15, 1996 and on the understanding of counsel of the current published administrative and assessing practices of and published by Revenue Canada, Customs, Excise and Taxation as they exist as of October 15, 1996. This summary is not exhaustive of all possible Canadian federal income tax considerations and except as mentioned above does not take into account or anticipate any prospective changes in tax law, whether by legislative, governmental or judicial action, and does not take into account provincial, territorial or foreign tax consequences which may differ significantly from those described herein.

     As used in this section, a Canadian holder of DAHI Common Stock means a shareholder that is a resident of Canada for the purposes of the Act and the current provisions of the CANADA-UNITED STATES INCOME TAX CONVENTION (1980) as amended by the Protocols signed on June 14, 1983, March 28, 1994 and March 17, 1995 (the "Treaty") and has always been so resident.

Taxation Consequences

     A Canadian holder of DAHI Common Stock will recognize a taxable capital gain or an allowable capital loss (as defined by the Act) on the exchange of DAHI Common Stock for Draxis Common Stock in an amount equal to seventy-five percent of the difference between the fair market value of the Draxis Common Stock received by the Canadian holder in exchange for DAHI Common Stock and the Canadian holder's adjusted cost base (as defined by the Act) of the DAHI Common Stock so exchanged. Any taxable capital gain realized will be subject to Canadian personal or corporate income tax rates. In the event an allowable capital loss is realized such a loss may be deducted by a Canadian holder in computing income for the year of disposition or the three preceding or any subsequent years (subject and in accordance with the rules contained in the Act) but only to the extent of taxable capital gains realized in those years.

     A holder that is a Canadian-controlled private corporation may be liable to pay an additional refundable tax of 6 2/3% in respect of taxable capital gains. The full amount of capital gains must be included in an individual holder's adjusted taxable income for the purpose of computing such holder's liability under the Act for alternative minimum tax.

     Dissenters. There will not be any dissenters under the Louisiana Act; rather, all DAHI Missouri Shareholders who wish to dissent may do so under the Missouri Act with respect to the Reincorporation Merger. See "Reincorporation Merger - Canadian Federal Income Tax Consequences of the Reincorporation Merger".

     Article XIII of the Treaty will normally apply to exempt a Canadian holder from U.S. capital gains tax provided the value of the DAHI Common Stock is not at the time of the Share Exchange derived principally from real property or interests therein situated in the United States and provided the holder does not have and has not had within 12 months preceding the Share Exchange a permanent establishment or fixed base available to such holder in the United States of which such stock was part or to which such stock pertains.

ISSUE AND RESALE OF DRAXIS COMMON STOCK TO BE RECEIVED IN THE SHARE EXCHANGE

     Canada

     Draxis has applied for orders and rulings from the relevant Canadian securities regulatory authorities to the effect that: (i) the issue of shares of Draxis Common Stock to DAHI Shareholders at the Effective Time in connection with the Share Exchange be exempt from the prospectus and registration requirements otherwise imposed by applicable Canadian securities laws; and (ii) provided that Draxis remains a "reporting issuer" for the purposes of relevant Canadian securities laws, such shares of Draxis Common Stock may be resold in Canada without restriction by a shareholder who is not a person or company or a group of persons or companies (a "control person") holding a sufficient number of shares of Draxis Common Stock to materially affect control of Draxis. The securities legislation of certain Canadian provinces provides a rebuttable presumption that a person or company is a control person in relation to a reporting issuer where the person or company, alone or in combination with others, holds more than 20% of the outstanding voting securities of the reporting issuer.

     United States

     The shares of Draxis Common Stock to be issued in connection with the Share Exchange will have been registered under the Securities Act. Such shares will be freely transferable under the Securities Act, except for shares issued to any person who is deemed to be an affiliate (as such term is defined for purposes of Rule 145 under the Securities Act, an "Affiliate") of DAHI at the time of the DAHI Louisiana Special Meeting. Persons who may be deemed to be Affiliates of DAHI include individuals or entities that control, are controlled by, or are under common control with DAHI and may include certain officers and directors of DAHI as well as principal shareholders of DAHI. Affiliates may not sell their shares of Draxis Common Stock acquired in connection with the Share Exchange except pursuant to (i) an effective registration statement under the Securities Act covering the resale of such shares, (ii) paragraph (d) of Rule 145 under the Securities Act or (iii) any other applicable exemption under the Securities Act. The registration statement filed by Draxis under the Securities Act in connection with the Share Exchange, of which this Joint Management Proxy Statement-Prospectus forms a part, does not cover the resale of shares of Draxis Common Stock to be received by Affiliates of DAHI in the Share Exchange.

     Pursuant to the Exchange Agreement, DAHI has agreed that at least 30 days prior to the Effective Time, DAHI will cause to be delivered to Draxis a letter identifying all persons who are or will be, at the time of the DAHI Record Date, Affiliates of DAHI. DAHI is obligated under the Exchange Agreement to use reasonable best efforts to procure written agreements ("Affiliate Agreements") from such persons containing appropriate representations and covenants intended to ensure compliance with the Securities Act. Draxis' obligations under the Exchange Agreement to effect the Share Exchange are conditioned upon the receipt of an Affiliate Agreement from each Affiliate so identified by DAHI.

QUOTATION OF DRAXIS COMMON STOCK ON THE TSE AND NASDAQ

     Subject to the approval and adoption by the Draxis Shareholders of the Draxis Common Stock Offering, and other requirements of the TSE and Nasdaq, the shares of Draxis Common Stock to be issued in connection with the Share Exchange, the Draxis Common Stock Offering and the Draxis Stock Option Plan Adjustment have been conditionally approved for listing on the TSE and on Nasdaq.

DELISTING AND DEREGISTRATION OF DAHI COMMON SHARES AFTER THE SHARE EXCHANGE

     If the Share Exchange is consummated, the DAHI Common Shares will be delisted from the TSE and Nasdaq and will be deregistered under the Exchange Act.

SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF MISSOURI AND CANADA

     General

     If the Mandatory Share Exchange is consummated, holders of DAHI Common Stock who do not exercise Dissenter's Rights under the Missouri Act will, at the Effective Time, have their DAHI Common Stock exchanged for shares of Draxis on a 1 to 1.35 ratio. DAHI is a corporation organized under the Missouri Act.
Draxis is a corporation organized under the CANADA BUSINESS CORPORATIONS ACT ("CBCA"). While the rights and privileges of shareholders of a CBCA corporation are, in many instances, comparable to stockholders of a Missouri corporation there are certain differences. The following discussion is a summary of certain material differences between the rights of shareholders under the Missouri Act and the rights of shareholders under the CBCA. The following summary does not purport to be complete and is qualified in its entirety by reference to the Missouri Act and the CBCA.

     Vote Required for Extraordinary Transactions

     Under the CBCA, certain extraordinary corporate actions, such as certain amalgamations, continuances, and sales, leases or exchanges of all or substantially all the property of a corporation other than in the ordinary course of business, and other extraordinary corporate actions such as liquidations, dissolutions and (if ordered by a court) arrangements, are required to be approved by special resolution. A special resolution is a resolution passed at a meeting by not less than two thirds of the votes cast by the shareholders entitled to vote on the resolution. In certain cases, a special resolution to approve an extraordinary corporate action is also required to be approved separately by the holders of a class or series of shares. The CBCA does not have a provision analogous to Section 116 of the Louisiana Act which permits mandatory share exchanges.

     Except with respect to certain mergers between "affiliate" parties under
Section 351.459 and with respect to a parent and certain subsidiaries under
Section 351.447, the Missouri Act generally requires the affirmative vote of holders of two-thirds of the voting power of outstanding shares of the Missouri corporation to effect a merger. Under the Missouri Act, holders of stock which is not by its terms entitled to vote on such a transaction are not entitled to notice of the meeting at which the proposed transaction is to be considered.

     Amendment to Governing Documents

     Under the CBCA, any amendment to the articles generally requires approval by special resolution, which is a resolution passed by a majority of not less than two-thirds of the votes cast by shareholders entitled to vote on the resolution. The CBCA provides that unless the articles or bylaws otherwise provide, the directors may, by resolution, make, amend or repeal any bylaws that regulate the business or affairs of a corporation. Where the directors make, amend or repeal a bylaw, they are required under the CBCA to submit the bylaw, or an amendment or a repeal of a bylaw to the shareholders at the next meeting of shareholders, and the shareholders may confirm, reject or amend the bylaw, amendment or repeal by an ordinary resolution, which is a resolution passed by a majority of the votes cast by shareholders entitled to vote on the resolution.

     Under the Missouri Act, amendments to the Articles of Incorporation generally require the approval of the holders of a majority of the outstanding stock entitled to vote thereon, with or without a resolution of the Board of Directors recommending the amendment to the Articles of Incorporation, at an annual or special meeting of the shareholders. Bylaws may be amended by a majority vote of the shareholders of the corporation, unless otherwise provided in the Articles of Incorporation to allow amendments by the Board of Directors.

     Dissenters' Rights

     The CBCA provides that shareholders of a CBCA corporation entitled to vote on certain matters are entitled to exercise dissent rights and to be paid the fair value of their shares in connection therewith. The CBCA does not distinguish for this purpose between listed and unlisted shares. Such matters include (a) any amalgamation with another corporation (other than with certain affiliated corporations); (b) an amendment to the corporation's articles to add, change or remove any provisions restricting the issue, transfer or ownership of shares; (c) an amendment to the corporations's articles to add, change or remove any restriction upon the business or businesses that the corporation may carry on; (d) a continuance under the laws of another jurisdiction; (e) a sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business; (f) a court order permitting a shareholder to dissent in connection with an application to the court for an order approving an arrangement proposed by the corporation; and (g) certain amendments to the articles of a corporation which require a separate class or series vote, provided that a shareholder is not entitled to dissent if an amendment to the articles is effected by a court order approving a reorganization or by a court order made in connection with an application for an oppression remedy.

     The Missouri Act provides that shareholders have the right, in some circumstances, to dissent from certain corporate mergers and other reorganizations and instead to demand payment of the "fair value" of their shares. For a more complete discussion of dissenters' rights, see "Reincorporation Merger-Dissenters' Rights".

     Oppression Remedy

     The CBCA provides an oppression remedy that enables the court to make any order, interim or final, to rectify the matters complained of where it is satisfied upon application by a complainant (as defined below) that: (i) any act or omission of the corporation or an affiliate effects a result; (ii) the business or affairs of the corporation or an affiliate are, have been or are threatened to be carried on or conducted in a manner; or (iii) the powers of the directors of the corporation or an affiliate are, have been exercised in a manner, that is oppressive or unfairly prejudicial to or that unfairly disregards the interest of any security holder, creditor, director or officer of the corporation. A complainant includes: (a) a present or former registered holder or beneficial owner of securities of a corporation or any of its affiliates; (b) a present or former officer or director of the corporation or any of its affiliates; and (c) any other person who in the discretion of the court is a proper person to make such application.

     Due to the breadth of the conduct which can be complained of and the scope of the court's remedial powers, the oppression remedy is very flexible and is sometimes relied upon to safeguard the interests of shareholders and other complainants with a substantial interest in the corporation. Under the CBCA, it is not necessary to prove that the directors of a corporation acted in bad faith in order to seek an oppression remedy. Furthermore, the court may order the corporation or its subsidiary to pay the interim expenses of a complainant seeking an oppression remedy, but the complainant may be held accountable for such interim costs on final disposition of the complaint (as in the case of a derivative action, which is described below).

     The Missouri Act does not provide for a similar remedy.

     Derivative Action

     Under the CBCA, a complainant may apply to the court for leave to bring an action in the name of and on behalf of a corporation or any subsidiary, or to intervene in an existing action to which any such body corporate is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the body corporate. Under the CBCA, no action may be brought and no intervention in an action may be made unless the complainant has given reasonable notice to the directors of the corporation or its subsidiary of the complainant's intention to apply to the court if the directors of the corporation or its subsidiary will not bring, diligently prosecute or defend or discontinue the action and the court is satisfied that (a) the complainant is acting in good faith; and (b) it appears to be in the interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued.

     Under the CBCA, the court in a derivative action may make any order it thinks fit, including an order requiring a corporation or its subsidiary to pay the complainant's interim costs, including reasonable legal fees and disbursements.

     Derivative actions may be brought in Missouri by a stockholder on behalf of, and for the benefit of, the corporation. Under the Missouri Rules of Civil Procedure, a stockholder must aver in the complaint that he or she was a stockholder of the corporation at the time of the transaction of which he or she complains, or that his or her shares thereafter devolved on him or her by operation of law. The complaint must also allege the efforts, if any, made by the stockholder to obtain the action he or she desires from the directors or comparable authority and, if necessary, from the stockholders and the reasons for his or her failure to obtain the action or for not making the effort.

     Shareholder Consent in Lieu of, and calling of, Meeting

     Under the CBCA, shareholder action without a meeting may be taken only by written resolution signed by all shareholders who would be entitled to vote thereon at a meeting. Special meetings of shareholders may be called by the board of directors, by a court or, in certain circumstances, requisitioned by holders of at least 5% of the outstanding shares.

     The Missouri Act allows shareholder actions to be taken by written consents signed by all shareholders entitled to vote with respect thereto.

     Director Qualifications

     Under the CBCA, a corporation having outstanding securities which were issued as part of a distribution to the public, must have not fewer than three directors and a majority of the directors must be resident Canadians. The CBCA also requires that at least two of the directors of such a corporation must not be officers or employees of the corporation or any of its affiliates. The Missouri Act does not have comparable requirements.

     Under the Missouri Act, a corporation must have not fewer than three directors unless otherwise provided by the corporation's Articles of Incorporation in which case it can have one or two directors. Directors can be elected for a term not to exceed three years.

     Fiduciary Duties of Directors

     Directors of corporations governed by the CBCA have fiduciary obligations to the corporation. Under the CBCA, the duty of loyalty requires directors to act honestly and in good faith with a view to the best interests of the corporation as a whole, and the duty of care requires that the directors exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Directors and officers who are a party to a material contract or proposed material contract with the corporation or who are a director or an officer of, or have a material interest in, any person who is a party to a material contract or proposed material contract with the corporation have a duty to disclose the nature and extent of such interest. If such interest exists, the director generally may not vote on any resolution to approve the contract. No such contract is void or voidable by reason only of the relationship if such interest is properly disclosed, the contract is approved by the other directors or by the shareholders and it was fair and reasonable to the corporation at the time it was approved.

     Directors of corporations incorporated or organized under the MISSOURI ACT have fiduciary obligations to the corporation and its stockholders. In fulfilling these fiduciary obligations, the directors must act in accordance with the so-called duties of "due care" and "loyalty". The duty of due care generally requires that the directors act in an informed and deliberative manner and that they inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of loyalty can be summarized as the duty to act in good faith in a manner which the directors reasonably believe to be in the interests of the stockholders. It generally requires that there be no conflict between duty and self-interest. No contract or transaction between a corporation and one or more of its directors and any other corporation in which the directors shall have financial interest shall be voidable if the material facts as to the director's relationship or interest in the contract or the transaction are disclosed or are known to the Board of Directors prior to a vote regarding the transaction is taken, and if the director abstains from the vote regarding the transaction, and if the transaction is approved by a majority of the "disinterested directors". i.e., directors without a financial interest in the transaction.

     Indemnification of Officers and Directors

     Under the CBCA, a corporation may, except in respect of an action by or on behalf of the corporation to procure a judgment in its favor, indemnify a director or officer, a former director or officer or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives (an "Indemnifiable Person"), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the Indemnifiable Person in respect of any civil, criminal or administrative action or proceeding to which the Indemnifiable Person is made a party by reason of being or having been a director or officer of such corporation or such body corporate, if: (a) the Indemnifiable Person acted honestly and in good faith with a view to the best interests of such corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnifiable Person had reasonable grounds for believing that his or her conduct was lawful. An Indemnifiable Person is entitled to such indemnity from the corporation if he or she was substantially successful on the merits in his or her defense of the action or proceeding and fulfilled the conditions set out in (a) and (b) above. A corporation may, with the approval of a court, also indemnify an Indemnifiable Person in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which such person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, if he or she fulfils the conditions set out in (a) and (b) above. The Draxis By-laws provide for indemnification of directors and officers to the fullest extent authorized by the CBCA.

     The DAHI Missouri Articles of Incorporation, as amended, require indemnification of the directors and officers to the fullest extent permitted by the MISSOURI ACT. Pursuant to the MISSOURI ACT, DAHI Missouri generally has the power to indemnify its present and former directors, officers, employees and agents against expenses, judgments and amounts paid in settlements incurred by and in connection with any suit to which they are, or are threatened to be made, a party by reason of serving such positions so long as they act in good faith and in a manner they reasonably believe to be in and not opposed to the best interest of DAHI Missouri, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is not available if such person is finally adjudged to be liable to DAHI Missouri for amounts paid in settlement unless and only to the extent the Court determines the indemnification is appropriate. Also, no indemnification shall be made to such person in respect of any claim in which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and to the extent that the Court determines that indemnity is proper.

     Anti-Takeover Provisions and Interested Stockholder Transactions

     The CBCA provides that, in the absence of an exemption, if any person offers to acquire shares that, if combined with shares already beneficially owned or controlled, directly or indirectly, by the offeror or an affiliate or associate of the offeror on the date of the offer, would exceed 10% of any class of issued shares of the corporation, the offeror must prepare and send a take-over bid circular to each shareholder of the corporation. Canadian provincial securities laws augment and clarify this requirement to in effect require a take-over bid offeror to offer the same consideration to all shareholders unless certain exemptions are available, which include limited private agreement purchases and limited market purchases.

     The CBCA does not impose any limitations on the rights of non-residents or foreigners to hold or vote Draxis Common Shares.

     The Missouri Act also provides certain restrictions between a domestic corporation and an "interested shareholder", which is defined to be one who is the beneficial owner, directly or indirectly, of 20% or more of the outstanding stock of the resident domestic corporation. Any "business combinations" involving a domestic corporation and an interested shareholder must first be approved by the domestic corporation's Board of Directors within sixty (60) days of when a written proposal by the interested shareholder is submitted to the Board of Directors.

     The Missouri Act also regulates "control share acquisitions", which are defined as acquisitions of blocks of stock which are deemed to give the acquiring shareholder a "control" voting block in the Missouri corporation. There are many exceptions to the control share acquisition rule, such as a private placement of a corporation's stock, but the control share acquisition statutes require the vote of a majority of the corporation's disinterested shareholders present at a meeting duly called to confer voting rights upon any such shares purchased in "control share acquisitions".

     The Missouri Act also does not impose any limitations on the rights of non-residents or foreigners to hold or vote their domestic corporation stock.

DISSENTERS' RIGHTS

     Under Section 131 of the Louisiana Act, which governs dissenters' rights in Louisiana, only existing shareholders may exercise the right to dissent from a transaction that is subject to dissenters' rights. At the time of the DAHI Louisiana Special Meeting, DAHI Missouri will be the sole shareholder of DAHI Louisiana. DAHI Missouri is the only entity that could exercise dissenters' rights under the Louisiana Act in connection with the Share Exchange Plan, and DAHI Missouri does not intend to exercise any such dissenters' rights. Thus, no dissenters' rights will be exercised under the Louisiana Act in connection with the Share Exchange Plan.

     This will not adversely affect the rights of DAHI Missouri Shareholders to exercise dissenters' rights under the Missouri Act in connection with the Reincorporation Merger. See "Reincorporation Merger - Dissenters' Rights".

VOTES REQUIRED

     Under Louisiana law, the affirmative vote of two-thirds of the votes cast in person or by proxy at the DAHI Louisiana Special Meeting is required for approval of the Share Exchange Plan. In addition, the Exchange Agreement requires that the Share Exchange Plan be approved by the affirmative vote of a majority of the votes cast in person or by proxy at the DAHI Louisiana Special Meeting by persons other than Draxis or its affiliates or related parties. The votes of directors and officers of Draxis who hold shares in DAHI will not be considered for this purpose. If persons entitled to cast votes representing a majority of the total voting power of DAHI Louisiana are present in person or by proxy at the DAHI Louisiana Special Meeting, a quorum will be present. Abstentions and broker non-votes will be considered present at the DAHI Louisiana Special Meeting for the purpose of determining the presence of a quorum but will have no effect on the vote in respect of the Share Exchange Plan.

     THE BOARD OF DIRECTORS OF DAHI MISSOURI HAS APPROVED THE SHARE EXCHANGE PLAN BY UNANIMOUS VOTE OF ALL DIRECTORS INCLUDING AN INDEPENDENT COMMITTEE THEREOF AND SUCH DIRECTORS UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF AND ADOPTION OF THE SHARE EXCHANGE PLAN. PROXIES SOLICITED BY DAHI MISSOURI FROM DAHI MISSOURI SHAREHOLDERS WHO HAVE BEEN GIVEN THE RIGHT TO VOTE SHARES OF COMMON STOCK OF DAHI LOUISIANA OWNED BY DAHI MISSOURI WILL BE VOTED TO APPROVE THE SHARE EXCHANGE PLAN UNLESS DAHI MISSOURI SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                          DRAXIS COMMON STOCK OFFERING

GENERAL

     As summarized in the discussion above on the Exchange Agreement, DPI is required to cause the exchange of 1.35 shares of Draxis Common Stock for each share of DAHI Common Stock pursuant to the Share Exchange. In order that DPI is able to carry out this obligation, DPI has entered into an agreement with Draxis (the "Draxis Share Delivery Agreement") whereby Draxis has agreed to issue additional shares of Draxis Common Stock and deliver such shares to Draxis' duly appointed transfer agent for issuance to DAHI Shareholders exchanging their shares of DAHI Common Stock with DPI.

     The Exchange Agreement also requires that existing options to acquire shares of DAHI Common Stock will be exchanged for options ("New Options") to acquire shares of Draxis Common Stock at the Exchange Ratio; provided, however, that such DAHI options held by those directors of DAHI who will cease to be directors of DAHI and who are neither directors of Draxis nor employees of DAHI or Draxis after the consummation of the Share Exchange shall be accelerated so that they vest immediately upon the mailing of this Joint Management Proxy Statement-Prospectus. Shares of Draxis Common Stock underlying the New Options will be qualified for distribution in the United States and Canada.

     Assuming that no dissenters' rights are exercised, approximately 5.8 million shares of Draxis Common Stock will be issued to DAHI Shareholders pursuant to the Share Exchange if it is consummated. This number of shares of Draxis Common Stock represents approximately 25% of the currently issued and outstanding shares of Draxis Common Stock.

     The Draxis Board, including the Draxis Independent Committee thereof, has concluded that it is in the best interest of Draxis and the Draxis Shareholders to enter into the Exchange Agreement and the Draxis Share Delivery Agreement. The acquisition of all of the shares of DAHI Common Stock will result, among other things, in expanded opportunities for the Draxis core business and, in the longer term, strengthen overall combined operations. See "Share Exchange Plan - Draxis Reasons for Transaction and Recommendation of Draxis Board".

VOTE REQUIRED

     Under the rules of the National Association of Securities Dealers, Inc., the affirmative vote of the holders of the majority of the outstanding shares of Draxis Common Stock represented in person or by proxy at the Draxis Special Meeting is required for approval of the Draxis Common Stock Offering. Abstentions and broker non-votes will be considered present at the Draxis Special Meeting for the purpose of determining the presence of a quorum but will have no effect on the vote in respect of the Draxis Common Stock Offering.

     THE BOARD OF DIRECTORS OF DRAXIS HAS APPROVED THE DRAXIS COMMON STOCK OFFERING BY UNANIMOUS VOTE OF ALL DIRECTORS INCLUDING AN INDEPENDENT COMMITTEE THEREOF AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF SUCH OFFERING. PROXIES SOLICITED BY DRAXIS WILL BE VOTED TO APPROVE THE DRAXIS COMMON STOCK OFFERING UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                       DRAXIS STOCK OPTION PLAN ADJUSTMENT

GENERAL

     The Draxis Stock Option Plan (the "Plan") provides that the Draxis Board may from time to time grant options to purchase shares of Draxis Common Stock to directors, officers and employees of Draxis and its subsidiaries. The maximum number of shares of Draxis Common Stock that may be issued under the Plan is 2,500,000. The Draxis Board determines the exercise price per share of Draxis Common Stock, the number of options which may be granted and all other terms and conditions of the stock options, in accordance with the applicable policies of any relevant regulatory authority or stock exchange. The exercise price of the options may not be lower than the market price of the shares of Draxis Common Stock on the TSE at the date of the grant and the options are exercisable for a period not exceeding ten years from their date of grant.

EXCHANGE AGREEMENT

     The Exchange Agreement provides that existing options to acquire shares of DAHI Common Stock will be exchanged for options to acquire shares of Draxis Common Stock at the Exchange Ratio; provided, however, that such DAHI options held by those directors of DAHI who will cease to be directors of DAHI and who are neither directors of Draxis nor employees of DAHI or Draxis after the consummation of the Share Exchange shall be accelerated so that they vest immediately upon the mailing of this Joint Management Proxy Statement-Prospectus.

     As of the date hereof, DAHI has 1,221,976 options outstanding. Based on an Exchange Ratio of 1.35, Draxis needs to reserve a minimum of 1,649,668 shares of Draxis for the exercise of the currently outstanding DAHI options. In addition, it will be necessary to recruit new employees at DAHI in connection with the launch of ANIPRYL-Registered Trademark- in the United States and additional options will be required to provide appropriate incentives. Draxis also plans to continue to seek synergistic acquisitions of companies, technologies, products and distribution rights which will build on Draxis' targeted niches in Canada and the United States. As Draxis expands and implements its strategy, additional options will also be required to provide appropriate incentives to new employees. Draxis currently has 1,449,274 options outstanding under the Plan with an approved maximum of 2,500,000. Accordingly, in order to satisfy the Draxis obligations under the Exchange Agreement and to recruit and provide incentives to new employees required to drive the growth of the combined entity, management of Draxis is recommending that the maximum number of Draxis shares to be reserved under the Plan be increased by 2,000,000, from 2,500,000 to 4,500,000. See also "Business of Draxis - Draxis Employee Participation Share Purchase Plan".

VOTE REQUIRED

     Under the rules of the TSE, the affirmative vote of the holders of the majority of the outstanding shares of Draxis Common Stock represented in person or by proxy at the Draxis Special Meeting is required for approval of the Draxis Stock Option Plan Adjustment. Abstentions and broker non-votes will be considered present at the Draxis Special Meeting for the purpose of determining the presence of a quorum but will have no effect on the vote in respect of the expansion of the Draxis Stock Option Plan.


                            BUSINESS OF DAHI MISSOURI

INTRODUCTION

     Deprenyl Animal Health, Inc. ("DAHI") was incorporated as DEPL Animal Food Supplements, Inc. under the laws of the State of Missouri in July 1990. In November 1990, DAHI changed its name to its current name. DAHI's principal executive offices are located at 10955 Lowell, Suite 710, Overland Park, Kansas 66210. (Telephone: (913) 338-2120).

BUSINESS OF DAHI

          ANIPRYL-Registered Trademark-

     DAHI was formed in July 1990, to continue the development and marketing research commenced earlier by Deprenyl Animal Health (Canada) Inc. ("DAH (Canada)"), a wholly-owned subsidiary of Draxis, relating to veterinary prescription applications of l-deprenyl for the United States and Canadian markets. DAHI is currently developing ANIPRYL-Registered Trademark-, a selegiline product, for use in veterinary prescriptive applications, particularly for use in dogs. The two indications being developed by DAHI are canine Cushing's disease and canine cognitive dysfunction. Canine Cushing's disease refers to increased blood cortisol and the presence of one or more typical clinical signs, such as change in appetite, obesity, frequent urination, abdominal distention, loss of hair, lethargy and other behavioural changes. Approximately 15,000 cases of canine Cushing's disease are diagnosed each year in Canada and 150,000 in the United States. Canine Cushing's disease is progressive and ultimately fatal and there are no approved drugs for treating this disease.

     Canine cognitive dysfunction syndrome refers to the onset in elderly pet dogs of two or more behavioural problems which are not due to the presence of a general medical condition such as cancer or organ failure. Owners of affected dogs often describe these symptoms as "senility" or "old age," but recent publications indicate that canine cognitive dysfunction is quite likely due to brain pathology similar to early-stage Alzheimer's disease in humans. Some typical signs include confusion, disorientation, decreased activity, changes in the sleep/wake cycle, inappropriate urination, and signs which suggest a decrease in the dog's interest in, or ability to interact with, its owner and environment. Approximately 150,000 older dogs in Canada and 1.5 million older dogs in the United States are afflicted with cognitive dysfunction each year.

     In September 1995, DAHI received from the Canadian Bureau of Veterinary Drugs ("BVD") its first regulatory approval for the use of ANIPRYL-Registered Trademark- in treating canine Cushing's disease. ANIPRYL-Registered Trademark-is being promoted by the Draxis sales force in Canada as a first line treatment for canine Cushing's disease. Marketing and sales efforts are directed towards small animal and mixed animal veterinary practices. DAHI filed its first complete New Animal Drug Application ("NADA") with the FDA on October 1, 1995 for the same indication and is also conducting Phase III equivalent trials to obtain regulatory approval to market ANIPRYL-Registered Trademark- for canine cognitive dysfunction. In May 1996, an application was filed with the BVD in Canada for the treatment of canine cognitive dysfunction with ANIPRYL.- Registered Trademark-

     DAHI's primary supplier of l-deprenyl for the production of ANIPRYL-Registered Trademark- is Chinoin Pharmaceutical and Chemical Works, Co. Ltd. ("Chinoin"), which owns approximately 5.2% of the outstanding DAHI Common Stock. DAHI purchases its supply of l-deprenyl from Chinoin under a supply agreement dated October 1, 1990, as amended (the "DAHI Chinoin Supply Agreement"). The term of the DAHI Chinoin Supply Agreement ends on the earlier of (i) November 22, 2003, and (ii) an earlier date upon the occurrence of an event of force majeure or certain other events. Under the DAHI Chinoin Supply Agreement, DAHI has committed to purchase a specified quantity of l-deprenyl from Chinoin during a four-year period commencing July 5, 1995 and is required to pay a 3% royalty on DAHI's net sales of l-deprenyl products in its territory for a three-year period ending on September 19, 1998. In 1995, DAHI announced that it had developed the data required to qualify an alternative source of supply for l-deprenyl. The data has been accepted by both the BVD and the FDA.

     In September 1992, the United States Patent and Trademark Office issued a patent to DAHI entitled "Use of l-deprenyl for Retention of Specific Physiological Functions". The patent claims specific uses of l-deprenyl for use in treating dogs. Similar patents have also issued to DAHI in Australia, New Zealand and at the European Patent Office. Four additional United States patents have also been issued to DAHI. Three of the patents cover several veterinary pharmaceutical uses of l-deprenyl and the fourth patent relates to immune system dysfunction in mammals. In March 1996, DAHI received from the United States Patent and Trademark Office a Notice of Allowance covering ANIPRYL-Registered Trademark- to extend the life expectancy of dogs. DAHI has filed similar patent applications in Canada, Japan and other jurisdictions. A seventh U.S. patent application was allowed in June 1996 covering an additional veterinary use of 1-deprenyl.

     The composition of matter patent on 1-selegiline held by Chinoin in the United States and the product by - process patent in Canada have expired. Expiration of these patents held by Chinoin permits competition with DAHI by generic manufacturers, subject to required regulatory approval and provided such competition does not infringe DAHI's issued use patents. Other manufacturers are free to develop processes to manufacture 1-selegiline so long as the process does not infringe the process patents held by Chinoin. During 1995, DAHI became aware that Sanofi, S.A., a French subsidiary of Societe Nationale Elf Equitane ("Sanofi") has filed veterinary use patent applications in Europe disclosing uses of 1-deprenyl. DAHI believes that the subject matter of Sanofi's patent applications may contain claims that, if practised, could infringe DAHI's issued European patents. There can be no assurance at this time that Sanofi's applications will not issue or whether, if they issue, they will be dominated by DAHI's patents. DAHI may not be able to afford the expense of enforcing its proprietary rights or defending itself against infringement actions brought by other patent holders.

     During September 1994, DAHI entered into a manufacturing agreement with Fermenta Animal Health Company ("FAH"). The manufacturing agreement provides that FAH will manufacture ANIPRYL-Registered Trademark- for sale in the United States and Canada. Under the agreement, DAHI is required to purchase minimum annual quantities from FAH upon obtaining FDA approval to market ANIPRYL-Registered Trademark- in the United States. DAHI has retained the ability to seek additional manufacturers in the United States and Canada, subject to certain conditions. The term of the agreement is for five years from the date DAHI obtains FDA approval to market ANIPRYL-Registered Trademark- in the United States, but may be terminated earlier under certain conditions or on the occurrence of certain events. During 1995, DAHI established a second manufacturing site which is being used to supply the Canadian market. FAH was sold in late 1995, and DAHI and FAH have mutually agreed to terminate the manufacturing agreement, and thereafter DAHI will seek an alternate manufacturing partner.

     Under an agreement made in January 1996 (the "DAHI Distribution Agreement"), DAHI granted to DAHI Animal Health (Ontario) Inc. and DAHI Animal Health Inc., both wholly-owned subsidiaries of Draxis, the exclusive rights to distribute ANIPRYL-Registered Trademark- in Canada for an initial term of 10 years. Draxis has paid DAHI a fee of U.S.$468,750 for these Canadian rights, as well as U.S.$125,000 for reimbursement of expenses incurred by DAHI to prepare marketing materials for a Canadian launch of ANIPRYL-Registered Trademark-. Draxis and DAHI completed a training program for the Draxis sales representatives in January 1996 and ANIPRYL-Registered Trademark- was launched in Canada by Draxis in April 1996. Under the DAHI Distribution Agreement, DAHI will manufacture ANIPRYL-Registered Trademark- and will operate a technical support centre staffed with veterinarians to assure quality control and assist clinical veterinarians in Canada. The DAHI Distribution Agreement is renewable for an additional three year term. In the event that certain sales levels are not achieved, DAHI may distribute ANIPRYL-Registered Trademark- in Canada itself or appoint one or more additional distributors, or terminate the agreement. Draxis has guaranteed the performance of its subsidiaries under the agreement. DAHI continues to have the right to promote, sell and otherwise distribute the product, including in Canada, for non-prescription, over-the-counter distribution channels. Draxis expects to achieve the required sales levels but given its costs of launching the product, it does not expect that its distribution of this product will be profitable until 1997.

     DAHI is currently developing its marketing and distribution plan for the U.S. launch of ANIPRYL-Registered Trademark-. In addition, DAHI has entered into a license and supply agreement with Hoechst Veterinar GmbH providing for the registration and distribution of ANIPRYL-Registered Trademark- in certain European markets. Under this agreement, HVG will assume responsibility for obtaining European regulatory approval and will subsequently direct the European marketing and distribution efforts for ANIPRYL-Registered Trademark-. In return, DAHI will provide its proprietary intellectual property relating to ANIPRYL-Registered Trademark- and regulatory and technical expertise to assist in the registration and commercialization of ANIPRYL-Registered Trademark-. During 1994, DAHI received from HVG revenue totalling U.S.$150,000, which represents one of several milestones specified under the license and supply agreement. DAHI has announced its intention to regain its European rights ANIPRYL-Registered Trademark- and is currently evaluating alternative options for the registration and distribution of ANIPRYL-Registered Trademark- in Europe. However, a further milestone payment in the amount of U.S.$175,000 was paid by HVG in March 1996.

     DAHI's management is not aware of any other HPB/BVD or FDA-approved product available at this time which competes with ANIPRYL-Registered Trademark-. If the FDA approves ANIPRYL-Registered Trademark-, the 1988 generic animal drug law will offer marketing protection from veterinary generic applicants in the United States for a period of five years. However, that law does not prevent other companies from repeating the full clinical NADA process to seek FDA approval for a bio-equivalent product, nor does it prohibit human generic versions of ANIPRYL-Registered Trademark- from being sold to veterinarians. Any such competitor would be subject to DAHI's U.S. patent rights.

     DAHI's management believes, but are not yet certain, that DAHI has completed its clinical trial work in developing ANIPRYL-Registered Trademark-for treating canine Cushing's disease. While DAHI has received marketing approval for this indication from the BVD, its completed NADA for Cushing's disease is still pending at the FDA. During 1996, DAHI has continued its Phase III (equivalent) pivotal clinical trial evaluating the treatment of canine cognitive dysfunction with ANIPRYL-Registered Trademark- for the FDA. The NADA for canine cognitive dysfunction is dependent, in part, on DAHI's ability to obtain additional funding for 1997 and thereafter.

PRICE RANGE AND TRADING VOLUME OF DAHI COMMON STOCK

     NASDAQ BULLETIN BOARD (QUOTED IN US$)

1996                     High           Low                Volume
----                     ----           ---                ------

October 1 - 15        $  4           $  3    3/4           77,470
September                4 1/8          3    3/4           91,500
August                   4 1/8          3    5/8          122,500
July                     4 1/8          2    3/4          365,000
June                     4 3/4          3    5/8          296,000
May                      4 7/8          3    7/8          256,500
April                    4 1/4          3    1/8          256,500
March                    3 1/4          2    3/4          109,100
February                 3 1/8          1  31/32          344,300
January                  2              1    3/4          114,500

1995

Fourth Quarter           2 1/8          1 1/2             134,100
Third Quarter            2 1/8          1 5/8              34,400
Second Quarter           2 1/8          1 1/2             561,701
First Quarter            2 3/8          1 1/2             368,905

     THE TORONTO STOCK EXCHANGE (QUOTED IN CDN.$)

1996                     High           Low                Volume
----                     ----           ---                ------

October 1 - 15        $  5.40        $  5.10               45,855
September                5.50           5.05               51,683
August                   5.55           5.00               75,773
July                     6.00           4.00              226,281
June                     6.40           5.00               56,676
May                      6.70           5.00              170,951
April                    5.75           4.25              120,034
March                    4.40           3.80               97,375
February                 4.20           2.70              120,614
January                  2.79           2.11               24,984


1995
----
Fourth Quarter           3.00           2.10               82,477
Third Quarter            3.20           2.10              166,278
Second Quarter           2.80           2.20              318,618
First Quarter            3.00           2.20              319,462


EMPLOYEES

     Currently, DAHI has eight employees, including Dr. David R. Stevens, President and Chief Executive Officer. DAHI utilizes the expertise of several prominent consultants in the animal health field to minimize overhead expenses during its development stage. DAHI is contracting with outside institutions and individuals for completing development tasks and for manufacturing. DAHI's management anticipates that it may be necessary to hire additional employees, which will require additional funding.

PROPERTIES

     DAHI leases 2,621 square feet of office space in Overland Park, Kansas at a rental rate of U.S.$3,479 per month. The lease expires on May 30, 1997. DAHI's management believe that these leased premises are not sufficient for the foreseeable needs of DAHI and that additional space will be required.

LEGAL PROCEEDINGS

     DAHI is not a party to any pending legal proceedings and no such threatened or pending proceedings are known to DAHI's Management.

        DAHI MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with DAHI's Financial Statements and Notes to Financial Statements for the year ended December 31, 1995 appearing elsewhere in this Joint Management Proxy Statement-Prospectus, as well as Management's Discussion and Analysis in DAHI's Form 10-K.

DAHI was formed on July 19, 1990 to assume the rights and continue the development and marketing research regarding the use of 1-deprenyl (ANIPRYL-Registered Trademark-) in animals previously performed by DAH (Canada), a wholly-owned subsidiary of Draxis. Draxis Pharmaceutica Inc. ("DPI"), also a wholly-owned subsidiary of Draxis, currently holds approximately a 30% equity interest in DAHI and Draxis LLC, a Delaware limited liability company owned 90% by Draxis and 10% by DPI, currently holds approximately a 14% equity interest in DAHI. Thus, Draxis affiliates currently own approximately 44% equity interest in DAHI. Draxis LLC holds convertible debt that could increase the ownership of Draxis affiliates to approximately 52% of DAHI.

Financial Condition

Total assets increased during the period from U.S.$1,560,092 as of December 31, 1995 to U.S.$2,214,847 as of June 30, 1996, due primarily to financing received in accordance with the Draxis Distribution Agreement (see discussion below). Also during the quarter, DAHI made additional sales of its product to Draxis and continues to build inventory levels.

Intangible assets increased from U.S.$442,877 as of December 31, 1995 to U.S.$466,992 as of June 30, 1996 primarily due to DAHI's program to obtain worldwide patent and trademark coverage for ANIPRYL-Registered Trademark-. Amortization of debt issuance costs associated with the 1994 and 1996 Draxis Financing, as defined below, also continue to reduce amounts recorded as intangible assets.

Results of Operations

On October 2, 1995, DAHI received regulatory approval from the Canadian Health Protection Branch Bureau of Veterinary Drugs ("BVD") to market ANIPRYL-Registered Trademark- in Canada. DAHI had its first veterinary pharmaceutical product sale for this indication in April 1996. Management believes that revenues from the marketing of ANIPRYL-Registered Trademark- in Canada should marginally reduce operating losses for 1996.

In January 1996, in order to obtain working capital through 1996 and to enhance its capability to market its first approved product in Canada, DAHI signed an agreement with Draxis providing Draxis a ten-year exclusive distribution right in Canada for ANIPRYL-Registered Trademark- (the "Draxis Distribution Agreement").

DAHI is awaiting action of the U.S. Food and Drug Administration with regard to its canine Cushing's disease application and is awaiting action of the BVD with regard to its canine cognitive dysfunction application. DAHI is continuing its U.S. pivotal (Phase III equivalent) clinical trial for canine cognitive dysfunction, at the current time, but lack of funds could curtail the clinical development of ANIPRYL-Registered Trademark-. There is no way to predict when, or if, regulatory approvals might be attained in the U.S. or the timing or magnitude of the revenues from marketing of DAHI's products in the U.S. or whether any such revenues will ever be realized.

Revenues totalled U.S.$75,114 and U.S.$890,326 for the three and six months ended June 30, 1996 compared to U.S.$22,077 and U.S.$77,228 for the three and six months ended June 30, 1995 and U.S.$2,249,170 for the period from July 19, 1990 (date of incorporation) to June 30, 1996. Interest and investment income will continue to be DAHI's primary source of income, although revenue from Canadian sales of ANIPRYL-Registered Trademark- is expected to increase in the coming months. Interest income temporarily increased subsequent to the receipt of funding from the Draxis Distribution Agreement but will continue to decline over time as a result of fewer funds being available for investment as DAHI continues its ANIPRYL-Registered Trademark- research and development program. DAHI will also continue to incur interest expense associated with the 1994 and 1996 Draxis Financings. (See discussion of the 1994 and 1996 Draxis Financings in "Liquidity and Capital Resources" below.) DAHI received other revenue of U.S.$125,000 during the six months ended June 30, 1996, from Draxis in accordance with the Draxis Distribution Agreement. DAHI also received other revenue of U.S.$175,000 during the six months ended June 30, 1996, from HVG in connection with the license and supply agreement DAHI signed in 1994.

Total expenses for the three and six months ended June 30, 1996 were U.S.$734,862 and U.S.$1,333,644 while total expenses for the three and six months ended June 30, 1995 and for the period from July 19, 1990 (date of incorporation) to June 30, 1996 were U.S.$780,616, U.S.$1,469,889, and
U.S.$12,957,697 respectively. Total expenses result primarily from research and development expenses associated with DAHI's pivotal (Phase III equivalent) clinical trial under the ANIPRYL-Registered Trademark- development program, development of the marketing and sales plan for the U.S. launch of ANIPRYL-Registered Trademark-, general operating expenses and interest expense resulting from the 1994 and 1996 Draxis Financings. Total expenses are expected to increase somewhat during the remainder of 1996, due to preparation for the U.S. marketing and sales of ANIPRYL-Registered Trademark- for canine Cushing's disease, continuation of the ANIPRYL-Registered Trademark- development program and extraordinary professional expenses incurred in connection with the Draxis combination. Operating expenses continue to remain within expectations.

Research and development expenses for the three and six months ended June 30, 1996 aggregated U.S.$347,608 and U.S.$617,433 compared to U.S.$400,418 and
U.S.$820,490 for the corresponding periods during 1995 and U.S.$6,258,258 for the period from July 19, 1990 (date of incorporation) to June 30, 1996. Research and development expenses relate primarily to activities required to obtain pre-marketing regulatory approval for ANIPRYL-Registered Trademark- for use in pet dogs.

During the three and six months ended June 30, 1996, DAHI incurred interest expense aggregating U.S.$84,630 compared to U.S.$155,874 for the corresponding period in 1995, and U.S.$613,152 for the period from inception to June 30, 1996. Interest expense is comprised of interest expense and amortization of debt issuance costs associated with the Draxis Financings. Debt issuance costs aggregating U.S.$155,200 are being amortized over the term of the debt using the effective interest method. (See discussion of Draxis Financings in "Liquidity and Capital Resources" below.)

DAHI had net losses of U.S.$659,748 or U.S.$0.09 per share and U.S.$443,318 or U.S.$0.06 per share for the three and six month periods ended June 30, 1996 compared to U.S.$758,639 or U.S.$0.12 per share and U.S.$1,392,661 or U.S.$0.21 per share for the three and six month periods ended June 30, 1995. Net losses for the period from inception to June 30, 1996 aggregate U.S.$10,708,527, or U.S.$1.72 per share.

DAHI is in discussions with Hoechst Veterinae to regain the European rights to the veterinary pharmaceutical ANIPRYL-Registered Trademark-. DAHI is currently evaluating the best alternatives to accelerate the availability of ANIPRYL-Registered Trademark- in Europe.

Liquidity and Capital Resources

As of June 30, 1996, DAHI had cash and cash equivalents of U.S.$1,488,552 of which U.S.$1,458,373 is held in U.S. and Canadian interest-bearing accounts and U.S.$30,179 is held in U.S. non-interest bearing operating accounts compared to U.S.$1,130,374 as of June 30, 1995.

In January 1996, in order to obtain working capital through 1996 and to enhance its capability to market its first approved product in Canada, DAHI signed an agreement with Draxis providing Draxis a ten-year exclusive distribution right in Canada for ANIPRYL-Registered Trademark-. As part of the Draxis Distribution Agreement, Draxis converted, at the request of DAHI, approximately U.S.$1.5 million of debt it had previously loaned DAHI in 1994 (the "1994 Draxis Financing") into common stock of DAHI at a renegotiated exercise price of U.S.$1.55 per share, and provided another U.S.$1 million to DAHI for operating capital in 1996 as convertible debt also with a conversion price of U.S.$1.55 per share (the "1996 Draxis Financing"). The repayment terms for the 1996 Draxis Financing are substantially equivalent to the terms described below for the 1994 Draxis Financing, with instalment payments commencing October 1, 1999 and ending October 1, 2003. As a result of the conversion of debt, Draxis through its affiliates, now owns approximately 44% of DAHI's common stock, with options to convert the remaining debt that if fully converted would provide Draxis with an indirect ownership position in DAHI of approximately 52%.

In connection with a loan agreement dated August 25, 1992 relating to DAHI's investment in Phoenix Scientific, Inc., DAHI was required to pay Draxis U.S.$250,000 on July 1, 1994 and U.S.$200,000 on October 1, 1994 pursuant to two promissory notes. DAHI was also required to pay DAH (Canada), a wholly-owned subsidiary of Draxis, U.S.$140,000 upon demand (collectively, the "Notes"). As of March 24, 1994 and subject to certain terms and conditions, DAHI and Draxis entered into the 1994 Draxis Financing whereby Draxis provided additional funding of U.S.$2,500,000 on May 1, 1994, to DAHI so that DAHI could continue pursuing the development and regulatory approval of ANIPRYL-Registered Trademark-. Contemporaneously, DAHI paid to Draxis an up-front fee of U.S.$155,200. Pursuant to the 1994 Draxis Financing, Draxis also agreed to extend the repayment of the Notes until 1997. Furthermore, the parties agreed to amend the Notes to provide that all amounts due thereunder may be converted at the option of Draxis, upon written notice to DAHI, into shares of DAHI Common Stock at U.S.$2.88 per share.

The portion of the 1994 loan, approximately U.S.$1.5 million, that was not converted in the 1996 Draxis Financing as part of the consideration for the Draxis Distribution Agreement is repayable as to (i) 60% of the outstanding amount in equal quarterly instalments payable on the last day of each quarter commencing January 1, 1997 and ending January 1, 2001, and (ii) 40% in a lump sum on January 1, 2001, together with interest thereon payable quarterly on the last day of each quarter at an annual rate equal to the prime rate plus 1% on the outstanding principal amount commencing on the date of the loan.

In addition, the remaining portion of the 1994 loan may be converted, upon written notice to DAHI, into: (a) shares of DAHI Common Stock at U.S.$2.88 per share; or (b) a participation interest, in increments of U.S.$250,000, payable in annual instalments until December 31, 2003. Participation interest is defined as an entitlement to receive an amount per annum until December 31, 2003 equal to (i) 28% of the converted principal and unpaid and accrued interest commencing the date of conversion by Draxis, if Draxis converts prior to the receipt by DAHI of FDA approval of ANIPRYL-Registered Trademark- but after receipt of BVD approval of ANIPRYL-Registered Trademark-; or (ii) 20% of the converted principal and unpaid and accrued interest commencing the date of conversion by Draxis, if Draxis converts after the receipt by DAHI of FDA approval of ANIPRYL-Registered Trademark- and BVD approval of ANIPRYL-Registered Trademark-. Participation interest payments will decrease to two-thirds of the amount required to be paid for the year ending December 31, 2004, and to one-third of such amount for the year ending December 31, 2005.

In the event a participation interest payment exceeds 50% of DAHI's pre-tax income during any fiscal year, the difference between the participation interest payment and 50% of such pre-tax net income shall be paid in the form of shares of DAHI Common Stock at the average price of U.S.$2.88 per share. Draxis has further agreed not to convert more than 50% of the loan into a participation interest in any calendar year. The 1996 Draxis Financing does not contain a provision for conversion into a participation interest. Under certain terms and conditions, DAHI shall be required to register any shares acquired by Draxis under any of the above-mentioned terms with the SEC.

Any additional debt incurred by DAHI, with a repayment term exceeding one year, shall be subordinated to DAHI's outstanding indebtedness to Draxis. DAHI may prepay any amounts outstanding at sixty (60) days written notice to Draxis, during which time Draxis retains the right to exercise any remaining conversion privileges.

The ability of DAHI to achieve its goal of bringing ANIPRYL-Registered Trademark- to the U.S. market for use in dogs is dependent, in part, upon DAHI's ability to raise adequate funding and to gain FDA regulatory approval of its product. There can be no assurance that the remaining capital will be sufficient to implement DAHI's objective of obtaining pre-marketing approval of ANIPRYL-Registered Trademark- in the U.S. DAHI has invested the proceeds from its financing activities primarily in short-term or liquid investments, so that DAHI will be able to assess its cash requirements as needed for its development plan during 1996. Insufficient funding may require DAHI to delay or eliminate expenditures relating to the marketing of the product and further development.

DAHI has considered options for additional funding. Based upon DAHI's current level of expenditures, DAHI has funds to support its development program through year-end 1996. The Board of Directors appointed a committee of independent members to evaluate any proposals that arose. The Committee retained an investment banking firm to assist with the analysis and negotiations of any such proposals. The Draxis acquisition offer was the only option available to DAHI.

PRINCIPAL SHAREHOLDERS OF DAHI MISSOURI

     DAHI Missouri's management believes no shareholder, other than DPI and Draxis LLC, owns, of record or beneficially, either directly or indirectly, more than 10% of any class of voting securities of DAHI Missouri. As a group, the directors and senior officers of DAHI Missouri own beneficially, directly or indirectly, 645,963 shares of DAHI Missouri Common Stock, representing approximately 8.56% of the outstanding shares of DAHI Missouri Common Stock as at October 15, 1996.

                           BUSINESS OF DAHI LOUISIANA

     DAHI Louisiana was formed in 1996 and currently has no assets or liabilities and carries on no business. If the Reincorporation Merger is approved by the DAHI Missouri Shareholder's, DAHI Louisiana will succeed to the assets and assume the liabilities of DAHI Missouri. The mailing address of DAHI Louisiana's registered office is 643 Magazine Street, New Orleans, Louisiana 70130. (Telephone: (504) 596-2791).

                               BUSINESS OF DRAXIS

INTRODUCTION

     Draxis was incorporated as Deprenyl Research Limited on October 13, 1987 under the laws of Canada. In May 1994, Draxis changed its name to the current name. On July 1, 1994, Draxis amalgamated with Bone Health Inc. under a plan of arrangement. On July 14, 1995, Draxis amended its articles to create an unlimited number of employee participation shares ("EP Shares"), issuable in series. The registered and principal office of Draxis is located at 6870 Goreway Drive, Mississauga, Ontario, L4V 1P1. (Telephone: (905) 677-5500).

     The following chart illustrates the corporate organization and jurisdictions of incorporation of Draxis as at August 3, 1996 and its significant affiliates and indicates each company's principal products:

                                  [FLOW CHART]

[Chart showing Draxis and its subsidiaries, its percentage holding in each subsidiary and the various products being marketed by each company.]

Note (1): Draxis Pharmaceutica Inc. is responsible for Canadian sales (outside Ontario) of ELDEPRYL-Registered Trademark-, PERMAX-Registered Trademark-, PROLOPA-Registered Trademark-, BRITAJECT-Registered Trademark- and TEGRETOL-Registered Trademark-.

OVERVIEW

     Draxis is an emerging Canadian-based pharmaceutical company. Draxis has no long-term or short-term debt and as at June 30, 1996 had cash reserves of approximately Cdn.$30 million. Draxis' primary activities are marketing and selling prescription pharmaceuticals and consumer health care products, as well as researching and developing new products for its own marketing use, or for licensing to others.

     Draxis' marketing operations in Canada currently focus on neurological, dermatologic and veterinary products. Sales of ELDEPRYL-Registered Trademark- and NOVO-SELEGILINE, used in the treatment of Parkinson's disease, comprised 78.6% of Draxis' total sales in 1995. In addition, Draxis has marketing rights to drugs in various stages of development for treating other conditions, including narcolepsy, scarring, osteoporosis and renal osteodystrophy. Draxis also has Canadian marketing rights to ALA Photodynamic Therapy and its potential applications. Of its developmental drugs, MODAFINIL, a drug for the treatment of narcolepsy, is at the most advanced stage, having successfully completed Phase III of its clinical testing. In the United States, Draxis' marketing operations focus on specific niches which include podiatric products which are marketed by its U.S. subsidiary, Draxis U.S. Inc., and consumer nutritional and personal care products, marketed through 30%-owned Stef International Corp.

     Draxis' Canadian research and development operations focus on developing specific topical drugs for world markets based on patented multilamellar liposome technology licensed to Draxis, and on obtaining regulatory approval for certain in-licensed products for which Draxis has exclusive Canadian rights. Research and development operations in the United States are carried out through DAHI.

TRADEMARKS

     The following words are registered trademarks of the corporations indicated below:


          ELDEPRYL-Registered Trademark- is a registered trademark of Somerset Pharmaceuticals, Inc.

          PERMAX-Registered Trademark- is a registered trademark of Eli Lilly and Company.

          PROLOPA-Registered Trademark- is a registered trademark of Hoffmann-La Roche Limited.

          BRITAJECT-Registered Trademark- is a registered trademark of Britannia Pharmaceuticals Limited.

          TEGRETOL-Registered Trademark- is a registered trademark of Ciba-Geigy Canada Ltd.

          ANIPRYL-Registered Trademark- is a registered trademark of DAHI.

          KERASAL-Registered Trademark- is a registered trademark of Spirig AG.

          PARLODEL-Registered Trademark- is a registered trademark of Sandoz
          Ltd.

          SYMMETRYL-Registered Trademark- is a registered trademark of The Dupont Merck Pharmaceutical Company.

          LAC-HYDRIN-Registered Trademark- is a registered trademark of Bristol-Myers Squibb Canada Inc.

Draxis' principal products, and their stages of development, are shown below:




            Product Name                                           Stage of Development                        Treatment for:
                                                                                                       Filed
                                                         Pre-clinical   Phase I   Phase II  Phase III

            Eldepryl-Registered Trademark-               -------------------------------------------------     Parkinson's
                                                                                                               disease

            Novo-Selegiline                              --------------------------------------------------    Parkinson's
                                                                                                               disease

            Permax-Registered Trademark-                 --------------------------------------------------    Parkinson's
                                                                                                               disease

            Prolopa-Registered Trademark-                --------------------------------------------------    Parkinson's
                                                                                                               disease

            Britaject-Registered Trademark- (1)          ---------------------------------------------------   Parkinson's
                                                                                                               disease

            Tegretol CR                                  ---------------------------------------------------   Epilepsy

            Tegretol Suspension                          ---------------------------------------------------   Epilepsy

            Anipryl-Registered Trademark- (Cushing's)    ---------------------------------------------------   Canine
                                                                                                               Cushing's
                                                                                                               disease

            Kerasal-Registered Trademark-                ---------------------------------------------------   Psoriasis

Products    Lipo-BASE-TM- products                       ---------------------------------------------------   Dry Skin
Being
Marketed    Tican Products                               ---------------------------------------------------   Dermatological
                                                                                                               products
 ..............................................................................................................

Products    Eldepryl-Registered Trademark- (liquid form) ---------------------------------------------------   Parkinson's
                                                                                                               disease
Under
            Anipryl-Registered Trademark- (Cognitive) (2)--------------------------------                      Canine cognitive
Development                                                                                                    dysfunction

            LipoTeca-TM-                                 -----------------------------                         Keloid scars

            Lipo-FORT-TM-                                ----------                                            Skin
                                                                                                               Inflammation

            LipoSporin-TM-                               ----------                                            Psoriasis

            Modafinil                                   ---------------------------------------------------   Narcolepsy

            One-Alpha D (2)                              -----------------------                               Secondary
                                                                                                               hyperparathyroidism

            ALA PDT (AK) (2)                             ----------------------                                Actinic
                                                                                                               Keratoses

            ALA PDT (Psoriasis) (2)                      ----------------------                                Psoriasis

            Ipriflavone (2)                              ----------------------                                Osteoporosis



(1) SOLD IN CANADA UNDER THE EMERGENCY DRUG RELEASE PROGRAM.
(2) LICENSOR IS RESPONSIBLE FOR ALL REQUIRED LABORATORY AND CLINICAL STUDIES.

     In connection with the July 1996 acquisition by Draxis of Tican Pharmaceuticals Ltd. the following dermatological products, which are currently being marketed, were acquired:

AQUACORT-Registered Trademark- Lotion (a mild topical cortico-steroid useful in sensitive areas, i.e. face and hair);

CANSCREEN-Registered Trademark- Lotion (a sunscreen);

PROCUTANE-Registered Trademark- Gel (a compounding base);

SALSEB-Registered Trademark- (Shampoo);

TIACID-Registered Trademark- Solution (a wart remover);

TIAMOL-Registered Trademark- Cream (a potent steroid used to treat severe dermatoses);

TILUB-Registered Trademark- Lotion (a moisturizer);

TILUB-Registered Trademark- Oil (a moisturizer);

TI-U-LAC-Registered Trademark- Lotion (a topical cortico-steroid/urea combination emollient);

TI-UVA-B-Registered Trademark- Lotion (a sunscreen); and

TI-U-LAC-Registered Trademark- HC (a cortico-steroid cream).


BUSINESS STRATEGY

     Draxis has focused on acquiring, developing for regulatory approval and marketing treatments for chronic conditions addressed primarily by specialized medical practitioners. Such conditions include Parkinson's disease, bone disease, sleep disorders and certain skin disorders. Draxis believes that products for chronic conditions, particularly where there are unmet needs, offer opportunities to generate substantial sales and profits, depending on factors such as market exclusivity and the product's ability to reduce overall health costs and improve quality of life. Draxis has acquired or developed most of its products based on these criteria. Draxis markets and sells a cluster of products used in treating Parkinson's disease. Draxis also has other neurological products in its pipeline in particular, for treating narcolepsy.

     Draxis has adopted a disease marketing strategy, particularly in the case of Parkinson's disease. This consists of an educational approach to Parkinson's disease whereby the Draxis sales force is trained to promote the appropriate therapy for the various stages of Parkinson's disease, which, in most cases, are addressed by products in Draxis' Parkinson's disease cluster.

     Recently, Draxis has targeted the veterinary market for chronic diseases in ageing household pets. DAHI's ANIPRYL-Registered Trademark- product is a veterinary application of ELDEPRYL-Registered Trademark-. Market research indicates that most pet owners view their pets as members of the family and are less sensitive to price than other segments of the market for veterinary products. Moreover, this market is not subject to cost containment measures being applied in the human pharmaceutical marketplace.

     Draxis has also targeted podiatry as a specific niche market in the United States. Many podiatrists in the United States are entitled to prescribe and sell products directly from their offices, rather than writing a prescription to be filled by a pharmacy. Draxis believes that this represents a unique marketing and distribution opportunity. In addition, some of Draxis' dermatological products may also be suitable for podiatric applications.

     Draxis' strategy is to continue to expand its marketing and selling operations in Canada and, increasingly, in the United States, for the purpose of enhancing profitability and shareholder value. In the process, it intends to continue to diversify its sources of revenues and decrease its reliance on ELDEPRYL-Registered Trademark- and NOVO-SELEGILINE. It intends to expand its business in several ways. Draxis will continue to pursue its research and development activities, most of which are focused on late stage products, such as MODAFINIL and LIPOTECA-TM-. These activities are expected to yield new products for the marketing operations in the next few years. Draxis is also seeking to collaborate with partners with an international presence for products in respect of which Draxis has worldwide rights, such as LIPOTECA-TM- and other products in earlier stages of development based on Draxis' liposome technology.

     Draxis also intends to increase its presence to the United States market by adding products to its podiatry division and, provided that the Share Exchange is consummated, by continuing to fund the development and launch of ANIPRYL-Registered Trademark- in the United States by DAHI.

     Lastly, Draxis will continue to seek synergistic acquisitions of companies, technologies, products and distribution rights which build on Draxis' targeted niches in Canada and the United States. When markets are favourable, Draxis' preference would be to acquire targets by issuing Draxis Common Stock as consideration and to use Draxis' cash to finance the research, development and the costs of new product launches that typically are associated with such acquisitions.

PRODUCTS BEING MARKETED

     NEUROLOGICAL PRODUCTS

     Parkinson's disease is a progressive, neurological disorder caused by the degeneration of specific neurons in the brain. These cells manufacture the essential neurotransmitter, dopamine. When sufficient degeneration of these cells occurs, Parkinson's disease results. Manifestations of the disease include akinesia (paralysis of the motor nerves), muscular rigidity, tremor at rest and a variety of postural abnormalities. While the disease itself is seldom fatal, victims generally die from other diseases as a result of their debilitated condition. Based on industry data, Draxis believes that approximately 70,000 Canadians suffer from Parkinson's disease. Treatment for Parkinson's disease is essentially symptomatic, involving drug therapy to correct or modify neurotransmitter imbalances.

     For the year ended December 31, 1995, drugs marketed by Draxis for the treatment of Parkinson's disease contributed Cdn.$14,194,973 to Draxis' annual revenues, representing approximately 85.3% of Draxis' total revenues for such year. For the six month period ended June 30, 1996, this percentage decreased to 76.7%.

          ELDEPRYL-Registered Trademark-

     ELDEPRYL-Registered Trademark- is a selective monoamine oxidase-type B ("MAO-B") inhibitor and is used in the treatment of Parkinson's disease. MAO-B is an enzyme that degrades the structure of certain compounds, such as dopamine, which regulate various physiological functions, including certain aspects of central nervous system activity. Dopamine is a neurotransmitter which facilitates movement, posture, balance and walking. ELDEPRYL-Registered Trademark- has several common or generic names, including selegiline hydrochloride, selegiline and l-deprenyl. In addition to being marketed by Draxis in Canada, ELDEPRYL-Registered Trademark- is marketed by others in Switzerland, Sweden, France, Finland, Germany, Hungary, Italy, the United Kingdom, and the United States and other countries for the treatment of Parkinson's disease. ELDEPRYL-Registered Trademark- is also marketed in Italy for the treatment of Alzheimer's disease.

     Under a sublicense agreement dated February 9, 1988 (the "Somerset License") with Somerset Pharmaceuticals, Inc. ("Somerset"), Draxis acquired the exclusive right to use Somerset technology to commercialize ELDEPRYL-Registered Trademark- in Canada. Somerset, a pharmaceutical company owned by Mylan Laboratories Inc. and Watson Pharmaceuticals Inc., is licensed by Chinoin to market ELDEPRYL-Registered Trademark- in North America, Brazil, Chile and the Caribbean Islands (except Cuba). Chinoin is a major Hungarian pharmaceutical company controlled by Sanofi Winthrop, an alliance of Sanofi S.A. and Sterling Winthrop S.A.

     Under the Somerset License, Draxis is required to purchase for resale all selegiline, either in bulk or ready-to-administer form, from Somerset. The Somerset License will expire upon the expiration of Somerset's license with Chinoin, which expires on November 22, 2003 and may be renewed for successive five year terms with the agreement of the parties thereto. The Somerset License provides for the purchase by Draxis of product from Somerset at the cost of such product to Somerset and the payment of royalties to Somerset.

     Somerset is currently conducting an extensive research program with a Selegiline Transdermal System (STS) for which it owns several U.S. and worldwide patents. Somerset has completed Phase I and II trials and pivotal clinical trials are presently ongoing in Alzheimer's disease, Parkinson's disease and major depression.

     In January 1990, Draxis obtained regulatory approval from the HPB for the use of ELDEPRYL-Registered Trademark- as an adjunct to levodopa therapy in late-stage Parkinson's disease. Levodopa therapy is designed to treat defective dopamine transmitters which typically are associated with Parkinson's disease. In April 1992, the HPB approved ELDEPRYL-Registered Trademark- as a first line therapy in newly-diagnosed Parkinson's patients. In December 1992, ELDEPRYL-Registered Trademark- was listed on the Ontario Drug Benefit Formulary. In October 1995, Draxis received regulatory approvals from the HPB to market and sell a liquid formulation of ELDEPRYL-Registered Trademark-. Draxis has not yet determined when it will offer the liquid formulation for sale in Canada.

     In jurisdictions where ELDEPRYL-Registered Trademark- has been granted health regulatory approval, it is approved primarily for use as an adjunct to levodopa therapy in late-stage Parkinson's disease. However, studies have demonstrated that early treatment of Parkinson's disease with ELDEPRYL-Registered Trademark- significantly delayed the need for treatment with levodopa, the long-term use of which is known to have side effects. The United Kingdom has approved the use of ELDEPRYL-Registered Trademark- for early stage Parkinson's disease based on the results of these studies. However, there remains uncertainty as to whether ELDEPRYL-Registered Trademark- can itself actually delay the progression of Parkinson's disease.

     In the December 1995 issue of BRITISH MEDICAL JOURNAL, the Parkinson's Disease Research Group (the "PDRG") of the United Kingdom reported a significant increase in mortality over five years in patients with Parkinson's disease taking levodopa and selegiline compared with those taking levodopa alone.
Draxis has conferred with specialists in the treatment of Parkinson's disease, other companies selling ELDEPRYL-Registered Trademark- in other jurisdictions, and Somerset and has participated in or attended several expert panels on the subject. The European Medicine Evaluation Agency reviewed the PDRG's report at a special seminar on January 3, 1996 and recommended no change in prescribing patterns of selegiline. A special advisory board of Canadian and U.S. neurologists reviewed the PDRG's report on January 26, 1996 and concluded that the UK study had flaws and, as a result, also did not recommend any change in prescribing patterns of selegiline. It is too early for Draxis to determine whether the article in the BRITISH MEDICAL JOURNAL will affect sales in Canada of selegiline.

     In 1993, Draxis received Notices of Allegation from Apotex Inc. ("Apotex") and Genpharm Inc. ("Genpharm"). At that time, Draxis applied under the Patented Drugs Regulations to the Federal Court of Canada (Trial Division) (the "Court") for an order prohibiting the Minister of National Health and Welfare from issuing a Notice of Compliance to either Apotex or Genpharm until the issue of patent infringement of ELDEPRYL-Registered Trademark- has been resolved.

     On April 19, 1994, Draxis announced that the Court had dismissed its application against Apotex. The Court held that Draxis' process patent for ELDEPRYL-Registered Trademark- did not fall within the scope of the Patented Drugs Regulations. In April 1995, the Federal Court of Canada (Appeal Division) dismissed Draxis' appeal of the Court's decision. Draxis' application with respect to Genpharm was withdrawn. No determination has been made by the Court on the issue of patent infringement by Apotex or the validity of Draxis' process patent for ELDEPRYL-Registered Trademark-. Draxis intends to defend its patent rights by all appropriate legal means, including instituting proceedings, as warranted, for patent infringement against Apotex in the event that it commences to produce a generic version of ELDEPRYL-Registered Trademark- in Canada using the same process.

          NOVO-SELEGILINE

     In December 1993, Draxis entered into a five-year distribution agreement (the "Novopharm Agreement") with Novopharm Limited ("Novopharm") with respect to the sale of NOVO-SELEGILINE, a generic version of ELDEPRYL -Registered Trademark-. Under the Novopharm Agreement, Draxis records all sales of NOVO-SELEGILINE as revenues of Draxis and retains 50% of the net profit therefrom, before payment of the required royalty for the selegiline under the Somerset License. In addition, Novopharm retains responsibility for all aspects of the Canadian marketing and distribution of NOVO-SELEGILINE as Draxis' sole Canadian distributor. Novopharm must purchase all of its selegiline from Draxis. Draxis' purpose in entering into the Novopharm Agreement was to permit a generic version of ELDEPRYL-Registered Trademark- from which Draxis profits to be the first in the generic market. Draxis believes that this positions NOVO-SELEGILINE to retain a substantial portion of the Canadian market in the face of new generic competition.

     Draxis anticipates that another generic version of ELDEPRYL-Registered Trademark- will be introduced to the Canadian market by a competitor in the near future.

          PERMAX-Registered Trademark-

     In 1994, Draxis acquired an exclusive sublicense from Eli Lilly Canada Inc. ("Lilly") to market PERMAX-Registered Trademark- in Canada for the management of the signs and symptoms of Parkinson's disease. PERMAX-Registered Trademark- is a D(1) and D(2) dopamine receptor agonist that is used as adjunctive therapy to levodopa in the management of Parkinson's disease. When used in combination with other Parkinson's therapies, PERMAX-Registered Trademark- has been shown to reduce significantly the symptoms of the disease. PERMAX-Registered Trademark-has proven to be effective in allowing physicians to lower the necessary daily doses of levodopa, thereby alleviating some of the side effects of long-term levodopa therapy and helping retain a patient's functionality over a longer period of time. Lilly will continue to manufacture PERMAX-Registered Trademark-and to supply it exclusively to Draxis for marketing and distribution in Canada for an initial term ending on December 31, 1998. Subject to satisfaction of certain conditions, including achieving minimum net sales in 1996 and 1997 and other performance parameters, payment of a lump sum and agreement upon certain profit-sharing provisions, the term can be renewed for an additional 10 years. Lilly may terminate its manufacturing and supply obligations with two years notice to Draxis provided it grants Draxis an exclusive sublicense to manufacture PERMAX-Registered Trademark- for sale in Canada. Since 1994, Draxis has paid to Lilly Cdn.$3,500,000 for its sublicense and is using its Canadian sales force to promote the use of PERMAX-Registered Trademark- by Canadian neurologists and a selected group of family physicians as a unique addition to levodopa for the treatment of Parkinson's disease. Draxis believes it will be difficult to achieve the minimum sales targets in 1996 and 1997, which are conditions of renewal of the sublicense. As a result, Draxis is negotiating a renewal of its agreement with Lilly.

          PROLOPA-Registered Trademark-

     In 1990, Draxis began an exclusive promotion and sales arrangement with Hoffmann-La Roche Limited ("Roche"), a Canadian corporation, for the marketing in Canada of PROLOPA-Registered Trademark-, Roche's drug for the treatment of Parkinson's disease. PROLOPA-Registered Trademark- is a product containing levodopa. Under the agreement, Roche maintains the ownership and distribution rights for PROLOPA-Registered Trademark- and is responsible for all scientific, regulatory and manufacturing activities. Draxis is responsible, at its cost, for marketing PROLOPA-Registered Trademark-, including the development and production of all advertising, promotional, and detailing material. Roche may not authorize or grant the right to promote, market or detail the product in Canada to any other third party. Roche sets all pricing of the product and is responsible for its physical distribution. Draxis is entitled to commissions on sales, to be paid on a quarterly basis, ranging from 10% to 40%, depending upon the volume of net sales above certain prescribed levels. Draxis must spend a minimum amount of funds annually on marketing activities to support PROLOPA-Registered Trademark-. The initial term of the agreement expired in 1995, but Draxis has exercised its option to renew the agreement for a further five years. The agreement may be terminated if sales of PROLOPA-Registered Trademark- fall below a certain level in any year during the renewal term. For the year ended December 31, 1995, sales exceeded the prescribed level by 6%.

          BRITAJECT-Registered Trademark-

     BRITAJECT-Registered Trademark- is an injectable dopamine agonist used by the patient or care-giver to ameliorate abrupt and often unpredictable decreases in the mobility of patients afflicted with Parkinson's disease. Draxis is making BRITAJECT-Registered Trademark- available under the Canadian Emergency Drug Release Program. In May 1992, Draxis filed a New Drug Submission with the HPB in respect of BRITAJECT-Registered Trademark-. The HPB subsequently notified Draxis that the data submitted was insufficient for regulatory approval and requested the conduct of a sophisticated clinical trial. Draxis does not believe that the market size for this drug justifies the cost of such a study. Consequently,

BRITAJECT-Registered Trademark- will continue to be available only under the Emergency Drug Release Program. Draxis purchases BRITAJECT-Registered Trademark- from Britannia Pharmaceuticals Inc.

          TEGRETOL-Registered Trademark-

     In December 1994, Draxis entered into a promotion agreement with Ciba-Geigy Canada Ltd. for the promotion of TEGRETOL-Registered Trademark- CR to neurologists and general practitioners with a primary interest in neurology.
The agreement was renewed as of January 15, 1996 and TEGRETOL-Registered Trademark- Suspension was added. TEGRETOL-Registered Trademark- CR and TEGRETOL-Registered Trademark- Suspension are used in the treatment of epilepsy. The agreement remains in effect until December 31, 1996, subject to earlier termination by either party on three months notice. Draxis is responsible for promoting TEGRETOL-Registered Trademark- CR and TEGRETOL-Registered Trademark-Suspension to the physician target audience, based on the product promotion strategies developed by Ciba-Geigy Canada Ltd. The promotion agreement provides for a payment to Draxis for each call made by Draxis on a neurologist or targeted general practitioner, with bonus payments upon achievement of certain sales targets.

     PODIATRIC PRODUCTS

          KERASAL-Registered Trademark-

     In 1992, Draxis acquired the exclusive rights from Spirig AG ("Spirig") of Switzerland to market KERASAL-Registered Trademark- in Canada, the United States and Mexico. KERASAL-Registered Trademark- is a potent skin conditioning agent whose active ingredient, salicylic acid, is carried in a vehicle containing urea. KERASAL-Registered Trademark- ointment and solution are marketed by Draxis in Canada to dermatologists for use in pre-conditioning the skin prior to the main therapy for skin conditions such as psoriasis. It is used as alternating therapy with potent topical drugs to allow the skin to rest and overcome increasing resistance to therapy. The initial term of Draxis' agreement with Spirig expires on August 28, 2001, but it can be terminated earlier upon 12 months' notice, failing which the agreement extends year to year. Either party may terminate the agreement by written notice if minimum sales levels are not achieved. Draxis also has an option to manufacture KERASAL-Registered Trademark- after August 28, 1996 upon entering into a license agreement with Spirig. Such license must provide for a ten-year term, a deposit of 20,000 Swiss Francs and a royalty on net sales.

     In August 1995, Draxis formed a new division to market products exclusively to podiatrists in the United States. The first product for the division is a newly formulated version of KERASAL-Registered Trademark-. KERASAL-Registered Trademark- is used by podiatrists to treat patients with dry, cracked or callused skin on the dorsal and plantar surfaces of the foot. According to the American Podiatric Medical Association, approximately 19% of the American population has an average of 1.4 foot problems each year. Draxis believes that approximately 5% of U.S. residents experience corns or calluses each year. For 82% of the 12.5 million Americans who suffer from corns or calluses, podiatrists are the primary providers of treatments for such conditions. Podiatric physicians are the major providers of footcare services, providing 39% of all footcare in the United States. As people age, the prevalence of foot problems, such as corns, calluses and cracking skin increases. Patients with foot problems visit podiatric physicians an average of 3.7 times a year.

     In a clinical evaluation of KERASAL-Registered Trademark-, virtually all patients experienced moderate or complete response with few adverse side effects. Draxis began telemarketing to podiatrists late in the fourth quarter of 1995. Draxis officially launched the product in the United States on January 29, 1996 and began recording sales in February 1996. Given start-up, marketing and selling costs and the time required to achieve listing on managed care formularies, Draxis does not expect this division to become profitable until the second half of 1997.

          OTHER

     Draxis is currently developing a second product for use by podiatrists in the removal of plaster casts. Clinical evaluations and market research are currently underway and Draxis has filed a patent application for this product in the United States. Subject to favourable results, this second product is expected to be introduced in late 1996 or early 1997.

     DERMATOLOGICAL PRODUCTS

     In July 1992, Draxis acquired a 78.6% controlling interest in Lipopharm Inc. and, about a year later, Draxis acquired the remaining minority interest of Lipopharm Inc. Lipopharm Inc. was a development-stage Canadian pharmaceutical company with a patented liposome technology for enhancing the safety and therapeutic effectiveness of topical dermatological drugs. By using liposomes, drugs or nutrients can be encapsulated to target these active ingredients to the desired skin region. In connection with its acquisition of Lipopharm Inc., Draxis acquired from Mezei Associates Limited ("Mezei") the exclusive worldwide rights to produce, manufacture, fabricate, assemble, sell or otherwise promote Mezei's patented liposomed technology for a number of compounds and the right to grant sublicenses in respect thereto. Under the relevant license agreement, Draxis is required to pay to Mezei a royalty on net sales of all products using the proprietary liposome technology. Following the acquisition of all of the shares of Lipopharm Inc. in July 1993, Lipopharm Inc. was amalgamated with Draxis and now carries on business as Draxis' Lipopharm Division ("Lipopharm").

     The over-the-counter products which Lipopharm currently markets in Canada include the following: LIPO-BASE, LIPO-BASE WITH VITAMIN E and LIPO-BASE ANTI-AGING MOISTURIZER, which are over-the-counter products, and KERASAL-Registered Trademark- ointment and solution, non-prescription drug products launched in November 1992. Lipopharm has created unique skin care products based on its patented liposome technology. In LIPO-BASE, the liposomes carry moisture, emollients and nutrients that maintain the integrity of the skin's natural barrier. LIPO-BASE WITH VITAMIN E combines LIPO-BASE and Vitamin E.

     In July 1996, Draxis broadened its dermatology product line by purchasing privately held Tican Pharmaceuticals of Markham, Ontario for Cdn.$900,000 and Cdn.$200,000 worth of Draxis Common Stock. An additional Cdn.$200,000 will be payable by Draxis if Canadian sales exceed specified targets in the next 18 months. The acquisition provides Draxis with several prescription and over-the-counter dermatological compounds that have already received regulatory approval and are currently being sold in the United States and Canada. The Tican product line includes cortico-steroid cream and lotion, moisturizers, sunscreens, a compounding base and shampoos. Brand names include Aquacort-Registered Trademark-, Canscreen-Registered Trademark-, Tiamol-Registered Trademark- and Salseb-Registered Trademark-.

     VETERINARY PRODUCTS

     Draxis has targeted the veterinary market for chronic diseases in ageing household pets. Under the January 1996 DAHI Distribution Agreement, DAHI granted to DAHI Animal Health (Ontario) Inc. and DAHI Animal Health Inc., both wholly-owned subsidiaries of Draxis, the exclusive rights to distribute ANIPRYL-Registered Trademark- in Canada for an initial term of 10 years. Draxis has paid DAHI a fee of U.S.$468,750 for these Canadian rights and the purchase of start-up inventory, as well as U.S.$125,000 for reimbursement of expenses incurred by DAHI to prepare marketing materials for a Canadian launch of ANIPRYL-Registered Trademark-. ANIPRYL-Registered Trademark- is a selegiline product currently being developed by DAHI for use in veterinary prescriptive applications, particularly for use in dogs. The two indications being developed by DAHI are canine Cushing's disease and canine cognitive dysfunction.

     ANIPRYL-Registered Trademark- was launched by Draxis in Canada in April 1996 in the 2 mg, 5 mg and 15 mg doses. Canadian veterinary health regulatory approval of the 10 mg and 30 mg doses is expected in the near future. As of August 31, 1996, total sales of ANIPRYL-Registered Trademark- in Canada since its launch in April 1996 amounted to Cdn.$131,224. At this time, it is too early to predict the market acceptance which ANIPRYL-Registered Trademark- will ultimately achieve in Canada. Sales to August 31, 1996, may have been adversely affected by, among other factors, the summer holiday period. In addition, a sampling program was undertaken to introduce ANIPRYL-Registered Trademark- and raise awareness within the Canadian veterinarian community.

     CONSUMER HEALTH PRODUCTS

     In June 1995, Draxis U.S. Inc., a Delaware company wholly-owned by Draxis, acquired a 50% interest in New IHS, LLC ("IHS"), a limited liability U.S. network marketing company specialized in science-based consumer health products which carries on business as Innovative Health Systems. In August 1996, Draxis and the other IHS stakeholder, Decatur-McCallon Inc., sold their interest in IHS to Stef International

Corp. ("Stef") in exchange for Stef common shares, warrants to purchase Stef common shares and Stef debt convertible into Stef common shares, valued, in the aggregate, at Cdn.$2.25 million. The transaction resulted in Draxis acquiring a 30% equity stake in Stef, which would increase to 40% following the exercise of the warrants and conversion of the debt. Stef is a network marketing company operating in the United States which distributes nutritional and personal care products for women and men, including skin, shaving and hair care products. Network marketing is a business development opportunity for individuals to create their own business by building a network of distributors through which a company's products or services are distributed to the final consumer. Home based, independent distributors sell products or services to their relatives and friends and earn commissions on personal sales as well as on sales of distributors they recruit.

PRODUCTS UNDER DEVELOPMENT

     Draxis has rights to a number of products in various stages of development. Draxis has not received approval from any regulatory authority to market any of the products being developed by or for Draxis described below and there can be no assurance that Draxis will successfully commercialize any such products.

     DERMATOLOGICAL PRODUCTS

     Draxis, through its Lipopharm division, is developing a line of prescription products for the treatment of a variety of skin conditions, including psoriasis and atopic eczema, as well as a product used in wound healing, LIPOTECA-TM-.

     The most advanced liposomed product being developed by Draxis is LIPOTECA-TM-, which is intended to be used for the treatment of keloids. Keloids are abnormal scar formations which can occur following surgery, burns, trauma and skin infections. Based on independently-audited industry data, Draxis estimates that the worldwide market for LIPOTECA-TM- is approximately Cdn.$300 million.

     At the end of 1995, Draxis completed a Phase III multi-centered, double-blind, placebo-controlled, 55 patient trial for LIPOTECA-TM-, which was the first of two such trials planned. The final results of this clinical trial indicated that LIPOTECA-TM- demonstrated a statistically significant effect on the induration of well-established keloid scars. The study was conducted in two different centers by two independent certified plastic surgeons. The primary objective of the treatment of keloids is the reduction of indurations/elevation. Co-variance analysis indicates that LIPOTECA -TM- was statistically superior to its placebo liposome cream base. Draxis commenced the second multi-centered double-blind clinical trial in November 1995 designed to confirm the results of the first trial and expand the understanding of the efficacy of LIPOTECA-TM-. Draxis expects to complete the second clinical trial during the first half of 1997. Draxis has conducted an informal interim review of the data from the second clinical trial, which shows that there is an apparent difference between the two treatments only with respect to erythema (redness) of the keloid. At this time, it is too early to predict the statistical outcome of any of the variables in the second clinical trial. In 1996, Draxis intends to commence, subject to HPB approval, a clinical trial designed to demonstrate a preventative therapeutic effect of LIPOTECA-TM- in the treatment of surgically excised keloids.

     Draxis also has other liposome drugs in pre-clinical development, including LIPO-FORT-TM- and LIPOSPORIN. LIPO-FORT-TM- is a high-potency topical corticosteroid designed to reduce side effects, to enhance effectiveness and to lower the cost of therapy compared to currently available corticosteroid treatments. Corticosteroids are used to treat certain skin inflammation conditions, including psoriasis. The National Research Council of Canada's Industrial Research Assistance Program ("IRAP") has committed Cdn.$200,000 to help finance the development of LIPO-FORT-TM-, to be disbursed in instalments between 1996 and 1998. LIPOSPORIN is a liposomal form of cyclosporin used for the treatment of psoriasis.

     In 1996, Draxis will increase its research and development efforts on liposomal drug delivery, which will be partially funded by the IRAP. Draxis will explore factors which optimize the efficacy of topical drugs encapsulated in liposomes. Although the results of this research will be relevant to other liposomed products, it should initially lead to a topical liposomed steroid cream. The liposomed formulation is expected to allow for a reduced level of active ingredient with an equivalent or a superior therapeutic value effect compared to traditional topical steroids. Such liposomal formulations may also be safer and more effective than competing products. These research efforts are still at the pre-clinical stage.

     OTHER

          MODAFINIL

     In November 1992, Draxis entered into a license agreement with Laboratoire
L. Lafon ("Lafon") for the right to market in Canada any product containing the compound MODAFINIL. Draxis has agreed to purchase from Lafon all quantities of MODAFINIL as Draxis may require during the term of the Agreement and Lafon has agreed to supply such product or allow Draxis to take over the manufacture of such product. The license agreement terminates in Canada 15 years after the date of the last HPB approval obtained for a dosage form of and/or a new indication for MODAFINIL in Canada.

     MODAFINIL regulates wakefulness, without cardiovascular effects, in patients with sleeping disorders such as narcolepsy. Narcolepsy is a primary sleep disorder characterized by uncontrolled episodes of falling asleep at unexpected times and conditions.

     No treatment for narcolepsy has been approved in Canada since 1959.
Current therapies for treating narcolepsy, such as amphetamine-like stimulants, are often addictive, may have undesirable side effects and may require increasing dosages to maintain therapeutic effectiveness. MODAFINIL is an original, new medication for narcolepsy with a novel mechanism unrelated to amphetamines. MODAFINIL, which has been approved in France under certain prescription requirements for the treatment of narcolepsy, has been shown to possess an acceptable safety profile. Lafon has informed Draxis that the drug has received extensive testing in Europe. The MODAFINIL license requires Draxis to pay royalty fees to Lafon based on Draxis' net sales of MODAFINIL. Draxis is required to make a further cash payment of U.S.$300,000 to Lafon upon receiving HPB approval to market MODAFINIL for the treatment of narcolepsy.

     In February 1996, Draxis reported statistically significant results of its year-long double-blind randomized placebo-controlled cross-over Phase III clinical study of MODAFINIL 200 mg and MODAFINIL 400 mg in the treatment of narcolepsy. The full results of this study have been used by Draxis to complete its New Drug Submission to the HPB for regulatory approval in Canada which was filed in August 1996. The results of those clinical trials have not yet been reviewed or approved by the HPB.

          ONE-ALPHA D(2)

     In March 1990, Bone Care International, Inc. ("Bone Care") granted to Draxis an exclusive Canadian license to market ONE-ALPHA D(2) for treating osteoporosis. Osteoporosis is a disease characterized by thinning and weakening of the bones to the point of spontaneous fracture. Its incidence increases with age and it occurs predominantly in women. Among its more common complications are broken hips and vertebra fractures. Draxis' management estimates that the cost of treatment of broken hips in Canada alone is more than Cdn.$100 million a year. The market for anti-osteoporosis drugs in Canada is based on the frequency of complications and is estimated by Draxis at between 500,000 and 800,000 patients. Current treatment of osteoporosis includes hormone replacement therapy and calcium supplements with Vitamin D and drug therapy. Based on independently audited 1995 industry data, there are about 286,000 visits per year to physicians for this diagnosis and approximately 198,000 prescriptions are written.

     Draxis owns approximately 3% of the outstanding common stock of Bone Care. In March 1996, the license was extended to cover ONE-ALPHA D(2) for other metabolic bone diseases, including renal osteodystrophy and secondary hyperparathyroidism. The license also covers all know-how developed by or on behalf of Bone Care relating to the use of ONE-ALPHA D(2) for those indications. No royalties are payable under this license. The initial term of the license agreement expires in March 2010. The term renews automatically thereafter from year to year unless terminated under certain conditions.

     ONE-ALPHA D(2) is a vitamin D compound licensed by Bone Care from the Wisconsin Alumni Research Foundation. The initial indication for which ONE-ALPHA D(2) is being developed by Bone Care is secondary hyperparathyroidism associated with end-stage renal disease. Multi-centered Phase III clinical trials will begin in 1996. Under its license agreement with Bone Care, Draxis is responsible for obtaining HPB approval for ONE-ALPHA D(2). Bone Care is required to provide reasonable technical and other assistance, including all data and information Bone Care submits to the United States FDA and any other regulatory agency to support its request for such approval in the United States. Draxis has agreed to purchase its requirements of ONE-ALPHA D(2) from Bone Care, subject to Draxis and Bone Care mutually agreeing to a supply price.

     Bone Care has launched a multi-centre Phase III clinical trial in the United States to confirm the efficacy and safety of One-Alpha D(2) as a treatment for secondary hyperparathyroidism associated with renal disease. Bone Care has scheduled this trial for completion in mid 1997. Draxis has not yet applied for Canadian health regulatory approval for ONE-ALPHA D(2) and is awaiting the results of Bone Care's clinical trials and regulatory approvals.

          IPRIFLAVONE

     In January 1995, Draxis acquired from Somerset the exclusive Canadian marketing rights to IPRIFLAVONE, a drug for use in treating osteoporosis. Somerset obtained these rights pursuant to an agreement with Chinoin whereby Somerset has been granted a license to market IPRIFLAVONE in North America. IPRIFLAVONE was developed by Chinoin, the developers of ELDEPRYL-Registered Trademark- , and is now marketed in several countries in Europe and Asia for treatment of osteoporosis. IPRIFLAVONE is currently in Phase II clinical trials for the United States and Canadian markets. Completed studies have already shown that IPRIFLAVONE inhibits loss of bone mass. Draxis will file an investigational new drug submission with the HPB as soon as Somerset has decided on the numbers of Canadian clinical centres which will participate in the clinical program.

     Draxis paid US$100,000 upon signing its agreement with Somerset and will be required to make additional payments of US$200,000 at the time Somerset files a new drug submission with the HPB and US$400,000 upon issuance of a Notice of Compliance by the HPB.

     Somerset has the right to terminate the IPRIFLAVONE license agreement if it does not receive approval to market and sell the product in the United States or Canada by January 2003 or if it determines to terminate clinical trials relating to IPRIFLAVONE for any reason. If the agreement between Somerset and Chinoin is extended or terminated, the agreement with Draxis governing IPRIFLAVONE will be extended to, or terminated on, the same date.

     Draxis will provide scientific and regulatory assistance to Somerset with respect to Canadian regulatory approvals for IPRIFLAVONE and will conduct certain research and development activities in Canada. Somerset will take overall responsibility, including financial responsibility, for research and development activity through the regulatory approval process in the United States and Canada. Draxis and Somerset will share equally in the profits from marketing and selling IPRIFLAVONE in Canada. Somerset will recover a part of its expenditures proportionate to the size of the Canadian market over time and at a pre-determined rate after regulatory approval has been achieved in Canada.

          ALA PHOTODYNAMIC THERAPY

     The information set forth in this paragraph and the fourth paragraph below is derived from public information disclosed by DUSA Pharmaceuticals, Inc. ("DUSA"). DUSA, formerly an affiliate of Draxis, has the worldwide rights to certain uses of photodynamic therapy ("PDT") utilizing 5-aminolevulinic acid ("ALA Photodynamic Therapy" or "ALA PDT-TM-") under a license (the "PARTEQ License") from PARTEQ Research & Development Innovations ("PARTEQ"), the licensing arm of Queen's University, Canada. Under the terms of the PARTEQ License, DUSA assumed responsibility for all clinical development and regulatory submissions relating to commercial exploitation of ALA PDT-TM-.

     In October 1991, DUSA, PARTEQ and Draxis entered into an agreement (the "ALA Assignment Agreement") under which DUSA assigned to Draxis its rights and obligations under the PARTEQ License insofar as they relate to Canada. In addition, DUSA has agreed to disclose to Draxis on an ongoing basis any technology available to DUSA and relating to the subject matter of the PARTEQ License which would assist Draxis in developing the Canadian market for ALA PDT-TM-. As consideration, Draxis has agreed to pay directly to PARTEQ 5% of all future lump sums, together with royalties which would otherwise be payable by DUSA in accordance with the PARTEQ License in respect of net Canadian sales of products and sublicensing revenues. As further consideration, Draxis agreed to reimburse to DUSA five percent of all lump sums previously paid by DUSA to PARTEQ under the PARTEQ License and to pay to DUSA a royalty of two percent of net Canadian sales of products.

     The initial term of this agreement expires on August 27, 1996 and is renewable on a year-to-year basis thereafter. Draxis has guaranteed the obligations of DUSA under the PARTEQ License. DUSA has agreed to use its reasonable best efforts to secure the release of this guarantee from PARTEQ. After FDA approval is obtained, DUSA will be required to pay minimum annual royalties to PARTEQ of up to Cdn.$100,000.

     In general, PDT is a two-step medical treatment. The first step involves the application of a drug (termed a photosensitizer) that collects preferentially in target tissue. The second step involves the application of controlled light to the photosensitized tissue. Energy from the light activates the photosensitizer, which destroys or alters the sensitized cells. The appropriate combination of drug and light can affect target tissue with relatively minimal damage to surrounding tissue. Patent applications to protect the use of ALA Photodynamic Therapy in treating various disorders have been filed in several countries and United States and Australian patents have issued.

     DUSA is developing ALA PDT in the treatment of several conditions, including AKs (precancerous skin lesions), acne and psoriasis (chronic skin disorder). Phase II clinical trials on AKs will be completed by the end of 1996. Phase III clinical trials on AKs are scheduled to being in late 1996. DUSA is also conducting Phase I/II clinical trials in the photodiagnosis of bladder cancer, endometrial ablation and hair removal.

SALES AND MARKETING

     Draxis markets its products in Canada using its Canadian sales force of thirteen full time representatives. The sales force in Canada calls on all neurologists and high prescribing general practitioners in the neurology area and on targeted dermatologists. Draxis is specialized in the area of movement disorders based on its cluster of Parkinson's disease products, ELDEPRYL-Registered Trademark-, PERMAX-Registered Trademark-, PROLOPA-Registered Trademark-, BRITAJECT-Registered Trademark- and TEGRETOL-Registered Trademark-for seizures. The Canadian sales force also calls on substantially all veterinarians in Canada with small animal or mixed animal practices to distribute ANIPRYL-Registered Trademark- on behalf of Draxis' animal health subsidiaries, DAHI Animal Health (Ontario) Inc., which markets ANIPRYL-Registered Trademark- exclusively in Ontario, and DAHI Animal Health Inc., which markets ANIPRYL-Registered Trademark- in all other Canadian jurisdictions.

     In the United States, Draxis has a contract sales organization comprised of 13 dedicated representatives and two sales managers who call exclusively on podiatrists. In addition, Draxis has contracted with a telemarketing service to reach podiatrists located in states with large podiatry concentrations outside of the key geographic areas covered by the representatives.

COMPETITION

     Draxis competes with fully integrated pharmaceutical companies, many of which have more financial and other resources and experience and expertise in research and development, manufacturing, testing, obtaining regulatory approvals, marketing and distribution. Smaller companies may also be significant competitors, particularly through their collaborative arrangements with other pharmaceutical companies and research institutions.

     Draxis is aware of several other products which are presently being used as an adjunctive therapy to levodopa for Parkinson's disease in the United States and Canada. These include PARLODEL-Registered Trademark- and SYMMETRYL-Registered Trademark-. Draxis believes that these products may compete with ELDEPRYL-Registered Trademark-, NOVO-SELEGILINE and PERMAX-Registered Trademark-. Draxis believes that the unique safety profile of selegiline in this treatment phase provides a significant competitive advantage. At this time, no other product competes with selegiline with respect to use as monotherapy for early use treatment in delaying the progression of symptoms requiring the use of a levodopa preparation. This delay provides a financial benefit to the patients and health care providers permitting patients to remain at work longer than would otherwise be possible. PERMAX-Registered Trademark- competes directly with PARLODEL-Registered Trademark- as a dopamine agonist providing several benefits for patients related to duration of action and potency. SYMMETRYL-Registered Trademark- and other similar products are used primarily to reduce mild symptoms and the tremor often associated with Parkinson's disease. Draxis is aware of competitive products to both ELDEPRYL-Registered Trademark- and PERMAX-Registered Trademark- that are currently in clinical testing and which may be approved for sale in the future, including cabergoline being developed by Pharmacia & Upjohn Incorporated, pramipexole being developed by affiliates of Boehringer
Ingelheim Canada Ltd., ropinirole being developed by Smith Kline Beecham and tolcapone being developed by affiliates of Roche.

     A time-released levodopa therapy has entered the Canadian market, which has been positioned as the replacement for the same non-time-released levodopa brand. Competition from this time-released product is likely to have an adverse impact on the growth of PROLOPA-Registered Trademark-. However, Draxis believes that its promotion of PROLOPA-Registered Trademark-, ELDEPRYL-Registered Trademark- and PERMAX-Registered Trademark- creates a strong position in the marketplace with a combination of products from one company dedicated to the treatment of the Parkinson's patient.

     Draxis expects generic competition to ELDEPRYL-Registered Trademark- to emerge in 1996. Draxis already has implemented part of its generic defense strategy in forming its strategic alliance with Novopharm, whereby Novopharm has been engaged to market and sell NOVO-SELEGILINE, a generic version of ELDEPRYL-Registered Trademark-, in Canada. In this manner, Draxis and Novopharm will maximize their combined share of this market and Draxis will participate in revenue from sales of a generic version of ELDEPRYL-Registered Trademark- by Novopharm. Draxis expects that NOVO-SELEGILINE will retain a substantial part of the generic selegiline market based on its early introduction.

     Draxis has maintained a strong cash position and it has no debt. Draxis endeavours to manage its expenses carefully and focuses on the development and marketing of products in its pipeline and on the acquisition of new products, either directly or through alliances and partnerships. Sales of PERMAX-Registered Trademark-, KERASAL-Registered Trademark- and ANIPRYL-Registered Trademark- are now adding to Draxis' basic revenue base and are reducing its dependence on ELDEPRYL-Registered Trademark-. Nevertheless, the introduction of a generic form of selegiline, other than NOVO-SELEGILINE, could have a materially adverse effect on Draxis' revenues and income. It is not possible at this time to predict the timing or magnitude of such effect.

     KERASAL-Registered Trademark- combines salicylic acid with a moisturizing vehicle for use on dry, cracked feet. There are several prescription products used to treat this condition which are more costly than KERASAL-Registered Trademark-, the main brand being LAC-HYDRIN-Registered Trademark-. In addition, the condition is treated by an array of cosmetic and over-the-counter moisturizers which are generally found to be less effective than the prescription alternatives.

     To Draxis' knowledge, ANIPRYL-Registered Trademark- is the only known treatment approved by the HPB for canine Cushing's disease. The animal health market place is served, generally, by veterinary, agricultural or animal health divisions of large international pharmaceutical and chemical companies which are involved in research and development activities. These companies may have resources available which would far exceed those available to Draxis and products resulting from their activities, may, in the future, compete directly with ANIPRYL-Registered Trademark-.

RESEARCH AND DEVELOPMENT

     During 1995, Draxis invested Cdn.$2,318,000 on research and development activities, as compared to Cdn.$2,079,000 during 1994 and Cdn.$2,722,000 during 1993. Draxis' affiliated company, DAHI, also continued to invest heavily in research and development in 1995 with expenditures of US$1,400,000.

     Draxis expects that its research and development expenses in 1996 will continue to increase as its new product development program continues to progress through the various clinical trial phases, new drug submissions, notices of compliance and, ultimately, marketing. In 1996, clinical studies will continue with MODAFINIL and dermatological liposomal formulations. A multicenter clinical study is being completed on the anti-narcoleptic effect of MODAFINIL. A second multi-centered double-blind clinical trial is being completed for LIPOTECA-TM- in the treatment of keloids.

PATENTS

     Draxis' policy is to protect its technology, inventions and improvements by, among other things, filing patent applications for technology which it considers important to the development of its business. Draxis also relies upon trade-secrets, know-how, continuing technological innovations and licensing opportunities to develop and maintain its competitive position. Historically, pharmaceutical companies have relied heavily upon patents to protect proprietary positions on drug products. Patent positions generally, including those of Draxis, can be uncertain and involve complex legal issues and factual questions. No assurance can be given that Draxis' patent applications or those that it has been licensed under will issue as or that any patents, if issued, will provide Draxis with adequate protection with respect to the covered products, technologies or processes.

     All of the products marketed by Draxis are licensed under one or more patents or patent applications. In addition, Draxis has patent applications for its own research efforts on file with the U.S. Patent and Trade-Mark office and in other jurisdictions, including Canada. There can be no assurance that any of the patent applications made by or for the benefit of Draxis will be approved or, if approved, will be as wide in scope as such patent applications or that the claims of any issued patent will withstand challenge.

     With respect to ELDEPRYL-Registered Trademark-, the basic Canadian patent covering an original process for preparing the active ingredient in ELDEPRYL-Registered Trademark- expired on May 18, 1988. A further process patent held by Chinoin, under which Draxis holds the Canadian rights, employs a more modern and efficient process for the preparation of the active ingredient and will expire on December 16, 2003. This later patent does not prevent a third party from entering the market with selegiline made using a different process, subject to obtaining health regulatory approvals.

     The University of Toronto Innovations Foundation has granted to Draxis an exclusive license for Canada and the United States to exploit the commercial opportunities resulting from original research by Dr. William Tatton and others covering the use of ELDEPRYL-Registered Trademark- to maintain, prevent loss or recover nerve cell function. Patent applications have been made in the United States and are pending. A patent on a method for rescuing damaged nerve cells resulting from hypoxia, ischemia, stroke and trauma has now been allowed in the United States and is pending in Canada.

     Draxis' exclusive liposome technology is covered by a number of patents held by Draxis' licensor Mezei which have issued in Canada, the United States, Europe and Japan.

DAHI FUNDING

     In March 1994, DAHI and Draxis entered into an agreement under which Draxis agreed to extend the maturities of certain promissory notes (the "Notes") issued by DAHI to Draxis in 1992 and provided a loan (the "1994 Loan") of US$2,500,000 to DAHI so that DAHI could pursue the development of ANIPRYL-Registered Trademark-. The 1994 Loan is repayable as to (i) 60% of the outstanding amount in equal quarterly instalments payable on the last day of each quarter commencing January 1, 1997 and ending January 1, 2001, and (ii) 40% in a lump sum on January 1, 2001, together with interest thereon payable quarterly on the last day of each quarter at an annual rate equal to the prime rate plus 1% on the outstanding principal amount commencing on the date of the loan. The 1994 Loan is convertible by Draxis at any time into shares of DAHI Common Stock at US$2.88 per share.

     In January 1996, in connection with entering into the DAHI Distribution Agreement, Draxis converted approximately half of the US$3.0 million then outstanding in respect of the Notes and the 1994 Loan into shares of DAHI Common Stock at Cdn.$2.11 (or US$1.55) per share and loaned US$1.0 million to DAHI (the "1996

Loan"). The 1996 Loan is convertible into DAHI Common Stock at the rate of Cdn.$2.11 (or US$1.55) per share and is repayable in instalments commencing October 1, 1999 and ending October 1, 2003. The conversion feature of the 1996 Loan was approved by the DAHI Shareholders, excluding votes cast by Draxis or any associate or insider of Draxis, in June 1996. As a result of the foregoing, Draxis indirectly holds approximately 44 percent of the shares of DAHI Common Stock, and its ownership could increase to approximately 52 percent of DAHI, on a non-diluted basis, through the conversion of the balance of the amounts outstanding under the Notes, the 1994 Loan and the 1996 Loan.

     The balance of the principal owing on the 1994 Loan and the Notes may be converted into: (a) shares of DAHI Common Stock at US$2.88 per share; or (b) a Participation Interest, in increments of US$250,000, payable in annual instalments until December 31, 2003. "Participation Interest" is defined as an entitlement to receive an annual amount until December 31, 2003 equal to (i) 35% of the converted principal and unpaid and accrued interest commencing on the date of conversion by Draxis, if Draxis converts prior to the receipt by DAHI of HPB approval of ANIPRYL-Registered Trademark- and prior to receipt of FDA approval of ANIPRYL-Registered Trademark-; or (ii) 28% of the converted principal and unpaid and accrued interest commencing the date of conversion by Draxis, if Draxis converts prior to the receipt by DAHI of FDA approval of ANIPRYL-Registered Trademark- but after receipt of HPB approval of ANIPRYL-Registered Trademark-; or (iii) 20% of the converted principal and unpaid interest commencing the date of conversion by Draxis, if Draxis converts after the receipt by DAHI of FDA approval of ANIPRYL-Registered Trademark- and HPB approval of ANIPRYL-Registered Trademark-. Participation Interest payments will decrease to two-thirds of the amount otherwise required to be paid for the year ending December 31, 2004, and to one-third of such amount for the year ending December 31, 2005.

     In the event a Participation Interest payment exceeds 50% of DAHI's pre-tax net income during any fiscal year, the difference between the Participation Interest payment and 50% of such pre-tax net income shall be paid in the form of shares of DAHI at the price of US$2.88 per share. Draxis has further agreed not to convert more than 50% of the 1994 Loan and the Notes into a Participation Interest in any calendar year. Under certain terms and conditions, DAHI shall be required to register any shares acquired by Draxis under any of the above-mentioned terms with the United States Securities and Exchange Commission.

     Any additional debt incurred by DAHI having a repayment term exceeding one year must be subordinated to DAHI's outstanding indebtedness to Draxis. DAHI may prepay any amounts outstanding on 60 days, written notice to Draxis, during which time Draxis retains the rights to exercise any remaining conversion privileges.

EMPLOYEES

     As of the date of this Joint Management Proxy Statement-Prospectus, Draxis had 41 full-time employees.

PROPERTIES

     All of Draxis' operations are conducted at leased premises. Since May 1994, Draxis has leased and is occupying an aggregate of 24,910 square feet of office and warehouse space located at 6870 Goreway Drive, Mississauga, Ontario L4V 1P1, at an aggregate rent of Cdn.$141,000 per year. The lease has a five-year term, expiring in May 1999.

PRINCIPAL HOLDERS OF DRAXIS COMMON STOCK

     Draxis' management believes no shareholder owns, of record or beneficially, either directly or indirectly, more than 10% of any class of voting securities of Draxis. As a group, the directors and senior officers of Draxis own beneficially, directly or indirectly, 1,813,610 shares of Draxis Common Stock, representing 7.7% of the outstanding shares of Draxis Common Stock as at October 15, 1996.

DESCRIPTION OF SHARE CAPITAL

     The share capital of Draxis currently consists of an unlimited number of shares of Draxis Common Stock, an unlimited number of Preferred Shares and an unlimited number of EP Shares, issuable in series, of which there are outstanding 23,375,220 shares of Draxis Common Stock, no Preferred Shares, 965,500 EP Shares, Series A and 555,000 EP Shares, Series B, in each case determined as at June 30, 1996.

     The following is a summary of the material rights, privileges, restrictions and conditions which attach to the Draxis Common Stock, the Preferred Shares and the EP Shares.

     COMMON SHARES

     Holders of shares of Draxis Common Stock are entitled to receive notice of and attend all annual and special meetings of Draxis Shareholders and to one vote in respect of each share of Draxis Common Stock held at such meetings. Draxis Shareholders are entitled to receive dividends if, as and when declared by the Draxis Board. Upon the liquidation, dissolution or winding up of Draxis or other distribution of Draxis' assets among its shareholders, Draxis Shareholders are, subject to the rights of any class of shares of Draxis, entitled to receive such assets rateably with the other Draxis Shareholders.

     PREFERRED SHARES

     The Preferred Shares are issuable in one or more series. Subject to Draxis' articles, the Board of Directors is authorized to fix by resolution, before issuance, the designation, rights, privileges, restrictions and conditions attaching to the shares of each series, including without limitation, any rights to receive preferential dividends, to receive notice of, attend and vote at meetings of Draxis' meetings of shareholders and to convert such shares into other securities. The Preferred Shares rank prior to the Common Stock and any other shares ranking junior to the Preferred Shares in the distribution of assets in the event of any liquidation, dissolution or winding up of Draxis. To date, no Preferred Shares have been issued by Draxis and no series of Preferred Shares has been authorized by the Board of Directors for issuance.

     EMPLOYEE PARTICIPATION SHARES

     The EP Shares are issuable in one or more series. Draxis has securities regulatory approval to issue a maximum of 2,000,000 such shares. Subject to Draxis' articles, the Board of Directors is authorized to fix by resolution, before issuance, the designation, rights, privileges, restrictions and conditions attaching to the shares of each series of EP Shares. EP Shares do not entitle the holders to vote at meetings of Draxis' shareholders, except where such right is conferred by the CANADA BUSINESS CORPORATIONS ACT. Draxis has created an unlimited number of EP Shares, Series A and an unlimited number of EP Shares, Series B.

     DIVIDENDS

     Holders of EP Shares are entitled to receive dividends, if, as and when dividends are paid on the Common Stock, in an amount per EP Share equal to the proportion of the amount of the dividend declared on each share of Draxis Common Stock that the subscription price of the EP Share is of the Fair Market Value of the Common Stock at the date of issuance of such EP Share. For purposes of the EP Shares, "Fair Market Value" of the Common Stock means, the average of the daily high and low board lot trading prices on the TSE on each of the five trading days immediately preceding the date on which the value is to be determined.

     CONVERSION

     In the event of any liquidation, dissolution or winding-up of Draxis; or on the Automatic Conversion Date (as defined below); or at the option of a holder on a Conversion Date (as defined below) other than the Automatic Conversion Date, the EP Shares will become shares of Draxis Common Stock, and the number of shares of Draxis Common Stock a holder receives on conversion is the number of shares of Draxis Common

Stock which is determined by multiplying the number of EP Shares held, or in the case of conversion on a Conversion Date other than the Automatic Conversion Date, the number of EP Shares which the holder elects to convert, by a fraction:

     (i) the numerator of which shall be the Employee Participation Share Value (as defined below) of an EP Share of a particular series as at the earlier of the Automatic Conversion Date and a Conversion Date, as the case may be; and

     (ii) the denominator of which shall be the Fair Market Value of a share of Draxis Common Stock as at the earlier of the two dates described in
          (i).

     For the purposes of the EP Shares, the "Automatic Conversion Date" means the date that is the fifth anniversary date of the date of issue of the EP Shares of a particular series and is the date on which all EP Shares of such series will, to the extent not theretofore redeemed, be converted into shares of Draxis Common Stock. "Conversion Date" means any business day following the date on which the EP Shares of a particular series were issued, provided, however, that no Conversion Date shall include a date other than the Automatic Conversion Date unless on or prior to such date the Minimum Vesting Period (as defined below) has expired and the Fair Market Value of the Common Shares on such date is at least twenty-five percent (25%) greater than the Fair Market Value of the shares of Draxis Common Stock on the issue date of the EP Shares of such series. "Minimum Vesting Period" means, except as otherwise agreed upon by the holder and Draxis, the period of time commencing at the time of issuance of the EP Shares of a particular series and ending on an anniversary date of such issuance and occurring in the following percentages:

     Year 1    -    20%
     Year 2    -    20%
     Year 3    -    20%
     Year 4    -    40%

     "Employee Participation Share Value" means the greater of (i) the amount, if any, by which the Fair Market Value of a share of Draxis Common Stock as at that time exceeds the Fair Market Value of a share of Draxis Common Stock as at the date on which the first EP Share of a particular series was issued; and (ii) the issue price.

     TRANSFERABILITY

     EP Shares are not transferable.

PRICE RANGE AND TRADING VOLUME OF DRAXIS COMMON STOCK

     The shares of Draxis Common Stock are listed on the TSE and are quoted on Nasdaq. The following table sets out the high and low sale prices on the TSE and on NASDAQ and the aggregate volume of trading on such exchanges of such shares for the periods indicated:

     THE TORONTO STOCK EXCHANGE (QUOTED IN CDN.$)


1996                     High           Low                Volume
----                     ----           ---                ------

October 1 - 15        $  4.20        $  3.75              111,636
September                4.40           3.85              338,507
August                   4.65           4.20              349,161
July                     4.80           3.40              449,982
June                     6.55           4.50              976,568
May                      5.60           4.57              517,965
April                    5.20           4.10              498,208
First Quarter            5.63           3.65            4,962,601

1995

First Quarter            2.80           1.90            1,690,690
Second Quarter           3.00           2.00              803,928
Third Quarter            3.35           2.10            1,584,746
Fourth Quarter           2.95           2.03            1,279,755

     NASDAQ (QUOTED IN U.S.$)

1996
----

October 1 - 15        $  3    1/8    $  2 11/16           309,516
September                3   1/16       2 13/16         1,569,103
August                   3    3/8       3  1/16         1,149,500
July                     3    1/2       2  9/16         2,615,690
June                     4    5/8       3  5/16         6,082,200
May                      3 15/16        3   3/8         2,292,200
April                    3.88           2.94            2,162,500
First Quarter            4.13           2.94           12,439,600

1995
----

First Quarter            2.00           1.3125          5,309,900
Second Quarter           2.25           1.3750          2,132,600
Third Quarter            2.50           1.5625          4,264,400
Fourth Quarter           2.25           1.4375          2,473,200


OUTSTANDING RIGHTS, OPTIONS AND WARRANTS

     In addition to shares of Draxis Common Stock issuable upon exercise of the options described under "Stock Plans" or upon conversion of the EP Shares held by employees, shares of Draxis Common Stock are issuable under certain agreements described below.

     In connection with entering into the Novopharm Agreement on December 10, 1993, Draxis issued to Novopharm 1,176,470 shares of Draxis Common Stock and 1,176,470 warrants. Each warrant is non-transferable and entitles Novopharm to purchase one share of Draxis Common Stock on or before December 10, 1997. If exercised prior to December 10, 1996, the exercise price is Cdn.$2.97 per share of Draxis Common Stock. Thereafter, the exercise price will be Cdn.$3.27 per share of Draxis Common Stock. On April 19, 1995, Novopharm agreed to amend the Novopharm Agreement by extending the term of the profit sharing formula to the end of the 1995 second quarter. In connection with this amendment, Draxis issued to

Novopharm warrants to purchase an additional 500,000 shares of Draxis Common Stock at Cdn.$2.09 per share of Draxis Common Stock, the closing price on the TSE on April 18, 1995. The warrants are non-assignable and expire on April 18, 2000.

     Shares of Draxis Common Stock are issuable to the former shareholders of Lipopharm Inc. The first tranche of shares is issuable if gross revenues of Lipopharm in any fiscal year ending December 31, 1992 through 1997 exceed Cdn.$2,000,000. The second tranche of shares is issuable if gross revenues of Lipopharm in any fiscal year ending December 31, 1992 through 1997 exceed Cdn.$4,000,000. The number of shares of Draxis Common Stock issuable under each of these tranches is equal to that number obtained by dividing Cdn.$393,221 by the average closing price of the Draxis Common Stock on the TSE for the 15 trading days immediately prior to the end of the month during which the gross revenue target was exceeded.

     Pursuant to an underwriting agreement dated as of April 22, 1996 between Yorkton Securities Inc., RBC Dominion Securities Inc. (collectively, the "Underwriters") and Draxis, Draxis granted to the Underwriters a non-assignable warrant (the "Compensation Warrant") exercisable at any time and without payment of any additional consideration, to acquire up to 300,000 share purchase options (the "Compensation Options"). Each Compensation Option entitles the Underwriters to acquire, on or before April 22, 1998, one Draxis Common Share at an exercise price of Cdn.$4.25 per share. The Compensation Warrant was issued as part of the consideration for the Underwriters' services in connection with the issue and sale by Draxis of 300,000 special warrants on April 22, 1996.

DIRECTORS AND OFFICERS

     The names, municipalities of residence, positions with Draxis and principal occupations of the directors and officers of Draxis are as follows:

NAME AND MUNICIPALITY                                         PRINCIPAL
OF RESIDENCE                     OFFICE                       OCCUPATION
---------------------            ------                       -----------

Martin Barkin, MD, FRCSC         President, Chief Executive   Officer of Draxis
Toronto, Ontario                 Officer, Chief Operating
                                 Officer and Director

Leslie L. Dan(1)                 Director                     Chairman and
Toronto, Ontario                                              Chief Executive
                                                              Officer of
                                                              Novopharm Limited
                                                              (a pharmaceuticals
                                                              company)

James P. Doherty(1)(3)           Vice Chairman and Director   Corporate
Toronto, Ontario                                              Director

Laszlo Kadar                     Director                     Managing
London, England                                               Director, KMK
                                                              Pharma Limited (a
                                                              healthcare
                                                              licensing
                                                              company)

Brian M. King(2)(3)              Chairman of the Board        Corporate
Scarborough, Ontario                                          Director

Jacqueline H.R. Le Saux, Esq.    Vice-President, Corporate    Officer of Draxis
Toronto, Ontario                 Development and Secretary

Roger Mailhot, PhD               Vice-President, Scientific   Officer of Draxis
Oakville, Ontario                and Regulatory Affairs

Bernard J. Marzalik              Vice-President, Marketing    Officer of Draxis
Acton, Ontario                   and Sales

NAME AND MUNICIPALITY                                          PRINCIPAL
OF RESIDENCE                     OFFICE                        OCCUPATION
---------------------            ------                        -----------

Samuel Sarick(1)(2)(3)           Director                      President, Samuel
Toronto, Ontario                                               Sarick Limited (a
                                                               real estate
                                                               development
                                                               company)

Stewart D. Saxe, Esq.(2)         Director                      Partner
Toronto, Ontario                                               Baker & McKenzie
                                                               (a law firm)

James A.H. Garner                Vice-President, Finance and   Officer of Draxis
Toronto, Ontario                 Chief Financial Officer

A. Cameron Strong, CA            Controller                    Officer of Draxis
Mississauga, Ontario

(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.
(3)  Member of the Nominating and Corporate Governance Committee.

     Each of the foregoing has held the principal occupation shown opposite his or her name for the last five years, except for Mr. Laszlo Kadar, Dr. Martin Barkin, Mr. Leslie L. Dan, Mr. Bernard J. Marzalik, Ms. Jacqueline H.R. Le Saux, Mr. Brian M. King and Mr. Cameron Strong. Prior to June 1, 1994, Mr. Kadar was Directeur Delegue, Sanofi Pharma, S.A., a pharmaceutical company. Dr. Martin Barkin, until March 1992, was a Partner and National Practice Leader for Health Care of Peat Marwick, Stevenson & Kellogg, before which he served for four years as Deputy Minister of Health for the Province of Ontario. Prior to June 1993, Mr. Leslie L. Dan was President and Chief Executive Officer of Novopharm. Mr. Marzalik joined Draxis in 1994 and was an independent marketing consultant prior to such time, having held senior positions with Ciba-Geigy and CIBA Vision. Ms. Le Saux was a partner of McCarthy Tetrault until 1992 when she joined Draxis. Prior to June 1990, Mr. Brian M. King was a Chairman and Chief Executive Officer of Connaught BioSciences Inc. Since that time he has been a director of a number of public and private companies. Until his appointment on September 3, 1996 as Vice-President, Finance and Chief Financial Officer of Draxis, Mr. James A.H. Garner was Director of Corporate Finance for Algoma Steel Inc. and, prior to March 1995, was a Senior Vice-President and Director of Rothschild Canada Limited. During the period beginning on April 12, 1996 and ending on September 3, 1996, Mr. Cameron Strong was the Acting Chief Financial Officer of Draxis. Prior to his appointment on April 12, 1996 as Chief Financial Officer, Mr. Cameron Strong was the Controller of Draxis.

MANAGEMENT COMPENSATION

     EXECUTIVE COMPENSATION

     The following table sets forth all annual and long term compensation for services in all capacities to Draxis and its subsidiaries for the fiscal years ended December 1995, 1994, and 1993 in respect of each of the individuals who were, at December 31, 1995, the Chief Executive Officer or other named executive officers (as defined in the Regulation to the SECURITIES ACT (Ontario)) of Draxis and who received salary and bonus in excess of Cdn.$100,000 in the 1995 fiscal year.


                                                           Annual Compensation                         Long Term Compensation
                                              -------------------------------------------------    ------------------------------
                                                                                                    Securities        Employee
                                                                                Other Annual           Under        Participation
Name & Principal Position       Year          Salary            Bonus        Compensation(1)(5)    Options(7)(8)      Shares(9)
---------------------------------------------------------------------------------------------------------------------------------

Martin Barkin, M.D.,(2)         1995          $300,000     $       --               26,666           340,000           500,000
President & Chief Executive     1994           210,000         17,500               11,501           340,000                --
Officer                         1993           210,000         67,500(3)             7,197           290,000                --

Jacqueline H.R. Le Saux         1995           183,750         22,000               27,891           125,000           150,000
Vice-President, Corporate       1994           183,750          8,000               18,349           125,000                --
Development, General            1993           183,750          4,500               15,000           100,000                --
Counsel and Secretary

Bernie J. Marzalik              1995           129,375         21,875                6,758(6)         20,000           150,000
Vice-President, Marketing       1994           133,333(4)       6,000                   --            20,000                --
and Sales                       1993                --           --                     --                --                --

Edward L. Foster                1995           135,000         13,000               15,260            22,500           150,000
Vice-President, Finance and     1994           135,000         21,500               13,232            22,500                --
Chief Financial Officer(10)     1993           159,720             --                8,401            22,500                --

Roger Mailhot                   1995           155,000         14,500               15,021            42,500           150,000
Vice-President, Scientific      1994           153,000         13,000                9,729            42,500                --
and Regulatory Affairs          1993           145,530          5,000                5,319            42,500                --


(1) Perquisites and other personal benefits do not exceed the lesser of Cdn.$50,000 and 10% of the total of the annual salary and bonus for any of the named executive officers in the financial year, except as noted in (7).
(2) Dr. Barkin was appointed President and Chief Executive Officer in September 1993. Dr. Barkin's employment with Draxis commenced in March 1992 as President and Chief Operating Officer.
(3) This amount includes a bonus of Cdn.$50,000 awarded for 1992 but paid in 1993.
(4) Mr. Bernard Marzalik was appointed Vice-President, Marketing and Sales in October 1994. From May 1993 to October 1994, he was a consultant to Draxis.
(5) The amount includes the dollar value of imputed interest on loans to Dr. Barkin. See "Indebtedness of Directors and Officers". This amount does not include fees of US$4,166 per month paid by DAHI to Dr. Barkin on account of advisory and consulting services rendered to DAHI. Dr. Barkin is the Chairman of DAHI.
(6) This amount includes the dollar value of imputed interest on a loan to Mr. Bernard Marzalik. See "Indebtedness of Directors and Officers".
(7) The amounts in this column represent the options granted by Draxis under the Stock Purchase and Bonus Plan. The named executive officers participate in this plan on the same basis as all other employees of Draxis. See "Incentive Plans - Stock Purchase and Bonus Plan" below.
(8)  Includes all stock options repriced in May 1994.
(9)  See "Management Compensation -Indebtedness of Directors and Officers".
(10) Edward L. Foster resigned as Vice-President, Finance and Chief Financial Officer on April 8, 1996. James A.H. Garner was appointed Chief Financial Officer as of September 3, 1996. Mr. Garner has been granted options under the Plan to purchase 225,000 shares of Draxis Common Stock exercisable at Cdn.$4.30 per share.


     TERMINATION OF EMPLOYMENT

     Commencing in 1988, as executive officers joined Draxis, Draxis entered into employment agreements with certain of these individuals. The agreements provide for the compensation described under "Executive Compensation - Summary Compensation Table". In the event of his termination of employment without cause, Dr. Barkin will be entitled to receive a payment equal to three times his annual remuneration. In the event of his termination of employment following a change of control of Draxis, Dr. Barkin is entitled to receive a payment equal to five times his annual remuneration. In the event of her termination of employment without cause, Ms. Le Saux will be entitled to receive a payment equal to two times her annual remuneration. In the event of her termination of employment following a change of control of Draxis, Ms. Le Saux is entitled to receive a payment equal to three times her annual remuneration. In the event of his termination of employment without cause, Dr. Mailhot will be entitled to receive a payment equal to two times his annual remuneration. In the event of their termination of employment without cause, Mr. Marzalik will be entitled to receive a payment equal to one year's current annual remuneration and, in the event of his termination of employment following a change of control of Draxis to receive a payment equal to two times his annual remuneration.

     As of March 13, 1996, Dr. Geoffrey Shulman resigned as a Director and Chairman of the Board of Directors of Draxis upon completion of the sale by Draxis of its equity interest in DUSA. Upon his resignation, Draxis agreed to pay Dr. Shulman Cdn.$300,000 in recognition of past contribution to Draxis and in settlement of all outstanding obligations. In addition, Dr. Shulman was allowed to retain 387,500 options to purchase Draxis Common Stock previously granted to him with exercise prices between Cdn.$1.94 and Cdn.$2.55 and expiry dates ranging from December 4, 1996 to September 30, 2000.

     REMUNERATION OF DRAXIS DIRECTORS

     The compensation paid to each director of Draxis is Cdn.$7,500 per annum, plus Cdn.$1,000 for each board meeting attended in person, Cdn.$500 for each board meeting attended by telephone, Cdn.$500 for each meeting of a committee of the Board of Directors attended in person and Cdn.$250 for each meeting of a committee of the Board of Directors attended by telephone. An annual retainer of Cdn.$1,000 is paid to the Chair of each committee of the Board of Directors. Directors who are employees of Draxis do not receive any compensation in their capacity as directors. For the year ended December 31, 1995, Dr. Geoffrey Shulman received Cdn.$75,000 as non-executive Chairman of the Board. Draxis also made a payment to him of Cdn.$5,074 under the Stock Purchase and Bonus Plan. He did not otherwise receive fees as a director. As of March 13, 1996, Dr. Geoffrey Shulman resigned as a Director and Chairman of the Draxis Board upon completion of the sale by Draxis of all of its equity interest in DUSA. As of March 13, 1996, Mr. Brian King was appointed Chairman of the Draxis Board and his remuneration was fixed at Cdn.$50,000 per year for services rendered as Chairman.

     DRAXIS DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

     Draxis currently maintains Cdn.$20,000,000 of directors' and officers' liability insurance coverage for the officers and directors of Draxis and its affiliates at an annual cost to Draxis of Cdn.$36,356. The issuance coverage is subject generally to a deductible of Cdn.$1,000 per claim against a single director or officer per loss or Cdn.$5,000 per claim against all directors and officers per loss or Cdn.$25,000 per claim against Draxis or its affiliates.

     INDEBTEDNESS OF DIRECTORS AND OFFICERS OF DRAXIS

     At December 31, 1995, Dr. Martin Barkin, Draxis' President, and Chief Executive Officer, was indebted to Draxis in the amount of Cdn.$110,720. This amount was also the largest aggregate amount outstanding since January 1, 1995. The advance was made as an incentive to enter into an employment agreement with Draxis for the purpose of purchasing shares of DUSA, a corporation then owned as to approximately 20% by Draxis, and is interest free. The advance was repayable on the earlier of the disposition by Dr. Barkin of the securities or January 31, 1997. The advance was secured by, and recourse of Draxis in respect of the loan was limited to, the DUSA securities. The advance was repaid in full by Dr. Barkin on April 29, 1996.

     During fiscal 1995, Mr. Bernard Marzalik, Draxis' Vice-President, Marketing & Sales, was indebted to Draxis in the amount of Cdn.$40,000 which amount was also the largest aggregate outstanding since the beginning of Draxis' last completed fiscal year. The advance was made as an employee incentive, was interest free and secured against salary and an income tax rebate. The advance was repaid in full on February 19, 1996.

     On May 3, 1996, Draxis advanced Cdn.$75,000 to Bernard J. Marzalik, the Vice-President, Marketing and Sales. The advance was made as an employee incentive, is interest free and is secured against salary and an income tax rebate.

     Each employee who has received EP Shares has been loaned Cdn.$0.30 per share, the subscription price for such shares. These loans are interest free. The obligation to repay these loans is limited to the value of the EP Shares issued.

     DRAXIS STOCK PURCHASE AND BONUS PLAN

     In 1991, Draxis implemented a stock purchase and bonus plan (the "Stock Purchase and Bonus Plan") to give employees and sales representatives providing services in the day-to-day operations of Draxis (collectively, "Participants") an opportunity to purchase Draxis Common Stock. The Stock Purchase and Bonus Plan is intended to provide an incentive to Participants by giving them a direct interest in Draxis' growth and development. To qualify in any year, a Participant must have been continuously employed or engaged by Draxis from June 30 to December 31 of the preceding year.

     On or before December 1 in each year, Draxis determines the number of shares of Draxis Common Stock to be made available under the Stock Purchase and Bonus Plan for purchase in the following year on the terms described below. Shares of Draxis Common Stock to be made available for this purpose are purchased on the open market for the benefit of Participants by Montreal Trust Company of Canada (the "Trustee") appointed by Draxis using funds advanced by Draxis. The Trustee controls the time, price, amount and manner of purchases and the choice of broker through which purchases are to be made.

     Under the Stock Purchase and Bonus Plan, a Participant is permitted, in the first week of January of a particular year, to purchase, by way of a lump sum payment to the Trustee, up to that number of shares of Draxis Common Stock (the "Elected Number") equal to 10% of the cash compensation or fees paid by Draxis to the Participant during the preceding year divided by the purchase price per share of Draxis Common Stock. The purchase price per share of Draxis Common Stock is the last reported sale price of the Common Stock on the TSE on the last business day of the preceding year. In addition, the Participant is entitled to purchase at the same price a number of shares of Draxis Common Stock equal to the Elected Number (the "Deferred Number") in consideration of a non-interest bearing promissory note (the "Note") payable to the Trustee in equal instalments on the first, second and third anniversary of the purchase date. The Trustee shall hold the Deferred Number as security for the payment of the Note. The Deferred Number of shares of Draxis Common Stock will be released to the Participants as the instalments are paid.

     Draxis has agreed, on each anniversary referred to above, to pay to the Participant a cash bonus or fee in respect of past services, the gross amount of which shall be equal to the amount then payable under the Note. The Participant must execute a direction to Draxis to pay over the amount of such cash bonus or fee (net of usual source deductions in the case of employees) to the Trustee in partial satisfaction of the amount then due. Payment of the remaining amount is the responsibility of the Participant.

     If the total of the Elected Number and the Deferred Number for all Participants in a particular year is less than the number of shares of Draxis Common Stock purchased by the Trustee for that year, the number of shares of Draxis Common Stock available to each Participant is reduced PRO RATA.

     During the year ended December 31, 1995, the Trustee purchased an aggregate of 80,172 shares of Draxis Common Stock in the open market in full satisfaction of the requirements of the Stock Purchase and Bonus Plan. The following named executive officers purchased the following number of shares of Draxis Common Stock (the aggregate of the Elected Number and the Deferred Number) in January 1995 at Cdn.$2.15, the closing price on the TSE on December 31, 1995: Martin Barkin - 27,906; Jacqueline H.R. Le Saux - 19,140; Bernard J. Marzalik - 14,070.

     The following table sets forth the financial year-end value of the named executive officers' unexercised options, on an aggregated basis:

                                      -96-

                                                 Unexercised Options at                 Value ($) of Unexercised in the Money
                                                    December 31, 1995                        Options at December 31, 1995
                                            -----------------------------------         -------------------------------------
Name                                        Exercisable           Unexercisable         Exercisable           Unexercisable
----                                        -----------           -------------         -----------           -------------

Martin Barkin. . . . . . . . . . .            173,333                 166,667               3,500                   6,999
Jacqueline Le Saux . . . . . . . .             86,333                  38,667               3,749                   7,500
Bernard Marzalik . . . . . . . . .              6,667                  13,333               2,333                   4,666
Edward Foster. . . . . . . . . . .             22,500                      --                  --                      --
Roger Mailhot. . . . . . . . . . .             42,500                      --                  --                      --


     DRAXIS STOCK OPTION PLAN

     The Draxis Stock Option Plan (the "Plan") provides that the Draxis Board may from time to time grant options to purchase shares of Draxis Common Stock to directors, officers, employees and sales representatives of Draxis and its subsidiaries. Currently, the maximum number of shares of Draxis Common Stock that may be issued under the Plan is 2,500,000. The Draxis Board determines the exercise price per share of Draxis Common Stock, the number of options to be granted and all other terms and conditions of the options, in accordance with the applicable policies of any relevant regulatory authority or stock exchange. The exercise price of the options may not be lower than the market price of the Common Stock on the TSE at the date of the grant and the options are exercisable for a period not exceeding ten years from their date of grant.

     There were no grants of stock options to the named executive officers during the year ended December 31, 1995. There were no exercises of options by the named executive officers during the year ended December 31, 1995. At December 31, 1995, there were 1,693,500 options outstanding under the Plan with exercise prices ranging from Cdn.$1.70 to Cdn.$2.70 per share.

     The following table sets out information on repriced options held by the named executive officers of Draxis.

                                                               Market Price                                           Length of
                                                              of Securities                                        Original Option
                                                Securities      at Time of   Exercise Price at        New         Term Remaining at
                                    Date of    Under Option      Repricing   Time of Repricing  Exercise Price    Date of Repricing
Name                               Repricing     Repriced      ($/Security)    ($/Security)      ($/Security)        (in months)
----                             ------------   -----------   -------------- ----------------   --------------    -----------------

M. Barkin                        May 26, 1994    225,000           $1.94           $7.00            $2.55                 94
     President & Chief           May 26, 1994     40,000            1.94            7.00             2.55                 42
     Executive Officer           May 26, 1994     25,000            1.94            4.00             2.55                 50

J.H.R. Le Saux                   May 26, 1994     75,000            1.94            9.88             2.55                 98
     Vice-President,             May 26, 1994     25,000            1.94            7.00             2.55                 42
     Corporate Development,
     General Counsel &
     Secretary

B. Marzalik                      --                   --              --              --               --                 --
     Vice-President,
     Marketing and Sales

E.L. Foster                      May 26, 1994      7,500            1.94            7.00             2.55                 42
     Vice-President and          May 26, 1994     15,000            1.94            7.00             2.55                 30
     Chief Financial Officer

R. Mailhot                       May 26, 1994     20,000            1.94            5.13             2.55                 76
     Vice-President,             May 26, 1994     15,000            1.94            7.00             2.55                 30
     Scientific and              May 26, 1994      7,500            1.94            7.00             2.55                 42
     Regulatory Affairs


     The following table summarizes certain information regarding the 1,449,274 options held under the Plan as at June 30, 1996.

                                                                             Number of                 Exercise
                                                                           Common Shares                 Price
                                                                           -------------            --------------

Options held by 5 executive officers of Draxis . . . . . . . . . . . .        478,400               $ 1.70 -- 2.55

Options held by 6 directors who are not
   executive officers of Draxis. . . . . . . . . . . . . . . . . . . .        172,500               $ 1.94 -- 2.55

Options held by employees of Draxis, excluding
   Draxis' executive officers and directors. . . . . . . . . . . . . .        141,374               $ 1.75 -- 2.55

Options held by any person or company other than
   persons described above . . . . . . . . . . . . . . . . . . . . . .        657,000               $ 1.75 -- 2.55


     DRAXIS OPTION REPRICING

     At the annual and special meeting of shareholders of Draxis held on May 26, 1994, Draxis' Shareholders approved the repricing of all outstanding stock options granted under the Plan as of April 8, 1994 to Cdn.$2.55. The Draxis Board recommended the approval of the repricing on the basis that it was necessary so that the stock options could serve the purpose for which they were intended, namely, to provide an incentive for directors, officers, employees and sales representatives to work towards the success of Draxis. The recommended exercise price of Cdn.$2.55 was the same price at which shares of Draxis Common Stock were issued to Novopharm in December 1993 in connection with the formation of its strategic alliance with Novopharm. The formation of this alliance marked the emergence of a new and strategically refocused Draxis, which Draxis believed provided a useful benchmark for the repricing of options. The closing price of the Common Stock on the TSE on May 26, 1994 was Cdn.$1.94. The exercise prices of options outstanding prior to May 30, 1992 were reduced to Cdn.$7.00 in September 1992, with the consent of the TSE.

     DRAXIS EMPLOYEE PARTICIPATION SHARE PLAN

     In February 1995, Draxis established the Employee Participation Share Plan for the directors, officers and employees of Draxis. Draxis Shareholders approved the Plan in June 1995. The Employee Participation Share Plan provides that the Compensation Committee of Draxis may designate eligible persons to be participants ("Participants"), who will be entitled to subscribe for EP Shares and the number of EP Shares available to be subscribed for by such Participants. The subscription price of the EP Shares will be the fair market value of the EP Shares at the time of issuance, as determined by the Draxis Board. Generally, each series of EP Shares will vest over a period of four years on the basis of 20%, 20%, 20% and 40% on the respective anniversary dates of issuance.

     Vested EP Shares are convertible into shares of Draxis Common Stock at the election of the holder, provided that the Draxis Common Stock has increased in value by at least 25% since the date the EP Shares were issued. Vested EP Shares convert automatically into shares of Draxis Common Stock at the fifth anniversary date of the issue of the particular series of EP Shares, if not already converted. Pursuant to agreements with the Participants, the EP Shares are non-transferable, except to the holder's Registered Retirement Savings Plan or to the estate of a former Participant. Upon conversion of EP Shares, the number of shares of Draxis Common Stock issuable is determined by multiplying the number of EP Shares held by a Participant by a fraction whose numerator is the amount, if any, by which the fair market value of a share of Draxis Common Stock at the date of conversion exceeds the fair market value of a share of Draxis Common Stock as at the date on which the EP Shares were issued and whose denominator is the fair market value of the shares of Draxis Common Stock at the date of conversion. The fair market value of a share of Draxis Common Stock on a particular date will be the average of the daily high and low board lot trading prices on each of the five immediately preceding trading days on the TSE.

     In the event of the liquidation, dissolution or winding-up of Draxis, the EP Shares of the series will become shares of Draxis Common Stock on the basis of the formula described above. Holders of EP Shares are entitled to dividends when dividends are paid on the Draxis Common Stock equal to the proportion of the amount of the dividend declared on each share of Draxis Common Stock that the applicable subscription price of the EP Share is of the fair market value of a share of Draxis Common Stock at the date of issuance of the EP Share. The EP Shares shall not be entitled to vote at meetings of shareholders, except in special circumstances prescribed by the CANADA BUSINESS CORPORATION ACT. In the event of a takeover bid, an offer to purchase substantially all of the assets of Draxis or any offer, by way of merger, amalgamation, reorganization or otherwise which would result in a change of control, where the Draxis Board recommends acceptance of such offer to the shareholders or, the shareholders have approved or accepted the offer, the EP Shares shall become convertible for a period of 21 days or such longer period as the Compensation Committee may determine, notwithstanding that the minimum vesting period has not expired. In the event of any subdivision, consolidation or other change in the Draxis Common Stock, corresponding adjustments shall be made with respect to any shares of Draxis Common Stock to be issued upon conversion of EP Shares.

     Draxis has reserved the right to redeem for cancellation all or part of the EP Shares of any series held by a Participant, at any time, without notice and whether or not the minimum vesting period has elapsed. Unless the Compensation Committee determines otherwise, on termination of a Participant's employment, office or directorship with Draxis for any reason, Draxis has a right to redeem the EP Shares held by the Participant for the issue price of such EP Shares, if the EP Shares have not vested. If such EP Shares have vested, unless the Compensation Committee determines otherwise, the Participant shall be deemed to have converted all vested EP Shares into shares of Draxis Common Stock on a date that is 30 days after the termination date on the formula described above. Draxis will lend Participants the funds necessary to purchase the EP Shares on a non-interest bearing, limited recourse basis. The only recourse Draxis will have against the Participants will be against the EP Shares pledged to it as security for such loans.

     On February 16, 1995, Draxis issued 975,000 EP Shares, Series A and on December 18, 1995, Draxis issued 555,000 EP Shares, Series B. The following table sets forth individual issues of EP Shares to the named executive officers during the financial year ended December 31, 1995.


                                                   % of Total                             Market Value of
                                                    Employee                                Securities
                                                  Participation                         Underlying Employee
                               # of Employee    Shares Issued to                           Participation
                               Participation      Employees in      Conversion Price      Shares on Issue
            Name               Shares Issued       fiscal 1995        ($/Security)       Date ($/Security)      Expiration Date
----------------------------------------------------------------------------------------------------------------------------------

Martin Barkin                         500,000         32.7%             2.45                  2.45              February 16, 2000

Jacqueline Le Saux                     50,000         9.8%              2.45                  2.45              February 16, 2000
                                      100,000                           2.25                  2.25              December 18, 2000

Bernard Marzalik                       50,000         9.8%              2.45                  2.45              February 16, 2000
                                      100,000                           2.25                  2.25              December 18, 2000

Edward Foster                          50,000         9.8%              2.45                  2.45              February 16, 2000
                                      100,000                           2.45                  2.45              December 18, 2000

Roger Mailhot                          50,000         9.8%              2.45                  2.45              February 16, 2000
                                      100,000                           2.25                  2.25              December 18, 2000


DIVIDEND POLICY AND RECORD

     Draxis has not paid dividends on its Common Stock since fiscal 1992. Any decision to pay dividends on the Draxis Common Stock in the future will be made by the Draxis Board on the basis of Draxis' earnings, financial requirements and other conditions existing at the time. Currently, Draxis intends to retain its earnings for reinvestment in Draxis' business and does not anticipate paying any dividends on its Common Stock in the foreseeable future.

     During the five years ending December 31, 1995, Draxis paid per share dividends on its Common Stock as follows: 1992 - Cdn.$0.19 in cash and Cdn.$0.268 in specie; and 1991 - Cdn.$0.29 in cash and Cdn.$0.137 in specie.

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

     AGREEMENT WITH NOVOPHARM

     Mr. Leslie L. Dan, a director of Draxis, controls Novopharm. In December 1993, Novopharm purchased 1,176,470 shares of Draxis Common Stock from Draxis' treasury at an aggregate acquisition price of Cdn.$3,000,000. In addition, in connection with entering into the Novopharm Agreement, Novopharm was granted 1,176,470 warrants, each exercisable for one share of Draxis Common Stock for up to four years at a base exercise price of Cdn.$2.70, escalating by 10% in each of years three and four. At the same time, Draxis engaged Novopharm to market and sell a generic version of ELDEPRYL-Registered Trademark-, NOVO-SELEGILINE. Novopharm commenced selling NOVO-SELEGILINE in Canada in June 1994. Draxis will continue to participate in profit sharing from sales of NOVO-SELEGILINE. The strategic alliance between Draxis and Novopharm also provided for the appointment of Mr. Dan to the Draxis Board.

     The Novopharm Agreement originally provided for a profit sharing formula which favoured Draxis until December 10, 1994. On April 19, 1995, Novopharm agreed to extend this profit sharing formula to the end of the second quarter of 1995. In connection with this amendment to the agreement, Draxis issued to Novopharm warrants to purchase an additional 500,000 shares of Draxis Common Stock at Cdn.$2.09 per share, the closing price on the TSE on April 18, 1995. The warrants are non-assignable and expire on April 18, 2000. The issuance was subject to applicable securities regulatory requirements.

     HEAD OFFICE LEASE

     Draxis leases an aggregate of 24,910 square feet of office and warehouse space located at 6870 Goreway Drive, Mississauga, Ontario, L4V 1P1 at an aggregate rent of Cdn.$141,000 per year. The lease has a five-year term expiring on April 30, 1999. The building is 50% owned by Samuel Sarick Limited, a corporation wholly-owned by Mr. Samuel Sarick, a director of Draxis. Prior to entering into a lease for the Goreway Drive premises, Draxis investigated and evaluated a number of possible sites in the Toronto, Markham and Mississauga areas. Based on a number of arm's length comparables, the Goreway Drive premises were best suited to Draxis' needs and were available at the lowest rent. Management considers Draxis' current premises to be adequate to meet the current and foreseeable needs of Draxis.

     DAHI TRANSACTIONS

     In January 1995, Draxis purchased 170,000 shares of DAHI Common Stock. The price paid for each share was Cdn.$2.40, the TSE closing price on the date of purchase. Dr. Martin Barkin, the President and Chief Executive Officer of Draxis, is also the Chairman of the Board of Directors of DAHI. Mr. Stewart Saxe, a director of Draxis, is also a director of DAHI. Dr. Barkin receives US$4,166 per month on account of advisory and consulting services rendered to DAHI.

     Draxis and DAHI have entered into certain arrangements relating to the funding of DAHI's development of ANIPRYL-Registered Trademark-. See "Business of Draxis - DAHI Funding".

     If Draxis converts all current DAHI debt into DAHI Common Stock, Draxis' ownership of DAHI could increase from 44% to approximately 52% (undiluted).

     SEPARATION AGREEMENT

     As of March 13, 1996, Dr. Geoffrey Shulman resigned as a Director and Chairman of the Draxis Board upon completion of the sale by Draxis of all of its equity interest in DUSA. Upon the resignation of Dr. Shulman, Draxis agreed to pay him Cdn.$300,000 in recognition of his past contribution to Draxis and settlement of all outstanding obligations. In addition, he was allowed to retain 387,500 options to purchase Draxis Common Stock previously granted to him with exercise prices between Cdn.$1.94 and Cdn.$2.55 and expiry dates ranging from December 4, 1996 to September 30, 2000.

LEGAL PROCEEDINGS

     On April 11, 1996, the contract marketing organization used by Draxis in the United States and one of its employees were sued in the State of New York. Three individuals have claimed that the failure by that organization to hire two of the plaintiffs and the termination of the employment of the third plaintiff amounted to unlawful discriminatory hiring or termination practices in violation of New York law. A consultant under contract with Draxis has also been sued. Draxis and Draxis U.S. Inc. have been sued based on the consultant's alleged conduct. Each of the plaintiffs is seeking US$5,000,000 in damages. Draxis has retained counsel and has instructed such counsel to defend the claim vigorously. Based on information made available to Draxis to date, Draxis does not believe that this litigation will have a material adverse effect on its results of operations or financial condition.

AUDITORS, TRANSFER AGENT AND REGISTRAR

     The auditors of Draxis are Deloitte & Touche, BCE Place, 181 Bay Street, Toronto.

     The transfer agent and registrar for the Draxis Common Stock is Montreal Trust at its principal offices in Vancouver, Calgary and Toronto.

                 DRAXIS MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS
REVENUES

     SALES

     SIX MONTHS ENDED JUNE 30, 1996

     Sales declined by Cdn.$486,000 or 6.5% for the six months ended June 30, 1996 in comparison to the six months ended June 30, 1995. Sales declined because the proportion of sales of Draxis' lower-priced NOVO-SELEGILINE product continued to increase during the second quarter. Combined sales of ELDEPRYL-Registered Trademark- and NOVO-SELEGILINE were Cdn.$4,599,000 for the six months ended June 30, 1996 versus Cdn.$6,082,000 for the same period last year. The decline in sales of ELDEPRYL-Registered Trademark- in the period was partially offset by increased revenues from Draxis' diversified Canadian operations and from U.S. sales of podiatry and consumer-health products.

     1995 FINANCIAL YEAR

     Sales declined by Cdn.$809,000 or 5% for the year ended December 31, 1995 in comparison to the previous fiscal year despite the fact volume sales of ELDEPRYL-Registered Trademark- (in number of tablets sold) rose by 7.6% over the previous year. Sales declined because an increasing proportion of Draxis' selegiline sales were of the lower-priced NOVO-SELEGILINE product. As a result, combined sales of ELDEPRYL-Registered Trademark- and NOVO-SELEGILINE declined by Cdn.$1,947,000 or 13.8%. A 25.3% increase in sales of PERMAX-Registered Trademark- and nine month sales of approximately Cdn.$600,000 from Draxis' joint venture in IHS, helped offset the decline of selegiline revenues.

     On October 1, 1995, NOVO-SELEGILINE was listed on the Ontario Drug Benefit Plan. Novopharm, one of the world's largest generic companies, now distributes NOVO-SELEGILINE in Canada, and is expected by Draxis to maintain a significant share of the generic selegiline market even after the introduction of other generic versions of selegiline. Draxis and Novopharm share equally in the profits of these sales.

     1994 FINANCIAL YEAR

     Sales increased by Cdn.$1,156,000 or 7.7% for the year ended December 31, 1994 over the previous year mainly due to sales of PERMAX-Registered Trademark-, a drug acquired from Eli Lilly on February 10, 1994. PERMAX-Registered Trademark- is used as a specific adjunct to levodopa in the treatment of Parkinson's disease.

     1993 FINANCIAL YEAR

     Sales declined by Cdn.$2,337,000 or 13.4% for the year ended December 31, 1993 versus the prior year as wholesalers reduced their ELDEPRYL-Registered Trademark- inventory levels.

     INTEREST INCOME

     For the six months ended June 30, 1996, interest income was Cdn.$771,000, an increase of 31.8% when compared to the six months ended June 30, 1995. The increased interest income is attributable to higher holdings of cash and treasury bills arising from the net proceeds of Cdn.$11.6 million received by Draxis in April 1996 from the issue and sale of 3,000,000 special warrants and the net proceeds of Cdn.$9.3 million from the sale of Draxis' entire investment in DUSA.

     Interest income increased Cdn.$354,000 or 41.9% to Cdn.$1,197,000 during the 1995 year compared to Cdn.$843,000 for the previous year, mainly due to higher average cash reserves.

INCOME FROM OPERATIONS

     SIX MONTHS ENDED JUNE 30, 1996

     For the six months ended June 30, 1996, Draxis had a loss from operations of Cdn.$2,676,000, compared to income from operations of Cdn.$1,655,000 for the corresponding period in fiscal 1995. The decline is attributable to launch costs for ANIPRYL-Registered Trademark- and KERASAL-Registered Trademark- and the costs of Draxis' profit-sharing arrangement with Novopharm which changed from 95% to 50%. The loss from operations in the second quarter of 1996 of Cdn.$1,056,000 declined from a loss of Cdn.$1,620,000 in the first quarter of 1996 as a result of lower launch costs and increased sales during the second quarter.

     1995 FINANCIAL YEAR

     Income from operations declined to Cdn.$565,000 in 1995 compared to Cdn.$4,944,000 in 1994, in large part as a result of: additional research and development costs for LIPOTECA-TM- and MODAFINIL; a shift in sales from ELDEPRYL-Registered Trademark- to NOVO-SELEGILINE and the lower gross margins attributed thereto; costs associated with the launch of KERASAL-Registered Trademark- into the United States, and start-up costs at IHS, including costs in preparing its infrastructure to market skin care products.

     1994 FINANCIAL YEAR

     In 1994, income from operations rose 405% to Cdn.$4,944,000 from Cdn.$979,000 in the previous year due mainly to Draxis' cost reduction program. As a result of the entry of Draxis' strategic partner, Novopharm, into the Parkinson's market on June 15, 1994 with NOVO-SELEGILINE-Registered Trademark-, a generic version of ELDEPRYL-Registered Trademark-, the contribution by ELDEPRYL-Registered Trademark- to income from operations declined by 21%. More than half of this was recovered as a result of Draxis' right to share in the revenues generated by NOVO-SELEGILINE-Registered Trademark- sales.

     1993 FINANCIAL YEAR

     Income from operations for the year ended December 31, 1993 was Cdn.$979,000 compared to Cdn.$3,457,000 in 1992 due to a loss of Cdn.$2,841,000 in the dermatological division reflecting Draxis' commitment to invest heavily in research and new product development in this therapeutic category. As a result of Draxis' cost reduction program, income from operations in the neurological division actually grew to Cdn.$3,634,000 in 1993 compared to Cdn.$3,206,000 in 1992 even though there was a Cdn.$2 million reduction in sales volume.

COST OF SALES, ADMINISTRATION, MARKETING AND SELLING EXPENSES

     SIX MONTHS ENDED JUNE 30, 1996

     During the six months ended June 30, 1996, operating expenses were Cdn.$9,215,000, representing an increase of 77.2% from the corresponding six month period in fiscal 1995. The increase is attributable to launch costs for ANIPRYL-Registered Trademark- and KERASAL-Registered Trademark- and the costs of Draxis' profit-sharing arrangement with Novopharm which changed from 95% to 50%.

     1995 FINANCIAL YEAR

     Operating expenses in 1995 increased Cdn.$3,141,000 or 30.8% over the year earlier as Draxis continued to invest heavily in advertising and sales promotion costs to promote sales of NOVO-SELEGILINE. Also responsible for this increase were costs associated with the launch of KERASAL-Registered Trademark- into the United States and non-recurring costs associated with the start up of IHC, and the subsequent restructuring, repositioning and relaunch of its product line.

     Partially offsetting these increases was a decrease in the Lipopharm division operating costs. All other operating costs were approximately the same as in the prior year.

     1994 FINANCIAL YEAR

     Cost of sales and operating expenses declined in 1994 by Cdn.$1,976,000 or 16.2%, mainly the result of Draxis' cost reduction program. Cost of sales increased proportionately with the increase in pharmaceutical revenues. Administrative expenses declined Cdn.$261,000 or 7.0% from Cdn.$3,732,000 in 1993 to Cdn.$3,471,000 in 1994. Marketing and selling expenses decreased Cdn.$1,350,000 or 23.4% from Cdn.$5,777,000 in 1993 to Cdn.$4,427,000 in 1994 despite the launch of a new product, PERMAX-Registered Trademark-, and the absorption of a portion of the marketing costs of NOVO-SELEGILINE.

     1993 FINANCIAL YEAR

     Cost of sales and operating expenses in 1993 declined Cdn.$345,000 or 2.8% over 1992. Excluding those expenses associated with the Lipopharm division, expenses actually declined in 1993 as a result of Draxis' cost reduction program.

     Administrative expenses for the year ended December 31, 1993 were Cdn.$3,732,000 a decline of Cdn.$270,000 or 6.8% from the previous year. Excluding those expenses associated with the dermatological division, administration expenses for the year ended December 31, 1993 declined compared to the prior year, again as a result of the cost restructuring program.

     Marketing and selling expenses for the year ended December 31, 1993 were Cdn.$5,777,000 compared to Cdn.$5,928,000 for the year ended December 31, 1992.

RESEARCH AND DEVELOPMENT

     SIX MONTHS ENDED JUNE 30, 1996

     For the six months ended June 30, 1996, research and development costs were Cdn.$647,000 as compared to Cdn.$1,319,000 for the corresponding period in 1995. Research and development activity in the first half of 1996 continued to be focused primarily on MODAFINIL AND LIPO TECA.

     1995 FINANCIAL YEAR

     Research and development costs in 1995, mainly associated with the development of MODAFINIL and LIPOTECA-TM- increased 11.5% to Cdn.$2,318,000 from Cdn.$2,079,000 one year earlier. MODAFINIL results showed a statistically significant difference in reducing excessive somnolence in narcoleptic patients when compared to a placebo. Similarly, the first clinical study with LIPOTECA-TM- demonstrated a statistically significant difference against placebo in the treatment of keloids.

     Draxis received permission to market a liquid form of ELDEPRYL-Registered Trademark- in Canada, but has determined to delay its launch of this product until it has completed further tests to determine the most appropriate use of the drug.

     1994 FINANCIAL YEAR

     Research and development costs in 1994 were Cdn.$2,079,000; a decrease of Cdn.$643,000 or 23.6% as funds designated for the development of a sustained release tablet were cancelled. Draxis continued to demonstrate its commitment to research and development; spending Cdn.$2,079,000 or 12.8% of sales.

     1993 FINANCIAL YEAR

     Research and development in 1993 was Cdn.$2,722,000 or 18.0% of sales; an increase of Cdn.$720,000 or 36.0% over the previous year representing costs associated with the development of a sustained release formulation of ELDEPRYL-Registered Trademark-.

DEPRECIATION AND AMORTIZATION

     SIX MONTHS ENDED JUNE 30, 1996

     Effective January 1, 1996, Draxis adopted a policy of amortizing the cost of product licenses on a straight line basis over the minimum term of the related license agreements. Prior to 1996, the cost of product licenses were amortized on the basis of actual product sales during a period as a percentage of total estimated sales over the minimum term of the related license agreement. As the aggregate, cumulative effect of this change on prior periods is not significant, prior years' figures have not been restated.

     For the six months ended June 30, 1996, depreciation and amortization expense increased to Cdn.$786,000 as compared to Cdn.$463,000 for the corresponding period in 1995. This increase is attributable to the change in accounting policy described above as well as increased fixed asset depreciation and the commencement of amortizing the cost of the ANIPRYL-Registered Trademark-license.

     1995 FINANCIAL YEAR

     Included in this expense category is the amortization of the cost of Draxis' ELDEPRYL-Registered Trademark- and PERMAX-Registered Trademark- licenses with Somerset Pharmaceuticals, Inc. and Eli Lilly Canada Inc., respectively, which are amortized on the basis of actual sales during the year as a percentage of anticipated sales over the term of the licenses, the amortization of the goodwill on the acquisition of Lipopharm and the depreciation of fixed assets.

     On October 1, 1995, The Ontario Drug Formulary made ELDEPRYL-Registered Trademark- subject to generic substitution, the last formulary to do so. As a direct consequence, Draxis decided to review its sales forecast of both ELDEPRYL-Registered Trademark- and PERMAX-Registered Trademark- and accelerated the amortization of both of these licenses, incurring an increase in the annual rate of amortization of approximately Cdn.$296,000.

OTHER INCOME (EXPENSES)

     In October 1992, Draxis undertook a gradual disposition of its non-affiliate equity investments. Draxis continued the liquidation of its portfolio throughout 1993 and 1994 resulting in a loss on disposition of Cdn.$2,716,000 in 1993 and a gain on disposition of Cdn.$58,000 in 1994. Draxis continued the liquidation of the portfolio throughout 1995 until it had been completely converted into cash and treasury bills. At December 31, 1994, the cost of the portfolio was Cdn.$732,000 (1993 - Cdn.$777,000) above the market value and, as such, a provision for unrealized investment losses in a similar amount was set up. The gain of Cdn.$549,000 in 1995 is composed of the reversal of the 1994 reserve of Cdn.$732,000 less a loss of Cdn.$183,000 on the disposition of the remainder of the portfolio.

     In the first quarter of 1996, Draxis had Cdn.$6,001,000 of other income attributable to the gain incurred by Draxis on the sale of its shares in DUSA.

     Included in fiscal 1995 other income is a gain of Cdn.$1,833,000 on the dilution of Draxis' investment in DUSA as a result of DUSA's public offering on December 8, 1995, and a gain of Cdn.$3,067,000 on the sale of Draxis' option to purchase two million shares of DUSA. Included in 1994 and 1993 are provisions for severance costs and retiring allowances as well as further gains on dilution through public offerings and private placements of Draxis' investments in its development stage affiliates.

INCOME TAXES (RECOVERABLE)

     For the six months ended June 30, 1996, income taxes were $393,000 which represents an effective tax rate of 11%, as compared to $650,000 or an effective tax rate of 38% for the same period last year. The decline in the effective tax rate is attributable to lower taxes payable on capital gains generated by Draxis on the sale of its shares in DUSA.

     Income taxes increased to Cdn.$2,064,000 in 1995 from Cdn.$1,740,000 in 1994 reflecting the increase in income before income taxes. Draxis' effective tax rate decreased to 34% in 1995 from 35% in 1994 due to the lower tax rate on capital gains generated by Draxis during the year. In 1993, the 57% rate of income tax refund was unusually high as a result of the utilization of certain tax loss carry forwards on the amalgamation of Draxis with certain of its subsidiaries.

EQUITY SHARE OF NET DEVELOPMENT STAGE COSTS OF AFFILIATED COMPANIES

     Included in this cost category is Draxis' share of the net development stage costs of its affiliated companies, DAHI and DUSA. At December 31, 1995, Draxis held an equity interest in two publicly traded affiliates, DAHI and DUSA.

     DEPRENYL ANIMAL HEALTH, INC.

     On March 14, 1991, DAHI completed an initial public offering, generating US$4,658,000 net of offering expenses to fund the development of ANIPRYL-Registered Trademark-. Draxis held 2,460,000 shares or 57.7% of DAHI before the public offering and was diluted to 38.8% as a result of the offering. At December 31, 1993, Draxis' investment in DAHI was reduced further to 33% due in large part to the exercise of stock options.

     On May 1, 1994, Draxis advanced the 1994 Loan to DAHI.

     On January 9, 1995, Draxis purchased 170,000 shares of DAHI on the open market at Cdn.$2.40 per share thus increasing its equity interest to 35.7%.

     As at June 30, 1995, Draxis' equity share of the losses of DAHI had fully amortized the cost of its investment in DAHI. Accordingly, Draxis was not required to and did not equity account for any further losses of DAHI for the remainder of the year. At December 31, 1995, apart from the 1996 Loan made in connection with the DAHI Distribution Agreement, Draxis' management had no intention of making any further investment in DAHI. The equity share of the losses of DAHI recorded in the books of Draxis in 1995 was Cdn.$577,000 and the portion of unrecognized loss that would otherwise have been recorded at December 31, 1995 was Cdn.$685,000.

     On January 10, 1996, Draxis entered into the DAHI Distribution Agreement, under which Draxis acquired the rights to market ANIPRYL-Registered Trademark-in Canada in consideration of the payment of a licensing fee of U.S.$469,000 plus marketing expenses of U.S.$125,000. In connection with entering into the DAHI Distribution Agreement, Draxis advanced the 1996 Loan to DAHI and converted U.S.$1,545,000 of the 1994 Loan into DAHI Common Stock at Cdn.$2.11, acquiring 993,999 shares of DAHI Common Stock in the process to hold indirectly 44%. As a result, Draxis will again record its equity share of the losses of DAHI. Draxis expects these amounts to be at lower levels than in the past due to revenue that DAHI will have in 1996 from the sales of ANIPRYL-Registered Trademark- in Canada and possibly the United States. Draxis commenced the sale and marketing of ANIPRYL-Registered Trademark- for the treatment of canine Cushing's disease in Canada in April 1996. DAHI expects to receive FDA approval for the same indication in the United States in the first quarter of 1997. However, no assurances can be provided as to whether or not FDA approval will be obtained.

     In June 1996, DAHI Shareholders approved the conversion feature of the US$1,000,000 advance made by Draxis to DAHI in January 1996 and Draxis clarified its commitment with respect to the future financing requirements of DAHI. As a result, in the second quarter of 1996, Draxis recorded its share of DAHI's net development stage expenses of Cdn.$685,000, which had not been previously recognized for accounting purposes.

     If Draxis converts all of its loans into DAHI Common Stock, Draxis' indirect ownership of DAHI could increase from the current 44% of outstanding shares to approximately 52% (undiluted).

     DUSA PHARMACEUTICALS, INC.

     On January 17, 1992, DUSA completed its initial public offering which raised US$14,785,000 million, net of offering expenses, to fund development of ALA Photodynamic Therapy, at which time Draxis' then 100% holding was diluted to 21.4%.

     On March 4, 1994 and November 23, 1994, DUSA issued 100,000 and 250,000 shares in private placements generating U.S.$1,700,000, further diluting the Draxis interest to 20%. On December 8, 1995, DUSA issued 3 million shares in a public offering generating U.S.$16.5 million before underwriting expenses. Draxis' equity interest was consequently reduced from 20% to 12.8%.

     On March 11, 1996, Draxis sold this 12.8% in DUSA in a U.S. public offering for proceeds of Cdn.$9.3 million.

     Draxis continues to hold the rights from DUSA to market all ALA PDT-TM-products for all indications in Canada.

LIQUIDITY AND CAPITAL RESOURCES

     SIX MONTHS ENDED JUNE 30, 1996

     At June 30, 1996, Draxis had cash and treasury bills in the amount of Cdn.$30,454,000, an increase of Cdn.$20,225,000 (198% from the same period last year). The increase is attributable to two events: first, net proceeds of Cdn.$11.5 million received by Draxis in April 1996 from the issue and sale of 3,000,000 special warrants; and second, net proceeds of Cdn.$9.3 million from the sale of Draxis' entire investment in DUSA.

     1995 FINANCIAL YEAR

     Draxis' cash and working capital at December 31, 1995 was Cdn.$16.6 million and Cdn.$16.4 million respectively compared to Cdn.$11.7 and Cdn.$12.5 million, respectively, in 1994.

     Operations generated a positive cash flow of Cdn.$2,282,000; down Cdn.$4,026,000 from the previous year as a result of the following: lower margins on sales of NOVO-SELEGILINE in comparison to sales of ELDEPRYL-Registered Trademark-; non-recurring costs associated with the launch of KERASAL-Registered Trademark- into the United States; and non-recurring costs at IHS associated with the start up of the joint venture and the subsequent repositioning and relaunch of its product line.

     Cash flow decreases were partially offset by the following: increased profitability on increased sales of PERMAX-Registered Trademark- and decreased losses within the dermatological division. The major capital outlay Draxis incurred in 1995 was the second payment of Cdn.$1,000,000 for the acquisition of PERMAX-Registered Trademark- from Eli Lilly Canada Inc. Draxis also acquired the Canadian rights to IPRIFLAVONE; a drug indicated for the treatment of osteoporosis, from Somerset for Cdn.$141,450.

     1994 FINANCIAL YEAR

     Cash flow from operations added Cdn.$6,308,000 to Draxis' cash position in 1994. The main uses of cash included the first milestone payment of Cdn.$2,000,000 for the acquisition of PERMAX-Registered Trademark- from Eli Lilly Canada Inc., a loan to DAHI of Cdn.$3,432,000 (U.S.$2,500,000) and the payment of the income taxes of Cdn.$1,663,000 on the profit in the previous year on the sale of Draxis Common Stock held by Draxis' wholly-owned subsidiary, Viapharm Inc.

     The net result was a year-over-year reduction in Draxis' cash position of Cdn.$514,000 from Cdn.$12,205,000 at the end of 1993 to Cdn.$11,691,000 at the
end of 1994. Working capital at December 31, 1994 was Cdn.$12,512,000, down Cdn.$2,580,000 from the previous year for the reasons outlined above.

     1993 FINANCIAL YEAR

     Draxis' cash and working capital increased to Cdn.$12,205,000 and Cdn.$15,092,000 respectively due mainly to the sale of 1,176,470 treasury shares of Draxis to Novopharm for Cdn.$3,000,000 and the sale of the balance of Draxis' shares held by Viapharm Inc. for Cdn.$6,020,000.

                                  LEGAL MATTERS

     The matters referred to under "Reincorporation Merger - Canadian Federal Income Tax Consequences of the Reincorporation Merger", "Share Exchange Plan - Canadian Federal Income Tax Consequences of the Share Exchange Plan" and certain other legal matters relating to the transactions described in this Joint Management Proxy Statement-Prospectus will be passed upon for Draxis in Canada by McCarthy Tetrault. The matters referred to under "Reincorporation Merger - U.S. Federal Income Tax Consequences of the Reincorporation Merger", "Share Exchange Plan - U.S. Federal Income Tax Consequences of the Share Exchange Plan" and certain other legal matters relating to the transactions described in this Joint Management Proxy Statement-Prospectus will be passed upon for Draxis in the United States by Gardner, Carton & Douglas and for DAHI Missouri in the United States by Wilson, Sonsini, Goodrich & Rosati. Certain other legal matters relating to the transactions described in this Joint Management Proxy Statement-Prospectus will be passed upon for DAHI Missouri in the United States by Fillmore & Holmes, L.C.

                             SOURCES OF INFORMATION

     The information concerning Draxis contained in this Joint Management Proxy Statement-Prospectus has been supplied by the management of Draxis to DAHI Missouri. The information concerning DAHI Missouri contained in this Joint Management Proxy Statement-Prospectus has been supplied by the management of DAHI Missouri to Draxis. Neither Draxis nor DAHI Missouri has any reason to believe that the information so furnished with respect to the other corporation contains any material misstatement or omits to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

                                     EXPERTS

     The audited financial statements of Draxis for each of the years in the three year period ended December 31, 1995 and the pro forma financial statements of Draxis have been included herein in reliance upon the report of Deloitte & Touche, independent chartered accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The balance sheets of DAHI Missouri as of December 31, 1995 and 1994 and the statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995 and for the period from inception (July 19, 1990) to December 31, 1995 together with the report of independent public accountants contained on pages 17 through 34 of DAHI Missouri's Annual Report to Stockholders for the year ended December 31, 1995, incorporated herein by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report. In that report, that firm states that, with respect to the period from inception to December 31, 1991, their opinion is based on the reports of other independent public accountants, namely, Deloitte & Touche LLP. The financial statements referred to above have been included herein in reliance upon the authority of those firms as experts in giving said reports.

     Representatives of Deloitte & Touche and Arthur Andersen LLP, principal accountants and auditors for Draxis and DAHI Missouri, respectively, will be present at the Special Meetings, will have the opportunity to make a statement should they desire to do so, and are expected to be available to respond to appropriate questions.

     The matters referred to under "Share Exchange Plan - Opinion of Financial Advisor to the DAHI Independent Committee" have been prepared and passed on by Hambrecht & Quist, LLC.

                SHAREHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING
                             OF DRAXIS SHAREHOLDERS

     It is currently anticipated that the 1997 Annual Meeting of Draxis Shareholders will be held in May 1997. Shareholder proposals intended to be presented at such meeting must be received by Draxis not later than March 31, 1997 for inclusion in the proxy materials for such meeting.

                SHAREHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING
                              OF DAHI SHAREHOLDERS

     If the Reincorporation Merger and the Share Exchange are not consummated, it is currently anticipated that the 1997 Annual Meeting of DAHI Missouri Shareholders will be held on or about June 1997. If such meeting is held, shareholder proposals intended to be presented at such meeting must be received by DAHI Missouri not later than December 31, 1996 for inclusion in the proxy materials for such meeting.

                               FINANCIAL STATEMENTS AND
                                 RELATED INFORMATION


TABLE OF CONTENTS

DRAXIS HISTORICAL FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
Auditors' Report                                                            F-2

Consolidated Balance Sheets                                                 F-3

Consolidated Statements of Retained Earnings (Deficit)                      F-4

Consolidated Statements of Operations                                       F-5

Consolidated Statements of Cash Flows                                       F-6

Notes to the Consolidated Financial Statements                       F-7 - F-31

DRAXIS PRO FORMA FINANCIAL STATEMENTS

Report of Chief Financial Officer and Compilation Report                   F-32

Pro Forma Consolidated Balance Sheet                                       F-33

Pro Forma Consolidated Statement of Operations                      F-34 - F-35

Notes to the Pro Forma Financial Statements                         F-36 - F-38

DAHI HISTORICAL FINANCIAL STATEMENTS

The Form 10-K of DAHI for the period ended December 31, 1995 and the Forms 10-Q of DAHI for the periods ending March 31, 1996 and June 30, 1996 are attached to this Joint Management Proxy Statement-Prospectus as Appendices J, K and L, respectively, and are incorporated herein by reference.

AUDITORS' REPORT


To the Directors of
Draxis Health Inc.


We have audited the consolidated balance sheets of Draxis Health Inc. as at December 31, 1995 and 1994 and the consolidated statements of operations, retained earnings (deficit) and cash flows for each of the years in the three year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1995 and 1994 and the results of its operations and cash flows for each of the years in the three year period ended December 31, 1995 in accordance with generally accepted accounting principles.


/s/ Deloitte & Touche


Chartered Accountants


Toronto, Ontario
February 7, 1996
except for Note 17, which
is as of August 13, 1996.

DRAXIS HEALTH INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS OF CANADIAN DOLLARS EXCEPT SHARE RELATED DATA)
--------------------------------------------------------------------------------

                                                                                                             December 31,
                                                                                 June 30,           ------------------------------
                                                                                   1996                 1995               1994
                                                                                -----------         -----------         ----------
                                                                               (unaudited)
ASSETS
CURRENT
  Cash and treasury bills                                                      $   30,454          $   16,606          $   11,691
  Marketable securities (cost 1994 - $1,499)                                          -                   -                   767
  Accounts receivable (Note 2)                                                      2,209               1,486               1,807
  Income taxes recoverable                                                            -                   170                 255
  Inventory                                                                         1,167                 705               1,014
  Current portion of long-term receivables (Note 3)                                   691                 -                   365
  Prepaid expenses                                                                  1,018                 796                 946
------------------------------------------------------------------------------------------------------------------------------------

                                                                                   35,539              19,763              16,845
LONG-TERM RECEIVABLES (Notes 3 and 15)                                              3,781               4,992               5,573
LONG-TERM INVESTMENTS (Note 4)                                                      1,611               3,931               3,203
FIXED ASSETS (Note 5)                                                                 662                 545                 453
GOODWILL (Net of accumulated amortization:
  June 30, 1996 - $802 (unaudited);
  December 31, 1995 - $744;
  December 31, 1994 - $509)                                                         1,546               1,663               1,898
LICENSES AND OTHER DEFERRED CHARGES (Note 7)                                        4,209               4,158               5,090
------------------------------------------------------------------------------------------------------------------------------------
                                                                               $   47,348          $   35,052          $   33,062
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

LIABILITIES
CURRENT
  Accounts payable and accrued charges                                         $    2,216          $    1,569          $    1,806
  Royalties payable                                                                   492               1,335               1,527
  Income taxes payable                                                                388                 -                   -
  Current portion of license obligation (Note 8)                                      -                   500               1,000
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    3,096               3,404               4,333
LICENSE OBLIGATION (Note 8)                                                           -                   -                   500
------------------------------------------------------------------------------------------------------------------------------------
DEFERRED INCOME TAXES (Note 9)                                                        360               1,799               1,070
------------------------------------------------------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY
  Common stock; unlimited shares authorized, issued:
    June 30, 1996 - 23,375,000 (unaudited);
    December 31, 1995 - 20,127,000;
    December 31, 1994 - 20,019,000 shares
    (Note 10)                                                                      30,844              18,666              18,393
  Preferred stock; unlimited shares
    authorized, none outstanding                                                      -                   -                   -
  Employee participation shares;
    unlimited shares authorized, issued:
    June 30, 1996 - 1,521,000 (unaudited);
    December 31, 1995 - 1,530,000;
    December 31, 1994 - nil                                                           456                 459                 -
  Less: loans receivable                                                             (456)               (459)                -
  Contributed surplus                                                               9,701               9,701               9,701
  Retained earnings (deficit)                                                       3,347               1,482                (935)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                   43,892              29,849              27,159
------------------------------------------------------------------------------------------------------------------------------------
                                                                               $   47,348          $   35,052          $   33,062
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
EXCHANGE RATE AS AT BALANCE SHEET DATE                                         U.S. $0.73          U.S. $0.73          U.S. $0.71
------------------------------------------------------------------------------------------------------------------------------------

 APPROVED BY THE BOARD
/s/ Brian M. King      Director         /s/ James P. Doherty      Director
----------------------                  -------------------------

DRAXIS HEALTH INC.
CONSOLIDATED STATEMENTS OF RETAINED EARNINGS (DEFICIT)
(IN THOUSANDS OF CANADIAN DOLLARS EXCEPT SHARE RELATED DATA)
--------------------------------------------------------------------------------

                                                                 Six Months ended                           Year ended
                                                                      June 30,                             December 31,
                                                             ------------------------      ----------------------------------------
                                                                1996           1995            1995           1994          1993
                                                             ---------      ---------      ----------      ---------      ---------
                                                                    (unaudited)
BALANCE AT BEGINNING OF
  THE YEAR                                                  $   1,482      $    (935)     $    (935)      $ (1,747)      $    241

NET INCOME (LOSS)
  FOR THE PERIOD                                                1,865             16          2,417          1,099         (2,079)

ADJUSTMENT FOR
  BONE HEALTH INC.
  AMALGAMATION (NOTE 6)                                           -              -              -             (287)           -

DIVIDENDS
  Unclaimed dividends of
    Bone Health Inc.                                              -              -              -              -              230

COST OF DIVIDEND
  DISTRIBUTION,
  NET OF TAX                                                      -              -              -              -             (139)
------------------------------------------------------------------------------------------------------------------------------------
BALANCE AT END OF
  THE PERIOD                                                $   3,347      $    (919)     $   1,482      $    (935)      $ (1,747)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

EXCHANGE RATE AS AT
  BALANCE SHEET DATE                                       U.S. $0.73     U.S. $0.73     U.S. $0.73     U.S. $0.71      U.S.$0.75
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

DRAXIS HEALTH INC.}
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS OF CANADIAN DOLLARS EXCEPT SHARE RELATED DATA)
-------------------------------------------------------------------------------

                                                                     Six Months ended                      Year ended
                                                                         June 30,                         December 31,
                                                                         --------                         ------------
                                                                    1996          1995          1995          1994         1993
                                                                    ----          ----          ----          ----         ----
                                                                         (unaudited)
REVENUE
  Sales                                                         $    7,025   $    7,511     $   15,434    $   16,243   $   15,087
  Interest income                                                      771          585          1,197           843          309
------------------------------------------------------------------------------------------------------------------------------------
                                                                     7,796        8,096         16,631        17,086       15,396
------------------------------------------------------------------------------------------------------------------------------------

EXPENSES
  Cost of sales, selling and administration                          9,215        5,200         13,328        10,187       12,163
  Research and development                                             647        1,319          2,318         2,079        2,722
  Investment tax credits on research and development                  (142)        (283)          (484)         (456)        (574)
  Research and development recovered from an affiliated company        (34)        (258)          (381)         (534)        (487)
  Depreciation and amortization                                        786          463          1,285           866          593
------------------------------------------------------------------------------------------------------------------------------------
                                                                    10,472        6,441         16,066        12,142       14,417
------------------------------------------------------------------------------------------------------------------------------------

(LOSS) INCOME FROM OPERATIONS                                       (2,676)       1,655            565         4,944          979
------------------------------------------------------------------------------------------------------------------------------------

GAIN (LOSS) ON SALES OF SECURITIES                                     110           37            549            58       (2,716)
OTHER INCOME (EXPENSE) (Note 11)                                     6,001          -            4,900           (68)          43
------------------------------------------------------------------------------------------------------------------------------------

INCOME (LOSS) BEFORE INCOME TAXES AND SHARE OF
  NET DEVELOPMENT STAGE COSTS OF AFFILIATED COMPANIES                3,435        1,692          6,014         4,934       (1,694)
------------------------------------------------------------------------------------------------------------------------------------

INCOME TAXES (Note 13)
  Current                                                            1,832          765          1,335         1,630         (477)
  Deferred                                                          (1,439)        (115)           729           110         (489)
------------------------------------------------------------------------------------------------------------------------------------
                                                                       393          650          2,064         1,740         (966)
------------------------------------------------------------------------------------------------------------------------------------

EQUITY SHARE OF NET DEVELOPMENT STAGE
  COSTS OF AFFILIATED COMPANIES (Note 12)                           (1,177)      (1,026)        (1,533)       (2,095)      (1,351)
------------------------------------------------------------------------------------------------------------------------------------

NET INCOME (LOSS) FOR THE PERIOD                                $    1,865   $       16     $    2,417    $    1,099   $   (2,079)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
EARNINGS (LOSS) PER SHARE (Note 14)                             $     0.09   $     0.00     $     0.12    $     0.06   $    (0.11)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                       20,499       20,019         20,058        19,927       18,217
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
AVERAGE EXCHANGE RATE                                           U.S. $0.73   U.S. $0.72     U.S. $0.73    U.S. $0.73   U.S. $0.78
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

DRAXIS HEALTH INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS OF CANADIAN DOLLARS EXCEPT SHARE RELATED DATA)
--------------------------------------------------------------------------------

                                                                     Six months ended                      Year ended
                                                                         June 30,                         December 31,
                                                                         --------                         ------------
                                                                    1996          1995          1995          1994         1993
                                                                    ----          ----          ----          ----         ----
                                                                         (unaudited)
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES
  (Note 18)                                                     $   (4,657)    $    672     $    2,282    $    6,308   $    6,800
------------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM (USED IN) INVESTING
  ACTIVITIES
    Payments for licenses                                           (1,139)      (1,000)        (1,000)       (2,000)         -
    Decrease (increase) in other deferred charges                      -           (118)             8            (5)         648
    Acquisition of fixed assets                                       (199)        (118)          (219)         (119)        (149)
    Acquisition of subsidiary and affiliated
       companies                                                       (81)        (428)          (428)         (298)        (642)
    Proceeds from sale of shares in DUSA
       Pharmaceuticals, Inc.                                         9,323          -              -             -             90
    Proceeds from sale of option in DUSA
       Pharmaceuticals, Inc.                                           -            -            3,067           -            -
    Proceeds from sale of shares in
       Deprenyl Animal Health, Inc.                                    -            -              -             -            328
------------------------------------------------------------------------------------------------------------------------------------
NET CASH FLOWS FROM (USED IN) INVESTING
  ACTIVITIES                                                         7,904       (1,664)         1,428        (2,422)         275
------------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM (USED IN) FINANCING
  ACTIVITIES
    Long-term receivables                                           (1,574)        (470)           946        (3,034)      (2,249)
    Exercise of stock options                                          613          -              259           -            128
    Sale of Company shares owned by subsidiary
    Proceeds of sale                                                   -            -              -             -          6,020
    Income taxes paid on sale                                          -            -              -          (1,663)         (32)
    Issuance of shares for subsidiary
       acquisitions                                                    -            -              -             297          642
    Redemption of Bone Health Inc. warrants                            -            -              -             -         (2,855)
    Cost of dividend distribution, net of tax                          -            -              -             -           (139)
    Unclaimed dividends of Bone Health Inc.                            -            -              -             -            229
    Treasury shares issued for cash                                    -            -              -             -          3,000
    Special Warrant Offering, net of
       related expenses                                             11,562          -              -             -            -
    Exercise of warrants                                               -            -              -             -             25
------------------------------------------------------------------------------------------------------------------------------------
NET CASH FLOWS FROM (USED IN) FINANCING
  ACTIVITIES                                                        10,601         (470)         1,205        (4,400)       4,769
------------------------------------------------------------------------------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH AND
  TREASURY BILLS                                                    13,848       (1,462)         4,915          (514)      11,844

CASH AND TREASURY BILLS AT BEGINNING
  OF THE PERIOD                                                     16,606       11,691         11,691        12,205          361
------------------------------------------------------------------------------------------------------------------------------------
CASH AND TREASURY BILLS AT END OF
  THE PERIOD                                                    $   30,454   $   10,229     $   16,606    $   11,691   $   12,205
------------------------------------------------------------------------------------------------------------------------------------

DRAXIS HEALTH INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS OF CANADIAN DOLLARS EXPECT SHARE RELATED DATA)
-------------------------------------------------------------------------------

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CONSOLIDATION AND ACCOUNTING FOR LONG-TERM INVESTMENTS

    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Draxis Pharmaceutica Inc., Draxis Animal Health (Canada) Inc., Draxis U.S. Inc., Draxis L.L.C., Viapharm Inc., DAHI Animal Health Inc., and DAHI Animal Health (Ontario) Inc.

    The Company's investment in Deprenyl Animal Health, Inc., a company incorporated in the United States to engage in the research, development and marketing of pharmaceutical products for veterinary prescriptive applications, is accounted for using the equity method.

    The Company's 50% interest in the joint venture New IHS, L.L.C., a U.S. company that specializes in developing and distributing science-based, consumer health products through independent distributors and network marketing, is recognized in the financial statements of the Company using the proportionate consolidation method.

    The Company's investment in DUSA Pharmaceuticals, Inc. was accounted for using the equity method until December 14, 1995, at which time DUSA Pharmaceuticals, Inc. completed the sale of additional common stock in a public offering. The Company incurred a dilution of its investment from 20.0% to 12.8%. The Company's investment in DUSA Pharmaceuticals, Inc. is recorded at cost after December 14, 1995. On March 11, 1996, the Company disposed of its remaining investment (unaudited).

    Bone Care International, Inc. is recorded at cost.

    GOODWILL

    Goodwill, which relates to the acquisition of Lipopharm Inc., is recorded as an asset and is amortized on a straight-line basis over ten years to 2002.

    On an ongoing basis, management reviews the valuation and amortization of goodwill, including any events and circumstances which may have impaired the fair value. The amount of goodwill impairment, if any, is determined by assessing recoverability based on expected, discounted, future cash flows using a discount rate reflecting the Company's cost of capital.

    MARKETABLE SECURITIES

    Marketable securities are stated at the lower of cost and market.

    INVENTORY

    Inventory is valued at the lower of cost and net realizable value and is determined on a first-in, first-out basis.

DRAXIS HEALTH INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS OF CANADIAN DOLLARS EXPECT SHARE RELATED DATA)
-------------------------------------------------------------------------------

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    FIXED ASSETS

    Fixed assets are recorded at cost. The Company provides for depreciation using the diminishing balance method applying rates estimated to amortize the cost over the useful life of the assets:

                   Computer equipment            30%
                   Laboratory equipment          30%
                   Furniture and equipment       20%
                   Leasehold improvements        5 years

    LICENSES AND OTHER DEFERRED CHARGES

    Licenses and other deferred charges are recorded at cost and consist of licenses to market certain regulatory approved pharmaceutical products in defined territories and the right to technical assistance. The Company provides for amortization of licenses on the straight-line basis over the minimum term of the license agreement which, in the case of Eldepryl license is 15 years, Permax 5 years and Anipryl 10 years. This policy was changed during 1996, from that of the previous years, whereby amortization of licenses was provided for on the basis of actual sales during the period as a percentage of total estimated sales over the minimum term of the license agreement. As the effect of the change in prior periods is not significant, the prior year's figures have not been restated.

    The cost of the right to technical assistance is amortized on a straight-line basis over the term of the agreement.

    RESEARCH AND DEVELOPMENT COSTS

    Research and product development costs, including the cost of licenses for products under development, net of any government assistance and investment tax credits, are charged to earnings in the period in which they are incurred.

    FOREIGN CURRENCY TRANSLATION

    Monetary assets and liabilities of domestic companies and integrated foreign subsidiaries are translated into Canadian dollars at the exchange rates in effect at the balance sheet date. Non-monetary items are translated at historical exchange rates. Revenue and expense items are translated at average exchange rates during the year. Exchange gains or losses arising on translation are included in the determination of net income for the year, except for long-term monetary assets and liabilities which are deferred and amortized over the remaining lives of the related items on a straight-line basis.

    FINANCIAL INSTRUMENTS

    The Company has a number of financial instruments. The fair value of cash, accounts receivable, accounts payable and accruals are equivalent to their carrying value because of the short-term maturity of those instruments.

    COMPARATIVE INFORMATION

    The Company has reclassified the presentation of certain prior years' information to conform with the current presentation format.

DRAXIS HEALTH INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS OF CANADIAN DOLLARS EXPECT SHARE RELATED DATA)
-------------------------------------------------------------------------------

2.  ACCOUNTS RECEIVABLE

                                                                                          December 31,
                                                             June 30,            -----------------------------
                                                               1996                 1995                1994
                                                            ----------           ---------           ---------
                                                            (unaudited)
    Accounts receivable - trade                             $   1,482           $   1,097           $   1,347
    Interest and other receivables                                597                 344                 339
    DUSA Pharmaceuticals, Inc.                                     55                   3                  23
    Deprenyl Animal Health, Inc.                                  -                     2                   8
    Loan to an officer                                             75                  40                 -
    Loan to a former officer                                      -                   -                    90
     -------------------------------------------------------------------------------------------------------------------------------
                                                            $   2,209           $   1,486           $   1,807
     -------------------------------------------------------------------------------------------------------------------------------

     The advances to affiliated companies are unsecured, interest free and repaid monthly. The $40 loan to an officer is non-interest bearing and was repaid subsequent to December 31, 1995.

3.  LONG-TERM RECEIVABLES

                                                                                          December 31,
                                                             June 30,            -----------------------------
                                                               1996                 1995                1994
                                                            ----------           ---------           ---------
                                                            (unaudited)
    NOTE RECEIVABLE FROM DEPRENYL
    ANIMAL HEALTH, INC.
       (U.S. $955 - June 30, 1996
       (unaudited); U.S. $2,500 -
       December 31, 1995 and 1994)
       The note bears interest at bank
         prime rate plus 1% per annum,
         payable quarterly, with 60% of
         the outstanding principal due in
         equal quarterly instalments
         commencing January 1, 1997 and
         ending January 1, 2001 and 40% of
         outstanding principal due on
         January 1, 2001.  The note is
         convertible to common stock of
         Deprenyl Animal Health, Inc.
         at U.S. $2.88 per share for all
         or part of the principal and unpaid
         and accrued interest outstanding
         until December 31, 2003 subject
         to certain conversion restrictions.                $   1,307             $ 3,397             $ 3,373

DRAXIS HEALTH INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS OF CANADIAN DOLLARS EXPECT SHARE RELATED DATA)
-------------------------------------------------------------------------------

3.  LONG-TERM RECEIVABLE (CONTINUED)

                                                                                          December 31,
                                                             June 30,            -----------------------------
                                                               1996                 1995                1994
                                                            ----------           ---------           ---------
                                                            (unaudited)
    NOTE RECEIVABLE FROM DEPRENYL
       ANIMAL HEALTH, INC.
       (U. S. $1,000)
       The note bears interest at 2% until
         October 1, 1996, thereafter prime
         plus 1% per annum, payable
         quarterly, with 60% of the
         outstanding principal due in equal
         quarterly instalments commencing
         October 1, 1999 and ending on
         October 1, 2003.  The note is
         convertible to common stock of
         Deprenyl Animal Health, Inc. at
         CDN. $2.11 per share for all or
         part of the principal and accrued
         interest after July 1, 1996.  The
         loan is subject to the approval
         of a majority of the Deprenyl Animal
         Health, Inc. Board of Directors.                   $   1,361              $  -                $  -

    NOTES RECEIVABLE FROM DEPRENYL
       ANIMAL HEALTH, INC.
       (U.S. $450)
       The notes bear interest at 7% per
         annum, payable quarterly, with
         U.S. $250 due on July 1, 1997
         and U.S. $200 due on
         October 1, 1997.  All amounts
         due may be converted, at the
         option of the Company, into shares
         of common stock of Deprenyl Animal
         Health, Inc. at U.S. $2.88 per share.                    613                 611                 607

    ADVANCE TO DEPRENYL ANIMAL
       HEALTH, INC. (U.S. $140)
       The advance is due October 1, 1997,
         and bears interest at 7% per annum
         commencing March 1, 1997.  All
         amounts due may be converted, at the
         option of the Company, into shares
         of common stock of Deprenyl Animal
         Health, Inc. at U.S. $2.88 per share.                    191                 190                 189

DRAXIS HEALTH INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS OF CANADIAN DOLLARS EXPECT SHARE RELATED DATA)
-------------------------------------------------------------------------------

3.  LONG-TERM RECEIVABLE (CONTINUED)

                                                                                          December 31,
                                                             June 30,            -----------------------------
                                                               1996                 1995                1994
                                                            ----------           ---------           ---------
                                                            (unaudited)
    LOANS TO JOINT VENTURE PARTNER,
       NEW IHS, L.L.C., WITH CONVERTIBLE
       FEATURES
       The loans are maturing, on various
         dates, 180 days after their
         provision and interest is computed
         at U.S. prime plus 1% per annum.
         The Company does not anticipate
         that these loans will be repaid or
         matched by a loan from the other
         joint venture partner.  Consequently,
         these loans upon maturity would be
         deemed to be an additional capital
         contribution by the Company, and the
         percentage interest the Company has
         in the joint venture would be
         adjusted in accordance with the joint
         venture operating agreement                          $   655             $   338              $  -

    PROMISSORY NOTES DUE FROM JOINT
       VENTURE  PARTNER, NEW IHS, L.L.C.
       The promissory notes are due on demand
         and interest is computed at U.S.
         prime plus 1% per annum.  The
         Company does not anticipate
         repayment of these notes within
         the next 12 months.                                      345                 345                 -

    ADVANCE TO AN OFFICER
       The advance was made to fund the
         acquisition of shares of an affiliated
         company.  The loan is non-interest
         bearing and due on disposition
         of the shares.                                           -                   111                 111

DRAXIS HEALTH INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS OF CANADIAN DOLLARS EXPECT SHARE RELATED DATA)
-------------------------------------------------------------------------------

3.  LONG-TERM RECEIVABLE (CONTINUED)

                                                                                          December 31,
                                                             June 30,            -----------------------------
                                                               1996                 1995                1994
                                                            ----------           ---------           ---------
                                                            (unaudited)
    ADVANCE TO RETIRED FOUNDER AND
       FORMER CO-CHAIRMAN
       The advance was made to fund the
         acquisition of company shares,
         bears interest at bank prime rate,
         and was repaid in December, 1995.                     $  -                $  -              $  1,293

    ADVANCES TO MEDICIS
       PHARMACEUTICAL CORPORATION
       The advance bears interest at 5% per
         annum effective from September 30,
         1993 and was repayable in monthly
         instalments of principal of
         U.S. $20 from January 30, 1994
         to September 30, 1995 and
         U.S. $35 thereafter.                                     -                   -                   365
    --------------------------------------------------------------------------------------------------------------------------------
                                                                4,472               4,992               5,938
    CURRENT PORTION                                              (691)                -                  (365)
    --------------------------------------------------------------------------------------------------------------------------------
                                                             $  3,781            $  4,992            $  5,573

    --------------------------------------------------------------------------------------------------------------------------------
    --------------------------------------------------------------------------------------------------------------------------------

DRAXIS HEALTH INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS OF CANADIAN DOLLARS EXPECT SHARE RELATED DATA)
-------------------------------------------------------------------------------

4.  LONG-TERM INVESTMENTS

                                                                                          December 31,
                                                             June 30,            -----------------------------
                                                               1996                 1995                1994
                                                            ----------           ---------           ---------
                                                            (unaudited)
    Deprenyl Animal Health, Inc. (market
       value - June 30, 1996 - $16,544
       (unaudited); December 31, 1995 -
       $4,977; December 31, 1994 -
       $4,490) (ownership percentage
       June 30, 1996 - 43.9% (unaudited);
       December 31, 1995 - 35.7%;
       December 31, 1994 - 33.0%)                             $   920              $  -               $   148

    DUSA Pharmaceuticals, Inc. (market
       value - June 30, 1996 $nil (unaudited),
       December 31, 1995 - $9,792;
       December 31, 1994 - $7,480)
       (ownership percentage June 30,
       1996 - nil (unaudited), December 31,
       1995 - 12.8%; December 31, 1994 - 20.0%)                   -                 3,322               2,446

    Bone Care International, Inc. (no quoted
       market value)                                              691                 609                 609
    --------------------------------------------------------------------------------------------------------------------------------
                                                             $  1,611            $  3,931            $  3,203
    --------------------------------------------------------------------------------------------------------------------------------
    --------------------------------------------------------------------------------------------------------------------------------

    During 1995, the Company's investment in Deprenyl Animal Health, Inc. was reduced to zero as a result of recording it's equity share of losses. The portion of unrecognized loss that would otherwise have been recorded at June 30, 1996 was $nil (unaudited) and December 31, 1995 was $685.

    In June of 1996 (unaudited), shareholders of DAHI approved the conversion feature of the U.S. $1,000 advance made by the Company to DAHI in January of 1996 and the Company clarified its commitment with respect to the future financing requirements of DAHI. As a result in the second quarter of 1996, the Company recorded its share of DAHI's net development stage expenses of $685, which had not been previously recognized for accounting purposes.

DRAXIS HEALTH INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS OF CANADIAN DOLLARS EXPECT SHARE RELATED DATA)
-------------------------------------------------------------------------------

5.  FIXED ASSETS

                                                                                          December 31,
                                                              June 30,            -----------------------------
                                                                1996                1995                1994
                                                             ---------            ---------           ---------
                                                            (unaudited)
    Computer equipment                                       $    534            $    505            $    407
    Laboratory equipment                                          220                 113                 109
    Furniture and fixtures                                        419                 357                 340
    Leasehold improvements                                         39                  39                  35
     -------------------------------------------------------------------------------------------------------------------------------
                                                                1,212               1,014                 891
    Accumulated depreciation and
       amortization                                              (550)               (469)               (438)
     -------------------------------------------------------------------------------------------------------------------------------
                                                             $    662            $    545            $    453
     -------------------------------------------------------------------------------------------------------------------------------
     -------------------------------------------------------------------------------------------------------------------------------

6.  ACQUISITION OF ADDITIONAL INTEREST IN SUBSIDIARY

    On June 30, 1994 the Company purchased the remaining 2.38% interest in Bone Health Inc. for 175,082 common shares of the Company valued at $298. The excess of the purchase price over the net assets acquired of $288 has been charged directly to the deficit. Bone Health Inc. was amalgamated with the Company on June 30, 1994.

7.  LICENSES AND OTHER DEFERRED CHARGES

                                                                         June 30, 1996 (unaudited)
                                                              ------------------------------------------------
                                                                                Accumulated          Net Book
                                                                Cost            Amortization            Value
                                                              --------          ------------          --------
    Licenses
       Eldepryl                                              $  1,330            $    784            $    546
       Permax                                                   3,500               1,407               2,093
       Anipryl                                                    639                  32                 607
    Patents and trademarks                                         62                 -                    62
    Technical assistance                                        1,800                 900                 900
     -------------------------------------------------------------------------------------------------------------------------------
                                                             $  7,331            $  3,122            $  4,209
     -------------------------------------------------------------------------------------------------------------------------------
     -------------------------------------------------------------------------------------------------------------------------------
                                                                             December 31, 1995
                                                              ------------------------------------------------
                                                                                Accumulated          Net Book
                                                                Cost            Amortization            Value
                                                              --------          ------------          --------
    Licenses
       Eldepryl                                              $  1,330            $    717            $    613
       Permax                                                   3,500                 977               2,523
    Patents and trademarks                                         62                 -                    62
    Technical assistance                                        1,800                 840                 960
     -------------------------------------------------------------------------------------------------------------------------------
                                                             $  6,692            $  2,534            $  4,158
     -------------------------------------------------------------------------------------------------------------------------------
     -------------------------------------------------------------------------------------------------------------------------------

DRAXIS HEALTH INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS OF CANADIAN DOLLARS EXPECT SHARE RELATED DATA)
-------------------------------------------------------------------------------

7.  LICENSES AND OTHER DEFERRED CHARGES (CONTINUED)

                                                                             December 31, 1994
                                                              ------------------------------------------------
                                                                                Accumulated           Net Book
                                                                Cost            Amortization            Value
                                                              --------          ------------          --------
    Licenses
       Eldepryl                                              $  1,330            $    541            $    789
       Permax                                                   3,500                 350               3,150
    Patents and trademarks                                         71                 -                    71
    Technical assistance                                        1,800                 720               1,080
     -------------------------------------------------------------------------------------------------------------------------------
                                                               $6,701              $1,611              $5,090
     -------------------------------------------------------------------------------------------------------------------------------
     -------------------------------------------------------------------------------------------------------------------------------

    Amortization of licenses and other deferred charges was $924, $517, $209, $588 (unaudited) and $288 (unaudited) for the years ended December 31, 1995, 1994, 1993, and the six months ended June 30, 1996 and 1995 respectively.

    Under the terms of the Anipryl distribution agreement with Deprenyl Animal Health, Inc., the Company is required to achieve certain minimum sales projections. In the event, the sales projections are not achieved Deprenyl Animal Health, Inc., has the right to either distribute Anipryl itself, appoint one or more additional distributors of Anipryl, or terminate the agreement.


8.  LICENSE OBLIGATION

    On February 10, 1994 the Company acquired the Canadian license to market Permax, a Parkinson's disease drug. The agreement required the Company to pay $3,500 for the first five years of the license. The initial payment of $2,000 was made on signing, $1,000 was paid February 10, 1995 and $500 was paid on February 10, 1996. At the end of the first five years, an extended ten year license will be granted if certain sales achievements are met by the Company over the initial five year term. The cost to the Company of an extended license would be determined by an independent arbitrator at the time of renewal.

DRAXIS HEALTH INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS OF CANADIAN DOLLARS EXCEPT SHARE RELATED DATA)
-------------------------------------------------------------------------------

9.   DEFERRED INCOME TAXES

     Deferred income taxes reflect the net tax effects of timing differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts applicable for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                           June 30,            December 31,
                                         ----------       --------------------
                                            1996          1995            1994
                                         ----------       -----          -----
                                         (unaudited)


  Gain on dilution of investment in
    affiliates                             $  691       $  2,183       $  1,660
  Licenses and other deferred charges       (394)          (359)          (483)
  Unrealized investment loss                    -              -          (243)
  Other                                        63           (25)            136
-------------------------------------------------------------------------------
                                           $  360       $  1,799       $  1,070
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

10.  CAPITAL STOCK



                                                 June 30,                     December 31,                  December 31,
                                                  1996                            1995                         1994
                                        -------------------------      ------------------------      ------------------------
                                         Number                         Number                       Number
                                        of Shares         Dollars      of Shares       Dollars       of Shares       Dollars
                                        -----------     ---------      ----------      --------     ----------      ---------
                                             (unaudited)
Common stock
Balance at beginning
of the period                           20,127,000      $  18,666     20,019,000       $ 18,393     19,836,000      $  18,083
    Issued during
      the period                         3,248,000         12,178        108,000            273        183,000            310
-----------------------------------------------------------------------------------------------------------------------------
  Balance at end of
    the period                          23,375,000      $  30,844     20,127,000       $ 18,666     20,019,000      $  18,393
-----------------------------------------------------------------------------------------------------------------------------

  Issued during the period
    Warrant offering                     3,000,000      $  11,562              -       $      -              -      $       -
    Exercise of options                    244,000            613        102,000            258              -              -
    Exercise of participation
      shares                                 4,000              3              -              -              -              -
    Shares issued in
      lieu of salary                             -              -          6,000             15          8,000             13
    Shares issued for
      Bone Health Inc.
      acquisition                                -              -              -              -        175,000            297
-----------------------------------------------------------------------------------------------------------------------------
                                         3,248,000      $  12,178        108,000       $    273        183,000      $     310
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------


DRAXIS HEALTH INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS OF CANADIAN DOLLARS EXCEPT SHARE RELATED DATA)
-------------------------------------------------------------------------------

10. CAPITAL STOCK AND CONTRIBUTED SURPLUS (CONTINUED)

    WARRANTS

    NOVOPHARM LIMITED

    Novopharm Limited - On April 19, 1995 the Company issued 500,000 warrants to Novopharm Limited each of which are exercisable to April 18, 2000 to purchase one common share of the Company at $2.09. The Company issued the warrants to Novopharm Limited in exchange for Novopharm Limited's grant of a six month extension of a profit sharing agreement between the two companies.

    In December, 1993 the Company formed a strategic alliance with Novopharm Limited. In addition to Novopharm Limited's purchase of 1,176,000 shares from the Company's treasury at an aggregate acquisition price of $3,000, Novopharm Limited was granted 1,176,000 warrants. Each warrant is exercisable for one common share of the Company for up to four years at a base exercise price of $2.70, escalating by 10% in each of years three and four.

    UNDERWRITERS

    In connection with the completion of Draxis' public offering in April 1996, a non-assignable warrant was issued to the Company's underwriters. The warrant is exercisable for 300,000 Draxis shares at $4.25 per share and expires on April 26, 1998 (unaudited).

    JOINT VENTURE PARTNERS IN NEW IHS, L.L.C.

    As part of the joint venture agreement between the Company and it's joint venture partners in New IHS, L.L.C., the joint venture partners are entitled to purchase from the Company 1,000,000 common shares of the Company at $2.25 per common share upon exercise of a warrant which expires March 31, 2000.

    This warrant vests and becomes exercisable only if the following occurs:
    (a) in the first year, the warrant, as to 10,000 common shares, will vest for each U.S. $100 in profit after tax of New IHS, L.L.C. allocable to the company and (b) in each of the second and subsequent years, for each U.S. $100 of Joint venture partners in New IHS, L.L.C. net profit after tax allocable to the company in excess of the largest net profit after tax in any prior year following the year ended December 31, 1994, the warrant, as to 10,000 common shares, will vest.

    No portion of the warrant to the joint venture partners of New IHS, L.L.C. had vested as of June 30, 1996.

    In aggregate, there were 2,976,000 (unaudited), 2,676,000 and 1,176,000 warrants outstanding at June 30, 1996, December 31, 1995 and 1994 respectively.

DRAXIS HEALTH INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS OF CANADIAN DOLLARS EXCEPT SHARE RELATED DATA)
-------------------------------------------------------------------------------

10. CAPITAL STOCK AND CONTRIBUTED SURPLUS (CONTINUED)

    STOCK OPTION PLAN

    The Board of Directors has adopted a stock option plan in order to provide an incentive for key directors, officers and employees. The plan provides that the Board of Directors may, from time to time, at its discretion, grant to key directors, officers and employees, the option to purchase common shares. The Board of Directors will determine the price per common share and the number of common shares which may be allotted to each designated director, officer or employee and all other terms and conditions of the option in accordance with the applicable requirements of any relevant regulatory authority or stock exchange. These options will be exercisable for a period not exceeding ten years from the date of the grant.

    On June 16, 1995, the Board Directors received shareholder approval to set a maximum of 2,500,000 options for issuance under the stock option plan. There were options outstanding of 1,449,000 (unaudited), 1,694,000 and 1,828,000 at June 30, 1996, December 31, 1995 and 1994, respectively. At December 31, 1995 prices on options ranged from $1.70 to $2.70 per share.

    EMPLOYEE PARTICIPATION SHARE PLAN

    As proposed by the Compensation Committee and approved by the Board of Directors, on February 16, 1995, the Company established the Employee Participation Share Plan for the directors, officers and employees of the Company to tie employee compensation more closely to shareholder value. The Employee Participation Share Plan was approved by the shareholders on June 16, 1995. The Board of Directors has provided that it would be a condition to receiving any benefit from the Employee Participation Share Plan that the share price have appreciated at least 25% from the date of issuance of any Participation Shares. The maximum number of Participation Shares issuable pursuant to the Employee Participation Share Plan is 2,000,000.

    Vesting takes place over a four year period at the rate of 20%, 20%, 20% and 40% commencing on the first anniversary of the issuance of the Participation Shares and for each of the three years thereafter. Vested Participation Shares are automatically convertible into shares of the Company at the election of the holder, provided that the shares have increased in value since the date of issuance of the vested Participation Shares by the aforementioned 25%. The number of Company shares a Participant will receive when converting Participation Shares is determined by multiplying the number of Participation Shares held by a Participant by a fraction whose numerator is the amount, by which the fair market value of a share at the date of conversion exceeds the fair market value of a share as at the date on which the Participation Shares were issued and whose denominator is the fair market value of the shares at the date of conversion.

DRAXIS HEALTH INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS OF CANADIAN DOLLARS EXCEPT SHARE RELATED DATA)
-------------------------------------------------------------------------------

10. CAPITAL STOCK AND CONTRIBUTED SURPLUS (CONTINUED)

    EMPLOYEE PARTICIPATION SHARE PLAN (CONTINUED)

    On February 16, 1995, the Board of Directors of the Company authorized the issuance of 975,000 Series A Participation Shares at a subscription price of $.30 each. The average of the daily high and low board lot trading prices on each of the five trading days on the Toronto Stock Exchange immediately preceding the issuance of the Series A Participation Shares was $2.45.

    On December 18, 1995, the Board of Directors of the Company authorized the issuance of 555,000 Series B Participation Shares at a subscription price of $.30 each. The average of the daily high and low board lot trading prices on each of the five trading days on the Toronto Stock Exchange immediately preceding the issuance of the Series B Participation Shares was $2.25.

    As at June 30, 1996 and December 31, 1995, respectively, 145,000 (unaudited) and nil of the participation shares had vested with the employees.

    The shares have been issued for $0.30 per share and paid for by the employees through the issuance of a limited recourse promissory note and secured only against the shares themselves.


11. OTHER INCOME (EXPENSE)




                                                    Six months ended                        Year ended
                                                       June 30,                             December 31,
                                                ----------------------        -------------------------------------
                                                  1996           1995           1995           1994           1993
                                                --------        ------        -------        -------         ------
                                                      (unaudited)
  DUSA Pharmaceuticals, Inc.
    Gain on dilution of investment              $     -          $   -        $ 1,833        $   219         $    -
    Gain on sale of option                            -              -          3,067              -              -
    Gain on sale of shares                        6,002              -              -              -              -
  Bone Health Inc.
    Loss from operations                              -              -              -           (85)              -
    Gain on dilution of investment                    -              -              -              -            305
    Severance costs                                   -              -              -          (202)              -
    Retiring allowance                                -              -              -              -          (262)
--------------------------------------------------------------------------------------------------------------------
                                                $ 6,002          $   -        $ 4,900        $  (68)         $   43
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

DRAXIS HEALTH INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS OF CANADIAN DOLLARS EXCEPT SHARE RELATED DATA)
-------------------------------------------------------------------------------

11. OTHER INCOME (EXPENSE) (CONTINUED)

    GAIN ON DILUTION OF INVESTMENT IN DUSA PHARMACEUTICALS, INC.

    On December 14, 1995, DUSA Pharmaceuticals, Inc. completed a public offering for the sale of 3,000,000 shares of it's common stock. As a result Draxis recorded a gain of $1,833 on dilution of its investment.

    On March 4, 1994, DUSA Pharmaceuticals, Inc. completed a private placement in the United States worth U.S. $1,200 consisting of 250,000 shares of its common stock at U.S. $4.80 per share resulting in a gain to the Company of $219 on dilution of its investment.

    GAIN ON SALE OF SHARES IN DUSA PHARMACEUTICALS, INC.

    On March 11, 1996, the Company sold the remaining 1,088,000 shares of common stock of DUSA Pharmaceuticals, Inc. for net proceeds of $9,323 realizing a gain of $6,002 (unaudited). Subsequent to the sale, Draxis no longer holds an ownership interest in DUSA Pharmaceuticals, Inc.

    RETIRING ALLOWANCE

    In the fourth quarter of 1993, the Company decided to absorb the full cost of a retiring allowance to its founder which was scheduled to be provided over a ten year period commencing from April 19, 1998.


12. EQUITY SHARE OF NET DEVELOPMENT STAGE COSTS OF AFFILIATED COMPANIES


                                                  Six months ended                        Year ended
                                                      June 30,                           December 31,
                                              ----------------------        -------------------------------------
                                                1996           1995           1995           1994           1993
                                              --------        ------        --------       -------         ------
                                                   (unaudited)
  Equity share of net development
    stage costs of Deprenyl Animal
    Health, Inc.                              $ (1,177)      $   (577)      $   (577)    $   (1,120)     $    (750)

    DUSA Pharmaceuticals, Inc.                     -             (449)          (956)          (975)          (601)
-------------------------------------------------------------------------------------------------------------------

                                              $ (1,177)      $ (1,026)      $ (1,533)    $   (2,095)      $ (1,351)
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------


DRAXIS HEALTH INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS OF CANADIAN DOLLARS EXCEPT SHARE RELATED DATA)
-------------------------------------------------------------------------------

13. INCOME TAXES

    The provision for income taxes is different from the amount that would have been computed by applying Canadian statutory Federal and Provincial income tax rates due to the following:



                                                  Six months ended                        Year ended
                                                      June 30,                           December 31,
                                              ----------------------        -------------------------------------
                                                1996           1995           1995           1994           1993
                                              --------        ------        --------       -------         ------
                                                    (unaudited)
                                                      %              %              %              %              %

  Combined basic Federal and
    Provincial rates                                38             34             39             38             43
  Capital gains/losses                             (12)             -             (5)             -            (11)
  Reversal of deferred taxes                       (16)             -              -              -              -
  Utilization of loss
    carry forwards                                   -              -              -             (3)            18

  Other permanent differences                        -              4              -              -              7
  -----------------------------------------------------------------------------------------------------------------
                                                    11             38             34             35             57
  -----------------------------------------------------------------------------------------------------------------
  -----------------------------------------------------------------------------------------------------------------



14. EARNINGS PER SHARE

    Earnings per share is based on the weighted average number of common shares outstanding (basic) adjusted, to the extent they are dilutive, for outstanding stock options and stock purchase warrants (fully diluted). Basic earnings per share and fully diluted earnings per share are not materially different for the years presented.


15. RELATED PARTY TRANSACTIONS

    DUSA PHARMACEUTICALS, INC.

    The Company entered into a management agreement, effective October 1, 1991, with DUSA Pharmaceuticals, Inc., with a one year term and renewable annually pursuant to which the Company provides administrative, financial, scientific and marketing support as required. Services charged by the Company to DUSA Pharmaceuticals, Inc. for the years ended December 31, 1995, 1994, 1993, and for the six months ended June 30, 1996 and 1995 totalled $85, $87, $95, $33 (unaudited) and $45 (unaudited) respectively. As of June 30, 1996 and December 31, 1995 and 1994, the net amounts receivable from DUSA Pharmaceuticals, Inc. were $55 (unaudited), $3 and $23, respectively. Such amounts are paid to the Company monthly and are included in accounts receivable.

DRAXIS HEALTH INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS OF CANADIAN DOLLARS EXCEPT SHARE RELATED DATA)
-------------------------------------------------------------------------------

15. RELATED PARTY TRANSACTIONS (CONTINUED)

    DUSA PHARMACEUTICALS, INC. (CONTINUED)

    The Company performs certain research and development functions for DUSA Pharmaceuticals, Inc. in respect of which the Company has applied for Canadian tax incentives. Research and development costs recovered from DUSA Pharmaceuticals, Inc. for the years ended December 31, 1995, 1994, 1993 and for the six months ended June 30, 1996 and 1995 were $381, $534, $487, $34 (unaudited) and $258 (unaudited), respectively.

    DEPRENYL ANIMAL HEALTH, INC.

    Included in interest income is interest received by the Company from Deprenyl Animal Health, Inc. for the years ended December 31, 1995, 1994, 1993, and for the six months ended June 30, 1996 and 1995 of $334, $253, $41, $120 (unaudited) and $169 (unaudited), respectively.

    Accounts receivable includes $9 (unaudited), $2 and $8 due from Deprenyl Animal Health, Inc. at June 30, 1996 and December 31, 1995 and 1994, respectively.

    NEW IHS, L.L.C. - JOINT VENTURE PARTNERSHIP

    Effective March 31, 1995, the Company entered into a joint venture called New IHS, L.L.C.. The Company's 50% interest in the joint venture is accounted for by the proportionate consolidated basis. The Company's share of the loss for the six months ending June 30, 1996 and June 30, 1995 and for the year ending December 31, 1995 is $328 (unaudited), $197 (unaudited) and $580, respectively which is included in income from operations.

    The Company provided initial working capital of $345 in exchange for demand, promissory notes bearing interest at U.S. prime plus 1%.
    Additional financing for expansion of inventory was advanced, at various dates in 1995 and in the six months ending June 30, 1996, in the amount of $338 and $317 (unaudited), respectively bearing interest at U.S. prime plus 1%, payable not later than 180 days after each issue. At the end of the aforementioned 180 days, any amounts loaned by the Company to New IHS, L.L.C. and not repaid by New IHS, L.L.C. or matched by a loan in the same amount by the other joint venture partner, shall be deemed to be an additional capital contribution made by the Company to New IHS, L.L.C., and the percentage interest of the Company shall be adjusted in accordance with the joint venture operating agreement.

DRAXIS HEALTH INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS OF CANADIAN DOLLARS EXCEPT SHARE RELATED DATA)
-------------------------------------------------------------------------------

15. RELATED PARTY TRANSACTIONS (CONTINUED)

    Included in interest income is $52 (unaudited) and $40 of interest accrued by the Company from New IHS, L.L.C. at June 30, 1996 and December 31, 1995, respectively. Summarized earnings statement and balance sheet of the Company's proportionate combined interest in the joint venture is as follows:



                                                        June 30,            December 31,
                                                -----------------------
                                                 1996           1995          1995
                                               --------       --------     -------------
                                                     (unaudited)
  Proportionate statement of operations
    Sales                                      $   305        $   155        $   598
    Expenses                                       633            352          1,178
  -------------------------------------------------------------------------------------
  Net loss                                     $  (328)       $  (197)       $  (580)
  -------------------------------------------------------------------------------------
  -------------------------------------------------------------------------------------

  Proportionate balance sheet
    Current assets                             $   422        $   131        $   205
    Long-term assets                                47             25             19
    Current liabilities                           (377)            (9)          (122)
    Long-term liabilities                         (999)          (343)          (682)
    Capital stock                                   (1)            (1)            (1)
  -------------------------------------------------------------------------------------
  Deficit                                      $  (908)       $  (197)       $  (580)
  -------------------------------------------------------------------------------------
  -------------------------------------------------------------------------------------

  Proportionate statement of cash flows
    Cash flows from operating activities       $  (285)       $  (318)       $  (655)
    Cash flows from investing activities           (28)           (25)           (19)
    Cash flows from financing activities           317            343            682
  -------------------------------------------------------------------------------------
  Net (decrease) increase in cash                    4            -                8
  Cash at beginning of year                          8            -              -
  -------------------------------------------------------------------------------------
  -------------------------------------------------------------------------------------

  Cash at end of period                        $    12        $   -          $     8
  -------------------------------------------------------------------------------------
  -------------------------------------------------------------------------------------


    OTHER

    The Company has annual lease commitments of approximately $141 with a company, controlled indirectly as to 50%, by a director of the Company. The lease expires on April 30, 1999 and carries one option to renew for an additional five years.

DRAXIS HEALTH INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS OF CANADIAN DOLLARS EXCEPT SHARE RELATED DATA)
-------------------------------------------------------------------------------

16. COMMITMENTS

    On January 31, 1995, the Company acquired from Somerset Pharmaceuticals Inc. the exclusive Canadian marketing rights to the osteoporosis drug Ipriflavone. The Company paid U.S. $100 upon signing of the agreement and will be required to make payments of U.S. $200 at the time Somerset Pharmaceuticals Inc. files a New Drug Submission with the Health Protection Branch, Health and Welfare Canada and U.S. $400 upon issuance of a Notice of compliance on that New Drug Submission by the Health Protection Branch, Health and Welfare Canada. In addition, the Company agreed that in the event that during the twelve months prior to the third anniversary of the launch of Ipriflavone, gross sales of Ipriflavone exceed $10,000, the Company would pay to Somerset Pharmaceuticals Inc. an additional amount equal to seven percent of all gross sales above $10,000 during such twelve-month period.

    As of May 16, 1991, Deprenyl Animal Health, Inc. entered into a license agreement with Baker Cummins Pharmaceuticals, Inc. for the right to market in Canada, the product Alzene. On July 25, 1991, Deprenyl Animal Health, Inc. assigned its interest in the license agreement to the Company in exchange for a 10% royalty on Alzene sales in Canada. This royalty agreement will terminate on the later of the date of receipt of clearance to market from Health Protection Branch, Health and Welfare Canada or Federal Drug Administration. The cost of the license consisted of a cash payment of U.S. $450 plus 3,238 common shares of the Company. Upon filing a New Drug Submission with, and upon receiving Health Protection Branch, Health and Welfare Canada approval for Alzene, the Company will be required to make further cash payments of U.S. $1,000 and $3,500 respectively.

    During November 1992, the Company entered into a license agreement with Laboratoire L. Lafon for the right to market any product containing the compound Modafinil in Canada. The cost of the license consisted of a cash payment of U.S. $150 and the Company paid an additional U.S. $150 upon filing a New Drug Submission in June, 1993. The Company will be required to make a further cash payment of U.S. $300 upon receiving Health Protection Branch, Health and Welfare Canada approval to market such products.

DRAXIS HEALTH INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS OF CANADIAN DOLLARS EXCEPT SHARE RELATED DATA)
-------------------------------------------------------------------------------

16. COMMITMENTS (CONTINUED)

    The Company may be required to pay an additional $786, should the gross revenues of Lipopharm division (amalgamated July 30, 1993) exceed certain amounts in any fiscal year through December 31, 1997. Such payments, if any, would be satisfied through the issuance of common shares of the Company based upon the average price of the common shares of the Company for the fifteen days preceding the end of the month in which the gross revenue targets were exceeded.


17. SUBSEQUENT EVENTS

    On July 25, 1996, the Board of Directors approved the mandatory share exchange agreement between the Company and Deprenyl Animal Health, Inc. Under the terms of the agreement, Draxis will exchange 1.35 of its shares for each share of Deprenyl Animal Health, Inc. The agreement is contingent upon regulatory and shareholder approval, and if approved, approximately 5,725,000 shares will be issued. In connection with the share exchange plan, the Company is requesting shareholder approval to increase the maximum number of shares that may be issued under the Draxis stock option plan from 2,500,000 shares to 4,500,000 shares.

    On July 29, 1996 the Board of Directors approved the acquisition of Tican Pharmaceuticals Ltd. for a purchase price of approximately $900 in cash and $200 in common shares. An additional $200 becomes payable if sales exceed specified targets during the next 18 months.

    On August 13, 1996, the Company completed the sale of New IHS, L.L.C. to STEF International Corp. (STEF). Under the terms of the transaction, STEF paid Draxis and other IHS members for their stake in IHS by issuing 3,000,000 STEF treasury shares, valued at $0.45 per share and interest-bearing convertible debt in the amount of $900, convertible to STEF shares at $0.75 per share. In addition, as part of the transaction, Draxis purchased 1,000,000 treasury shares and 867,000 warrants of STEF for $0.50 per combination of one share plus 0.87 of a warrant. The warrants are exercisable for a period of three years at $0.75 per share during the first two years and at $1.00 during the last year. The transaction resulted in Draxis acquiring a 30% equity stake in STEF which would increase to 40% following the exercise of the warrants and conversion of debt.

DRAXIS HEALTH INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS OF CANADIAN DOLLARS EXCEPT SHARE RELATED DATA)
-------------------------------------------------------------------------------

18. CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES



                                                  Six months ended                        Year ended
                                                      June 30,                           December 31,
                                              ----------------------        -------------------------------------
                                                1996           1995           1995           1994           1993
                                              --------        ------        --------       -------         ------
                                                   (unaudited)

  NET INCOME (LOSS) FOR THE YEAR               $  1,865       $     16       $  2,417       $  1,099       $ (2,079)

  NON-CASH TRANSACTIONS REFLECTED IN
    NET INCOME
     Depreciation and amortization                  669            346          1,051            632            391
     Amortization of goodwill                       117            117            234            234            202
     Deferred income taxes                       (1,439)          (115)           729            110           (489)
     Equity share of net development stage
       costs of affiliated companies              1,177          1,026          1,533          2,096          1,351
     Gain on sale of shares in DUSA
       Pharmaceuticals, Inc.                     (6,001)           -              -              -              -
     Gain on sale of option in DUSA
       Pharmaceuticals, Inc.                        -              -           (3,067)           -              -
     Gain on dilution of investment in
       DUSA Pharmaceuticals, Inc.                   -              -           (1,833)          (219)           -
     (Gain) loss on sale of securities             (110)            37           (549)           (59)         2,716
     Shares issued in lieu of salary                -              -               15             13             13
     Loss on sales of shares in affiliated
       companies                                    -              -              -              -              303
     Leaseholds written off                         -              -              -              -              123
  ------------------------------------------------------------------------------------------------------------------
                                                 (3,722)         1,427            530          3,906          2,531
  ------------------------------------------------------------------------------------------------------------------

  CHANGES IN CURRENT ASSETS AND CURRENT
    LIABILITIES IMPACTING CASH FLOWS
    FROM OPERATIONS
      Accounts receivable                          (723)          (109)           321          1,253            925
      Inventory                                    (462)          (132)           310           (412)          (188)
      Proceeds from sale (purchase) of
        marketable securities                       450            149          1,316          2,104          2,410
      Prepaid expenses                             (222)           (54)           150           (305)           693
      Payables and accrued charges                 (196)          (850)          (430)          (132)          (469)
      Income taxes                                  218            241             85           (106)           898
  ------------------------------------------------------------------------------------------------------------------
                                                   (935)          (755)         1,752          2,402          4,269
  ------------------------------------------------------------------------------------------------------------------
  Cash flows from operating activities         $ (4,657)      $    672       $  2,282       $  6,308       $  6,800
  ------------------------------------------------------------------------------------------------------------------
  ------------------------------------------------------------------------------------------------------------------

  NON-CASH TRANSACTIONS
    Common shares of the Company issued in
      exchange for shares of Bone Health Inc.  $    -         $    -         $    -         $    298       $    -
    Common shares of the Company issued in
      exchange for shares of Lipopharm Inc.         -              -              -              -              642
  ------------------------------------------------------------------------------------------------------------------
                                               $    -           $  -         $    -         $    298       $    642
  ------------------------------------------------------------------------------------------------------------------
  ------------------------------------------------------------------------------------------------------------------


DRAXIS HEALTH INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS OF CANADIAN DOLLARS EXCEPT SHARE RELATED DATA)
-------------------------------------------------------------------------------

19. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES



                                                   Six months ended                       Year ended
                                                       June 30,                           December 31,
                                               ----------------------        -------------------------------------
                                                 1996           1995           1995           1994           1993
                                               --------        ------        --------       -------         ------
                                                   (unaudited)
  CONSOLIDATED NET INCOME (LOSS)
    As reported under Canadian GAAP            $  1,865       $     16       $  2,417       $  1,099       $ (2,079)

  ADJUSTMENTS TO INCREASE REPORTED
    CONSOLIDATED NET INCOME
      Amortization of technical assistance
        costs                                        60             60            120            120            120
      Increase in gain on sale of shares
        in affiliated company under U.S. GAAP     4,097            -              -              -              -
        (Increase) reduction in income tax
        expense due to (increase) reduction in
        net income from Canadian to U.S. GAAP
        reconciling items                        (1,571)           (27)         1,334             20             48
  ------------------------------------------------------------------------------------------------------------------
                                                  2,586             33          1,454            140            168
  ------------------------------------------------------------------------------------------------------------------

  ADJUSTMENTS TO DECREASE REPORTED
    NET INCOME
      Elimination of gain on dilution of
        investment in affiliated companies          -              -           (1,833)          (219)          (305)
      Elimination of gain on sale of option
        in affiliated company                       -              -           (3,067)           -              -
  -------------------------------------------------------------------------------------------------------------------
                                                    -              -           (4,900)          (219)          (305)
  ------------------------------------------------------------------------------------------------------------------
  AS ADJUSTED UNDER U.S. GAAP                  $  4,451       $     49       $ (1,029)      $  1,020       $ (2,216)
  ------------------------------------------------------------------------------------------------------------------
  ------------------------------------------------------------------------------------------------------------------
  (LOSS) EARNINGS PER SHARE - U.S. GAAP        $   0.19       $   0.00       $  (0.05)      $   0.05       $  (0.12)
  ------------------------------------------------------------------------------------------------------------------
  ------------------------------------------------------------------------------------------------------------------
  AVERAGE COMMON SHARES AND COMMON
    SHARE EQUIVALENTS - U.S. GAAP                23,096         20,113         21,270         19,927         18,225
  ------------------------------------------------------------------------------------------------------------------
  ------------------------------------------------------------------------------------------------------------------


DRAXIS HEALTH INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS OF CANADIAN DOLLARS EXCEPT SHARE RELATED DATA)
-------------------------------------------------------------------------------

19. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES  (CONTINUED)

    DEFERRED CHARGES

    Amortization of technical assistance costs are payments made to a third-party licensor for technical assistance to be provided to the Company for product development, market penetration and clinical testing of new products.

    Under Canadian GAAP these costs are deferred and charged to expense on a straight-line basis beginning in 1989.

    Under U.S. GAAP these costs are charged to expense as incurred. During 1988 such costs were charged to expense for U.S. GAAP purposes. Commencing in 1989, amortization of these costs for Canadian GAAP has been added back to pre-tax income for U.S. GAAP reconciliation purposes.

    GAIN ON DILUTION OF INVESTMENTS IN AFFILIATED COMPANIES

    Under Canadian GAAP, an offering that takes the form of an investee's direct sale of its unissued shares, in an amount in excess of the investor's carrying value, is reflected as a gain on dilution in the investor's statement of operations.

    Under U.S. GAAP, the additional equity raised by an investee in the development stage is reflected as an equity transaction in the investor's statement of shareholders' equity.

    GAIN ON SALE OF DUSA OPTION IN AFFILIATED COMPANIES

    Under Canadian GAAP, a gain is recognized for the excess of proceeds over the carrying value of the option.

    Under U.S. GAAP, a gain on sale of the option reduces the carrying value of the Company's remaining investment in common stock of DUSA, since DUSA is considered to be in the development stage.

    SHAREHOLDERS' EQUITY

    Shareholders' equity determined under U.S. GAAP as at June 30, 1996 (unaudited), December 31, 1995, 1994, and 1993, would increase (decrease) by ($1,558), $770, $1,090, $984 respectively, compared to the amounts determined under Canadian GAAP.

    INVESTMENT IN NEW IHS, L.L.C. - JOINT VENTURE PARTNERSHIP

    Under Canadian GAAP, the investment in New IHS, L.L.C. has been accounted for using proportionate consolidation. Under U.S. GAAP, this investment would be accounted for using the equity method. This difference has not been quantified, however, there would be no effect on net income of this difference. (See Note 15)

DRAXIS HEALTH INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS OF CANADIAN DOLLARS EXCEPT SHARE RELATED DATA)
-------------------------------------------------------------------------------

19. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES  (CONTINUED)

    STATEMENT OF CHANGES IN FINANCIAL POSITION


                                                   Six months ended          Year ended
                                                       June 30,                           December 31,
                                               ----------------------        -------------------------------------
                                                 1996           1995           1995           1994           1993
                                               --------        ------        --------       -------         ------
                                                   (unaudited)
  Net increase (decrease) in cash and
    cash equivalents under Canadian GAAP       $ 10,602       $   (470)      $  4,915       $   (514)      $ 11,844
  Net decrease in treasury bills (see
    note below)                                   7,494          1,697         (5,102)        (9,938)           -
  ------------------------------------------------------------------------------------------------------------------

  Net (decrease) increase in cash under
    U.S. GAAP                                    18,096          1,227           (187)       (10,452)        11,844
  Cash and cash equivalents at beginning
    of the year                                   1,567          1,754          1,754         12,205            361
  ------------------------------------------------------------------------------------------------------------------
  Cash and equivalents at end of the period    $ 19,663       $  2,981       $  1,567       $  1,754       $ 12,205
  ------------------------------------------------------------------------------------------------------------------
  ------------------------------------------------------------------------------------------------------------------



    Treasury bills are considered cash equivalents for Canadian GAAP purposes. For U.S. GAAP purposes only treasury bills with original maturities of three months or less are considered as cash equivalents.

    Income taxes paid for the years' ended December 31, 1995, 1994, 1993 and for the six months ended June 30, 1996 and 1995 are $1,250, $3,410, $nil, $1,273 (unaudited) and $523 (unaudited), respectively.

DRAXIS HEALTH INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS OF CANADIAN DOLLARS EXCEPT SHARE RELATED DATA)
-------------------------------------------------------------------------------

19. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES  (CONTINUED)

                                        Six months
                                          ended             Year ended
                                         June 30,          December 31,
                                       -----------     ------------------
                                          1996          1995        1995
                                       -----------     ------      ------
                                       (unaudited)
  DEPRENYL ANIMAL HEALTH, INC.

  Current assets                        $  2,278     $  1,442     $  3,524
  -----------------------------------------------------------------------------
  -----------------------------------------------------------------------------

  Total assets                          $  3,020     $  2,129     $  6,516
  -----------------------------------------------------------------------------
  -----------------------------------------------------------------------------

  Current liabilities                   $    170     $    186     $     57
  -----------------------------------------------------------------------------
  -----------------------------------------------------------------------------

  Total liabilities                     $  3,640     $  4,402     $  5,232
  -----------------------------------------------------------------------------
  -----------------------------------------------------------------------------

  Total shareholders' equity            $   (620)    $ (2,273)    $  1,284
  -----------------------------------------------------------------------------
  -----------------------------------------------------------------------------

  Percentage ownership of common
    shares held by the Company             44.0%        35.7%        33.0%
  -----------------------------------------------------------------------------
  -----------------------------------------------------------------------------

  Quoted market value of investment     $ 16,544     $  4,977     $  4,490
  -----------------------------------------------------------------------------
  -----------------------------------------------------------------------------



                                                   Six months ended          Year ended
                                                       June 30,                           December 31,
                                               ----------------------        -------------------------------------
                                                 1996           1995           1995           1994           1993
                                               --------        ------        --------       -------         ------
                                                   (unaudited)

  Interest and other income                    $  1,212       $    107       $    385       $    288       $    263
  ------------------------------------------------------------------------------------------------------------------
  ------------------------------------------------------------------------------------------------------------------

  Research and development expenses            $    811       $  1,140       $  1,921       $  1,732       $  1,108
  ------------------------------------------------------------------------------------------------------------------
  ------------------------------------------------------------------------------------------------------------------

  Net loss                                     $    603       $  1,934       $  2,581       $  3,498       $  2,388
  ------------------------------------------------------------------------------------------------------------------
  ------------------------------------------------------------------------------------------------------------------


DRAXIS HEALTH INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS OF CANADIAN DOLLARS EXCEPT SHARE RELATED DATA)
-------------------------------------------------------------------------------

19. UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES  (CONTINUED)

                                                           Year ended
                                                          December 31,
                                                      ------------------
                                                      1995         1994
                                                    --------     --------

  DUSA PHARMACEUTICALS, INC.

  Current assets                                    $  28,347     $  14,748
  -----------------------------------------------------------------------------
  -----------------------------------------------------------------------------

  Total assets                                      $  28,419     $  14,817
  -----------------------------------------------------------------------------
  -----------------------------------------------------------------------------

  Current liabilities                               $     830     $     604
  -----------------------------------------------------------------------------
  -----------------------------------------------------------------------------

  Total liabilities                                 $     830     $     604
  -----------------------------------------------------------------------------
  -----------------------------------------------------------------------------

  Total shareholders' equity                        $  27,589     $  14,213
  -----------------------------------------------------------------------------
  -----------------------------------------------------------------------------

  Percentage ownership of common
    shares held by the Company                          12.8%         20.0%
  -----------------------------------------------------------------------------
  -----------------------------------------------------------------------------

  Quoted market value of investment                 $   9,792     $   7,480
  -----------------------------------------------------------------------------
  -----------------------------------------------------------------------------


                                                    Year ended
                                                   December 31,
                                        ---------------------------------------
                                         1995          1994          1993
                                        --------      --------      ---------

  Interest income                       $    795      $    969      $    973
  -----------------------------------------------------------------------------
  -----------------------------------------------------------------------------

  Research and development expenses     $  4,180      $  3,769      $  3,425
  -----------------------------------------------------------------------------
  -----------------------------------------------------------------------------

  Net loss                              $  8,095      $  4,838      $  2,900
  -----------------------------------------------------------------------------
  -----------------------------------------------------------------------------

PRO FORMA FINANCIAL INFORMATION CONCERNING DRAXIS

REPORT OF CHIEF FINANCIAL OFFICER

     The PRO FORMA consolidated balance sheet of Draxis as at June 30, 1996 and the PRO FORMA consolidated statements of operations for the year ended December 31, 1995 and for the six-month period ended June 30, 1996 have not been audited, but have been prepared in accordance with the Part V of the CANADA BUSINESS CORPORATIONS REGULATIONS.


                                             /s/ James A. H. Garner

                                             James A.H. Garner
October 15, 1996                             Chief Financial Officer
                                             Draxis Health Inc.






                        COMPILATION REPORT

To the Directors of Draxis Health Inc.

     We have reviewed, as to compilation only, the PRO FORMA consolidated balance sheet of Draxis Health Inc. as at June 30, 1996 and the PRO FORMA consolidated statements of operations for the year ended December 31, 1995 and for the six-month period ended June 30, 1996. These PRO FORMA financial statements have been prepared for inclusion in the Joint Management Proxy Statement-Prospectus dated October 15, 1996 relating to a proposed mandatory share exchange involving Draxis Health Inc., Draxis Pharmaceutica Inc. and Deprenyl Animal Health, Inc. In our opinion, these PRO FORMA consolidated financial statements have been properly compiled to give effect to the proposed transaction and the assumptions described in the accompanying notes.


                                             /s/ Deloitte & Touche

Toronto, Canada                              Deloitte & Touche
October 15, 1996                             Chartered Accountants

DRAXIS HEALTH INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
JUNE 30, 1996
(IN THOUSANDS OF CDN. DOLLARS EXCEPT PER SHARE AMOUNTS - UNAUDITED)
-------------------------------------------------------------------------------

                                                   Actual                               Pro forma
                                          ----------------------        --------------------------------------
                                           Draxis        DAHI            Adjustments     Note    Consolidated
                                          ----------   ---------        ------------    ------  --------------
ASSETS

     Cash and treasury bills              $ 30,454      $  2,031          $     -                  $ 32,485
     Accounts receivable                     2,209             8                (8)       (D)         2,209
     Inventory                               1,167           237                -                     1,404
     Current portion of long-term
       receivables                             691           -                  -                       691
     Prepaid expenses                        1,018             3                -                     1,021
--------------------------------------------------------------------------------------------------------------
                                            35,539         2,279                (8)                  37,810
--------------------------------------------------------------------------------------------------------------

Long-term receivables                        3,781           -              (3,472)       (D)           309
Long-term investments                        1,611           -                (920)       (B)           691
Fixed assets                                   662           100                -                       762
Goodwill                                     1,546           -                  -                     1,546
Licenses and other deferred charges          4,209           642            30,204        (C)
                                                                              (607)       (E)        34,448
--------------------------------------------------------------------------------------------------------------
                                          $ 47,348      $  3,021          $ 25,197                 $ 75,566
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

LIABILITIES

     Accounts payable and accrued charges  $ 2,216      $    170          $     (8)       (D)      $  2,378
     Royalties payable                         492           -                 -                        492
     Income taxes payable                      388           -                 -                        388
--------------------------------------------------------------------------------------------------------------
                                             3,096           170                (8)                   3,258
--------------------------------------------------------------------------------------------------------------

NOTES PAYABLE                                  -           3,472            (3,472)       (D)           -

DEFERRED INCOME TAXES                          360           -                 -                        360
--------------------------------------------------------------------------------------------------------------
                                               360         3,472            (3,472)                     360
--------------------------------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY

     Capital stock                          30,844        11,759           (11,759)       (F)
                                               -             -              28,663        (B)        59,507
     Contributed surplus                     9,701           -                 -                      9,701
     Retained earnings (deficit)             3,347       (12,380)           12,380        (F)           -
                                                                              (607)       (E)         2,740
--------------------------------------------------------------------------------------------------------------
                                            43,892          (621)           28,677                   71,948
--------------------------------------------------------------------------------------------------------------
                                         $  47,348      $  3,021         $  25,197                 $ 75,566
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------


DRAXIS HEALTH INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 1996
(IN THOUSANDS OF CDN. DOLLARS EXCEPT PER SHARE AMOUNTS - UNAUDITED)
-------------------------------------------------------------------------------

                                                           SIX MONTHS ENDED JUNE 30, 1996
                                          --------------------------------------------------------------------
                                                   Actual                               Pro forma
                                          ----------------------        --------------------------------------
                                           Draxis        DAHI            Adjustments     Note    Consolidated
                                          ----------   ---------        ------------    ------  --------------
SALES                                      $ 7,025         $  97            $  (97)       (G)      $  7,025
INTEREST INCOME                                771            60              (116)       (H)           715
--------------------------------------------------------------------------------------------------------------
                                             7,796           157                                      7,740
--------------------------------------------------------------------------------------------------------------

COST OF SALES, SELLING AND
     ADMINISTRATION                          9,214           829               (97)       (G)
                                                                              (170)       (I)         9,776

RESEARCH AND DEVELOPMENT                       647           840                -                     1,487

INVESTMENT TAX CREDITS ON
     RESEARCH AND DEVELOPMENT                 (142)          -                  -                      (142)

RESEARCH AND DEVELOPMENT RECOVERED
     FROM AN AFFILIATED COMPANY                (34)          -                  -                       (34)

DEPRECIATION AND AMORTIZATION                  787            31               (32)       (E)           -
                                                                             1,510        (C)         2,296
--------------------------------------------------------------------------------------------------------------
                                            10,472         1,700                                     13,383
--------------------------------------------------------------------------------------------------------------

LOSS FROM OPERATIONS                        (2,676)       (1,543)                                    (5,643)
--------------------------------------------------------------------------------------------------------------

GAIN ON SALE OF SECURITIES                     109           -                                          109
--------------------------------------------------------------------------------------------------------------

INTEREST EXPENSE                               -             116              (116)       (H)           -
--------------------------------------------------------------------------------------------------------------

OTHER INCOME                                 6,002         1,055              (639)       (E)           -
                                                                              (170)       (I)         6,248
--------------------------------------------------------------------------------------------------------------

INCOME (LOSS) BEFORE INCOME TAXES
     AND SHARE OF NET DEVELOPMENT
     STAGE COST OF AFFILIATED COMPANIES      3,435          (604)                                       714
--------------------------------------------------------------------------------------------------------------

INCOME TAXES
     Current                                 1,832           -                  -                     1,832
     Deferred                               (1,439)          -                  -                    (1,439)
--------------------------------------------------------------------------------------------------------------
                                               393           -                  -                       393
--------------------------------------------------------------------------------------------------------------

EQUITY SHARE OF NET DEVELOPMENT
     STAGE COSTS OF AFFILIATED
     COMPANIES                              (1,177)          -               1,177        (J)           -
--------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS) FOR THE YEAR             $ 1,865     $    (604)                                    $  321
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

EARNINGS PER SHARE                                                                                   $ 0.01
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

WEIGHTED AVERAGE NUMBER OF SHARES
     OUTSTANDING                                                                                     26,217
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------


DRAXIS HEALTH INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1995
(IN THOUSANDS OF CDN. DOLLARS EXCEPT PER SHARE AMOUNTS - UNAUDITED)
-------------------------------------------------------------------------------

                                                           Year ended December 31, 1995
                                          --------------------------------------------------------------------
                                                   Actual                               Pro forma
                                          ----------------------        --------------------------------------
                                           Draxis        DAHI            Adjustments     Note    Consolidated
                                          ----------   ---------        ------------    ------  --------------
SALES                                     $ 15,434      $    -             $    -                 $  15,434
INTEREST INCOME                              1,197          108               (334)       (H)           971
--------------------------------------------------------------------------------------------------------------
                                            16,631          108                                      16,405
--------------------------------------------------------------------------------------------------------------

COST OF SALES, SELLING AND
     ADMINISTRATION                         13,328        1,501                 -                    14,829

RESEARCH AND DEVELOPMENT                     2,318        1,922                 -                     4,240

INVESTMENT TAX CREDITS ON
     RESEARCH AND DEVELOPMENT                 (484)          -                  -                      (484)

RESEARCH AND DEVELOPMENT RECOVERED
     FROM AN AFFILIATED COMPANY               (381)          -                  -                      (381)

DEPRECIATION AND AMORTIZATION                1,285          180              3,020        (C)         4,485
--------------------------------------------------------------------------------------------------------------
                                            16,066        3,603                                      22,689
--------------------------------------------------------------------------------------------------------------

LOSS FROM OPERATIONS                           565       (3,495)                -                    (6,284)
--------------------------------------------------------------------------------------------------------------

GAIN ON SALE OF SECURITIES                     549           -                  -                       549
--------------------------------------------------------------------------------------------------------------

INTEREST EXPENSE                               -            394                334        (H)            60
--------------------------------------------------------------------------------------------------------------

OTHER INCOME                                 4,900          277                 -                     5,177
--------------------------------------------------------------------------------------------------------------

INCOME (LOSS) BEFORE INCOME TAXES
     AND SHARE OF NET DEVELOPMENT
     STAGE COST OF AFFILIATED COMPANIES      6,014       (3,612)                -                      (618)
--------------------------------------------------------------------------------------------------------------

INCOME TAXES
     Current                                 1,335          -                   -                     1,335
     Deferred                                  729          -                   -                       729
--------------------------------------------------------------------------------------------------------------
                                             2,064          -                   -                     2,064
--------------------------------------------------------------------------------------------------------------

EQUITY SHARE OF NET DEVELOPMENT
     STAGE COSTS OF AFFILIATED
     COMPANIES                              (1,533)         -                  577        (J)          (956)
--------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS) FOR THE YEAR            $  2,417    $  (3,612)                                  $  (3,638)
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

EARNINGS PER SHARE                                                                                $   (0.14)
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

WEIGHTED AVERAGE NUMBER OF SHARES
     OUTSTANDING                                                                                     25,776
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

DRAXIS HEALTH INC.
NOTES TO THE PRO FORMA FINANCIAL STATEMENTS
JUNE 30, 1996 AND DECEMBER 31, 1995
(IN THOUSANDS OF CDN. DOLLARS EXCEPT PER SHARE AMOUNTS - UNAUDITED)
-------------------------------------------------------------------------------

(a) The unaudited pro forma consolidated balance sheet as at June 30, 1996 combines the financial position of Draxis Health Inc. (Draxis), with Deprenyl Animal Health Inc. (DAHI), and reflects the proposed transaction as if it had occurred on June 30, 1996.

     The pro forma income statement for the year ended December 31, 1995 includes the results of Draxis for the year ended December 31, 1995 and DAHI for the year ended December 31, 1995. The pro forma income statement for the six months ended June 30, 1996 includes the unaudited results of Draxis and DAHI for the six months ended June 30, 1996. The pro forma income statements have been prepared assuming that the proposed transaction had occurred on January 1, 1995.

     The pro forma consolidated income statements may not necessarily be indicative of the results which would have been achieved if the acquisition had occurred on the dates noted above.

     The balance sheet of DAHI as at June 30, 1996 has been translated into Canadian dollars at the exchange rate of U.S.$1.00 = Cdn.$1.3637. The income statement of DAHI for the year ended December 31, 1995 and the six months ended June 30, 1996 have been translated at an average rate of U.S.$1.00 = Cdn. 1.3726.

(b) The purchase price is based on Draxis issuing 5,718,449 shares, to shareholders of DAHI other than Draxis, at a price of $4.75 (June 30, 1996 market price) per share plus expenses, estimated to be $1,500.

     The aggregate purchase price exceeds the net fair value of the identifiable assets by $30,204. The amount has been shown as an increase in licenses and deferred charges as follows:
          Deferred development expense              $    8,075
          Licenses                                      22,129
                                                    ----------
                                                    $   30,204
(c) To account for the amortization of licenses and deferred charges arising on the acquisition of DAHI to be amortized over a 10 year period:

          Six months ended June 30, 1996            $    1,510
          Year ended December 31, 1995              $    3,020

(d) To account for the elimination of the intercompany loans which would be required upon consolidation of Draxis and DAHI.

(e) To account for the elimination of the capitalized Anipryl license purchased by Draxis from DAHI and its related accumulated amortization.

(f) To account for the elimination of DAHI shareholders' equity as would be required upon consolidation.

DRAXIS HEALTH INC.
NOTES TO THE PRO FORMA FINANCIAL STATEMENTS
JUNE 30, 1996 AND DECEMBER 31, 1995
(IN THOUSANDS OF CDN. DOLLARS EXCEPT PER SHARE AMOUNTS - UNAUDITED)
-------------------------------------------------------------------------------

(g) To account for the elimination of intercompany sales of between Draxis and DAHI.

(h) To account for the elimination of intercompany interest related to the outstanding loans.

(i) To account for the elimination of the marketing expenses which were reimbursed by Draxis to DAHI in connection with the acquisition of the Anipryl license.

(j) To account for the elimination of the equity share of net development stage expenses recognized by Draxis.

(k)  United States Generally Accepted Accounting Principles



                                                          SIX MONTHS
                                                            ENDED               Year ended
                                                            JUNE 30,            December 31,
                                                             1996                  1995
                                                          ----------           ------------
     Consolidated pro forma net income (loss)
          as reported under Canadian GAAP                  $  321               $  (3,638)
     ---------------------------------------------------------------------------------------

     Adjusted to increase (decrease) reported consolidated pro forma net income:

               Amortization of technical assistance
                    costs                                      60                     120
               Increase in gain on sale of shares in
                    affiliated company under U.S. GAAP      4,097                      -
               Elimination of gain on dilution of
                    investment in affiliated companies        -                    (1,833)
               Elimination of gain on sale of option
                    in affiliated company                     -                    (3,067)
               Amortization of deferred development
                    expenses and license                    1,510                   3,020
               Elimination of deferred expenses and
                    license                                   -                   (30,204)
               (Increase) reduction in income tax
                    expense due to (increase) reduction
                    in net income from Canadian to U.S.
                    GAAP reconciling items                 (1,185)                  1,332
     ---------------------------------------------------------------------------------------
                                                            4,482                 (30,632)
     ---------------------------------------------------------------------------------------
     As adjusted under U.S. GAAP                         $  4,803              $  (34,270)
     ---------------------------------------------------------------------------------------
     ---------------------------------------------------------------------------------------

     Earnings (loss) per share - U.S. GAAP                $  0.20              $    (1.68)
     ---------------------------------------------------------------------------------------
     ---------------------------------------------------------------------------------------

     Average common shares and common share
          equivalents - U.S. GAAP                          23,940                  20,424
     ---------------------------------------------------------------------------------------
     ---------------------------------------------------------------------------------------


DRAXIS HEALTH INC.
NOTES TO THE PRO FORMA FINANCIAL STATEMENTS
JUNE 30, 1996 AND DECEMBER 31, 1995
(IN THOUSANDS OF CDN. DOLLARS EXCEPT PER SHARE AMOUNTS - UNAUDITED)
-------------------------------------------------------------------------------

(k)  United States Generally Accepted Accounting Principles (continued)

     U.S. GAAP CONSOLIDATED PRO FORMA BALANCE SHEET AS AT JUNE 30, 1996



                              Pro forma      U.S. GAAP           Purchase Price               U.S. GAAP
                               Draxis        Adjustments         Adjustments       Note      Consolidated
                              ---------      -----------         --------------    ----      ------------
     ASSETS                  $ 75,566                             $  (30,204)        (I)
                                               $  (900)                             (II)
                                                  (658)                            (III)        $ 43,804
     ---------------------------------------------------------------------------------------------------
                            $  75,566         $ (1,558)            $ (30,204)                  $ 43,804
     ---------------------------------------------------------------------------------------------------
     ---------------------------------------------------------------------------------------------------

     LIABILITIES            $   3,258                                                          $  3,258

     DEFERRED INCOME TAXES        360                                                               360
     ---------------------------------------------------------------------------------------------------
                                3,618                                                             3,618

     SHAREHOLDERS' EQUITY      71,948           (1,558)              (30,204)                    40,186
     ---------------------------------------------------------------------------------------------------
                             $ 75,566        $  (1,558)            $ (30,204)                  $ 43,804
     ---------------------------------------------------------------------------------------------------
     ---------------------------------------------------------------------------------------------------


          i) Under U.S. GAAP the purchase price discrepancy allocated to licenses for which marketing approval has not yet been received, and deferred development expenses would be expensed on acquisition.

          ii)  Elimination of the carrying value of technical assistance.

          iii) Reduction in the carrying value of investment in DAHI.

     REFER TO NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR EXPLANATIONS OF GAAP DIFFERENCES.

                                    APPROVALS

     The contents and the sending of this Joint Management Proxy Statement-Prospectus have been approved by the Board of Directors of DAHI Missouri, DAHI Louisiana and Draxis.

/s/ David R. Stevens                         /s/ Jacqueline H.R. Le Saux
David R. Stevens                             Jacqueline H.R. Le Saux
President and Chief Executive Officer        Vice-President, Corporate
                                               Development & Secretary

Deprenyl Animal Health, Inc.,
a Missouri corporation                       Draxis Health Inc.

October 15, 1996                             October 15, 1996
Overland Park, Kansas                        Mississauga, Ontario


                              /s/ David R. Stevens
                              David R. Stevens
                              President and Chief
                                Executive Officer

                              Deprenyl Animal Health, Inc.,
                              a Louisiana corporation

                              October 15, 1996
                              Overland Park, Kansas

                                   APPENDIX A

                    SPECIAL RESOLUTION OF THE SHAREHOLDERS OF
              DEPRENYL ANIMAL HEALTH, INC., A MISSOURI CORPORATION


RESOLVED AS A SPECIAL RESOLUTION THAT:

1. The state of incorporation of the Corporation be changed from the State of Missouri to the State of Louisiana and that a Plan of Merger attached as Appendix D to the Joint Management Proxy Statement-Prospectus dated October 15, 1996 and providing for the merger of the Corporation into Deprenyl Animal Health, Inc., a Louisiana corporation, which is a wholly-owned subsidiary of the Corporation, be approved and adopted.

2. Any director or officer of the Corporation is authorized and empowered, acting for, in the name of and on behalf of the Corporation, to execute or cause to be executed under the seal of the Corporation or otherwise, and to deliver or cause to be delivered, all documents and instruments, and to do or cause to be done all acts and things, as in the opinion of such director or officer of the Corporation may be necessary or desirable in order to fulfil the intent of the foregoing including, without limitation, the filing of the Plan of Merger with the appropriate authorities in the State of Missouri and the State of Louisiana.

                                   APPENDIX B

                  SPECIAL RESOLUTION OF THE SOLE SHAREHOLDER OF
              DEPRENYL ANIMAL HEALTH, INC., A LOUISIANA CORPORATION


RESOLVED AS A SPECIAL RESOLUTION THAT:

1. A plan of share exchange, substantially on the terms and conditions of the draft Plan of Share Exchange attached as Appendix E to the Joint Management Proxy Statement-Prospectus dated October 15, 1996, is approved, and any director or officer of the Corporation is authorized for and on behalf of the Corporation to execute and deliver such Plan of Share Exchange, with such changes as such director or officer may approve, such approval to be conclusively evidenced by the execution and delivery of the Plan of Share Exchange.

2. Any director or officer of the Corporation is authorized and empowered, acting for, in the name of and on behalf of the Corporation, to execute or cause to be executed under the seal of the Corporation or otherwise, and to deliver or cause to be delivered, all documents and instruments, and to do or cause to be done all acts and things, as in the opinion of such director or officer of the Corporation may be necessary or desirable in order to fulfil the intent of the foregoing including, without limitation, the filing of the Articles of Share Exchange with the Secretary of State of the State of Louisiana.

                                   APPENDIX C

                       RESOLUTIONS OF THE SHAREHOLDERS OF
                               DRAXIS HEALTH INC.


RESOLVED THAT:

1. Up to 5,725,188 common shares of the Corporation be issued to holders of common stock in Deprenyl Animal Health, Inc., a Louisiana corporation ("DAHI Louisiana"), in connection with a Plan of Share Exchange pursuant to which, among other things, each issued and outstanding share of common stock of DAHI Louisiana will be mandatorily exchanged for 1.35 common shares of the Corporation (the "Share Exchange Plan"), a form of which is attached as Appendix E to the Joint Management Proxy Statement-Prospectus dated October 15, 1996.

2. The Stock Option Plan of the Corporation (the "Plan") be changed to provide, in connection with the Share Exchange Plan, that the maximum number of common shares of the Corporation that may be issued under the Plan be increased from 2,500,000 to 4,500,000.

3. Any director or officer of the Corporation is authorized and empowered, acting for, in the name of and on behalf of the Corporation, to execute or cause to be executed under the seal of the Corporation or otherwise, and to deliver or cause to be delivered, all documents and instruments, and to do or cause to be done all acts and things, as in the opinion of such director or officer of the Corporation may be necessary or desirable in order to fulfil the intent of the foregoing.

                                   APPENDIX D

                                 PLAN OF MERGER
                                       OF
                          DEPRENYL ANIMAL HEALTH, INC.,
                             A MISSOURI CORPORATION
                                      INTO
                          DEPRENYL ANIMAL HEALTH, INC.
                             A LOUISIANA CORPORATION


     This Plan of Merger (the "Merger Agreement") is dated as of the _______ day of _________________, 1996, between Deprenyl Animal Health, Inc., a Missouri corporation (hereinafter sometimes called "Merging Corporation") and Deprenyl Animal Health, Inc., a Louisiana corporation (hereinafter sometimes called "Surviving Corporation"), Merging Corporation and Surviving Corporation being hereinafter sometimes together called the "Constituent Corporations".

                                    RECITALS

     A. Merging Corporation is a corporation organized and existing under the laws of the State of Missouri. Merging Corporation owns all of the issued and outstanding shares of Surviving Corporation.

     B. Surviving Corporation is a corporation organized and existing under the laws of the State of Louisiana. Surviving Corporation is a wholly-owned subsidiary of Merging Corporation.

     C. The aggregate number of shares that Merging Corporation is authorized to issue is 20,000,000 shares of no par value Common Stock (the "DAHI Missouri Common Stock"), of which - shares of DAHI Missouri Common Stock are issued and outstanding and entitled to vote.

     D. The aggregate number of shares that Surviving Corporation is authorized to issue is 20,000,000 shares of no par value Common Stock (the "DAHI Louisiana Common Stock") of which - shares of DAHI Louisiana Common Stock are issued and outstanding and registered in the name of Merging Corporation.

     E. The Board of Directors of each of the respective Constituent Corporations deems it advisable for the welfare and best interests of said corporations and for the best interests of the respective shareholders of said corporations that Merging Corporation be merged with and into Surviving Corporation on the terms and conditions hereinafter set forth in accordance with the provisions of the laws of the States of Missouri and Louisiana, and each such Board of Directors has duly approved this Merger Agreement.

                                    AGREEMENT

     Therefore, the parties hereto, subject to the approval of the shareholders of the Constituent Corporations as required by law, in consideration of the premises and of the mutual covenants and agreements contained herein and of the benefits to accrue to the parties hereto, have agreed and do hereby agree that Merging Corporation and Surviving Corporation be merged (the "Merger") into a single corporation, which shall be Surviving Corporation, and do hereby agree, prescribe, and set forth the terms and conditions of the Merger and the mode of carrying the same into effect.

                                    ARTICLE I

                    MERGER AND NAME OF SURVIVING CORPORATION

     Merging Corporation shall be merged into Surviving Corporation and, upon the "Effective Time of the Merger" as defined in Article IV, the separate existence of Merging Corporation shall cease, except to the extent provided by law in the case of a corporation after its merger into another corporation; and Surviving Corporation shall continue under the laws of the State of Louisiana under the name Deprenyl Animal Health, Inc.

                                   ARTICLE II

                      ARTICLES OF INCORPORATION AND BYLAWS
                            OF SURVIVING CORPORATION

     The Articles of Incorporation and the bylaws of Surviving Corporation, as presently constituted, shall be and continue to be the Articles of Incorporation and bylaws of the Surviving Corporation until the same shall be amended and changed as provided by law. The directors and board of directors of the Merging Corporation shall continue in office until their successors are duly elected and qualified under the provisions of the by-laws of the Surviving Corporation.

                                   ARTICLE III

                         MANNER OF CONVERSION OF SHARES

     The manner and basis of converting the shares of the Constituent Corporations into shares of Surviving Corporation shall be as follows:

     1. All shares of DAHI Louisiana Common Stock issued and outstanding and held by Merging Corporation immediately prior to the Effective Time of the Merger shall be cancelled and cease to be outstanding.

     2. Shares of DAHI Missouri Common Stock issued and outstanding and held by stockholders of Merging Corporation (the "Dissenting Shareholders") who exercise their dissenters' rights under Section 351.455 of the Missouri General and Business Corporation Law of Missouri (the "MISSOURI ACT") shall not be converted into or represent a right to receive the merger consideration pursuant to Section 3 of Article III, but the Dissenting Shareholders shall be entitled only to such rights as are granted by Section 351.455 of the Missouri Act.

     3. Each share of DAHI Missouri Common Stock issued and outstanding and held by the stockholders of Merging Corporation other than Dissenting Shareholders immediately prior to the Effective Time of the Merger, shall be converted into one share of DAHI Louisiana Common Stock so that immediately after the Effective Time of the Merger no shares of DAHI Missouri Common Stock shall be outstanding and the number of shares of DAHI Louisiana Common Stock held by each person who was a stockholder of Merging Corporation other than a Dissenting Shareholder shall be equal to the number of shares of DAHI Missouri Common Stock owned by such person immediately prior to the Effective Time of the Merger, and the pro rata amount of the total outstanding shares of DAHI Louisiana Common Stock held by each such person immediately after the Effective Time of the Merger shall be equal to the pro rata amount of the total shares of DAHI Missouri Common Stock held by that person immediately prior to the Effective Time of the Merger, except as such pro rata amount may be affected by the fact that Dissenting Shareholders will not own shares of DAHI Louisiana Common Stock after the Effective Time of the Merger.

                                   ARTICLE IV

                  SUBMISSION TO STOCKHOLDERS AND EFFECTIVENESS

     1. This Merger Agreement shall be submitted for consideration and vote by the stockholders of Merging Corporation and the sole stockholder of Surviving Corporation as provided by the laws of the States of Missouri and Louisiana.

     2. The sole stockholder of Surviving Corporation may, in its discretion, grant to the stockholders of Merging Corporation proxies to vote the sole stockholder's shares of DAHI Louisiana Common Stock.

     3.   If adopted by the stockholders of the Constituent Corporations, then
(a) Articles of Merger, sufficient under the laws of the State of Missouri for filing, and (b) a certificate of merger, sufficient under the laws of the State of Louisiana, shall be delivered to the Secretary of State of the State of Louisiana for filing, all in accordance with the applicable provisions of the laws of each such state, and the officers of each of the Constituent Corporations shall execute all such other documents and shall take all such other actions as may be necessary to make this Merger Agreement effective.

     4. This Merger is of a parent corporation domiciled in Missouri into a wholly-owned subsidiary domiciled in Louisiana. This Merger is being effected under the merger provisions of (a) the Missouri Act, including without limitation Section 351.458, and (b) the Louisiana Business Corporation Law including without limitation La. R.S. 12:112G.

     5. The Effective Time of the Merger shall be the close of business on the date this Merger Agreement, as approved by the stockholders of the Constituent Corporations, is filed with the Louisiana Secretary of State.

                                    ARTICLE V

                       TRANSFER OF ASSETS AND LIABILITIES

At the Effective Time of the Merger:

     1. The separate existence of Merging Corporation shall cease, and the corporate existence and identity of Surviving Corporation shall continue as the Surviving Corporation.

     2. Surviving Corporation shall have the rights, privileges, immunities and powers, and shall be subject to all of the duties and liabilities, of a corporation organized under the Louisiana Business Corporation Law.

     3. Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities, and franchises, of a public as well as of a private nature, of each of the Constituent Corporations; and all property, real, personal, and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest, of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in Surviving Corporation without further act or deed. The officers and board of directors of the Constituent Corporations are authorized to execute all deeds, assignments and documents of every nature which may be needed to effect a full and complete transfer of ownership.

     4. Surviving Corporation shall thenceforth be responsible and liable for all liabilities and obligations of each of the Constituent Corporations, and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if such Merger had not taken place or Surviving Corporation may be substituted in its place. Neither the rights of creditors nor liens upon the property of either of the Constituent Corporations shall be impaired by the Merger.

                                   ARTICLE VI

                       COVENANTS OF SURVIVING CORPORATION

     1. Surviving Corporation agrees that from and after the Effective Time of the Merger, Surviving Corporation may be served with process in Missouri in any proceeding based upon any cause of action against Merging Corporation arising in Missouri prior to the Effective Date of the Merger and in any proceeding for the enforcement of the rights of a dissenting shareholder of Merging Corporation against the Surviving Corporation, if any such rights exist, and Surviving Corporation shall irrevocably appoint the Secretary of State of the State of Missouri as its agent to accept such service of process.

     2. The Secretary of State of the State of Missouri shall be and hereby is irrevocably appointed as the agent of the Surviving Corporation to accept service of process in any such proceeding; the address to which the service of process in any such proceeding shall be mailed in 643 Magazine Street, New Orleans, Louisiana 70130.

     3. Surviving Corporation agrees that it will promptly pay to the Dissenting Shareholders the amount, if any, to which they shall be entitled under applicable provisions of the Missouri Act dealing with the rights of dissenting shareholders.

                                   ARTICLE VII

                                   ABANDONMENT

     Anything herein to the contrary notwithstanding, this Merger Agreement and the Merger contemplated hereby may be terminated at any time before the Effective Time of the Merger, whether before or after approval of this Merger Agreement by the stockholders of the respective Constituent Corporations, upon the mutual consent of the Constituent Corporations.

     IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement to be signed in their respective corporate names by a majority of the members of the Board of Directors of each corporation, on the day, month, and year first above written.

DEPRENYL ANIMAL HEALTH,                      DEPRENYL ANIMAL HEALTH,
INC., a Louisiana corporation                INC., a Missouri corporation

_________________________________            ____________________________

_________________________________            ____________________________

_________________________________            ____________________________

_________________________________            ____________________________

_________________________________            ____________________________

_________________________________            ____________________________

     IN WITNESS WHEREOF, Deprenyl Animal Health, Inc, a Louisiana corporation, has caused this Plan of Merger to be signed and acknowledged by its President and Secretary.

                                   DEPRENYL ANIMAL HEALTH, INC., a Louisiana corporation

                                   By:  ________________________________________
                                                     David R. Stevens, President

                                   By:  ________________________________________
                                               Arthur E. Fillmore, II, Secretary

STATE OF MISSOURI

COUNTY OF ____________________

     Be it remembered that on this _____________ day of __________________,
1996, personally came before the undersigned Notary Public in and for the County and State aforesaid, David R. Stevens, the President of Deprenyl Animal Health, Inc., a corporation organized under the laws of the State of Louisiana and one of the corporations described in the foregoing instrument, and that he, as such President, duly executed said instrument before me and acknowledged the said instrument to be his true act and deed and the act, deed and agreement of said corporation, and that the facts stated therein are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal of office on the day and year aforesaid.


                         __________________________________________________
                         Notary Public

     IN WITNESS WHEREOF, Deprenyl Animal Health, Inc., a Missouri corporation, has caused this Plan of Merger to be signed and acknowledged by its President and Secretary. The Merger has been approved by the affirmative vote of at least two-thirds of the outstanding shares of Deprenyl Animal Health, Inc., a Missouri corporation, at a meeting of such shareholders duly called and held on November 26, 1996.

                              DEPRENYL ANIMAL HEALTH, INC., a Missouri corporation


                              By:  _____________________________________________
                                                     David R. Stevens, President

                              By:  _____________________________________________
                                               Arthur E. Fillmore, II, Secretary

STATE OF MISSOURI

COUNTY OF _______________

     Be it remembered that on this __________ day of ____________, 1996, personally came before the undersigned Notary Public in and for the Parish and State aforesaid, David R. Stevens, the President of Deprenyl Animal Health, Inc., a corporation organized under the laws of the State of Missouri and one of the corporations described in the foregoing instrument, and that he, as such President, duly executed said instrument before me and acknowledged the said instrument to be his true act and deed and the act, deed and agreement of said corporation, and that the facts stated therein are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal of office on this day and year aforesaid.


                              _________________________________________________
                              Notary Public

                            CERTIFICATE OF SECRETARY
                                       OF
                          DEPRENYL ANIMAL HEALTH, INC.,
                             A LOUISIANA CORPORATION

     I, Arthur E. Fillmore, II, Secretary of Deprenyl Animal Health, Inc., a corporation organized under the laws of the State of Louisiana, do hereby certify that the above and foregoing Plan of Merger of Deprenyl Animal Health, Inc., a Missouri Corporation, into Deprenyl Animal Health, Inc., a Louisiana corporation, has been signed by a majority of the Directors of Deprenyl Animal Health, Inc., a Louisiana corporation, and approval of the Plan of Merger by the sole stockholder of Deprenyl Animal Health, Inc., a Louisiana corporation, has been effected by the vote of ______ votes cast in favour of the Plan of Merger, __________ votes cast against the Plan of Merger, and ______ votes abstaining or not being cast, which constitutes the affirmative vote of more than two-thirds of the voting power present at a meeting for the stockholder of Deprenyl Animal Health, Inc., a Louisiana corporation, held on __________, 1996.

     IN WITNESS WHEREOF, I have executed this Certificate effective the________ day of _________________, 1996.



                              __________________________________________________
                                               Arthur E. Fillmore, II, Secretary

                            CERTIFICATE OF SECRETARY
                                       OF
                          DEPRENYL ANIMAL HEALTH, INC.,
                             A MISSOURI CORPORATION


     I, Arthur E. Fillmore, II, Secretary of Deprenyl Animal Health, Inc., a corporation organized under the laws of the State of Missouri, do hereby certify that the above and foregoing Plan of Merger of Deprenyl Animal Health, Inc., a Missouri corporation, into Deprenyl Animal Health, Inc., a Louisiana corporation, has been signed by a majority of the Directors of Deprenyl Animal Health, Inc., a Missouri corporation, and approval of the Plan of Merger by the stockholders of Deprenyl Animal Health, Inc., a Missouri corporation, has been effected by the vote of ______ shares in favor of the Plan of Merger, __________ shares against the Plan of Merger, and ______ shares abstaining or not being voted on the Plan of Merger, which constitutes the affirmative vote of the holders of more than two-thirds of the outstanding shares of common stock of Deprenyl Animal Health, Inc., a Missouri corporation, at a meeting of the stockholders held on ________________________, 1996.

     IN WITNESS WHEREOF, I have executed this Certificate effective the _________ day of __________________, 1996.



                              __________________________________________________
                                               Arthur E. Fillmore, II, Secretary

                                   APPENDIX E

                             PLAN OF SHARE EXCHANGE


     This Plan of Share Exchange (the "Exchange Plan"), dated as of____________, 1996, is by and between Deprenyl Animal Health, Inc., a Louisiana corporation ("DAHI Louisiana"), and Draxis Pharmaceutica Inc., a Canadian corporation ("DPI").

                                    RECITALS

     A. DAHI Louisiana is a wholly owned subsidiary of Deprenyl Animal Health, Inc., a Missouri corporation ("DAHI Missouri") and the number of shares of DAHI Louisiana Common Stock owned by DAHI Missouri is equal to the number of issued and outstanding shares of DAHI Missouri Common Stock owned by shareholders of DAHI Missouri.

     B. Pursuant to the terms of the Exchange Agreement dated as of July 25, 1996, by and among Draxis Health Inc., a Canadian corporation ("Draxis"), DPI and DAHI Missouri, each of DPI and DAHI Louisiana desire to adopt a plan of share exchange in accordance with the provisions of Section 116 of the Louisiana Business Corporation Law (the "Louisiana Act").

     C. This Exchange Plan has been approved by the boards of directors of each of DAHI Missouri, DAHI Louisiana, and DPI.

     D. In accordance with the provisions and procedures set forth in Section 116 of the Louisiana Act, this Exchange Plan will be submitted to the shareholders of DAHI Louisiana for approval at a special meeting of the shareholders of DAHI Louisiana (the "DAHI Louisiana Special Meeting").

     E. When the DAHI Louisiana Special Meeting is held, the sole shareholder of record as of the "Record Date" for the DAHI Louisiana Special Meeting will be DAHI Missouri.

     F. After the DAHI Louisiana Special Meeting is held, and prior to the Effective Date (as hereinafter defined) of this Exchange Plan, DAHI Missouri shall merge (the "Merger") into DAHI Louisiana and DAHI Louisiana shall be the surviving corporation.

     G. As a result of the Merger, the persons who are shareholders of DAHI Missouri immediately prior to the Merger shall become shareholders of DAHI Louisiana, and all shares of DAHI Missouri Common Stock held by those persons immediately prior to the Merger (other than persons who exercise dissenters' rights under Missouri law) shall be automatically converted into an identical number of shares of DAHI Louisiana Common Stock at the effective time of the Merger.

     H. DAHI Missouri wishes the Exchange Plan to be approved or not approved by the persons who are shareholders of DAHI Missouri as of the Record Date (the "DAHI Missouri Shareholders"), who are the real parties in interest to the Exchange Plan.

     I. To permit the DAHI Missouri Shareholders to cast votes for or against the Exchange Plan at the DAHI Louisiana Special Meeting, DAHI Missouri has granted a proxy to each DAHI Missouri Shareholder to cast that number of votes for or against the Exchange Plan equal to the number of shares of DAHI Missouri Common Stock held by such DAHI Missouri Shareholder on the Record Date.

     J.   This Exchange Plan is subject to approval as set forth below.


                                    AGREEMENT

     NOW THEREFORE, the parties hereto agree as follows:

     1. On the Effective Date, (i) each share of DAHI Louisiana Common Stock then issued and outstanding (which shares were shares of DAHI Missouri Common Stock prior to the Merger), other than any shares of DAHI Louisiana Common Stock then held by DPI and its Affiliates (as such term is hereinafter defined), shall be exchanged for 1.35 shares of Draxis no par value common stock ("Draxis Common Stock"), and (ii) each outstanding option to purchase one share of DAHI Missouri Common Stock shall be exchanged for an option to purchase 1.35 shares of Draxis Common Stock. To the extent that the exchange in (i) above would result in a fractional share of Draxis Common Stock being issued, each holder of DAHI Louisiana Common Stock who would otherwise have been entitled to a fractional share of Draxis Common Stock will receive a cash payment (without interest) determined by multiplying (a) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of DAHI Louisiana Common Stock then held by such holder) and (b) the average of the per share closing prices for Draxis Common Stock on the NASDAQ National Market System for the five trading days immediately preceding the Effective Date.

     2. In order for this Exchange Plan to be deemed approved by the shareholders of DAHI Louisiana, it must be approved by the DAHI Missouri shareholders acting pursuant to the proxies granted to them by DAHI Missouri, and the DAHI Missouri Shareholders must vote at least two-thirds of all outstanding shares of DAHI Louisiana Common Stock for approval of the Exchange Plan and the DAHI Missouri Shareholders other than DPI and its Affiliates must cast the vote of at least a majority of the outstanding shares of DAHI Louisiana Common Stock not held by DPI or its affiliates in favor of the Exchange Plan.

     3. This Exchange Plan shall take effect and the exchange contemplated hereby shall become effective at 10:00 a.m. (Toronto time) on the date of filing of Articles of Share Exchange with the Louisiana Secretary of State (the "Effective Date").

     4. Upon the Effective Date, all of the DAHI Louisiana Common Stock not then held by DPI or its Affiliates shall become the property of DPI. Share certificates that formerly evidenced shares of DAHI Missouri Common Stock, which shares were automatically converted into shares of DAHI Louisiana Common Stock as a result of the Merger, shall only evidence the right of the holder thereof to receive the consideration provided for in this Exchange Plan.
Notwithstanding anything to the contrary set forth herein, if any holders of DAHI Missouri Common Stock exercise dissenters' rights under Missouri law in connection with the Merger, the shares of DAHI Missouri Common Stock held by those persons shall not be converted into shares of DAHI Louisiana Common Stock and shall be deemed to not be outstanding (they shall instead represent merely the right of such persons to receive the fair value of their shares as of the day prior to the vote for the Merger) and such persons shall not be entitled to receive any shares of Draxis Common Stock under this Exchange Plan. Share option agreements or other documentation evidencing an option to purchase shares of DAHI Missouri Common Stock shall only evidence the right of the holder thereof to receive the consideration provided for in this Exchange Plan.

     5. For purposes hereof, the term "Affiliate" shall mean, with respect to any Person, any other person who controls, is controlled by, or is under common control with such Person, and the term "Person" shall mean and include an individual, corporation, partnership, or limited liability company.

     IN WITNESS WHEREOF, this Exchange Plan is executed as of the date first set forth above.

                                             DEPRENYL ANIMAL HEALTH, INC.
                                             a Louisiana corporation


                                             By:____________________________
                                                                 , President

                                             DRAXIS PHARMACEUTICA INC.


                                             By:____________________________
                                                                 , President

                           ARTICLES OF SHARE EXCHANGE


     These Articles of Share Exchange are hereby adopted for the purpose of effecting the acquisition of shares of Deprenyl Animal Health, Inc., a Louisiana corporation ("DAHI Louisiana"), by Draxis Pharmaceutica Inc., a corporation incorporated under the laws of Canada ("DPI"), in accordance with the mandatory share exchange provisions of Section 116 of the Louisiana Business Corporation Law (the "Louisiana Act").

     WHEREAS, DAHI Louisiana is the surviving corporation of a merger (the "Merger") of Deprenyl Animal Health, Inc., a Missouri corporation ("DAHI Missouri"), into DAHI Louisiana, and

     WHEREAS, DAHI Louisiana was created as a wholly-owned subsidiary of DAHI Missouri for the purpose of effecting the Merger to change the state of incorporation of DAHI Missouri, and DAHI Missouri is for all intents and purposes the predecessor of DAHI Louisiana, and

     WHEREAS, pursuant to the terms of the Exchange Agreement, dated as of July 25, 1996, by and among DAHI Missouri, DPI and Draxis Health Inc., a corporation incorporated under the laws of Canada ("Draxis"), the Board of Directors of each of DPI, DAHI Missouri, and DAHI Louisiana have adopted a plan of share exchange (the "Exchange Plan") in accordance with the provisions of Section 116 of the Louisiana Act; and

     WHEREAS, in accordance with the provisions and procedures set forth in
Section 116 of the Louisiana Act, at a special meeting of the sole shareholder of DAHI Louisiana, held on _________________, 1996, the Exchange Plan was submitted for approval and so approved as required under the Exchange Plan, including the favorable vote of more than two-thirds of the entire voting power of DAHI Louisiana, and the favorable vote of a majority of all votes cast by persons other than DPI or its Affiliates (as defined in the Exchange Plan).

     NOW THEREFORE, the following information is submitted in accordance with Subsection H of Section 116 of the Louisiana Act.

     A. A true and correct copy of the Exchange Plan as adopted by the boards of directors of DPI, DAHI Missouri, and DAHI Louisiana and approved by the requisite vote of shares of DAHI Louisiana Common Stock is attached hereto as Exhibit A.

     B. Designation of, and number of outstanding shares, of each class of shares included in the exchange:

          Common Stock, no par value per share, of DAHI Louisiana: ____________ shares outstanding

          Common Stock, no par value per share, of Draxis: ____________ shares outstanding

     C. Number of votes entitled to be cast by each class of shares included in the exchange:

          DAHI Louisiana Common Stock:

               Votes entitled to be cast by all persons: ________
               Votes entitled to be cast by persons other than DPI and its
               Affiliates:  ________

          Draxis Common Stock: no votes entitled to be cast

     D. Total number of votes cast for and against the Exchange Plan by each class entitled to vote thereon:

          ALL PERSONS VOTING DAHI LOUISIANA COMMON STOCK:

          Number of votes cast for the Exchange Plan: ________ votes

          Number of votes cast against the Exchange Plan: ________ votes

          PERSONS VOTING DAHI LOUISIANA COMMON STOCK OTHER THAN DPI AND ITS
          AFFILIATES:

          Number of votes cast for the Exchange Plan: ________ votes

          Number of votes entitled to be cast by persons other than DPI and its
          Affiliates: ________ votes

     E. The number of votes cast for the Exchange Plan by each class or series entitled to vote was sufficient for approval of the Exchange Plan by that class or series.

     IN WITNESS WHEREOF, these Articles of Share Exchange are executed this _____ day of ____________, 1996.

                                             DRAXIS PHARMACEUTICA INC.

                                             By:________________________________
                                                                     , President

                                             DEPRENYL ANIMAL HEALTH, INC.,
                                             a Louisiana corporation

                                             By:________________________________
                                                                     , President

                                      APPENDIX F

HAMBRECHT & QUIST LLC

                                                                 ONE BUSH STREET
                                                         SAN FRANCISCO, CA 94104
                                                                   (415)576-3300


July 25, 1996


CONFIDENTIAL

The Special Committee
Board of Directors
Deprenyl Animal Health, Inc.
10955 Lowell
Suite 710
Overland Park, KS 66210


Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of common stock (the "Common Stock") of Deprenyl Animal Health, Inc. ("DAHI" or the "Company") of the consideration to be received by such shareholders in connection with the proposed exchange offer of Draxis Pharmaceutical Inc. ("Merger Sub"), a wholly owned subsidiary of Draxis Health Inc. ("Draxis"), with and into DAHI (the "Proposed Transaction") pursuant to the Exchange Agreement to be dated as of July 25, 1996, among Draxis, Merger Sub, and DAHI (the "Agreement").

We understand that the terms of the Agreement provide, among other things, that each issued and outstanding share of Common Stock, other than shares held by Draxis or its affiliates, shall be exchanged into the right to receive 1.35 shares of common stock of Draxis, as more fully set forth in the Agreement. For purposes of this opinion, we have assumed that the Proposed Transaction will qualify as a tax-free reorganization under the United States Internal Revenue Code for the shareholders of the Company.

Hambrecht & Quist LLC ("Hambrecht & Quist"), as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We have acted as a financial advisor to the Special Committee of the Board of Directors of DAHI in connection with the Proposed Transaction, and we will receive a fee for our services, which include the rendering of this opinion.

In connection with our review of the Proposed Transaction, and in arriving at our opinion, we have, among other things:


        SAN FRANCISCO         -         NEW YORK         -         BOSTON
  MEMBERS NEW YORK STOCK EXCHANGE-AMERICAN STOCK EXCHANGE-PACIFIC STOCK EXCHANGE

Special Committee of the Board of Directors
Deprenyl Animal Health, Inc.
Page 2


    (i) reviewed the publicly available consolidated financial statements of Draxis for recent years and interim periods to date and certain other relevant financial and operating data of Draxis (including its capital structure) made available to us from published sources and from the internal records of Draxis;

    (ii) reviewed certain internal financial and operating information, including certain projections, relating to Draxis prepared by the management of Draxis;

    (iii) discussed the business, financial condition and prospects of Draxis with certain of its officers;

    (iv) reviewed the publicly available financial statements of DAHI for recent years and interim periods to date and certain other relevant financial and operating data of DAHI made available to us from published sources and from the internal records of DAHI;

    (v) reviewed certain internal financial and operating information, including certain projections, relating to DAHI prepared by the management of DAHI;

    (vi) discussed the business, financial condition and prospects of the DAHI with certain of its officers;

    (vii) reviewed the recent reported prices and trading activity for the common stocks of Draxis and DAHI and compared such information and certain financial information for Draxis and DAHI with similar information for certain other companies engaged in businesses we consider comparable;

    (viii) reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions;

    (ix)      reviewed the Exchange Agreement;

    (x) discussed the tax and accounting treatment of the Proposed Transaction with Draxis and Draxis's lawyers and accountants; and

    (xi) performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as we deemed relevant.

In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all of the information concerning Draxis or DAHI considered in connection with our review of the Proposed Transaction, and we have not assumed any responsibility for independent verification of such information. We have not prepared any independent valuation or appraisal of any of the assets or liabilities of Draxis or DAHI, nor have we conducted a physical inspection of the properties and facilities of either company. With respect to the financial forecasts and projections made available to us and used in our analysis, we have assumed that they reflect the best currently available estimates and judgments of the expected future financial performance of Draxis and DAHI. For purposes of this opinion, we have assumed that neither Draxis nor DAHI is party to any pending transactions, including external financings, recapitalizations or material merger

Special Committee of the Board of Directors
Deprenyl Animal Health, Inc.
Page 3


discussions, other than the Proposed Transaction and those activities undertaken in the ordinary course of conducting their respective businesses. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this letter and any change in such conditions would require a reevaluation of this opinion. We express no opinion as to the price at which Draxis common stock will trade subsequent to the Effective Time (as defined in the Agreement). We were not requested to, and did not, solicit indications of interest from any other parties in connection with a possible acquisition of, or business combination with, DAHI.

It is understood that his letter is for the information of the Special Committee of the Board of Directors only an may not be used for any other purpose without our prior written consent; provided, however, that this letter may be reproduced in full in the Joint Proxy Statement/Prospectus. This letter does not constitute a recommendation to any stockholder as to how such stockholder should vote on the Proposed Transaction.

Based upon and subject to the foregoing and after considering such other matters as we deem relevant, we are of the opinion that as of the date hereof the consideration to be received by the holders of the Common Stock in the Proposed Transaction is fair to such holders from a financial point of view. We express no opinion, however, as to the adequacy of any consideration received in the Proposed Transaction by Draxis or any of its affiliates.

Very truly yours,

HAMBRECHT & QUIST LLC




By /s/ David G. Golden
   --------------------------------
   David G. Golden
   Managing Director

                                   APPENDIX G

         Extract From The General Business Corporations Act of Missouri
                      SECTION 351.455 - DISSENTER'S RIGHTS

1. If a shareholder of a corporation which is a party to a merger or consolidation shall file with such corporation, prior to or at the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote, a written objection to such plan of merger or consolidation, and shall not vote in favor thereof, and such shareholder, within twenty days after the merger or consolidation is effected, shall make written demand on the surviving or new corporation for payment of the fair value of his shares as of the day prior to the date on which the vote was taken approving the merger or consolidation, the surviving or new corporation shall pay to such shareholder, upon surrender of his certificate or certificates representing said shares, the fair value thereof. Such demand shall state the number and class of the shares owned by such dissenting shareholder. Any shareholder failing to make demand within the twenty day period shall be conclusively presumed to have consented to the merger or consolidation and shall be bound by the terms thereof.

2. If within thirty days after the date on which such merger or consolidation was effected the value of such shares is agreed upon between the dissenting shareholder and the surviving or new corporation, payment therefor shall be made within ninety days after the date on which such merger or consolidation was effected, upon the surrender of his certificate or certificates representing said shares. Upon payment of the agreed value the dissenting shareholder shall cease to have any interest in such shares or in the corporation.

3. If within such period of thirty days the shareholder and the surviving or new corporation do not so agree, then the dissenting shareholder may, within sixty days after the expiration of the thirty day period, file a petition in any court of competent jurisdiction within the county in which the registered office of the surviving or new corporation is situated, asking for a finding and determination of the fair value of such shares, and shall be entitled to judgment against the surviving or new corporation for the amount of such fair value as of the day prior to the date on which such vote was taken approving such merger or consolidation, together with interest thereon to the date of such judgment. The judgment shall be payable only upon and simultaneously with the surrender to the surviving or new corporation of the certificate or certificates representing said shares. Upon the payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares, or in the surviving or new corporation. Such shares may be held and disposed of by the surviving or new corporation as it may see fit. Unless the dissenting shareholder shall file such petition within the time herein limited, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the merger or consolidation, and shall be bound by the terms thereof.

4. The right of a dissenting shareholder to be paid the fair value of his shares as herein provided shall cease if and when the corporation shall abandon the merger or consolidation.

                                   APPENDIX H

                            ARTICLES OF INCORPORATION
                                       OF
                          DEPRENYL ANIMAL HEALTH, INC.


     The undersigned, a person of the full age of majority, acting as incorporator of a corporation under the Louisiana Business Corporation Law, does hereby form, effective August 30, 1996, a corporation under such law and for such purposes does hereby adopt the following Articles of Incorporation:

                                    ARTICLE 1

     The name of this corporation shall be:

                          Deprenyl Animal Health, Inc.

                                    ARTICLE 2

     The aggregate number, class, and par value, if any, of shares which the corporation shall have authority to issue shall be Twenty Million (20,000,000) shares of common stock at no par value.

                                    ARTICLE 3

     Shareholders shall have preemptive rights.

                                    ARTICLE 4

     The number of directors to constitute the Board of Directors shall be not less than three natural persons (unless there are less than three shareholders, in which case there need be only as many directors as there are shareholders).

     Directors shall be elected for three year terms and the board of directors shall be classified so as to have two (2) directors serving in each of three (3) classes. The names and original terms of the first directors of this corporation shall be set forth in this corporation's Initial Report. At the expiration of each original term, directors or the successor nominee holding each class of seat shall be nominated for a three (3) year term.

                                    ARTICLE 5

     The powers to make, alter, amend, or repeal the By-laws of the corporation shall be vested in the board of directors. Any such alteration, amendment or repeal shall be accomplished by a majority vote of the board of directors.

                                    ARTICLE 6

     The duration of the corporation is perpetual.

                                    ARTICLE 7

     The corporation is formed for the following purposes:

     To engage in the development and marketing of pharmaceutical and related animal health products;

     To conduct the business of such and to do all things necessary and incidental to the furtherance, promotion and operation of such enterprise, at one or more locations;

     To buy or otherwise acquire, to won, to hold, to lease, to sell or otherwise dispose of, to mortgage or otherwise encumber, real and personal property of all kinds, and to operate, manage and maintain the same;

     To borrow money and for such purposes to execute notes, bonds or any other form of evidence of indebtedness, and to secure the payment of same by mortgage, deed of trust, security agreement or other form of encumbrance, pledge or other form of hypothecation;

     To purchase, acquire, own, hold, sell, assign, transfer or otherwise dispose of, mortgage, pledge or otherwise encounter, shares of stock of this corporation or any other corporation or corporations in this state, or any other state, parish/county, nation or government, or any interest therein, to exercise all rights, powers and privileges of ownership pertaining thereto;

     To develop, acquire, own, hold, buy, sell, transfer and otherwise dispose of patents and patent rights, trade-marks and trade names, copyrights, licenses, franchises, permits or other evidences of right;

     To establish pension plans, profit-sharing plans, stock bonus plans, stock option plans and other incentive plans for any or all of its directors, officers and employees; and

     To do all things necessary and incidental to the furtherance, promotion, conduction and operation of such enterprises, at one or more locations, and to have and exercise all of the powers conferred by the laws of the State of Louisiana upon corporations formed under the Louisiana Business Corporation Law and all acts amendatory thereof and supplemental thereto, it being expressly provided that the foregoing enumeration of powers shall be construed both as objectives and powers to be in furtherance of, and no in limitation of, powers conferred by the laws of the State of Louisiana, and the foregoing enumeration of specific powers shall not be held to alter or restrict in any manner the general powers of this corporation.

                                    ARTICLE 8

     (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suite or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonably cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The corporation shall indemnify any person who was or is a party or is threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Paragraphs (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.

                                    ARTICLE 9

     The full name and street address of the incorporator are:

                                 Vivian B. Crane
                               643 Magazine Street
                          New Orleans, Louisiana 70130

     Thus executed on August 30, 1996.



                                   ["Vivian B. Crane"]
                                   -----------------------------
                                   Vivian B. Crane, Incorporator

                                 ACKNOWLEDGEMENT

STATE OF LOUISIANA

PARISH OF ORLEANS


     BE IT KNOWN, that on this _________ day of ____________, 1996, before me, the undersigned Notary Public, duly commissioned, qualified and sworn within and for the State and Parish aforesaid, personally came and appeared Vivian B. Crane, to me know to be the identical person who executed the above and foregoing instrument, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that she executed the above and foregoing instrument of her own free will, as her own act and deed, for the uses, purposes and benefits therein expressed.

WITNESSES:

______________________________               _______________________________
                                             Vivian B. Crane
                                             Incorporator

______________________________


                            ________________________
                                  NOTARY PUBLIC

                                 INITIAL REPORT

                                       OF

                          DEPRENYL ANIMAL HEALTH, INC.


     1 - The location and municipal address of the corporation's registered office is:
                               643 Magazine Street
                          New Orleans, louisiana 70130

          2 - The name and municipal address of the corporation's registered agent is:

                                James M. Fantaci
                               643 Magazine Street
                          New Orleans, Louisiana 70130.

          3 - The names, municipal addresses, and term of office of the first directors of the corporation are as follows:

     The directors whose term ends in 1997 are:   David R. Stevens
                                                       Martin Barkin

     The directors whose term ends in 1998 are:   Stewart Saxe
                                                       George Darnell

     The directors whose term ends in 1999 are:   Charles L. Wood
                                                       Samuel W. Sarick


                                        --------------------------------------
                                        VIVIAN B. CRANE, INCORPORATOR

                     AFFIDAVIT OF ACCEPTANCE OF APPOINTMENT
                         BY DESIGNATED REGISTERED AGENT


STATE OF LOUISIANA

PARISH OF ORLEANS


On this ____    day of ____________, 1996, before me, a Notary Public in and for the State and Parish aforesaid, personally came and appeared James M. Fantaci, who is to me known to be the person, and who, being duly sworn, acknowledged to me that he does hereby accept appointment as the Registered Agent of Deprenyl Animal Health, Inc.

                                             ----------------------------------
                                             REGISTERED AGENT


SWORN TO AND SUBSCRIBED BEFORE ME ON THE DAY, MONTH, AND YEAR FIRST ABOVE SET FORTH



                              ---------------------
                                  NOTARY PUBLIC

                                 WRITTEN CONSENT
                             OF THE INCORPORATOR OF
                          DEPRENYL ANIMAL HEALTH, INC.


     I, the undersigned, being the sole incorporator of Deprenyl Animal Health, Inc., a Louisiana corporation, do hereby consent to the adoption of the following resolutions, effective immediately:

          RESOLVED, that 643 Magazine Street, New Orleans, Louisiana 70130, be and it is hereby designated as the registered office of the corporation.

          FURTHER RESOLVED, that James M. Fantaci, 643 Magazine
          Street, New Orleans, Louisiana 70130, be and he is hereby designated as the registered agent for the service of legal process on the corporation.

          FURTHER RESOLVED, that the following persons be and they are hereby elected the first directors of the corporation to serve for the term listed below, and that the management of the affairs of the corporation be henceforth committed to them and their successors in office:

          Term ending in 1997:     David R. Stevens
                                        Martin Barkin

          Term ending in 1998:     Stewart Saxe
                                        George Darnell

          Term ending in 1999:     Samuel W. Sarick
                                        Charles L. Wood

          FURTHER RESOLVED, that the incorporator of the corporation execute and file an initial report on its behalf with the Secretary of State of Louisiana, certifying the contents of the foregoing resolutions.


     Thus done effective the ____   day of ________________________, 1996.


                                             -----------------------------
                                             VIVIAN B. CRANE, INCORPORATOR

                                      SCHEDULE I

                                      BYLAWS OF
                            DEPRENYL ANIMAL HEALTH, INC.,
                               A LOUISIANA CORPORATION


                                      ARTICLE I

    SECTION 1.1. All meetings of the shareholders of the corporation may be held in the principal office or place of business of the corporation or in any other location.

    SECTION 1.2. The annual meeting of shareholders shall be held on the first Monday of May of each year or, if a legal holiday, the day thereafter. Notice of the meeting shall be given as provided by law. However, notice may be waived by appropriate action of the shareholders.

                                      ARTICLE II

    SECTION 2.1. The Board of Directors shall consist of six (6) persons or as otherwise determined, from time to time, by the Board of Directors.

                                     ARTICLE III

    SECTION 3.1. The officers of the corporation shall consist of a Chairman of the Board, a President and a Secretary. Other officers may be appointed by the Board of Directors.

    SECTION 3.2. The salaries and other compensation of all officers and employees may, by order of the Board of Directors, be fixed by the President.

    SECTION 3.3. An annual meeting of Directors shall be held each year immediately following the annual meeting of shareholders.

                                      ARTICLE IV

    SECTION 4.1. The duties of the officers of the corporation shall be such as are usually entrusted upon such officers, or such as may be required by law, and such as may be assigned to such officers upon determination by resolution of the Board of Directors.

                                      ARTICLE V

    SECTION 5.1. The corporate seal of the corporation shall be a circular seal, with the name of the company in the outer circle, and the words "corporate seal" in the center. The form of the seal may be changed from time to time by resolution of the Board of Directors.

                                      ARTICLE VI

    SECTION 6.1. Certificates of the capital stock, signed by the President and the Secretary, sealed with the seal of the corporation, and in the form approved by the Board of Directors and in accordance with the law, shall be issued by the corporation to the holders of its capital stock.

    SECTION 6.2. Transfer of the capital stock shall be made either in person or by attorney only on the books of the corporation in a transfer book kept for that purpose and upon surrender of the old certificates.

    SECTION 6.3. Each shareholder shall be entitled to one (1) vote for every share owned by him or her, appearing of record on the books of the corporation, as of such date as may be designated by the Board of Directors, at any election or any annual or special meeting of the shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly-authorized attorney-in-fact.

    SECTION 6.4. Any shareholder claiming a certificate of stock to have been lost or destroyed and requesting a new certificate to be issued in lieu thereof shall make an affidavit reciting the circumstances attending such loss or destruction, and thereupon, the Board of Directors may cause a new certificate to be issued upon such terms and conditions and upon receiving such indemnity or security as in the judgment of the Board of Directors shall fully protect the corporation.

                                     ARTICLE VII

    SECTION 7.1. The fiscal year of the corporation shall be for such period of twelve (12) months as the Board of Directors shall determine.

                                     ARTICLE VIII

    SECTION 8.1. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by the President in such manner as shall from time to time be determined by resolution of the board of Directors.

    SECTION 8.2. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the President may select.

                                      ARTICLE IX

    SECTION 9.1. Any action required by law to be taken at a meeting of shareholders or the directors of the corporation or any which may be taken at a meeting of the shareholders or the directors may be taken without a meeting if consents in writing setting forth the action so taken shall be signed by all of the shareholders and directors entitled to vote with respect to the subject matter hereof, and such consents shall have the same force and effect as a unanimous vote of the shareholders or directors at a meeting duly held. The secretary shall file such consents with the minutes of the meetings of the shareholders and the directors.

                                      ARTICLE X

    SECTION 10.1. The power to make, alter, amend, or repeal these Bylaws is vested in the Board of Directors.

    The foregoing Bylaws were duly approved and adopted by the shareholders of the corporation the _______ day of __________________, 1996.






                                            -----------------------------------
                                            President




Attested to:



-----------------------------------
Secretary

                                   APPENDIX J

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 10-K

                ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES EXCHANGE ACT OF 1934
                For the fiscal year ended December 31, 1995

                        DEPRENYL ANIMAL HEALTH, INC.
             (Exact name of registrant as specified in its charter)



          MISSOURI                                             36-3716293
     (State or other jurisdiction of                        (I.R.S. Employer
     incorporation or organization)                         Identification No.)

    10955 Lowell, Suite 710
     Overland Park, Kansas                                        66210
(Address of principal executive offices)                       (Zip Code)

                             Commission File Number 0-19059
         Registrant's telephone number, including area code: (913) 338-2120
          Securities registered pursuant to Section 12(b) of the Act: None

            Securities registered pursuant to section 12(g) of the Act:

                                   Common Stock
                        ---------------------------------------
                                (Title of class)


     Indicate by check mark whether the registrant (1) has filed all reports to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to
such filing requirements for the past 90 days.  Yes  X      No
                                                    ---        ---
     Indicate by check mark if disclosure of delinquent filers pursuant to
Item 405 or Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ ]

     The aggregate market value of the voting stock held by non-affiliates of the registrant computed by reference to the closing price of such stock as of March 22, 1996 was $10,446,825.

     The number of shares of common stock of the registrant as of March 22, 1996 was 7,502,674.

                    DOCUMENTS INCORPORATED BY REFERENCE

     Documents incorporated by reference to this Report are:

     (1)  Annual Report to Shareholders for the year ended December 31, 1995
          PART II, Items 5 through 8;

     (2)  Proxy Statement for the 1996 Annual Meeting of Shareholders
          PART III, Items 10 through 13.


                                     PART I

ITEM 1.   BUSINESS

     The Company was incorporated by Certificate of Incorporation dated July 19, 1990, under the laws of the State of Missouri under the name DEPL Animal Food Supplements, Inc. The Company's name was changed to Deprenyl Animal Health, Inc. on November 6, 1990. Immediately prior to November 29, 1990, the Company was a wholly-owned subsidiary of DAH (Canada), a Canadian corporation located in Mississauga, Ontario. DAH (Canada) is a wholly-owned subsidiary of Draxis Health Inc. ("Draxis"), also located in Mississauga. The Company has financed its development stage operations primarily from sales of its common stock in its initial public offering in March, 1991, and in private transactions and with convertible loans from Draxis. Draxis owns approximately 44% of the issued and outstanding shares of the Company's common stock and holds convertible loans which, if converted, would give Draxis an ownership interest of approximately 52%. The Company's principal office is located at 10955 Lowell, Suite 710, Overland Park, Kansas 66210; its telephone number is (913) 338-2120. The Company's registered office in the State of Missouri is 1100 Main, Suite 2980, Kansas City, Missouri 64105. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     The Company was formed to develop for the United States, Canadian and other markets animal health applications of the drug 1-deprenyl (ANIPRYL-Registered Trademark-, 1-selegiline HCI). Pursuant to an agreement between the Company and Chinoin Pharmaceutical and Chemical Works, Ltd. (the "Chinoin Supply Agreement"), Chinoin (Budapest, Hungary) has agreed to supply the Company on an exclusive basis with, and granted the Company the exclusive right to sell, 1-selegiline for veterinary prescriptive applications in the United States and Canada. Chinoin owns approximately 5.2% of the Company's common stock. During 1995, the Company renegotiated certain provisions of the Chinoin Supply Agreement. See "Business - Chinoin Supply Agreement".

     Since its inception, the Company has directed its efforts and resources to conducting the research and development required to obtain veterinary regulatory approval of ANIPRYL-Registered Trademark-. The Company received its first drug approval in late 1995 from the Canadian Health Protection Branch/Bureau of Veterinary Drugs ("HPB/BVD") to market ANIPRYL-Registered Trademark-for canine Cushing's disease. The Company submitted its first New Animal Drug Application ("NADA") to the U.S. Food and Drug Administration ("FDA") for the same therapeutic indication on October 1, 1995. During 1996, the Company will continue with the pivotal clinical trial (Phase III equivalent) required for pre-marketing approval of ANIPRYL-Registered Trademark- for canine cognitive dysfunction in the U.S. The Company conducts its Phase III (equivalent) clinical trials in collaboration with veterinary schools and private veterinary clinics in the U.S. The Company anticipates that it will file for a cognitive dysfunction label indication at the Canadian BVD during 1996. See "Business - Regulatory Environment". The Company intends to restrict its efforts to small companion animals, mainly dogs and cats, due to its own market analysis and the significant environmental and tissue residue regulatory issues which are often associated with obtaining approvals for food animal products.

     In January 1996, the Company signed an agreement with Draxis, providing Draxis exclusive distribution rights in Canada for a term of ten years to market ANIPRYL-Registered Trademark- for canine Cushing's disease. The Company received a cash payment of $468,750, reimbursement of certain previously incurred marketing expenses, and appointed Draxis to perform specified marketing and sales obligations. The agreement provides for a revenue sharing arrangement based upon net sales of ANIPRYL-Registered Trademark- in the Canadian market. In connection with the distribution agreement, Draxis converted approximately $1.5 million of loans it has made to the Company into common stock of the Company at a renegotiated exercise price of $1.55 per share, and provided another $1 million loan to the Company for operating capital in 1996 which is also convertible into shares of common stock at a conversion price of $1.55 per share. The Company expects to begin sales of ANIPRYL-Registered Trademark- to Canada during March, 1996.

     In May, 1994, the Company entered into a comprehensive License and Supply agreement with Hoechst Veterinir GmbH ("HVG") for European rights to ANIPRYL-Registered Trademark-. HVG will register and distribute ANIPRYL-Registered Trademark- in targeted European countries. The Company will provide its intellectual property pursuant to its two European patents for veterinary uses of 1-deprenyl in addition to regulatory and technical expertise for the registration and commercialization of ANIPRYL-Registered Trademark-. The Company and HVG are currently
renegotiating certain terms of the 1994 agreement.   See "Business -
Marketing/Sales/Distribution"; and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     On September 21, 1988, a Canadian patent application based upon the work conducted by Dr. Jozsef Knoll at Semmelweis University in Budapest, Hungary, in which it was found that chronic low dose administration of l-selegiline extended the healthy period of life in laboratory rats and maintained certain physiological functions during old age (the "Knoll Study") was filed by Draxis entitled "Optically Active Phenylisopropylamine Derivatives, Compositions Containing Same and Methods for Increasing Life Span and Sexual Activity in Mammals". On August 31, 1990, Dr. N. William Milgram, a Professor at the University of Toronto and a consultant to the Company, after having replicated and expanded the Knoll Study (the "Milgram Study'), filed a use patent application with the U.S. Patent and Trademark Office entitled "Use of 1-Deprenyl for Retention of Specific Physiological Functions" which has been assigned to the Company. This patent issued on September 29, 1992 as Patent No. 5,151,449. Four additional United States patents have also issued that cover several veterinary pharmaceutical uses of 1-deprenyl and one which relates to immune system dysfunction in mammals. Similar patents have also issued in Taiwan, Australia, New Zealand and at the European Patent Office. Additional patent applications have been filed by the Company in Canada, Europe, Japan, and other countries. See "Business - Patents and Trademarks".

     The Company is not aware of any other product available in Canada or in the U.S. at this time which would compete with ANIPRYL-Registered Trademark-. See "Business - Competition".

     The Company will likely require additional funding in order to complete the regulatory approval process in the United States and Canada for cognitive dysfunction and market the Company's initial product. The Company is currently considering options for such additional funding. There can be no assurance that the product will be successfully approved for marketing of any indication in the United States. The Company's long-range plan is to become a multi-product companion animal health company, however any other animal health product opportunities would require separate funding. The Board of Directors has approved a committee of independent members to evaluate any proposals that may arise. The Committee plans to retain an investment banking firm to assist with the analysis and negotiations of any such proposals. Draxis has indicated an interest in further supporting the Company's efforts, but no proposal has yet been received. It is not possible at this time to predict with assurance whether any of these activities will result in additional funding for the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

PRODUCT

     The only product which is currently under development by the Company is ANIPRYL-Registered Trademark- for use in veterinary prescriptive applications, particularly for use in dogs. The two indications being developed are canine Cushing's disease and cognitive dysfunction. The Company received its first regulatory approval for ANIPRYL-Registered Trademark- from the Canadian BVD in September, 1995, for treating canine Cushing's disease. The Company filed its first complete NADA with the U.S. FDA on October 1, 1995 for the same indication.

     ANIPRYL-Registered Trademark- is a selective inhibitor of monoamine oxidase-type B. Monoamine oxidase (MAO) is an enzyme that degrades the structure of certain compounds, such as dopamine, which regulate various physiological functions, including certain aspects of central nervous system activity.

     There are two kinds of MAO: Type A and Type B. Prior to the development of I-selegiline, MAO inhibitors were non-selective and inhibited both types of MAO. Other MAO inhibitors were under development in the 1950's and 1960's for use as antidepressants until a serious side-effect became apparent. The side-effect is a manifestation of dietary tyramine-induced acute high blood pressure. Tyramine is, under normal conditions, metabolized in the liver by MAO-A. When MAO-A is inhibited, tyramine enters the blood stream and may cause acute high blood pressure. Tyramine is found in cheese, among other foods, so the effect of rising blood pressure by MAO-A inhibition became known as the "cheese effect". In order to avoid elevated blood pressure, patients receiving such products were required to follow specific dietary restrictions. L-selegiline, as a selective MAO-B inhibitor, does not cause the cheese effect at therapeutic dose levels in humans.

     Although mechanisms accounting for l-selegiline beneficial action in the rat and dog studies are not completely understood, inhibition of MAO-B with low dose treatment is considered to be of primary importance. Whether the biological effects of l-selegiline are directly dependent upon inhibition of MAO-B found in the brain has not been definitively resolved. L-selegiline may also inhibit the uptake of monoamines into nerve terminals.

REGULATORY ENVIRONMENT

     The manufacturing and marketing of ANIPRYL-Registered Trademark- by the Company are subject to extensive regulation by governmental authorities in the United States and Canada. The respective authorities regulate or influence the testing, manufacture, safety, efficacy, labelling, storage, record-keeping, approval, pricing, advertising and promotion of veterinary pharmaceuticals.

     To receive regulatory approval, a new animal drug must successfully complete a number of development phases. The phases include safety and efficacy in target species as well as the establishment of manufacturing procedures and final product labelling. The final phase of this process includes controlled clinical trials in which the drug is administered to a larger number of such animals, and in which further information relating to safety and efficacy is gathered. Following the clinical trials, the drug sponsor submits an application to the appropriate regulatory agency for marketing approval.

     The Company has one application pending at the FDA in the United States and received an approval from the HPB in Canada in order to obtain marketing approval of ANIPRYL-Registered Trademark- for use in treating canine Cushing's disease. The Canadian HPB/BVD approved the product in September, 1995. There can be no assurance as to when, or if, ANIPRYL-Registered Trademark- will be approved for animal use in the United States.

PATENT AND TRADEMARKS

     The composition of matter patent on 1-selegiline held by Chinoin in the United States and product by-process patent in Canada have expired. Expiration of these patents held by Chinoin permits competition with the Company by generic manufacturers, subject to required regulatory approval and subject to the Company's issued use patents. See "Business - Competition'. Also, Chinoin holds United States and Canadian process patents on the production of l-selegiline which expire on dates ranging from January 14, 2003 to December 9, 2014. Pursuant to the Chinoin Supply Agreement, Chinoin, a major supplier of l-selegiline, agreed to supply the Company on an exclusive basis as well as grant the Company the exclusive rights to sell l-selegiline for veterinary prescription applications in the United States and Canada. Chinoin has also granted to the Company the exclusive right and license, in certain circumstances, to manufacture or have manufactured l-selegiline for veterinary prescriptive applications in the United States and Canada under Chinoin's process patents. Other manufacturers are free to develop processes to manufacture the drug so long as the process does not infringe the process patents held by Chinoin. During the year, the Company became aware that Sanofi, S.A., a French subsidiary of Societe Nationale Elf Equitane, ("Sanofi"), has filed veterinary use patent applications in Europe disclosing uses of l-deprenyl. The Company believes that the subject matter of Sanofi's patent applications may contain claims that, if practiced, could infringe the Company's issued European patents. There can be no assurance at this time that Sanofi's applications will not issue, or whether, if they issue, they will be dominated by the Company's patents. The Company may not be able to afford the expense of enforcing its proprietary rights or defending itself against infringement charges by other patent holders. Also see "Business - Chinoin Supply Agreement; - Competition."

     On September 29, 1992, the United States Patent and Trademark office issued to the Company Patent No. 5.151,449 entitled "Use of l-Deprenyl for Retention of Specific Physiological Functions" claiming specific uses of l-selegiline in dogs. Four additional United States patents have also issued which cover several veterinary pharmaceutical uses of l-selegiline and one which relates to immune system dysfunction in mammals. Similar patents have also issued to the Company in Taiwan, Australia, New Zealand and at the European Patent Office. The Company has filed similar patent applications in Canada, Japan and other jurisdictions. The Company believes that the subject matter claimed in additional pending foreign applications may represent patentable inventive subject matter. However, there can be no assurance as to when, if at all, such remaining foreign patents will issue.

     Notwithstanding the issuance of the above U.S. and European patents, other manufacturers are free to develop methods of manufacturing and other uses of l-selegiline and to market l-selegiline for such uses, assuming that such parties have obtained appropriate regulatory approval. Even if third parties were to infringe any of the Company's patents, the Company may not be able to afford the expense of enforcing its proprietary rights. There can be no assurance that the Company will not have asserted against it a claim by a third party of infringement of such third party's proprietary rights. In such event, the Company may not be able to afford the expense of defending itself against such a claim.

     Based upon rights assigned to it by Dr. Jozsef Knoll, Draxis filed a Canadian patent application (No. 578,021) on September 21, 1988 directed to the use of l-selegiline in mammals for certain purposes ("Knoll Patent"). Pursuant to the terms of a Consulting Agreement dated December 9, 1990, the Company agreed to pay Dr. Knoll three and one-half percent (3.5%) of the net profits of the Company from the sale of animal products in Canada containing l-selegiline, pursuant to such grant of Dr. Knoll's patent rights. Should Canadian regulatory approval be received for a label claim covered by the Knoll Patent, Dr. Knoll would be entitled to a royalty on net sales in Canada. However, the Company is not pursuing a label claim covered by the Knoll

Patent, and has no plans to do so. As further consideration, the Company also issued to Dr. Knoll warrants to purchase 200,000 shares of common stock of the Company at an exercise price of $3.00 per share. The warrants become exercisable only if the Company has net profits, as defined, within seven years of March 14, 1991. In light of the anticipated launch of ANIPRYL-Registered Trademark- in Canada, it is possible that Dr. Knoll's warrants may become exercisable, but the Company does not know whether, in fact, he will do so. See "Certain Transactions - Consulting Agreement" incorporated herein by reference to the Company's 1996 Proxy Statement.

     The Company has three trademarks registered by the U.S. Patent and Trademark Office, as ANIPRYL-Registered Trademark-, LIFE TABS-Registered Trademark-, and LIFE TREATS-Registered Trademark-. The trademark, ANIPRYL-Registered Trademark-, has been issued in numerous countries worldwide including Canada.

CHINOIN SUPPLY AGREEMENT

     Chinoin is the Company's primary supplier in the United States and Canada of l-selegiline by virtue of a supply agreement dated October 1, 1990 which was amended during 1995. Chinoin is a prominent pharmaceutical company located in Budapest, Hungary. Sanofi owns a majority interest in Chinoin.

     The term of the Chinoin Supply Agreement ends on the sooner of (i) 12:01 a.m. Toronto time on the tenth anniversary of the date of the first arm's length sale in the United States or Canada of the product subsequent to regulatory approval, (ii) November 22, 2003, or any extended expiration date agreed upon by Chinoin and its U.S. licensee that has rights for l-deprenyl for human use, or (iii) an earlier date upon the occurrence of an event of force majeure or certain other events.

     As partial consideration for the Chinoin Supply Agreement, the Company granted to Chinoin the right to subscribe for a number of shares of common stock of the Company equal to ten percent (10%) of the number of shares subscribed for originally, or in the future, if at all, by DAH (Canada) at the price paid by DAH (Canada) for its shares of common stock of the Company. Due to delays in obtaining Hungarian approvals and internal licenses required to exercise its option, Chinoin, the Company and DAH (Canada) entered into the Letter Agreement dated November 30, 1990 whereby Chinoin waived its then current right to subscribe for shares under the above-noted option. As an accommodation to Chinoin, DAH (Canada) purchased 340,000 shares of common stock at $.325 per share and subsequently granted an option to Chinoin to purchase such shares of common stock at $.325 per share within a reasonable time. Chinoin has since exercised its option to purchase such 340,000 shares. The Company was advised by legal counsel to the Company, that such agreement is valid consideration for the right to subscribe to shares under Missouri law.

     During 1995, the Company renegotiated certain provisions of the Chinoin Supply Agreement. In return for a reduction in the price paid by the Company for l-selegiline and other considerations, the Company has committed to purchase a specified quantity of l-selegiline from Chinoin during a four-year period commencing July 5, 1995, and to pay a 3% royalty on the Company's net sales of l-selegiline products in its territory for a three-year period ending on September 19, 1998. The Company also issued to Chinoin 25,000 restricted shares of common stock of the Company as part of the revised agreement. Chinoin now owns approximately 5.2% of the common stock of the Company.

     In 1995, the Company developed the data required to qualify an alternative source of supply for l-selegiline. The data has been submitted for approval to the Canadian BVD and the U.S. FDA.

MANUFACTURING

     During September, 1994, the Company entered into a manufacturing agreement with Fermenta Animal Health Company ("FAH"). The agreement provides that FAH will manufacture ANIPRYL-Registered Trademark- for sale in the United States and Canada. The Company will be required to purchase annual minimum quantities from FAH upon FDA approval to market ANIPRYL-Registered Trademark- in the United States and Canada. The Company has retained the ability to seek additional manufacturers in the United States and Canada under specified conditions. The agreement is for a term of five years from the date of FDA approval in the United States to market ANIPRYL-Registered Trademark-, but may be terminated earlier under certain conditions or if specified events occur. During 1995, the Company established a second manufacturing site whose product will be used to supply the Canadian market at this time. The Company is currently negotiating certain terms of the 1994 FAH agreement, See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

MARKETING/SALES/DISTRIBUTION

     The Company signed an agreement with Draxis providing Draxis exclusive distribution rights in Canada for a term of ten years to market ANIPRYL-Registered Trademark- for canine Cushing's disease. The Company received a cash payment of $468,750, reimbursement of certain previously incurred marketing expenses, and appointed Draxis to perform specified marketing and sales obligations. The agreement provides for a revenue sharing arrangement based upon net sales of ANIPRYL-Registered Trademark- in the Canadian market. In connection with the distribution agreement, Draxis converted approximately $1.5 million of loans it had made to the Company into common stock of the Company at a renegotiated exercise price of $1.55 per share, and provided another $1 million loan to the Company for operating capital in 1996 which is also convertible into shares of common stock of the Company at a conversion price of $1.55 per share. As a result, Draxis now owns approximately 44% of common stock of the Company, with options to convert the remaining $2,500,000 debt, that if fully converted would provide Draxis with an ownership position in the Company of approximately 52%. The Company expects to begin sales of ANIPRYL-Registered Trademark- to Canada in March, 1996.

     The Company is currently evaluating options for the distribution of ANIPRYL-Registered Trademark- in the U.S. With regard to certain targeted European markets, the Company entered a License and Supply Agreement with HVG. Under the agreement, HVG will assume responsibility for obtaining European regulatory approval and subsequently direct the European marketing and distribution efforts for ANIPRYL-Registered Trademark-. The Company will provide its intellectual property pursuant to its patent applications filed and pending in Europe for veterinary uses of l-deprenyl in addition to regulatory and technical expertise for the registration and commercialization of ANIPRYL-Registered Trademark-. During 1994, the Company received from HVG revenue totalling $150,000 which represents one of several milestones specified under the agreement. The Company and HVG are currently renegotiating certain aspects of the 1994 agreement and a further milestone in the amount of $175,000 has been paid by HVG, in escrow, pending resolution of certain supply issues which may affect the regulatory process in certain European territories. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

PRODUCT LIABILITY INSURANCE

     The Company is subject to the inherent business risk of exposure to product liability claims in the event that the use of its technology or product is alleged to have resulted in adverse effects during testing or following approval for commercial sale. The Company has obtained product liability insurance in reasonable amounts to insure against certain of these commercial risks.

COMPETITION

     The animal health marketplace is served by veterinary, agricultural or animal health divisions of large international pharmaceutical and chemical companies. These companies have resources available which far exceed those of the Company. In addition to the transnational drug companies, there are many smaller companies, as well as biotechnology start-up firms that claim to have an interest in animal health.

     ANIPRYL-Registered Trademark- for treatment of canine Cushing's disease will be the Company's first product. The Company does not know of any other HPB/BVD or FDA approved product available at this time which competes with it. While the 1988 Generic Animal Drug Law offers exclusive marketing protection to the Company in the United States should the Company's product be approved, for up to a period of five (5) years from generic applicants, the law does not prevent other companies from repeating the full clinical NADA process to seek FDA approval for a bioequivalent product. However, the Company holds five use patents in the U.S., and therefore any potential competitor will face patent infringement claims relating to the sale of l-deprenyl for any such patented use in pets. See "Business - Patents and Trademarks".

     During the year, the Company became aware that Sanofi has filed veterinary use patent applications in Europe disclosing uses of l-deprenyl. The Company believes that the subject matter of Sanofi's patent applications may contain claims, if practiced, that could infringe the Company's issued European patents. There can be no assurance at this time that Sanofi's applications will not issue, or whether, if they issue, they will be dominated by the Company's patents.

RESEARCH AND DEVELOPMENT

     Prior to formation of the Company, Draxis on behalf of DAH (Canada), spent approximately CDN.$200,000 on the Milgram Study. The Company has received and is entitled to use all of the information which resulted from the Milgram Study.

     The Company has spent a significant portion of the proceeds raised from its initial public and private offerings and from convertible loans from Draxis on the research and development efforts required by the regulatory process in the United States and Canada. The Company believes, but is not yet certain, that it has completed its clinical trial work on treating canine Cushing's disease with ANIPRYL-Registered Trademark-. The Company received marketing approval for this indication in September, 1995 from the Canadian BVD. The Company's completed NADA for Cushing's disease is pending at the U.S. FDA.

     During 1996, the Company will continue its Phase III (equivalent) pivotal clinical trial evaluating the treatment of canine cognitive dysfunction with ANIPRYL-Registered Trademark- for the U.S. FDA. The Company expects to file a completed application for this indication in Canada in 1996 based upon data already collected. The NADA for canine cognitive dysfunction is dependent, in part, on the Company's ability to obtain additional funding for 1997 and thereafter. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

EMPLOYEES

     Currently, the Company has eight employees, including Dr. David R. Stevens, President and Chief Executive Officer. The Company utilizes the expertise of several prominent consultants in the animal health field in order to minimize overhead expenses at this early stage. The Company is contracting with outside institutions and individuals for completion of development tasks. The Company anticipates that subsequent to the date of this report, additional employees may be hired as additional corporate activities commence, which activities would require separate funding.

ITEM 2.   PROPERTIES

     The Company has leased 2,621 square feet of office space in Overland Park, Kansas at a rental of $3,418 per month through June, 1996, Rent will increase thereafter to $3,479 per month until the lease expires on May 30, 1997.

ITEM 3.   LEGAL PROCEEDINGS

     The Company is not a party to any pending legal proceedings and no such proceedings are planned.

ITEM 4.   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     None.


                                     PART II

ITEM 5.   MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     The information required by Item 5 is hereby incorporated by reference from the section entitled "Market Information" of the Registrant's Annual Report to Shareholders for the year ended December 31, 1995.

ITEM 6.   SELECTED FINANCIAL DATA

     The following information is qualified by reference to, and should be read in conjunction with, the Company's Financial Statements and the Notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations. The selected financial data for the Company presented below for the years ending December 31, 1995, 1994, 1993, 1992, 1991 and for the periods from July 19, 1990 (date of incorporation) to December 31, 1990 and December 31, 1995, respectively, have been derived from the financial statements of the Company. The financial statements of the Company for the years ended December 31, 1995, 1994, 1993 and 1992 were audited by Arthur Andersen LLP, independent public accountants, whose report appears elsewhere herein. The financial statements for the year ending December 31, 1991 and for the period from July 19, 1990 (date of incorporation) to December 31, 1990 were audited by Deloitte & Touche LLP. Certain amounts in the 1991, 1992, 1993 and 1994 financial statements have been reclassified to conform with the 1995 presentations.

THE COMPANY

Statement of Operations Data

                                   Year ended December 31,                           Period from July 19, 1990
                                                                                      (Date of Incorporation)
                                                                                           to December 31,
                             1995        1994        1993       1992        1991        1990           1995
                        ---------------------------------------------------------------------------------------
Interest Income              78,526     162,165     188,466     297,070     318,013     26,007        1,070,247
Research and development  1,399,846   1,750,940     985,054     840,939     573,113     90,933        5,640,825
Compensation - officer
 and employees              635,040     541,283     504,368     422,641     353,501    589,406        3,046,239
Net loss                 (2,631,147) (2,561,292) (1,848,218) (1,421,046) (1,047,306)  (756,200)     (10,265,209)
Net loss per common
 share                         (.41)       (.40)       (.29)       (.22)       (.17)      (.16)           (1.66)
Weighted average number
 of shares outstanding    6,491,552   6,483,675   6,483,675   6,469,684   6,081,560  4,750,000        6,198,903

Balance Sheet Data

                                                              December 31,
                              ----------------------------------------------------------------------
                                  1995        1994        1993       1992        1991        1990
                              ----------------------------------------------------------------------
Total Assets                  1,560,092   4,645,803   4,408,447   5,980,855   5,790,909   2,235,412
Advances from  DAH (Canada)           -           -     140,000     140,000     140,000     140,000
Notes payable to Draxis
 Health, Inc.                 3,090,000   3,090,000     450,000     450,000           -           -
Obligations under contract            -     600,000     800,000     800,000           -           -
Cash and cash equivalents     1,054,759     240,902     240,461     299,534   1,073,443   1,756,852
Investment securities                 -   2,219,185   1,923,045   3,443,289   4,251,132           -
Stockholders' equity
 (deficit)                   (1,665,871)    915,276   2,918,331   4,494,974   5,540,145   1,738,680

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the information set forth under "Business" and with the Financial Statements and Notes to Financial Statements contained herein.

THE COMPANY

     The Company is in the development stage and, as such, is subject to a number of risks and uncertainties. Since its incorporation in July, 1990, the Company's efforts and resources have been directed primarily to developing animal health applications for its product, ANIPRYL-Registered Trademark- (l-deprenyl), in the United States, Canada, and other markets.
The Company has experienced significant losses, accumulating an operating deficit of approximately $10.2 million. The Company received its first regulatory approval during September, 1995, in Canada, for the use of ANIPRYL-Registered Trademark- to treat Cushing's disease in the dog. The Company expects to ship the product to Draxis during March, 1996. (See below "Draxis Distribution Agreement".) The Company's application at the FDA for the same use has been filed and is being reviewed. However, there is no way to accurately predict whether, or when, an approval might be received. The Company is also developing ANIPRYL-Registered Trademark- for cognitive dysfunction in dogs. Additional financing and/or equity contributions will be required to complete the ANIPRYL-Registered Trademark- development program for this use and to market the product for any use in the United States. The Company is currently considering options for additional funding.
 It is not possible at this time to predict with assurance the outcome of these activities.

RESULTS OF OPERATIONS

     The Company has had no sales of product to date but anticipates that ANIPRYL-Registered Trademark- will be launched in Canada, for the treatment of Cushing's disease in dogs, during 1996. There is no way to predict the magnitude of the revenues from the marketing of this product but management believes that revenues should marginally reduce operating losses for 1996. During 1995, the Company completed its regulatory filings in Canada and the United States for Cushing's disease and continued to support clinical trials for use of ANIPRYL-Registered Trademark- in treating cognitive dysfunction in dogs. See "Business".

     Revenue of $280,779 for the year ended December 31, 1995, consisted primarily of realized gains on sale of its equity interest in Phoenix Scientific, Inc., as interest income for the year declined due primarily to use of the Company's funds in its research and development program. Revenue of $211,561 for the year ended December 31, 1994 and $203,575 for the year ended December 31, 1993, which was comprised of interest income of $162,165 and $188,466, respectively, was generated from investments of funds received from advances from DAH (Canada), funds raised by the issuance of 1,200,000 shares of common stock to ten (10) Canadian private investors on November 29, 1990, funds received from the net proceeds of the initial public offering of $4,658,436 and approximately $3,000,000 provided by loans from Draxis. The Company's management anticipates that interest revenue may increase in the short term with the additional funds recently provided by Draxis (as partial consideration for the Draxis Distribution Agreement) but will decline during the year as funds are utilized in the Company's continuing research and development efforts. During 1994, $150,000 was received as milestone payments from a European license. See Note 12 to the Notes to Financial Statements.

     Total expenses for the years ended December 31, 1995, 1994, and 1993 were $2,911,926, $2,772,853, and $2,051,793, respectively. General and administrative expenses increased during 1995 due primarily to negotiations regarding the amendment to the Chinoin Supply Agreement and premiums for directors' and officers' liability insurance; but had decreased from December 31, 1993 to December 31, 1994. These expenses were within anticipated levels and are expected to remain constant during 1996, due to preparations for anticipated U.S. marketing of ANIPRYL-Registered Trademark- for Cushing's disease should it be approved, and continuation of the ANIPRYL-Registered Trademark- development program for cognitive dysfunction.

     Of the total expenses stated above, research and development expenses for the years ended December 31, 1995, 1994, and 1993 aggregated $1,399,846, $1,750,940, and $985,054, respectively. These expenses relate primarily to research and development testing activities of the Company's first product, ANIPRYL-Registered Trademark-, for use in dogs. The Company anticipates that a significant portion of the current remaining funds of the Company will be spent to continue the research and development required to obtain pre-marketing approval in the U.S. for ANIPRYL-Registered Trademark-.

     On March 24, 1994, the Company and Draxis entered into the Draxis Financing, pursuant to certain terms and conditions, by which Draxis provided additional funding to the Company. See "Liquidity and Capital Resources" below. As a result, interest expenses increased significantly to $287,071 for the year ended December 31, 1995, as compared to $197,621 for the year ended December 31, 1994, and $31,500 for the year ended December 31, 1993.
On January 10, 1996, the Company completed an agreement with Draxis to distribute ANIPRYL-Registered Trademark- in Canada. As part of the 10-year exclusive distribution agreement (the "Draxis Distribution Agreement"), Draxis has paid an up front fee of $468,750 for specified Canadian rights to ANIPRYL-Registered Trademark-, as well as $125,000 for reimbursement of expenses incurred to date preparing for the Canadian launch of ANIPRYL-Registered Trademark-. The companies entered into a revenue sharing formula for Canadian sales of ANIPRYL-Registered Trademark-. The Company will likely require additional funding in order to complete the regulatory approval process in the United States and Canada for cognitive dysfunction and market the Company's initial product. The Company is currently considering options for such additional funding. Although the Company is anticipating that the product will be approved for marketing for treating canine Cushing's disease in the United States, there can be no assurance whether, or when, such approval may occur.

     As a consequence of the continuing development stage expenses, the Company had net losses for the years ended December 31, 1995, 1994, and 1993 of $2,631,147, or $.41 per share, $2,561,292, or $.40 per share, and
$1,848,218, or $.29 per share, respectively. The Company expects that losses will continue throughout the development stage and thereafter until marketing approval is received and the product is launched in the United States. While the Company's share of the revenues from Canadian sales will reduce some losses, the Company does not expect that such revenues will be sufficient to significantly offset operating losses during the year.

     In July, 1991, the Company finalized its participation in a license agreement to rights to a 10% royalty of sales of Alzene-TM- made by Draxis on a compassionate use basis under Canadian health regulation prior to final regulatory approval. The Company received a nominal amount of royalties during 1995. In July, 1995 the unamortized balance of the investment was written-off. Management determined there had been diminution in the value of the investment due to a continuing decline in royalties. During 1996, the Company was informed that Draxis is not making any additional compassionate use sales, so no further royalties are expected.

     On October 1, 1991, the Company entered into a Cooperative Research and Development Agreement ("CRADA") with the Inhalation Toxicology Research Institute operated for the U.S. Department of Energy by Lovelace Biomedical and Environmental Research Institute, Inc. in Albuquerque, New Mexico. Under the terms of the CRADA, the Company anticipated spending approximately $1,000,000 over the five (5) year term of the agreement. In accordance with provisions of the CRADA, the Company amicably terminated the CRADA on June 30, 1994. Other than CRADA activities associated with final data analyses and reporting, all CRADA activities have been curtailed. For the years ended December 31, 1994 and 1993, the Company incurred expenses under the CRADA of $121,100 and $244,600, respectively, which is included in research and development expenses for such years. The Company utilized the remainder of funding originally budgeted for CRADA activities for other ANIPRYL-Registered Trademark- development activities. See Note 12 to the Notes to Financial Statements.

     During June, 1992, the Company entered into a purchase agreement with Phoenix Scientific, Inc., ("PSI"), a privately-owned firm established to develop and manufacture generic veterinary pharmaceuticals, wherein the Company received 12.5% of the then outstanding common stock of PSI for a total purchase price of $1,750,000. The agreement stated that $800,000 of the purchase price would be due in four $200,000 increments upon achievement by PSI of certain milestones including FDA pre-marketing approvals for specified Abbreviated New Animal Drug Applications. On June 30, 1994, PSI notified the Company that it had received its first FDA pre-marketing approval for one of the Abbreviated New Animal Drug Applications specified under the agreement, triggering the Company's obligation to pay one milestone payment of $200,000. The Company's Board of Directors determined that in order to conserve cash resources and to focus the remaining cash resources on the ANIPRYL-Registered Trademark- development program, the Company would not make this $200,000 milestone payment to PSI. Accordingly, amounts recorded as obligations under contract together with investment in PSI were reduced by $200,000. During 1995, the Company sold its investment in PSI for approximately $1,150,000 resulting in a realized gain, net of selling expenses, of approximately $175,000. The remaining obligation under contract due PSI has been adjusted from the accounts. See Note 5 to the Notes to Financial Statements.

     On October 1, 1990 and as subsequently amended on July 5, 1995, the Company entered into the Chinoin Supply Agreement with Chinoin whereby Chinoin has agreed to manufacture and supply the Company's requirements for l-deprenyl in North America. The Chinoin Supply Agreement provides that the Company will pay a fixed price for the product for a period of four years, beginning on the effective date of the amendment. In addition, the Company must pay a royalty of 3% to Chinoin on sales of ANIPRYL-Registered Trademark-for a three year period. The Company has become aware of other sources of l-deprenyl and has made arrangements for a back-up source of supply to protect itself from any unanticipated interruption of supply from Chinoin. According to the terms of the Chinoin agreement, the Company has the right to renegotiate transfer pricing annually. The Chinoin Supply Agreement terminates on the earliest of (i) 10 years from the date of the first arm's length sale in the United States or Canada of the product, or (ii) November 22, 2003, or any extended expiration date agreed to by Chinoin and the United States licensee for human use of l-deprenyl under a license agreement between them, or (iii) a determination date pursuant to provisions regarding force majeure or certain other events. In consideration for the July, 1995 amendment, the Company issued to Chinoin 25,000 shares of the Company's common stock at no cost. The fair value of the common stock has been recorded as an addition to common stock and the related unearned supply agreement consideration has been expensed. Chinoin now owns approximately 5.2% of the Company's common stock. See Note 12 to the Notes to Financial Statements.

     When the Chinoin Supply Agreement was signed in 1990, consideration of $603,500 represented the excess of the estimated fair value of the Company's common stock which was subject to options to purchase 340,000 shares of common stock granted by DAH (Canada) to Chinoin pursuant to a Letter Agreement, above the exercise price of the options. This amount was recorded as a research and development expense and was fully amortized as of December 31, 1994. See Note 10 to the Notes to Financial Statements.

     During September, 1993, the Company entered into a Letter of Intent to negotiate, on an exclusive basis for a period of six months, a comprehensive license and supply agreement for the registration and distribution of ANIPRYL-Registered Trademark- in Europe with Hoechst Veterinae GmbH ("HVG") for European rights to ANIPRYL-Registered Trademark-. During October, 1993, the Company received a non-refundable fee of the $25,000 as consideration for such exclusive negotiations. In May, 1994, the Company entered into a comprehensive License and Supply agreement with HVG for the registration and distribution of ANIPRYL-Registered Trademark- in targeted European countries.
 Under the agreement, HVG will assume responsibility for obtaining European regulatory approval and subsequently direct the European marketing and distribution efforts for ANIPRYL-Registered Trademark-. The Company will provide its intellectual property pursuant to its patent applications filed and pending in Europe for veterinary uses of l-deprenyl in addition to regulatory and technical expertise for the registration and commercialisation of ANIPRYL-Registered Trademark-. During 1994, the Company received from HVG other revenue totalling $150,000 which represents one of several milestones specified under the agreement. The Company and HVG are currently renegotiating certain aspects of the 1994 agreement and a further milestone in the amount of $175,000 has been paid by HVG, in escrow, pending resolution of certain supply issues which may affect the regulatory process in certain European territories.

     During September, 1994, the Company entered into a manufacturing agreement with Fermenta Animal Health Company ("FAH"). The agreement provides that FAH will manufacture ANIPRYL-Registered Trademark- for sale in the United States and Canada. The Company will be required to purchase annual minimum quantities from FAH upon FDA approval to market ANIPRYL-Registered Trademark- in the United States and Canada assuming Fermenta meets FDA and BVD regulatory requirements. The Company has retained the ability to seek additional manufacturers in the United States and Canada above certain sales levels and in the event Fermenta is unable to manufacture product for certain stated reasons. The agreement is for a term of five years from the date of FDA approval in the United States to market ANIPRYL-Registered Trademark-, but may be terminated earlier under certain conditions or if specified events occur. In December, 1995, FAH was acquired by Boehringer Ingelheim (BI) and the Company is currently renegotiating with FAH/Bl certain terms of the September 1994 Agreement. In late 1995, the Company was advised that Fermenta's export permit was denied by the FDA. Therefore, the Company has established another third-party manufacturing source for a four-year term to assure adequate supply of product to Canada and elsewhere, if the product is approved. The Company is required to purchase annual minimum requirements which are within the Company's anticipated sales volume for such term. The Company has been advised that this party is entitled to ship its product to Canada and the Company believes that sufficient supply is currently available to ship its product to Draxis in March, 1996, as planned.

LIQUIDITY AND CAPITAL RESOURCES

     The Company has financed its development stage operations primary from sales of its common stock in its initial public offering and private
transactions, and with convertible loans from Draxis.   See Note 10 to the
Company's Notes to Financial Statements. As a consequence of pursuing its research and development program, the Company's total current assets declined to $1,057,022 as of December 31, 1995 from $2,512,402 as of December 31, 1994. Total assets declined to $1,560,092 as of December 31, 1995 from $4,645,803 as of December 31, 1994. See Notes 3 and 4 to the Notes to Financial Statements.

     In January, 1996, in order to obtain working capital through 1996 and to enhance its capability to market its first approved product in Canada, the Company signed an agreement with Draxis providing Draxis a ten-year exclusive distribution right in Canada for ANIPRYL-Registered Trademark- (l-selegiline
HCl) in treating pet dogs afflicted with Cushing's disease.   As part of the
Distribution Agreement, Draxis converted approximately $1.5 million of debt from the 1994 Draxis Financing into common stock of the Company at a renegotiated exercise price of $1.55 per share, and provided another $1 million to the Company for operating capital in 1996 as convertible debt with a conversion price of $1.55 per share. The repayment terms are substantially equivalent to the terms described below of the May 1, 1994 Draxis Financing, with installment payments commencing October 1, 1999 and ending October 1, 2003. To meet requirements of the Toronto Stock Exchange, this new debt is subject to approval by a majority of votes cast by the non-affiliate shareholders of the Company, at its next annual meeting of shareholders. As a result, Draxis now owns approximately 44% of the Company's common stock with options to convert debt that if fully converted would provide Draxis with an ownership position in the Company of approximately 52%. The Company anticipates that it will require further funding in order to complete the regulatory process in the United States; and market its product and is directing efforts towards this goal.

     In connection with a Loan Agreement dated August 25, 1992 relating to the Company's investment in PSI, the Company was required to pay Draxis U.S.$250,000 on July 1, 1994 and U.S.$200,000 on October 1, 1994 pursuant to two promissory notes. The Company was also required to pay DAH (Canada) U.S.$140,000 upon demand (collectively, the "Notes"). As of March 24, 1994 and subject to certain terms and conditions, the Company and Draxis entered into a financing arrangement whereby Draxis provided a loan of U.S.$2,500,000 on May 1, 1994, to the Company so that the Company could pursue the development and regulatory approval process of ANIPRYL-Registered Trademark- (the "Draxis Financing"). Contemporaneously, the Company paid to Draxis an up-front fee of U.S.$155,200. Pursuant to the Draxis Financing, Draxis also agreed to extend the repayment of the Notes until 1997. Furthermore, the parties agreed to amend the Notes to provide that all amounts due thereunder may be converted at the option of Draxis, upon written notice to the Company, into shares of common stock of the Company at U.S.$2.88 per share.

     The portion of the loan that was not converted in January, 1996 as part of the consideration for the Distribution Agreement is repayable as to (i) 60% of the outstanding amount in equal quarterly instalments payable on the last day of each quarter commencing January 1, 1997 and ending January 1, 2001, and (ii) 40% in a lump sum on January 1, 2001, together with interest thereon payable quarterly on the last day of each quarter at an annual rate equal to the prime rate plus 1% on the outstanding principal amount commencing on the date of the loan.

     In addition, the remaining portion of this loan may be converted, upon written notice to the Company, into: (a) shares of common stock of the Company at U.S.$2.88 per share; or (b) a participation interest, in increments of U.S.$250,000, payable in annual instalments until December 31, 2003. Participation Interest is defined as an entitlement to receive an amount per annum until December 31, 2003 equal to (i) 28% of the converted principal and unpaid and accrued interest commencing the date of conversion by Draxis, if Draxis converts prior to the receipt by the Company of FDA approval of ANIPRYL-Registered Trademark- but after receipt of HPB approval of ANIPRYL-Registered Trademark-; or (ii) 20% of the converted principal and unpaid interest commencing the date of conversion by Draxis, if Draxis converts after the receipt by the Company of FDA approval of ANIPRYL-Registered Trademark- and HPB approval of ANIPRYL-Registered Trademark-. Participation interest payments will decrease to 2/3 of the amount required to be paid for the year ending December 31, 2004, and to 1/3 of such amount for the year ending December 31, 2005.

     In the event a participation interest payment exceeds 50% of the Company's pre-tax net income during any fiscal year, the difference between the participation interest payment and 50% of such pre-tax net income shall be paid in the form of shares of the Company at the average price of U.S.$2.88 per share. Draxis has further agreed not to convert more than 50% of the loan into a participation interest in any calendar year. The January, 1996 loan does not contain a provision for conversion into a participation interest. Under certain terms and conditions, the Company shall be required to register any shares acquired by Draxis under any of the above-mentioned terms with the Securities and Exchange Commission.

     The Company agrees that any additional debt incurred by the Company, with a repayment term exceeding one year, shall be subordinated to the Company's outstanding indebtedness to Draxis. The Company may prepay any amounts outstanding at sixty (60) days written notice to Draxis, during which time Draxis retains the right to exercise any remaining conversion privileges.

     The ability of the Company to achieve its goal of bringing ANIPRYL-Registered Trademark- to the U.S. market for use in dogs is dependent, in part, upon the Company's ability to raise adequate funding and to gain FDA regulatory approval of its product. Due to the pervasive regulatory environment in which the Company operates, there can be no assurance that the remaining capital will be sufficient to implement the Company's objective of obtaining for pre-marketing approval of ANIPRYL-Registered Trademark- in the U.S. The Company has invested the proceeds from its financing activities primarily in short-term or liquid investments, so that the Company will be able to access its cash requirements as needed for its development plan during 1996. Insufficient funding may require the Company to delay or eliminate expenditures relating to the marketing of the product and further development. The Company is currently considering options for additional funding. The Board of Directors has approved a committee of independent members to evaluate any proposals that may arise. The Committee plans to retain an investment banking firm to assist with the analysis and negotiations of any such proposals. Draxis has indicated an interest in further supporting the Company's efforts, but no proposal has yet been received. It is not possible at this time to predict with assurance whether any of these activities will result in additional funding for the Company. Based upon the Company's current level of expenditures, the Company has funds to support its development program through year-end 1996.

     The Company currently has eight full-time employees. The Company may hire additional employees during 1996. The Company has leased approximately 2,500 square feet of office space in Overland Park, Kansas, at a rental of $3,418 per month through June, 1996. Rent will increase to $3,479 per month until the lease expires in June, 1997.

INFLATION

     Because the bulk of the Company's estimated expenditures are not generally subject to inflationary risk, it is expected that the effect of inflation on the Company's future operations will be minimal.

ACCOUNTING FOR STOCK BASED COMPENSATION

     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" which is applicable for the Company's fiscal year ended December 31, 1996. Management has not yet determined how the new standard will be implemented.

ITEM 8.   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Report of Independent Accountants, Arthur Anderson LLP . .  F-1
Balance Sheets . . . . . . . . . . . . . . . . . . . . . .  F-2
Statements of Operations . . . . . . . . . . . . . . . . .  F-3
Statements of Stockholders' Equity . . . . . . . . . . . .  F-4
Statements of Cash Flows . . . . . . . . . . . . . . . . .  F-7

Notes to Financial Statements. . . . . . . . . . . . . . .  F-9


ITEM 9.   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
          ACCOUNTING AND FINANCIAL DISCLOSURE

          None.

                                    PART III

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The information required by Item 10 is hereby incorporated by reference from the sections entitled "Nominees" and "Compliance with Section 16(a) of the Exchange Act" of the Registrant's 1996 Proxy Statement.

ITEM 11.  EXECUTIVE COMPENSATION

     The information required Item 11 is hereby incorporated by reference from the sections entitled "Compensation of Executive Officer", "Restricted Stock Options", "Incentive Stock Option Plan", "Non-Qualified Stock Option Plan" and "Other Compensation" of the Registrant's 1996 Proxy Statement.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The information required by Item 12 is hereby incorporated by reference from the section entitled "Security Ownership of Certain Beneficial Owners and Management" of the Registrant's 1996 Proxy Statement.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The information required by Item 13 is hereby incorporated by reference from the section entitled "Certain Transactions" of the Registrant's 1996 Proxy Statement.

                                     PART IV

ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM

          8-K

                                                                  Page
     A.   LIST OF FINANCIAL STATEMENTS AND SCHEDULES             Number

     Report of Independent Accountants, Arthur Andersen LLP       F-1
     Balance Sheets                                               F-2
     Statements of Operations                                     F-3
     Statements of Stockholders' Equity                           F-4
     Statements of Cash Flows                                     F-7
     Notes to Financial Statements                                F-9

     Schedules other than those referred to above are omitted because they are not required or the information is included in Notes to Financial Statements.

     B.   REPORTS ON FORM 8-K

     The Company was not required to file a report on Form 8-K during the quarter ended December 31, 1995.

     C.   EXHIBITS FILED AS PART OF THIS REPORT

     3(a) Certificate of Incorporation, as amended, filed as Exhibits 3, 3.3, 3.4 and 3.5 to the Registrant's Registration Statement on Form S-1, No. 33-38395, and incorporated herein by reference;

     3(b)  By-laws of the Registrant, as amended to date, filed as Exhibit
           3.1 to the Registrant's Registration Statement on Form S-1, No. 33-38395, and incorporated herein by reference;

     3(c) Resolution of a special meeting of the Board of Directors of the Company amending the by-laws on July 23, 1990, as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, No. 33-38395, and incorporated herein by reference;

     3(d) Resolutions of a special meeting of the Board of Directors amending the by-laws on November 29, 1990, filed as Exhibit 3.6 to the Registrant's Registration Statement on Form S-1, No. 33-38395, and incorporated herein by reference;

     4(a) Knoll Warrant, filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, No. 33-38395, and incorporated herein by reference;

     4(b) Stock specimen, filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-1, No. 33-38395, and incorporated herein by reference;

     4(c) Warrant, filed as Exhibit 4.3 to the Registrant's Registration Statement on Form S-1, No. 33-38395, and incorporated herein by reference;

     10(a) Employment Agreement of Dr. David R. Stevens, filed as Exhibit
           10.2 to the Registrant's Registration Statement on Form S-1, No. 33-38395, and incorporated herein by reference;

     10(b) Supply Agreement with Chinoin Pharmaceutical and Chemical Works,
           Ltd., filed as Exhibit 10.1 to the Registrant's Registration Statement on Form S-1, No. 33-38395, and incorporated herein by reference;

     10(c) CRADA with Inhalation Therapy Research Institute, filed as Exhibit
           10.9 to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-1, No. 33-38395, and incorporated herein by reference;

     10(d) Employment Agreement of Dr. David R. Stevens, filed as Exhibit
           10.10 to Post-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-1, No. 33-38395, and incorporated herein by reference;

     10(e) Stock Purchase, Dividend, Option and Manufacturing Agreement between the Registrant and Phoenix Scientific, Inc., filed as
           Exhibit 10.11 to Post-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-1, No. 33-38395, and incorporated herein by reference;

     10(f) Loan Agreement between the Registrant and Draxis, filed as Exhibit
           10.12 to Post-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-1, No. 33-38395, and incorporated herein by reference;

     10(g) Letter Agreement between the Registrant and Draxis, dated March
           23, 1994 filed as Exhibit 10. 13 to Post-Effective Amendment No. 4 to the Registrant's Registration on Statement on Form S-1, No. 33-38395 and incorporated herein by reference;

     10(h) License and Supply Agreement between the Company and Hoechst
           Veterinar GmbH, dated May 9, 1994, filed as Exhibit 10 to Registrant's Form 10-Q for the period ended June 30, 1994, is incorporated herein by reference (Portions of this document have been redacted pursuant to a Securities and Exchange Commission order, dated October 14, 1994, File No. 0-19059, granting the Company confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934);

     10(i) First Amendment and Supplement to Supply Agreement between the
           Company and Chinoin Pharmaceutical and Chemical Works Co. Ltd., dated July 5, 1995. Confidential treatment is being sought for portions of this exhibit pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended. Such portions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission.

     10(j) Distribution Agreement between the Company, DAHI Animal Health
           (Ontario) Inc., DAHI Animal Health, Inc. and Draxis Health Inc. dated January 10, 1996. Confidential treatment is being sought for portions of this exhibit pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended. Such portions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission.

     13 1995 Annual Report to Shareholders (only those portions which are incorporated herein by reference) filed with the Registrant's 1996 Proxy Statement.

                               ARTHUR ANDERSEN LLP


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders and
Board of Directors of
Deprenyl Animal Health, Inc.

We have audited the accompanying balance sheets of Deprenyl Animal Health, Inc. (a Missouri corporation in the development stage - Note 1), as of December 31, 1995 and 1994, and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995 and for the period from inception (July 19, 1990) to December 31, 1995. These financial statements are the responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Deprenyl Animal Health, Inc. for the period from inception to December 31, 1991. Such statements are included in the cumulative inception to December 31, 1995, totals of the statements of operations and cash flows and reflect total revenues and net loss of 26% and 18%, respectively, of the related cumulative totals. Those statements were audited by other auditors whose reports have been furnished to us and our opinion, insofar as it relates to amounts for the period from inception to December 31, 1991, included in the cumulative totals, is based solely upon the reports of other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the reports of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Deprenyl Animal Health, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 and for the period from inception (July 19, 1990) to December 31, 1995, in conformity with generally accepted accounting principles in the United States (Note 13).

/s/ Arthur Andersen

January 12, 1996
Kansas City, Missouri

                                DEPRENYL ANIMAL HEALTH, INC.
                                (A DEVELOPMENT STAGE COMPANY)


                                     Balance Sheets
                                  (Stated in U.S. Dollars)

____________________________________________________________________________________
                                                   December 31,         December 31,
ASSETS                                  Note          1995                  1994
                                      ---------    -------------        ------------
Current Assets:
 Cash and cash equivalents              (2)(3)      $  1,054,759        $   240,902
 Investment securities                  (2)(4)             --             2,219,185
 Receivables:
  Interest                                                 --                49,186
  Draxis Health Inc.                                         431              1,130
 Prepaid expenses                                          1,832              1,999

                                                    ------------        -----------

        Total Current Assets                           1,057,022          2,512,402

Furniture, equipment and leasehold
  improvements, net of accumulated
  depreciation                          (2)(7)            55,575             55,300

Other Assets:
  Investment-Phoenix Scientific, Inc.   (2)(5)             --             1,575,000
  Intangibles, net                      (2)(6)           442,877            499,683
  Other                                                    4,618              3,418

                                                    ------------        -----------

        Total Assets                                $  1,560,092        $ 4,645,803
                                                    ------------        -----------
                                                    ------------        -----------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:

  Accounts payable and accrued expenses    (8)      $    135,963        $    40,527

                                                    ------------        -----------

        Total Current Liabilities                        135,963             40,527

Notes Payable - Draxis Health Inc.         (8)         3,090,000          3,090,000

Obligations under contract                 (5)             --               600,000

                                                    ------------        -----------

        Total Liabilities                              3,225,963          3,730,527

                                                    ------------        -----------
Commitments                               (12)

Stockholders' Equity:
  Common stock, no par, 20,000,000
    shares authorized, 6,508,675
    shares issued and outstanding,
    as of December 31, 1995 and
    20,000,000 shares authorized,
    6,483,675 shares issued and
    outstanding, as of December 31,
    1994.                                              8,599,338          8,549,338

  Deficit accumulated during
    development stage                                (10,265,209)        (7,634,062)

                                                    ------------        -----------

        Total Stockholders' Equity
          (Deficit)                                   (1,665,871)           915,276

                                                    ------------        -----------

        Total Liabilities and
          Stockholders' Equity                      $  1,560,092        $ 4,645,803
                                                    ------------        -----------
                                                    ------------        -----------


The accompanying notes are an integral part of these balance sheets.

                                DEPRENYL ANIMAL HEALTH, INC.
                                (A DEVELOPMENT STAGE COMPANY)


                                 Statements of Operations
                                 (Stated in U.S. Dollars)

______________________________________________________________________________________________________
                                                                                      Period From
                                              Year Ended December 31,           July 19, 1990 (Date of
                                                                                   Incorporation) to
                                                                                      December 31,
                                         1995        1994         1993                    1995
REVENUE:
   Interest and investment income   $    78,526    $   162,165  $   188,466          $  1,070,247
   Gain (loss) on foreign currency
     exchange                               (67)         (122)_         419                15,454
   Realized gain (loss) on
     investment securities              175,391      (100,482)_     (10,310)               71,214
   Other                                 26,929        150,000       25,000               201,929

                                    -----------    -----------  -----------          ------------

                                        280,779        211,561      203,575             1,358,844

                                    -----------    -----------  -----------          ------------
EXPENSES:
   Research and development (Note 2)  1,399,846      1,750,940      985,054             5,640,825
   General and administrative         1,093,663        776,142      990,255             5,177,041
   Interest                             287,071        197,621       31,500               528,522
   Depreciation and amortization        131,346         48,150       44,984               277,665

                                    -----------    -----------  -----------          ------------

                                      2,911,926      2,772,853    2,051,793            11,574,053

                                    -----------    -----------  -----------          ------------
NET LOSS                            $(2,631,147)   $(2,561,292) $(1,848,218)         $(10,265,209)
                                    -----------    -----------  -----------          ------------
                                    -----------    -----------  -----------          ------------

NET LOSS PER COMMON SHARE             ($0.41)_        ($0.40)_     ($0.29)_              ($1.66)
                                      -------         -------      -------               -------
                                      -------         -------      -------               -------

WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES (Note 2)          6,491,552       6,483,675    6,483,675            6,198,903
                                     ---------       ---------    ---------            ---------
                                     ---------       ---------    ---------            ---------

           The accompanying notes are an integral part of these statements.

                                DEPRENYL ANIMAL HEALTH, INC.
                                (A DEVELOPMENT STAGE COMPANY)

                             Statements of Stockholders' Equity
                                  (Stated in U.S. Dollars)
_______________________________________________________________________________

                                             Deficit
                                           Accumulated                      Unearned
                                              During                         Supply
                               Common      Development      Unearned        Agreement
                               Stock           Stage      Compensation     Consideration
                            ------------  --------------  ------------     -------------
Balance, July 19, 1990
  (date of incorporation)
Issuance of 100 shares of
  common stock for cash at
  $1.00 per share (Note 10)
  August 1990                $      100    $       --       $     --         $    --
Issuance of 936,253 shares
  for non cash consideration
  (Note 10) November 1990            --            --             --              --
Issuance of 824,487 shares
  of common stock for
  intangibles acquired and
  advances from parent
  (Note 10) November 1990       267,958            --             --              --
Issuance of 699,160 shares
  of common stock for cash
  at $.325 per share
  (Note 10) November 1990       227,227            --             --              --
Issuance of 500,000 shares
  of common stock for cash
  at $.325 per share
  (Note 10) November 1990       162,500            --             --              --
Issuance of 100,000 shares
  of common stock for cash
  and services (Note 10)
  November 1990                 210,000            --             --              --
Issuance of 240,000 shares
  of common stock for cash
  and services (Note 10)
  November 1990                 504,000            --             --              --
Issuance of 960,000 shares
  of common stock for cash
  at $1.07 per share
  (Note 10) November 1990     1,031,017            --             --              --
Stock options granted to
  officer, employee and
  Chairman of the Board of
  Directors (Note 10) August
  and September 1990            869,750            --       (869,750)             --
Stock options granted in
  consideration of supply
  agreement (Note 10)
  October 1990                  603,500            --             --           (603,500)
Amortization of unearned
  compensation (Note 10)          --               --          92,078             --
Net Loss                          --          (756,200)           --              --

                             ----------    -----------      ---------         ----------
Balance, December 31, 1990    3,876,052       (756,200)     (777,672)          (603,500)
Issuance of 2,070,000
  shares of common stock
  for cash at $3.00 per
  share through a public
  offering, net of stock
  offering costs (Note 10)
  March 1991                  4,658,436            --             --              --
Issuance of Underwriters'
  Unit Purchase Options
  for 45,000 units for cash
  at $0.0022 per unit
  (Note 10) March 1991              100            --             --              --


                                DEPRENYL ANIMAL HEALTH, INC.
                                (A DEVELOPMENT STAGE COMPANY)

                             Statements of Stockholders' Equity
                                  (Stated in U.S. Dollars)
_______________________________________________________________________________

                                             Deficit
                                           Accumulated                      Unearned
                                              During                         Supply
                               Common      Development      Unearned        Agreement
                               Stock           Stage      Compensation     Consideration
                            ------------  --------------  ------------     -------------
Increase in exercise price
  of options previously
  granted to the Chairman of
  the Board and an employee
  (Note 10)  March 1991     $  (266,250)  $     --        $     --          $   266,250
Reversal of amortization of
  unearned compensation
  related to increase in
  exercise price of options
  granted to the Chairman of
  the Board and an employee
  (Note 10)                        --           --            (16,640)             --
Options exercised for
  85,000 shares of common
  stock for cash at $.325
  per share by an officer
  (Note 10) August 1991          27,625         --              --                 --
Warrants exercised for 5,675
  shares of common stock for
  cash at $5.00 per share
  (Note 11) October 1991         28,375         --              --                 --
Amortization of unearned
  compensation (Note 10)           --           --            150,875              --
Net loss                           --      (1,047,306)          --                 --
                            -----------   -----------       ---------         ---------
Balance, December 31, 1991    8,324,338    (1,803,506)       (377,187)         (603,500)

Options exercised for
  3,000 shares of common
  stock for cash at $3.00
  per share by a director
  (Note 10) January 1992          9,000         --              --                 --
Unit purchase options
  exercised by the Canadian
  Underwriter for 15,000
  units (each unit consists
  of 4 shares of common
  stock and 1 warrant to
  purchase common stock) for
  cash at $14.40 per unit
  (Note 10) March 1992          216,000         --              --                 --
Amortization of unearned
  compensation (Note 11)           --           --            150,875              --
Net loss                           --      (1,421,046)          --                 --
                            -----------   -----------       ---------         ---------
Balance, December 31, 1992    8,549,338    (3,224,552)       (226,312)         (603,500)

Amortization of unearned
  compensation (Note 11)           --           --            150,875              --
Amortization of unearned
  supply agreement
  consideration (Note 10)          --           --              --              120,700
Net loss                           --      (1,848,218)          --                 --
                            -----------   -----------       ---------         ---------
Balance, December 31, 1993  $ 8,549,338   $(5,072,770)      $ (75,437)        $(482,800)

Amortization of unearned
  compensation (Note 11)           --           --             75,437               --
Amortization of unearned
  supply agreement
  consideration (Note 10)          --           --               --              482,800
Net loss                           --      (2,561,292)           --                 --
                            -----------   -----------       ---------         ---------
Balance, December 31, 1994  $ 8,549,338   $(7,634,062)      $    --           $     --


                                DEPRENYL ANIMAL HEALTH, INC.
                                (A DEVELOPMENT STAGE COMPANY)

                             Statements of Stockholders' Equity
                                  (Stated in U.S. Dollars)
________________________________________________________________________________

                                             Deficit
                                           Accumulated                      Unearned
                                              During                         Supply
                               Common      Development      Unearned        Agreement
                               Stock           Stage      Compensation     Consideration
                            ------------  --------------  ------------     -------------
Issuance of 25,000 shares
  of common stock in
  consideration of supply
  agreement (Note 10)
  September 1995                 50,000         --               --                --
Net loss                           --      (2,631,147)           --                --
                            -----------  ------------       ---------         ---------
Balance, December 31, 1995  $ 8,599,338  $(10,265,209)      $    --           $    --
                            -----------  ------------       ---------         ---------
                            -----------  ------------       ---------         ---------

             The accompanying notes are an integral part of these statements.

                              DEPRENYL ANIMAL HEALTH, INC.
                             (A DEVELOPMENT STAGE COMPANY)

                               Statements of Cash Flows
                                (Stated in U.S. Dollars)
_______________________________________________________________________________

                                                                                  Period From
                                                                                 July 19, 1990
                                                                            (Date of Incorporation)
                                         Year Ended December 31,                  to December 31,
                                   1995          1994         1993                     1995
                               -----------   -----------  -------------     -----------------------
OPERATING ACTIVITIES:
  Net loss                     $(2,631,147)  $(2,561,292)  $(1,848,218)           $(10,265,209)
   Adjustments to reconcile
   net loss to cash used in
   operating activities:
      Depreciation and
       amortization                131,346        48,150        44,984                 277,665
       Amortization of
        unearned supply
        agreement
        consideration               50,000       482,800       120,700                 653,500
      Amortization of premium
       on investment securities        --          3,392        15,762                  52,533
      Realized (gain) loss on
       investment securities
       (gross)                    (175,391)      100,482        10,310                 (71,214)
      Compensation expense
       resulting from stock
       issued at price below
       estimated market value          --           --            --                   423,746
      Amortization of
       unearned compensation
       resulting from stock option
       grants                          --         75,437       150,875                 620,140
      Benefit resulting from
       increase in exercise
       price of stock options          --           --            --                   (16,640)
      (Gain) loss on foreign
       currency exchange                67           122          (419)                (15,454)
      Changes in operating
       accounts:
        Receivable from Draxis
         Health Inc.                   699         1,320         1,774                    (431)
        Prepaid expenses               167        53,876        23,477                  (1,832)
        Accrued interest
         receivable                 49,186        (2,952)       (6,124)                    --
        Other assets                (1,200)          582          --                    (4,618)
        Accounts payable and
         accrued expenses           95,436       (59,589)        4,235                 141,102
                               -----------   -----------  ------------             -----------
Net cash used in
  operating activities          (2,480,837)   (1,857,672)   (1,482,644)             (8,206,712)
                               -----------   -----------  ------------             -----------

INVESTING ACTIVITIES:
  Purchases of furniture,
   equipment and leasehold
   improvements                    (20,234)      (36,581)      (13,723)               (126,272)
  Purchases of investment
   securities                         --      (4,275,920)   (6,057,231)            (20,054,735)
  Proceeds from sales of
   investment securities         2,219,185     3,875,877     7,551,433              19,898,024
  Expenditures for intangible
   assets                          (54,580)      (62,983)      (32,327)               (467,927)
  Investment in Phoenix
   Scientific, Inc.              1,150,390          --         (25,000)                175,390
                               -----------   -----------  ------------             -----------
Net cash provided by (used
 in) investing activities        3,294,761      (499,607)    1,423,152                (575,520)
                               -----------   -----------  ------------             -----------


                              DEPRENYL ANIMAL HEALTH, INC.
                             (A DEVELOPMENT STAGE COMPANY)

                               Statements of Cash Flows
                                (Stated in U.S. Dollars)
________________________________________________________________________________

                                                                                  Period From
                                                                                 July 19, 1990
                                                                            (Date of Incorporation)
                                         Year Ended December 31,                  to December 31,
                                   1995          1994         1993                     1995
                               -----------   -----------  -------------     -----------------------
FINANCING ACTIVITIES:
  Loan from Draxis Health Inc. $     --      $2,500,000   $      --                $ 2,500,000
  Debt issuance costs (net)          --        (142,158)         --                   (142,158)
  Deferred stock offering
   costs                             --           --             --                 (1,458,227)
  Advances from Draxis
   Animal Health (Canada) Inc.       --           --             --                    279,724
  Advances from Draxis Health
   Inc.                              --           --             --                    450,000
  Repayments of advances from
   Draxis Animal Health
   (Canada) Inc.                     --           --             --                    (10,000)
  Issuance of common stock           --           --             --                  8,202,198
                               -----------   ----------   ------------             -----------
Net cash provided by
  financing activities               --       2,357,842          --                  9,821,537
                               -----------   ----------   ------------             -----------
EFFECT OF EXCHANGE RATES
  ON CASH                             (67)         (122)           419                  15,454
                               -----------   ----------   ------------             -----------
INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS             813,857          441        (59,073)              1,054,759

CASH AND CASH EQUIVALENTS:

  Beginning of period              240,902      240,461        299,534                 240,902
                               -----------   ----------   ------------             -----------
  End of period                $ 1,054,759   $  240,902   $    240,461             $ 1,054,759
                               -----------   ----------   ------------             -----------
                               -----------   ----------   ------------             -----------
SUPPLEMENTAL SCHEDULE OF
  CASH FLOW INFORMATION:

  Issuance of common stock
   for intangibles acquired
   and other noncash
   consideration               $    --       $    --      $      --                $   267,958
                               -----------   ----------   ------------             -----------
                               -----------   ----------   ------------             -----------
  Reduction of amounts payable
   in exchange for equipment   $    --       $    --      $      --                $     5,139
                               -----------   ----------   ------------             -----------
                               -----------   ----------   ------------             -----------
  Deferred stock offering costs
   offset against common stock $    --       $    --      $      --                $ 1,551,564
                               -----------   ----------   ------------             -----------
                               -----------   ----------   ------------             -----------
  Investment in Phoenix
   Scientific, Inc. financed
   by obligations under
   contract                    $ (600,000)   $ (200,000)  $      --                $      --
                               -----------   ----------   ------------             -----------
                               -----------   ----------   ------------             -----------
  Interest paid                $    75,940   $  184,579   $     31,500             $   304,349
                               -----------   ----------   ------------             -----------
                               -----------   ----------   ------------             -----------

There have been no income taxes paid.

            The accompanying notes are an integral part of these statements.

DEPRENYL ANIMAL HEALTH, INC.
(A DEVELOPMENT STAGE COMPANY)


NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1995, 1994, 1993, 1992
AND THE PERIOD FROM JULY 19, 1990 (DATE OF INCORPORATION)
TO DECEMBER 31, 1995
_______________________________________________________________________________

1. ORGANIZATION

Deprenyl Animal Health, Inc. ("the Company") was incorporated under the laws of the state of Missouri on July 19, 1990, under the name DEPL Animal Food Supplements, Inc. The Company's name was changed to Deprenyl Animal Health, Inc. on November 6, 1990. Prior to November 29, 1990, the Company was a wholly owned subsidiary of DEPL Animal Food Supplements, Inc. now known as Draxis Animal Health (Canada) Inc. (formerly Deprenyl Animal Health (Canada) Inc.) ("DAH (Canada)").

DAH (Canada) was incorporated under the Canada Business Corporations Act as a wholly owned subsidiary of Draxis Health Inc. ("Draxis"), formerly Deprenyl Research Limited, or DRL, to research, develop and market the pharmaceutical, l-deprenyl for the United States, Canadian, Western European and other markets for veterinary prescriptive applications. The management of DAH (Canada) determined that such activities relating to the United States and Canadian markets would be better accomplished in a company incorporated in the United States. Accordingly, the Company was formed to assume the rights and continue the development and marketing research relating to the drug for the United States and Canadian markets and assess other animal health products.

The Company has been in the development stage since inception. The Company's successful completion of its development program of Anipryl-Registered Trademark-and its transition, ultimately, to the attainment of profitable operations is dependent upon the Company's ability to obtain pre-marketing approval of l-deprenyl by regulatory agencies and the achievement of a level of sales adequate to support the Company's cost structure. Based upon the Company's current level of expenditures, the Company has secured funds to support its development program through year end 1996 (Note 8). Additional financing and/or equity contributions will be required to complete the Anipryl-Registered Trademark- development program. The Company is currently considering options for additional funding. It is not possible at this time to predict with assurance the outcome of these activities.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  a. BASIS OF PRESENTATION - These financial statements have been prepared in accordance with accounting principles generally accepted in the United States (U.S.). Note 13 reconciles the differences between the U.S. and Canadian generally accepted accounting principles. Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  b. CASH AND CASH EQUIVALENTS - Cash and cash equivalents include interest bearing and non-interest bearing demand deposit accounts.

  c. INVESTMENT SECURITIES - Investment securities are classified as held to maturity under Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and are carried at the lower of amortized cost or market value.

  d. INVESTMENT-PHOENIX SCIENTIFIC, INC. - This investment was accounted for using the cost method of accounting (Note 5).

  e. INTANGIBLES - Intangibles include organization costs, patent costs, costs associated with a royalty/license assignment agreement and unamortized debt issuance costs (Note 6). Organizational costs are amortized using the straight-line method over five years. At such time as patents are issued, costs of patent applications will be amortized using the straight-line method over the estimated economic lives of the patents. Costs relating to unsuccessful patent applications are charged to operations. The cost of the supply agreement has been fully amortized over the 15 months ended December 31, 1994 (Note 12). Costs relating to the royalty/license assignment agreement are amortized over the periods during which compassionate use sales of Alzene are anticipated. The unamortized balance of the royalty/license agreement was written-off during 1995 as management determined there had been a diminution in the value of the agreement in view of declining sales of Alzene. Debt issuance costs associated with the Draxis financing (Note 8) are being amortized over the term of the debt using the effective interest method.

  f. FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS - Furniture, equipment and leasehold improvements are carried at cost less accumulated depreciation. Depreciation is computed on a straight-line basis (Note 7).

  g. RESEARCH AND DEVELOPMENT EXPENSES - Research and development costs are expensed as incurred.

  h. INCOME TAXES - Deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. As discussed in Note 9, deferred tax benefits were not provided as the Company has incurred losses since inception.

  i. ACCOUNTING FOR STOCK BASED COMPENSATION - The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" which is applicable for the Company's fiscal year ended December 31, 1996. Management has not yet determined how the new standard will be implemented.

  j. NET LOSS PER SHARE - Stock options and warrants are not included in the computation of the weighted average number of shares outstanding during the period as the effect would be antidilutive. Net loss per common share is based on the weighted average number of shares outstanding during each period.

3. CASH AND CASH EQUIVALENTS

                                         1995             1994
                                    -------------     ------------
Interest bearing deposits            $1,027,938         $229,449
Non-interest bearing deposits            26,821           11,453
                                     ----------         --------
                                     $1,054,759         $240,902
                                     ----------         --------
                                     ----------         --------

4. INVESTMENT SECURITIES

  The Company invests in U.S. Treasury Bills with maturities generally less than one year. As it is the Company's intention to hold investment securities to maturity, all such securities are recorded at cost. The Company accounts for gains and losses on investments under the specific identification method. Unrealized holding gains were $40,940 at December 31, 1994.

5. INVESTMENT-PHOENIX SCIENTIFIC, INC.

  During June 1992, the Company entered into a purchase agreement with Phoenix Scientific, Inc. (PSI), a privately-owned firm established to develop and manufacture generic veterinary pharmaceuticals, wherein the Company received 12.5% of the then outstanding common stock of PSI for a total purchase price of $1,750,000. During 1992, the Company made payment to PSI of $950,000. The $800,000 balance of the purchase price was recorded as obligations under contract. The balance was to be paid in $200,000 increments upon receipt by PSI of pre-marketing approvals for specified Abbreviated New Animal Drug Applications.

  On June 30, 1994, PSI notified the Company that it had received its first FDA pre-marketing approval for one of the Abbreviated New Animal Drug Applications specified under the agreement, triggering the Company's obligation to pay one milestone payment of $200,000. The Company's Board of Directors determined that in order to conserve cash resources and to focus the remaining cash resources on the Anipryl-Registered Trademark- development program, the Company would not make this $200,000 milestone payment to PSI. Accordingly, amounts recorded as obligations under contract together with investment in PSI have been reduced by $200,000.

  During 1995, the Company sold it investment in PSI for approximately $1,150,000 resulting in a realized gain, net of selling expenses, of approximately $175,000. The remaining obligation under contract due PSI has been adjusted from the accounts.

6. INTANGIBLES

                                               1995      1994
                                            --------  --------
Organization costs                          $ 20,142  $ 20,142
Patent and regulatory application costs      327,396   238,971
Supply agreement costs                        33,845    33,845
Royalty/license agreement costs              167,000   167,000
Debt issuance costs                          155,200   155,200
                                            --------  --------
                                             703,583   615,158
Less- accumulated amortization               260,706   115,475
                                            --------  --------
                                            $442,877  $499,683
                                            --------  --------
                                            --------  --------

7. FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

                                               1995      1994
                                            --------  ---------
Furniture                                   $ 28,278   $ 25,492
Equipment                                     87,423     69,974
Leasehold improvements                         1,742      1,742
                                            --------   --------
                                             117,443     97,208
Less- accumulated depreciation                61,868     41,908
                                            --------   --------
                                            $ 55,575   $ 55,300
                                            --------   --------
                                            --------   --------

  Depreciation expense for the years ended December 31, 1995, 1994, and 1993 was $19,960, $16,287, and $11,408, respectively.

8. RELATED-PARTY BALANCES AND TRANSACTIONS

  Accounts payable and accrued expenses include $1,582 and $6,290 due Draxis at December 31, 1995 and 1994, respectively.

  The Company has notes payable to Draxis aggregating $590,000 which are to be repaid on July 1, 1997 and October 1, 1997. The notes bear interest at the rate of 7% annually.

  On March 24, 1994, Draxis loaned the Company $2,500,000 to fund operating activities. The note bears interest at one percent over the prime interest rate annually and matures January 1, 2001. The loan may be converted, upon written notice to the Company, into: (a) shares of common stock of the Company at $2.88 per share; or (b) a participation interest, in increments of $250,000, payable in annual installments until December 31, 2003. These installments are calculated on a percentage basis which varies from 20% to 35%, depending upon whether the Company has received United States or Canadian health regulatory approval of Anipryl-Registered Trademark-. Participation interest payments will decrease to 2/3 of the amount required to be paid pursuant to the terms of the Draxis financing for the year ending December 31, 2004, and to 1/3 of such amount for the year ending December 31, 2005.

  On January 10, 1996, the Company completed an agreement with Draxis to distribute Anipryl-Registered Trademark- in Canada. As part of the 10-year exclusive distribution agreement, Draxis paid an up front fee of approximately $469,000 for specified Canadian rights to Anipryl-Registered Trademark- as well as $125,000 for reimbursement of expenses incurred to date to prepare marketing materials for the Canadian launch of Anipryl-Registered Trademark-. The companies entered into a revenue sharing formula for Canadian sales of Anipryl-Registered Trademark-. As part of the distribution agreement, Draxis will convert approximately $1.5 million of the $3 million in loans outstanding into common shares of the Company. Draxis will also provide $1 million of operating capital in the form of a loan convertible to common shares of the company. As a result of the conversion, Draxis will own approximately 44 percent of the shares of the Company, and its ownership could increase to approximately 52 percent of the Company, on a non-diluted basis, through the conversion of all of the loans outstanding.

9. INCOME TAXES

  The tax effect of significant temporary differences representing deferred tax assets and liabilities, estimated at a combined Federal and state rate of 38% is as follows:

                                    December 31, 1995        December 31, 1994

Unearned compensation                $   227,657               $   227,657
Restricted stock                         161,023                   161,023
Research and development credit
 carryforward                             33,228                    33,228
Net operating loss carryforward        3,172,939                 2,181,287
General business credit
 carryforward                            148,782                   148,782
Other                                     59,779                    70,952
Valuation allowance                   (3,803,408)               (2,822,929)
                                     -----------               -----------
                                     $     -                   $     -
                                     -----------               -----------
                                     -----------               -----------

  Management cannot assess the likelihood that the future tax benefits will be realized because the Company is currently in the development stage and has cumulative net losses. Accordingly, a valuation allowance has been recorded.

  As of December 31, 1995, the Company has net operating loss carryforwards of approximately $8,350,000 and general business credit carryforwards of $148,782 which expire in years 2005 through 2009. Annual utilization of the net operating loss and general business credit carryforwards may be affected by IRC sections 382 and 383, respectively.

10. STOCKHOLDERS' EQUITY

  On March 25, 1991, the Company completed an initial public offering of 517,500 units at $12.00 per unit, with each unit consisting of four shares of common stock, without par, and one warrant to purchase one share of common stock at $5.00 per share until September 14, 1993, and at $7.50 per share thereafter until March 14, 1996, when the warrants expire. The proceeds, net of offering costs of $1,551,464, aggregated $4,658,436.

  No value was assigned to the warrants as they were deemed to have only a nominal value at the date of issuance.

  The following represents stock transactions during the period from July 19, 1990 (date of incorporation) to December 31, 1990:

  a. The Company issued 100 shares of common stock at $1.00 per share to an officer of the Company for cash. Such shares were subsequently transferred to DAH (Canada) for $.65 per share.

  b. The Company issued 936,253 shares of common stock in exchange for the rights to research and development activities and certain administrative expenses during the period in which DAH (Canada) was developing l-deprenyl. The number of shares issued were based on the historical costs of such expenditures and a price of $.325 per share. As research and development and administrative expenses are not capitalizable, no value has been assigned to the related shares of common stock issued.

  c. The Company issued 824,487 shares of common stock to DAH (Canada) in exchange for organization costs of $11,052, costs related to obtaining a supply agreement for l-deprenyl of $33,845, stock offering costs of $93,337, all of which amounts were paid by DAH (Canada) on behalf of the Company and operating funds advanced during the period of $129,724.

  d. The Company issued 699,160 shares of common stock at $.325 per share to DAH (Canada) for cash.

  e. The Company issued 500,000 shares of common stock at $.325 per share to Draxis for cash.

  f. The Company issued 100,000 shares of common stock in connection with an employment agreement with an officer at a price less than estimated fair value. The excess of the fair value over the purchase price of $177,500 was recorded as compensation expense in the period ended December 31, 1990.

  g. The Company issued 240,000 shares of common stock to two members of the Board of Directors at a price less than the estimated fair value. The excess of the estimated fair value over the purchase price of $246,246 was recorded as compensation expense in the period ended December 31, 1990.

  In conjunction with the initial public offering, the Company granted Unit Purchase Options to the Underwriters to purchase up to 45,000 units at an exercise price of $14.40 per unit. The Unit Purchase Options are exercisable from two to four years from March 14, 1992. The Company's Canadian Underwriter exercised a Unit Purchase Option for 15,000 units at $14.40 per unit during March 1992. Each unit consisted of four shares of common stock and one warrant to purchase one share of common stock at $7.00 per share until September 14, 1993, and at $7.50 per share thereafter until March 14, 1996, when the warrants expire. The Company received cash in the amount of $216,000.

  During October 1990, pursuant to a supply agreement with Chinoin Pharmaceutical and Chemical Works Co., Ltd. ("Chinoin") (Note 12), the Company granted options to purchase 340,000 shares of common stock at a price less than the estimated fair value. The supplier and DAH (Canada) entered into a subsequent agreement whereby DAH (Canada) purchased for cash at $.325 per share the 340,000 shares of common stock subject to options and concurrently granted the supplier options on those shares at the original exercise price of $.325 per share. As such shares were issuable by the Company in consideration of the supply agreement, the excess of the fair value of the options over the exercise price of $603,500 has been recorded as an addition to common stock and the related unearned supply agreement consideration is deducted from stockholders' equity. Entry into the market by new or alternative suppliers of l-deprenyl has led management to conclude there has been diminution in the recorded amount of the supply agreement and, as a result of the potential availability of alternative sources of supply of l-deprenyl, the full carrying value of the unearned supply agreement consideration has been recorded as Research and Development expense and has been fully amortized at December 31, 1994. The Company has identified an alternative source of supply for selegiline and has developed the data required to qualify a second source of active ingredient.

  On July 5, 1995, the Company amended the supply agreement with Chinoin and in consideration for the amendments, issued Chinoin 25,000 shares of common stock at no cost. The fair value of the common stock has been recorded as an addition to common stock and the related unearned supply agreement consideration has been expensed.

  During August 1990, the Company granted options to purchase 340,000 shares of common stock pursuant to an employment agreement with an officer. The exercise price of these options of $.325 per share is less than the estimated fair value of the common stock. These options are exercisable in four equal installments, beginning on July 1, 1991. The excess of the fair value of the common stock over the exercise price of the options of $603,500 has been recorded as an addition to common stock and the related unearned compensation has been deducted from stockholders' equity. The unearned compensation is amortized to non-cash compensation expense over the vesting period. Compensation expense relating to these options of $75,437 and $150,875 has been recorded during the years ended December 31, 1994 and 1993, respectively. During 1991, the officer exercised options to purchase 85,000 restricted shares of common stock of the Company at $.325. At December 31, 1995, a total of 255,000 shares were exercisable which were fully vested in 1994.

  During September 1990, the Company granted options to purchase 150,000 shares of common stock. As of the date of grant, the exercise price of these options of $.325 per share was less than the estimated fair value of the common stock. These options are exercisable in four equal installments, beginning on July 1, 1991. The excess of the fair value of the common stock over the exercise price of the options of $266,250 was recorded as an addition to common stock and the related unearned compensation was deducted from stockholders' equity. Compensation expense relating to these options of $15,331 was recorded during the period ending December 31, 1990. On March 1, 1991, the Company entered into a private letter agreement with the Chairman of the Board and an employee whereby the exercise price of the options previously granted was increased to the original offering price of the common stock. The Company also revoked 39,000 of the 140,000 options granted to the Chairman of the Board. The effect of the aforementioned transactions resulted in a $266,250 reduction of unearned compensation and common stock and a $16,640 decrease in compensation expense resulting from the reversal of the amortization of unearned compensation.

  In summary, unearned compensation included in stockholders' equity consists of the following:

                           1994             1993        1992            1991
                         --------         --------    ---------       --------
Stock options granted
 with exercise prices
 below fair value as
 follows:
   Officer               $603,500          $603,500     $603,500       $603,500
   Less- accumulated
    amortization
    to compensation
    expense               603,500           528,063      377,188        226,313
                         --------          --------     --------       --------
                         $    -            $ 75,437     $226,312       $377,187
                         --------          --------     --------       --------
                         --------          --------     --------       --------


  Unearned compensation was fully amortized as of December 31, 1994.

11.  STOCK OPTIONS AND WARRANTS

  In addition to the stock options discussed in Note 10, the Board of Directors of the Company has reserved shares to be issued upon granting of options to purchase common stock to members of the Board of Directors and certain consultants. These options are exercisable for a period not to exceed 10 years from the date of the grant. The total number of shares of common stock subject to such options as of December 31, 1995, was 215,000. The exercise prices of such options which were granted prior to the initial public offering were set at the initial public offering price. The exercise prices of subsequent options granted were determined by the fair market value of the stock on the day previous to the day of the grant. Shares issued pursuant to the exercise of such options are restricted shares and may not be sold without registration or exemption from registration under the Securities Act of 1933 (the "1933 Act"). During 1994, the exercise price of all such options was set at the initial public offering price of $3.00 per share.

  During 1992, a director of the Company exercised options to purchase 3,000 shares of common stock at an exercise price of $3.00 per share.

  During 1992, the Company granted options to purchase 60,000 shares of common stock to directors and consultants. These options were granted at fair market value and become exercisable in four equal installments, beginning one year from the date of grant. The options terminate 10 years from the date of grant or earlier upon the event of certain events defined in the option agreements. During 1994, the Company revoked 25,000 options previously granted to one director. Also during 1994, the exercise price of the remaining 35,000 options was set at the initial public offering price of $3.00 per share.

  The Company established an incentive stock option plan ("the Plan") whereby the Company's Board of Directors may grant options to selected employees to purchase common stock of the Company. During 1992, the Company granted a total of 60,000 options to two key employees pursuant to the Plan. During 1992, the exercise price of such options was set at the initial public offering price of $3.00 per share. During 1995 and 1994, the Company granted a total of 30,000 and 134,000 options, respectively, to employees pursuant to the plan. All such options were granted at fair market value on the day previous to the day of the grant. A total of 96,000 shares of common stock remain in reserve and available for issuance under the Plan.

  During 1994, the Company granted options to purchase 185,000 shares of common stock to directors and consultants under the non-qualified stock option plan ("NQSO plan"). These options were granted at fair market value and become exercisable in installments determined by the Board of Directors. The options terminate 10 years from the date of grant or earlier upon the event of certain events defined in the option agreements.

  In addition to the warrants granted pursuant to the initial public offering (Note 10), the Company granted 200,000 warrants for the purchase of the Company's common stock at $3.00 per share to a scientist. The warrant will become exercisable only if the Company has net profits, as defined, within seven years of March 14, 1991.

  A summary of transactions relating to stock options and warrants for the years ended December 31, 1995, 1994, and 1993.

                                 1995            1994            1993
                               ---------      ----------       ---------
Options outstanding beginning
 of period                     1,082,000         788,000        788,000
Options granted                   30,000         319,000           -
Options exercised                   -            -                 -
Options revoked                  (20,000)        (25,000)          -
                               ---------       ---------        -------
Options outstanding,
end of period                  1,092,000       1,082,000        788,000
                               ---------       ---------        -------
Warrants outstanding,
 beginning of period             726,825         726,825        726,825
Warrants granted                    -               -              -
Warrants exercised                  -               -              -
                               ---------       ---------        -------
Warrants outstanding, end of
 period                          726,825         726,825        726,825
                               ---------       ---------        -------
                               ---------       ---------        -------
Shares reserved for
 future grants, end of
 year                             96,000         106,000        240,000

Option prices per
share:

  Exercised during period           -               -              -
  Outstanding, end of period  $0.325-$3.00   $0.325-$3.00   $0.325-$8.00

Warrant prices per share:
  Exercised during period           -               -              -
  Outstanding, end of period  $3.00-$7.50    $3.00-$7.50    $3.00-$7.50

12.  COMMITMENTS

  During September, 1994, the Company entered into a manufacturing agreement with Fermenta Animal Health Company ("FAH"). The agreement provides that FAH will manufacture Anipryl-Registered Trademark- for sale in the United States and Canada. The Company will be required to purchase annual minimum quantities from FAH upon FDA approval to market Anipryl-Registered Trademark- in the United States and Canada. The agreement is for a term of five years from the date of FDA approval in the United States to market Anipryl-Registered Trademark- , but may be terminated earlier under certain conditions or if specified events occur.

  In May, 1994, the Company entered into a comprehensive License and Supply agreement with Hoechst Veterinae GmbH ("HVG") for the registration and distribution of Anipryl-Registered Trademark- in targeted European countries.
  Under the agreement, HVG will assume responsibility for obtaining European regulatory approval and subsequently direct the European marketing and distribution efforts for Anipryl-Registered Trademark-. The Company will provide intellectual property pursuant to its patent applications filed and pending in Europe for veterinary uses of l-deprenyl in addition to regulatory and technical expertise for the registration and commercialization of Anipryl-Registered Trademark-. During 1994, the Company received $150,000 from HVG which is shown as other revenue which represents one of several milestones specified under the agreement.

  In October, 1991, the Company entered into a Cooperative Research and Development Agreement ("CRADA") with the Inhalation Toxicology Research Institute, operated for the U.S. Department of Energy by Lovelace Biomedical and Environmental Research Institute, Inc. in Albuquerque, New Mexico. Under the terms of the CRADA, the Company anticipated spending approximately $1,000,000 over the five (5) year term of the agreement. In accordance with provisions of the CRADA, the Company amicably terminated the CRADA on June 30, 1994. Other than CRADA activities associated with final data analyses and reporting, all CRADA activities have been curtailed. During 1994, the Company recorded research and development expenses aggregating $121,100 under the CRADA. In the aggregate the Company spent $650,682 under the CRADA which is included in the research and development expense. The Company utilized the remainder of funding originally budgeted for CRADA activities for other Anipryl-Registered Trademark- development activities.

  On October 1, 1990 and subsequently amended on July 5, 1995, the Company entered into an exclusive supply agreement (the "Supply Agreement") with Chinoin whereby Chinoin has agreed to manufacture and supply the Company's requirements for l-deprenyl in North America. The Supply Agreement provides that the Company will purchase the product from Chinoin for a period of four years, beginning on the effective date of the amendment. In addition, the Company must pay a royalty of 3% to Chinoin on net sales of Anipryl-Registered Trademark- for a three year period. As discussed in Note 10, the Company has developed the data required to qualify an alternative source of supply for l-selegiline. The Supply Agreement ends on the earliest of (i) 10 years from the date of the first arm's length sale in the United States or Canada of the product, or (ii) November 22, 2003, or any extended expiration date agreed to by Chinoin and the United States licensee under a license agreement between them, or (iii) a determination date pursuant to provisions regarding force majeure or certain other events.

  The Company entered into an agreement with a scientist which provides for annual consulting fees of at least $25,000 per year which expired in 1995. However, the Company has agreed to pay the scientist 3.5% of the net profits of the Company from the Canadian sale of animal products containing l-deprenyl pursuant to the grant of patent rights. The Company has no intention to exploit such patent rights.

  As of April 1, 1994, the Company entered into a thirty eight (38) month lease for 2,621 square feet of office space. The future minimum lease commitment is $41,443 for the period from January 1, 1996 to December 31, 1996 and $17,394 for the period from January 1, 1997 to May 30, 1997, when the lease expires.

13. RECONCILIATION OF UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("U.S. GAAP" AND "CDN. GAAP")

  The difference between U.S. GAAP and CDN. GAAP arises primarily in accounting for the issuances of common stock and the granting of options to purchase common stock to officers, directors and employees and as consideration for products or services. Under U.S. GAAP, the Company must account for the differential between the price paid for common stock issued or, in the case of options, the exercise price, and the estimated fair value of the common stock as compensation or consideration for products or services. The differential is recorded as compensation expense, unearned compensation expense or unearned consideration with a corresponding increase in common stock. The unearned compensation and unearned consideration are amortized to operations as earned. Under CDN. GAAP, no such differentials are recorded.

  Additionally, U.S. GAAP treats common stock issued in connection with a first time purchase offering, for which the purchase price is significantly less than the purchase offering price, as outstanding for all periods in the computation of weighted average shares outstanding. Canadian GAAP does not have such a requirement.

  A reconciliation of U.S. and CDN. GAAP is as follows:

STATEMENT OF OPERATIONS
(STATED IN U.S. DOLLARS)

                                                                         Period From
                                                                         July 19, 1990
                                                                            (Date of
                                                                        Incorporation) to
                                         Year Ended December 31,           December 31,
                                 -------------------------------------  -----------------
                                    1995          1994          1993           1995
                                 -----------   -----------   -----------    ------------
Net loss recorded
 under U.S. GAAP                 $(2,631,147)  $(2,561,292)  $(1,848,218)   $(10,265,209)

Adjustments --
  Compensation to
   officer upon
   purchase of common
   stock at price less
   than estimated fair
   value                               -             -            -              177,500

  Compensation to members
   of the Board of
   Directors upon purchase
   of stock at price less
   than estimated fair
   value                               -             -            -              246,246

  Compensation accruing to
   President, Chairman of
   the Board and employee
   for the period in
   connection with stock
   options granted                     -            75,437       150,875         620,140

  Amortization of unearned
   supply agreement
   consideration                       -           482,500       121,000         603,500

  Reversal of compensation
   expense recorded during
   the period from July 19,
   1990 (date of
   incorporation) to
   December 31, 1990, in
   connection with the
   increase in the exercise
   price of stock options
   granted to Chairman of
   the Board and an
   employee                            -             -            -              (16,640)
                                 ------------  ------------  ------------   -------------
Net loss as adjusted for
 CDN. GAAP                       $(2,631,147)  $(2,003,355)  $(1,576,343)    $(8,634,463)
                                 ------------  ------------  ------------   -------------
                                 ------------  ------------  ------------   -------------
Net loss per share                     $(.41)        $(.31)         $(.24)        $(1.46)
                                 ------------  ------------  ------------   -------------
                                 ------------  ------------  ------------   -------------
Weighted average shares
 outstanding - CDN. GAAP           6,491,552     6,483,675     6,483,675       5,905,482
                                 ------------  ------------  ------------   -------------
                                 ------------  ------------  ------------   -------------

     Net loss per share is calculated for CDN. GAAP based on weighted average shares outstanding. Had the calculation been made pursuant to U.S. GAAP on the weighted average number of common shares outstanding of 6,491,552, 6,483,675, 6,483,675, and
     6,198,903 for the years ended December 31, 1995, 1994, 1993 and for the period from July 19, 1990 (Date of incorporation) to December 31, 1995, the net loss per share would have been $0.41, $0.31, $0.24, and $1.39, respectively.

BALANCE SHEET
(STATED IN U.S. DOLLARS)

DECEMBER 31, 1995                U.S. GAAP        ADJ.           CDN. GAAP
-----------------              ------------   --------------   --------------

Total Assets                   $  1,560,092                      $ 1,560,092
                               ------------                      -----------
                               ------------                      -----------
Liabilities                    $  3,225,963                      $ 3,225,963
                               ------------                      -----------
                               ------------                      -----------
Stockholders' Equity:

Common stock                   $  8,599,338    $(1,630,746)(1)   $ 6,968,592

Deficit accumulated during
 the development stage          (10,265,209)      1,630,746(1)    (8,634,463)
                                ------------    -----------       -----------
                                 (1,665,871)                      (1,665,871)
                                ------------                      -----------
                               $  1,560,092                       $ 1,560,092
                                ------------                      -----------
                                ------------                      -----------

----------------
1) To reverse compensation expense recorded for excess of estimated fair value of stock issued over issuance price of $423,746, to reverse unearned compensation credited to common stock of $603,500 and to reverse supply agreement consideration paid in common stock of $603,500.

BALANCE SHEET
(STATED IN U.S. DOLLARS)

DECEMBER 31, 1994                U.S. GAAP        ADJ.           CDN. GAAP
-----------------              ------------   --------------   --------------

Total Assets                   $ 4,645,803                       $ 4,645,803
                                ----------                        ----------
                                ----------                        ----------
Liabilities                    $ 3,730,527                       $ 3,730,527
                                ----------                        ----------
                                ----------                        ----------
Stockholders' Equity:

 Common stock                  $ 8,549,338    $(1,630,746)(1)    $ 6,918,592
 Deficit accumulated during
  the development stage         (7,634,062)     1,630,746(1)      (6,003,316)
                                ----------     ----------         ----------
                                   915,276                           915,276
                                ----------                        ----------
                               $ 4,645,803                       $ 4,645,803
                                ----------                        ----------
                                ----------                        ----------
-------------

(1) To reverse compensation expense recorded for excess of estimated fair value of stock issued over issuance price of $423,746, to reverse unearned compensation credited to common stock of $603,500 and to reverse supply agreement consideration paid in common stock of $603,500.

-------------

  The following table is presented to comply with National Policy
  Number 14 pursuant to the Securities Act (Ontario) (Note 2).

                                           December 31
                          1995    1994    1993    1992    1991    1990
                         ------  ------  ------  ------  ------  ------
Rate at end of period
 in Canadian dollars     1.3640  1.4018  1.3217  1.2689  1.1555  1.1599

Average noon rate for
 the period in Canadian
 dollars                 1.3726  1.3659  1.3240  1.2709  1.1458  1.1668

                               SIGNATURES

  Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)   Deprenyl Animal Health, Inc.
            -----------------------------------------------------------------

By (Signature and Title) /s/ David R. Stevens, President and Chief Executive
                              Officer
                         ----------------------------------------------------

Date  March 26, 1996
     ----------------

  Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

/s/ Martin Barkin                  Director, Chairman of the       3/26/96
-----------------------------      Board                       --------------
Martin Barkin, MD, BSc (MED),                                       Date
MA, FRCSC


                                   Director, President, Chief
                                   Executive Officer, Chief
                                   Operating Officer, Chief
                                   Financial Officer and Chief
/s/ David R. Stevens               Accounting Officer              3/26/96
-------------------------------                                 --------------
David R. Stevens, DVM, PhD                                           Date


/s/ D. Geoffrey Shulman            Director                        3/26/96
-------------------------------                                 --------------
D. Geoffrey Shulman, MD, FRCPC                                       Date


/s/ Stewart D. Saxe                Director                        3/26/96
-------------------------------                                 --------------
Stewart D. Saxe, Esq.                                                Date


/s/ Charles L. Wood                Director                        3/26/96
-------------------------------                                 --------------
Charles L. Wood                                                      Date


/s/ George M. Darnell              Director                        3/26/96
-------------------------------                                 --------------
George M. Darnell                                                    Date

                                   APPENDIX K

                                    FORM 10-Q

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549
(Mark One)

[X]  QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended          March 31, 1996

                                       OR

[  ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from                  to
                              ------------------  ------------------

Commission file number 0-19059

                          Deprenyl Animal Health, Inc.
             (Exact name of registrant as specified in its charter)


          Missouri                                   36-3716293
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification No.)


                             10955 Lowell, Suite 710
                          Overland Park, Kansas  66210
                    (address of principal executive offices)
                                   (Zip Code)

                                 (913) 338-2120
              (Registrant's telephone number, including area code)

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                    Yes       x         No
                         ------              -----

                APPLICABLE ONLY TO ISSUERS INVOLVED IN BANKRUPTCY
                  PROCEEDINGS DURING THE PRECEDING FIVE YEARS:

     Indicate by check mark whether the registrant has filed all documents and reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 subsequent to the distribution of securities under a plan confirmed by a court.

                    Yes            No
                         ------         -----


                      APPLICABLE ONLY TO CORPORATE ISSUERS:

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.

                    7,510,998 common shares as of May 8, 1996

                          DEPRENYL ANIMAL HEALTH, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                 Balance Sheets
                            (Stated in U.S. Dollars)



------------------------------------------------------------------------------------------------------------
                                                                           March 31,           December 31,
ASSETS                                                           Note        1996                  1995
                                                              ------------------------      ----------------
Current Assets:
 Cash and cash equivalents                                       (2)     $  2,072,586          $  1,054,759
 Receivables:
  Draxis Health Inc.                                                           23,028                   431
 Prepaid expenses                                                                 735                 1,832
 Inventory                                                       (3)          123,645                    --

                                                                         ------------          ------------

         Total Current Assets                                               2,219,994             1,057,022

Furniture, equipment and leasehold
 improvements, net of accumulated
 depreciation and amortization                                                 66,743                55,575
Other Assets:
 Intangibles                                                     (4)          463,106               442,877
 Other                                                                          3,418                 4,618

                                                                         ------------          ------------

         Total Assets                                                      $2,753,261            $1,560,092
                                                                           ----------            ----------
                                                                           ----------            ----------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
 Accounts payable and accrued expenses                                     $   92,803            $  135,963
                                                                         ------------          ------------


         Total Current Liabilities                                             92,803               135,963

Notes Payable - Draxis Health Inc.                               (5)        2,545,000             3,090,000
                                                                         ------------          ------------


         Total Liabilities                                                  2,637,803             3,225,963

Commitments

Stockholders' Equity:
 Common stock, no par, 20,000,000 shares
 authorized, 7,502,674 shares issued and outstanding,
 as of March 31, 1996 and 20,000,000 shares authorized,
 6,508,675 shares issued and outstanding, as of
 December 31, 1995.                                                        10,144,338             8,599,338

 Deficit accumulated during development stage                             (10,028,880)          (10,265,209)
                                                                         ------------          ------------


         Total Stockholders' Equity (Deficit)                                 115,458            (1,665,871)
                                                                         ------------          ------------

         Total Liabilities and Stockholders' Equity                        $2,753,261            $1,560,092
                                                                           ----------            ----------
                                                                           ----------            ----------


      The accompanying notes are an integral part of these balance sheets.

                          DEPRENYL ANIMAL HEALTH, INC.
                          (A DEVELOPMENT STAGE COMPANY)


                            Statements of Operations
                            (Stated in U.S. Dollars)

-----------------------------------------------------------------------------------------------------
                                                                                     Period From
                                                                                July 19, 1990 (Date
                                                                                of Incorporation) to
                                                     Period Ended March 31,           March 31,
                                                       1996         1995                1996

REVENUE:

   Sales                                             $23,028          $  --             $23,028
   Interest and investment income                     23,434         30,086           1,093,681
   Gain on foreign currency exchange                      --             65              15,454
   Realized gain on investment securities                 --             --              71,214
   Distribution rights (Note 5)                      468,750             --             468,750
   Other                                             300,000         25,000             501,929

                                                  ----------     ----------          ----------

                                                     815,212         55,151           2,174,056

                                                  ----------     ----------          ----------
EXPENSES:
   Research and development                          269,407        420,072           5,910,232
   General and administrative                        253,473        179,260           5,430,514
   Interest                                           44,014         77,007             572,536
   Depreciation and amortization                      11,989         12,834             289,654


                                                  ----------     ----------          ----------

                                                     578,883        689,173          12,202,936

                                                  ----------     ----------          ----------

NET INCOME (LOSS) (Note 6)                          $236,329      $(634,022)       $(10,028,880)
                                                    --------      ---------        ------------
                                                    --------      ---------        ------------
NET INCOME (LOSS) PER COMMON SHARE                     $0.03         ($0.10)             ($1.61)
                                                       -----         ------              ------
                                                       -----         ------              ------
WEIGHTED AVERAGE NUMBER
 OF COMMON SHARES                                  7,376,320      6,483,675           6,211,957
                                                  ----------     ----------          ----------
                                                  ----------     ----------          ----------


        The accompanying notes are an integral part of these statements.

                          DEPRENYL ANIMAL HEALTH, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            Statements of Cash Flows
                            (Stated in U.S. Dollars)

--------------------------------------------------------------------------------------------------------
                                                                                      Period From
                                                                                     July 19, 1990
                                                                                (Date of Incorporation)
                                                  Period Ended March 31,              to March 31,
                                              1996               1995                     1996
                                        ----------------    ----------------    ------------------------

OPERATING ACTIVITIES:
  Net loss                                    $(634,022)          $(634,022)             $(8,268,084)
   Adjustments to reconcile
   net loss to cash used in
   operating activities:
      Depreciation and
       amortization                              12,834              12,834                  159,153
      Amortization of debt issuance
       costs                                         --               6,241                   19,283
      Amortization of unearned supply
       agreement consideration                       --                  --                  603,500
      Amortization of premium on
       investment securities                         --                  --                   52,533
      Realized (gain) loss on
       investment securities (gross)                 --                  --                  104,177
      Compensation expense
       resulting from stock
       issued at price below
       estimated market value                        --                  --                  423,746
      Amortization of unearned
       compensation resulting
       from stock option grants                      --                  --                  620,140
      Benefit resulting from
       increase in exercise
       price of stock options                        --                  --                  (16,640)
      (Gain) loss on foreign
       currency exchange                            (65)                (65)                 (15,586)
      Changes in operating
       accounts:
        Receivable from Draxis
         Health Inc.                               (263)               (263)                  (1,393)
        Prepaid expenses                          1,246               1,246                     (753)
        Accrued interest
         receivable                               5,506               5,506                  (43,680)
        Other assets                                 --                  --                   (3,418)
        Accounts payable and
         accrued expenses                       113,384             113,384                  159,050
                                              ---------           ---------                ---------
Net cash used in
  operating activities                         (495,139)           (495,139)              (6,207,972)
                                               --------            --------               ----------
INVESTING ACTIVITIES:
  Purchases of furniture,
   equipment and leasehold
   improvements                                    (676)               (676)                (106,714)
  Purchases of investment
   securities                                        --                  --              (20,054,735)
  Proceeds from sales of
   investment securities                        976,292             976,292               18,655,131
  Expenditures for intangible
   assets                                       (20,596)            (20,596)                (433,943)
  Investment in Phoenix
   Scientific, Inc.                                  --                  --                 (975,000)
                                              ---------           ---------                ---------

Net cash provided by (used in)
  investing activities                          955,020             955,020               (2,915,261)
                                                -------             -------               ----------

                          DEPRENYL ANIMAL HEALTH, INC.
                          (A DEVELOPMENT STAGE COMPANY)


                            Statements of Cash Flows
                            (Stated in U.S. Dollars)

-------------------------------------------------------------------------------------------------------

                                                                                     Period From
                                                                                    July 19, 1990
                                                                                (Date of Incorporation)
                                             Period Ended March 31,                  to March 31,
                                             1996             1995                       1996
                                        ----------------  -------------         -----------------------

FINANCING ACTIVITIES:
  Loan from Draxis Health Inc.                       --         $   --                  $  2,500,000
  Debt issuance costs                                --             --                      (155,200)
  Deferred stock offering
   costs                                             --             --                    (1,458,227)
  Advances from Draxis
   Animal Health (Canada) Inc.                       --             --                       279,724
  Advances from Draxis Health Inc.                   --             --                       450,000
  Repayments of advances from
   Draxis Animal Health (Canada) Inc.                --             --                       (10,000)
  Issuance of common stock                           --             --                     8,202,198
                                            -----------    -----------                  ------------

Net cash provided by
  financing activities                               --             --                     9,808,495
                                            -----------    -----------                  ------------
EFFECT OF EXCHANGE RATES
  ON CASH                                            65             65                        15,586
                                            -----------    -----------                  ------------

INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                          459,946        459,946                       700,848

CASH AND CASH EQUIVALENTS:

  Beginning of period                           240,902        240,902                            --
                                            -----------    -----------                  ------------

  End of period                             $   700,848    $   700,848                  $    700,848
                                            -----------    -----------                  ------------
                                            -----------    -----------                  ------------

SUPPLEMENTAL SCHEDULE OF
  CASH FLOW INFORMATION:

  Issuance of common stock for
   intangibles acquired and
   other noncash consideration              $        --    $        --                  $    267,958
                                            -----------    -----------                  ------------
                                            -----------    -----------                  ------------

  Reduction of amounts payable
   in exchange for equipment                $        --    $        --                  $      5,139
                                            -----------    -----------                  ------------
                                            -----------    -----------                  ------------

  Deferred stock offering costs
   offset against common stock              $        --    $        --                  $  1,551,564
                                            -----------    -----------                  ------------
                                            -----------    -----------                  ------------

  Investment in Phoenix
   Scientific, Inc. financed by
   obligations under contract               $  (200,000)   $  (200,000)                 $    400,000
                                            -----------    -----------                  ------------
                                            -----------    -----------                  ------------

  Interest paid                             $    70,766    $    70,766                  $    299,175
                                            -----------    -----------                  ------------
                                            -----------    -----------                  ------------
  There have been no income taxes
  paid.


The accompanying notes are an integral part of these statements.

                          DEPRENYL ANIMAL HEALTH, INC.
                          (A DEVELOPMENT STAGE COMPANY)


                          Notes to Financial Statements
                                   (Unaudited)


     1. The Balance Sheets as of March 31, 1996, the Statements of Operations for the three months ended March 31, 1996 and 1995, and for the period from July 19, 1990 (date of incorporation) to March 31, 1996, and the Statements of Cash Flows for the three months ended March 31, 1996 and 1995 and for the period from July 19, 1990 (date of incorporation) to March 31, 1996 have been prepared by the Company, without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and changes in cash flows as of and for all periods presented have been made. Certain amounts included in the 1995 presentation have been reclassified to conform with the 1996 presentation.

          Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These financial statements should be read in conjunction with the Company's December 31, 1995 financial statements and notes thereto.

     2. As of March 31, 1996, cash and cash equivalents consists of $2,019,173 in interest bearing deposits and $53,413 in non-interest bearing deposits.

     3. Inventories are priced at the lower of first in - first out (FIFO) cost. As of March 31, 1996, inventories consist of $90,000 in raw materials and $33,645 in finished goods.

     4. As of March 31, 1996, intangible assets include the unamortized balance of debt issuance costs totaling $110,951 and costs associated with securing patents of $352,155.

     5. Pursuant to terms of the Draxis Health Inc. (formerly Deprenyl Research Limited) financing, the Company has notes payable to Draxis Health Inc. aggregating $2,545,000. In January, 1996, the Company completed an agreement with Draxis Health Inc. to distribute Anipryl-Registered Trademark- in Canada. As part of the 10-year exclusive distribution agreement, Draxis Health Inc. paid an up front fee of $468,750 for specified Canadian rights to Anipryl-Registered Trademark- as well as $125,000 for reimbursement of expenses incurred to date to prepare marketing materials for the Canadian launch of Anipryl-Registered Trademark-. The companies entered into a revenue sharing formula for Canadian sales of Anipryl-Registered Trademark-. As part of the distribution agreement, Draxis Health Inc. converted approximately $1.5 million of the $3 million in loans outstanding into common shares of the Company. Draxis also provided $1 million of operating capital in the form of a loan convertible to common shares of the Company. (See Management's Discussion and Analysis for a detailed description of this transaction.)

     6. Net income (loss) per common share is based on the weighted average number of shares outstanding during each period.

ITEM 2.   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
     FINANCIAL CONDITION AND RESULTS OF OPERATIONS


The following discussion should be read in conjunction with the Company's Financial Statements and Notes to Financial Statements for the year ended December 31, 1995, as well as Management's Discussion and Analysis in the Company's Form 10-K.

The Company was formed on July 19, 1990 to assume the rights and continue the development and marketing research regarding the use of l-deprenyl (Anipryl-Registered Trademark-) in animals previously performed by Deprenyl Animal Health (Canada) Inc. (DAH (Canada)), a wholly-owned subsidiary of Draxis Health Inc. Draxis Pharmaceutica Inc. (also a wholly-owned subsidiary of Draxis Health Inc.) currently holds approximately a 44% equity interest (formerly held by DAH (Canada)). Draxis Health Inc. ("Draxis"), formerly Deprenyl Research Limited or DRL, holds convertible debt that could increase its ownership to approximately 52% of the Company.

FINANCIAL CONDITION


Total assets increased during the period from $1,560,092 as of December 31, 1995 to $2,753,261 as of March 31, 1996, due primarily to financing received in accordance with the Draxis Distribution Agreement (see discussion below). Also during the quarter, the Company made its first sale of its product to Draxis and has begun to build inventory levels.

Intangible assets increased from $442,877 as of December 31, 1995 to $463,106 as of March 31, 1996 primarily due to the Company's program to obtain worldwide patent and trademark coverage for Anipryl-Registered Trademark-. Amortization of debt issuance costs associated with the 1994 and 1996 Draxis Financing, as defined below, also continue to reduce amounts recorded as intangible assets.

The Company believes it has sufficient operating capital through the end of 1996. Management is actively seeking additional financing. Should such additional financing not be attained in a timely manner, the Company could be forced to curtail the clinical development of Anipryl-Registered Trademark- and immediately reduce operations. See discussion of regulatory approval below under "Results of Operations". See "Liquidity and Capital Resources".

RESULTS OF OPERATIONS

On October 2, 1995, the Company received regulatory approval by the Canadian Health Protection Branch Bureau of Veterinary Drugs ("HPB") to market Anipryl-Registered Trademark- in Canada. The Company had its first veterinary pharmaceutical product sale for this indication in March, 1996. Management believes that revenues from the marketing of Anipryl-Registered Trademark- in Canada should marginally reduce operating losses for 1996.

In January, 1996, in order to obtain working capital through 1996 and to enhance its capability to market its first approved product in Canada, the Company signed an agreement with Draxis providing Draxis a ten-year exclusive distribution right in Canada for Anipryl-Registered Trademark- (the "Draxis Distribution Agreement").

The Company is awaiting action of the U.S. Food and Drug Administration with regard to its

Cushing's disease application. The Company is continuing its U.S. pivotal clinical trial for canine cognitive dysfunction, at the current time, but lack of funds would curtail the clinical development of Anipryl-Registered Trademark-. There is no way to predict when, or if, regulatory approvals might be attained in the U.S. or the timing or magnitude of the revenues from marketing of the Company's products in the U.S. or whether any such revenues will ever be realized.

Revenues totaled $815,212 for the three months ended March 31, 1996 compared to $55,151 for the three months ended March 31, 1995 and $2,174,056 for the period from July 19, 1990 (date of incorporation) to March 31, 1996. Interest and investment income will continue to be the Company's primary source of income, although revenue from Canadian sales of Anipryl-Registered Trademark- is expected to increase in the coming months. Interest income may increase temporarily subsequent to the receipt of funding from the Draxis Distribution Agreement but will continue to decline over time as a result of fewer funds being available for investment as the Company continues its Anipryl-Registered Trademark- research and development program. The Company will also continue to incur interest expense associated with the 1994 and 1996 Draxis Financings.
(See discussion of the 1994 and 1996 Draxis Financings in "Liquidity and Capital Resources" below.) The Company received other revenue of $125,000 during the three months ended March 31, 1996, from Draxis Health Inc. in accordance with the Draxis Distribution Agreement. The Company also received other revenue of $175,000 during the three months ended March 31, 1996, from Hoechst Veterinae in connection with the License and Supply Agreement the Company signed during 1994.

Total expenses for the three months ended March 31, 1996 were $578,883 while total expenses for the three months ended March 31, 1995 and for the period from July 19, 1990 (date of incorporation) to March 31, 1996 were $689,173, and $12,202,936, respectively. Total expenses result primarily from research and development expenses associated with the Company's pivotal (Phase III equivalent) clinical trials under the Anipryl-Registered Trademark- development program, development of the marketing and sales plan for the U.S. launch of Anipryl-Registered Trademark-, general operating expenses and interest expense resulting from the 1994 and 1996 Draxis Financings. Total expenses are expected to increase somewhat during the remainder of 1996, due to preparation for the U.S. marketing and sales of Anipryl-Registered Trademark- for Cushing's disease and continuation of the Anipryl-Registered Trademark- development program. Operating expenses continue to remain within expectations.

Research and development expenses for the three months ended March 31, 1996 aggregated $269,407 compared to $420,072 for the three months ended March 31, 1995 and $5,910,232 for the period from July 19, 1990 (date of incorporation) to March 31, 1996. Research and development expenses relate primarily to activities required to obtain pre-marketing regulatory approval for Anipryl-Registered Trademark- for use in pet dogs.

During the three months ended March 31, 1996, the Company incurred interest expense aggregating $44,014 compared to $77,007 for the corresponding period in 1995, and $572,536 for the period from inception to March 31, 1996. Interest expense is comprised of interest expense and amortization of debt issuance costs associated with the Draxis Financings. Debt issuance costs aggregating $155,200 are being amortized over the term of the debt using the effective interest method. (See discussion of Draxis Financings in "Liquidity and Capital Resources" below.)

The Company had its first operating quarter of net income of $236,329 or $.03 per share compared to a net loss of $634,022 or $.10 per share, for the three month period ended March 31, 1995. Net losses for the period from inception to March 31, 1996 aggregate $10,028,880, or $1.61 per share.

The Company is in discussions with Hoechst Veterinae to regain the European rights to the veterinary pharmaceutical Anipryl-Registered Trademark-. The Company is currently evaluating the best alternatives to accelerate the availability of Anipryl-Registered Trademark- in Europe.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 1996, the Company had cash and cash equivalents of $2,072,586 of which $2,016,633 is held in U.S. and Canadian interest-bearing accounts and $55,953 is held in U.S. non-interest bearing operating accounts compared to $700,848 as of March 31, 1995.

In January, 1996, in order to obtain working capital through 1996 and to enhance its capability to market its first approved product in Canada, the Company signed an agreement with Draxis providing Draxis a ten-year exclusive distribution right in Canada for Anipryl-Registered Trademark-. As part of the Draxis Distribution Agreement, Draxis converted, at the request of the Company, approximately $1.5 million of debt it had previously loaned the Company in 1994 (the "1994 Draxis Financing") into common stock of the Company at a renegotiated exercise price of $1.55 per share, and provided another $1 million to the Company for operating capital in 1996 as convertible debt also with a conversion price of $1.55 per share (the "1996 Draxis Financing"). The repayment terms for the 1996 Draxis Financing are substantially equivalent to the terms described below for the 1994 Draxis Financing, with installment payments commencing October 1, 1999 and ending October 1, 2003. To meet requirements of the Toronto Stock Exchange, this new debt is subject to approval by a majority of votes cast by the non-affiliate shareholders of the Company, at its next annual meeting of shareholders. As a result of the conversion of debt, Draxis now owns approximately 44% of the Company's common stock, with options to convert the remaining debt that if fully converted would provide Draxis with an ownership position in the Company of approximately 52%. The Company anticipates that it will require further funding in order to complete the regulatory process in the United States; and market its product and is directing efforts toward this goal.

In connection with a Loan Agreement dated August 25, 1992 relating to the Company's investment in Phoenix Scientific, Inc., the Company was required to pay Draxis U.S.$250,000 on July 1, 1994 and U.S.$200,000 on October 1, 1994
pursuant to two promissory notes. The Company was also required to pay DAH (Canada), a wholly-owned subsidiary of Draxis, U.S.$140,000 upon demand (collectively, the "Notes"). As of March 24, 1994 and subject to certain terms and conditions, the Company and Draxis entered into the 1994 Draxis Financing whereby Draxis provided additional funding of U.S.$2,500,000 on May 1, 1994, to the Company so that the Company could continue pursuing the development and regulatory approval process of Anipryl-Registered Trademark-.
Contemporaneously, the Company paid to Draxis an up-front fee of U.S.$155,200. Pursuant to the 1994 Draxis Financing, Draxis also agreed to extend the repayment of the Notes until 1997. Furthermore, the parties agreed to amend the Notes to provide that all amounts due thereunder may be converted at the option of Draxis, upon written notice to the Company, into shares of Common Stock of the Company at U.S.$2.88 per share.

The portion of the 1994 loan that was not converted in the 1996 Draxis Financing as part of the consideration for the Draxis Distribution Agreement is repayable as to (i) 60% of the outstanding amount in equal quarterly installments payable on the last day of each quarter commencing January 1, 1997 and ending January 1, 2001, and (ii) 40% in a lump sum on January 1, 2001, together with interest thereon payable quarterly on the last day of each quarter at an annual rate equal to the prime rate plus 1% on the outstanding principal amount commencing on the date of the loan.

In addition, the remaining portion of this loan may be converted, upon written notice to the Company, into: (a) shares of Common Stock of the Company at U.S.$2.88 per share; or (b) a participation interest, in increments of U.S.$250,000, payable in annual installments until December 31, 2003. Participation Interest is defined as an entitlement to receive an amount per annum until December 31, 2003 equal to (i) 28% of the converted principal and unpaid and accrued interest commencing the date of conversion by Draxis, if Draxis converts prior to the receipt by the Company of FDA approval of Anipryl-Registered Trademark- but after receipt of HPB approval of Anipryl-Registered Trademark-; or (ii) 20% of the converted principal and unpaid and unpaid interest commencing the date of conversion by Draxis, if Draxis converts after the receipt by the Company of FDA approval of Anipryl-Registered Trademark- and HPB approval of Anipryl-Registered Trademark-. Participation interest payments will decrease to 2/3 of the amount required to be paid for the year ending December 31, 2004, and to 1/3 of such amount for the year ending December 31, 2005.

In the event a participation interest payment exceeds 50% of the Company's pre-tax net income during any fiscal year, the difference between the participation interest payment and 50% of such pre-tax net income shall be paid in the form of shares of the Company at the average price of U.S.$2.88 per share. Draxis has further agreed not to convert more than 50% of the loan into a participation interest in any calendar year. The 1996 Draxis Financing does not contain a provision for conversion into a participation interest. Under certain terms and conditions, the Company shall be required to register any shares acquired by Draxis under any of the above-mentioned terms with the Securities and Exchange Commission.

The Company agrees that any additional debt which may be incurred by the Company, with a repayment term exceeding one year, shall be subordinated to the Company's outstanding indebtedness to Draxis. The Company may prepay any amounts outstanding at sixty (60) days written notice to Draxis, during which time Draxis retains the right to exercise any remaining conversion privileges.

The ability of the Company to achieve its goal of bringing Anipryl-Registered Trademark- to the U.S. market for use in dogs is dependent, in part, upon the Company's ability to raise adequate funding and to gain FDA regulatory approval of its product. There can be no assurance that the remaining capital will be sufficient to implement the Company's objective of obtaining pre-marketing approval of Anipryl-Registered Trademark- in the U.S. The Company has invested the proceeds from its financing activities primarily in short-term or liquid investments, so that the Company will be able to access its cash requirements as needed for its development plan during 1996. Insufficient funding may require the Company to delay or eliminate expenditures relating to the marketing of the product and further development. The Company is currently considering options for additional funding. The Board of Directors appointed a committee of independent members to evaluate any proposals that may arise. The Committee has retained an investment banking firm to assist with the analysis and negotiations of any such proposals. Draxis has indicated an interest in further supporting the Company's efforts and has submitted a proposal for consideration. It is not possible at this time to predict with assurance whether any of these activities will result in additional funding for the Company. Based upon the Company's current level of expenditures, the Company has funds to support its development program through year-end 1996.



                          PART II. - OTHER INFORMATION

ITEM 1-6. NONE

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              DEPRENYL ANIMAL HEALTH, INC.


Date May 10, 1996             By:/s/ David R. Stevens
                                 ---------------------------
                              David R. Stevens
                              President, Chief Executive Officer, and
                              Chief Financial Officer

                                      APPENDIX L

                                      FORM 10-Q

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, DC  20549
(Mark One)

[X]    QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
              THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended         June 30, 1996
                               --------------------------------------------
                                          OR

[  ]    TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from                         to
                              -------------------------   -----------------

Commission file number 0-19059

                             Deprenyl Animal Health, Inc.
                (Exact name of registrant as specified in its charter)

           Missouri                                       36-3716293
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                       Identification No.)

                               10955 Lowell, Suite 710
                             Overland Park, Kansas  66210
                       (address of principal executive offices)
                                      (Zip Code)

                                    (913) 338-2120
                 (Registrant's telephone number, including area code)

    Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                   Yes       x         No
                          -------              -------

                  APPLICABLE ONLY TO ISSUERS INVOLVED IN BANKRUPTCY
                    PROCEEDINGS DURING THE PRECEDING FIVE YEARS:

    Indicate by check mark whether the registrant has filed all documents and reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 subsequent to the distribution of securities under a plan confirmed by a court.

                   Yes            No
                          -------              -------

                        APPLICABLE ONLY TO CORPORATE ISSUERS:

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.

                     7,544,698 common shares as of July 17, 1996

                         PART I. - FINANCIAL INFORMATION

ITEM 1.   FINANCIAL STATEMENTS

                             DEPRENYL ANIMAL HEALTH, INC.
                            (A DEVELOPMENT STAGE COMPANY)

                                    Balance Sheets
                               (Stated in U.S. Dollars)

---------------------------------------------------------------------------------------------------
                                                                       June 30,       December 31,
ASSETS                                                     Note          1996            1995
------                                                   --------    -----------    ---------------
Current Assets:
  Cash and cash equivalents                                 (2)      $ 1,488,552      $ 1,054,759

  Receivables:
    Draxis Health Inc.                                                     5,945             431
  Prepaid expenses                                                         2,136           1,832
  Inventory                                                 (3)          174,124             --
                                                                     -----------      -----------
        Total Current Assets                                           1,670,757        1,057,022

Furniture, equipment and leasehold
  improvements, net of accumulated
  depreciation and amortization                                           73,080           55,575
Other Assets:
  Intangibles                                               (4)          466,992          442,877
  Other                                                                    4,018            4,618
                                                                     -----------      -----------
        Total Assets                                                 $ 2,214,847      $ 1,560,092
                                                                     -----------      -----------
                                                                     -----------      -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current Liabilities:
  Accounts payable and accrued expenses                              $   124,378       $  135,963
                                                                     -----------      -----------
        Total Current Liabilities                                        124,378          135,963

Notes Payable - Draxis Health Inc.                          (5)        2,545,000        3,090,000
                                                                     -----------      -----------
        Total Liabilities                                              2,669,378        3,225,963

Commitments

Stockholders' Equity:
  Common stock, no par, 20,000,000 shares
  authorized, 7,544,698 shares issued and outstanding,
  as of June 30, 1996 and 20,000,000 shares authorized,
  6,508,675 shares issued and outstanding, as of
  December 31, 1995.                                                  10,253,996        8,599,338

  Deficit accumulated during development stage                       (10,708,527)     (10,265,209)
                                                                     -----------      -----------

    Total Stockholders' Equity (Deficit)                                (454,531)      (1,665,871)
                                                                     -----------      -----------

    Total Liabilities and Stockholders' Equity                       $ 2,214,847      $ 1,560,092
                                                                     -----------      -----------
                                                                     -----------      -----------

       The accompanying notes are an integral part of these balance sheets.

                            DEPRENYL ANIMAL HEALTH, INC.
                            (A DEVELOPMENT STAGE COMPANY)


                               Statements of Operations
                               (Stated in U.S. Dollars)

                                                                                                         Period From
                                                                                                    July 19, 1990 (Date of
                                                     Three Months                Six Months            incorporation) to
                                                     Ended June 30,             Ended June 30,              June 30,
                                                  1996          1995          1996           1995             1996
REVENUE:
   Sales                                        $  48,132     $ -           $  71,160   $   -           $     71,160
   Interest and investment income                  21,016        22,219        44,450        52,305        1,114,697
   Gain on foreign currency exchange              -                (142)      -                 (77)          15,454
   Realized gain on investment securities         -             -             -             -                 71,214
   Distribution rights                            -             -             468,750       -                468,750
   Other                                            5,966       -             305,966        25,000          507,895
                                                ---------     ---------     ---------   -----------     ------------
                                                   75,114        22,077       890,326        77,228        2,249,170
                                                ---------     ---------     ---------   -----------     ------------

EXPENSES:
   Research and development                       347,608       400,418       617,433       820,490        6,258,258
   General and administrative                     335,607       288,564       608,561       467,824        5,785,602
   Interest                                        40,616        78,867        84,630       155,874          613,152
   Depreciation and amortization                   11,031        12,867        23,020        25,701          300,685
                                                ---------     ---------     ---------   -----------     ------------
                                                  734,862       780,716     1,333,644     1,469,889       12,957,697
                                                ---------     ---------     ---------   -----------     ------------

NET LOSS                                        $(659,748)    $(758,639)    $(443,318)  $(1,392,661)    $(10,708,527)
                                                ---------     ---------     ---------   -----------     ------------
                                                ---------     ---------     ---------   -----------     ------------

NET LOSS PER COMMON SHARE                          $(0.09)       $(0.12)       $(0.06)       $(0.21)          $(1.72)
                                                   ------        ------        ------        ------           ------
                                                   ------        ------        ------        ------           ------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES        7,393,443     6,483,675     7,448,059     6,483,675        6,225,955
                                                ---------     ---------     ---------   -----------     ------------
                                                ---------     ---------     ---------   -----------     ------------

  The accompanying notes are an integral part of these statements.

                             DEPRENYL ANIMAL HEALTH, INC.
                            (A DEVELOPMENT STAGE COMPANY)

                               Statements of Cash Flows
                               (Stated in U.S. Dollars)
------------------------------------------------------------------------------



                                                                       Period From
                                                                       July 19, 1990
                                                                   (Date of Incorporation)
                                        Period Ended June 30,             to June 30,
                                       1996               1995               1996
                                 ---------------    ---------------     ---------------
OPERATING ACTIVITIES:
  Net loss                          $(443,318)        $(1,392,661)        $(10,708,527)
   Adjustments to reconcile
   net loss to cash used in
   operating activities:
      Depreciation and
        amortization                   23,020              38,183              300,685
      Amortization of unearned
        supply agreement
        consideration                    --                  --                653,500
      Amortization of premium on
        investment securities            --                  --                 52,533
      Realized gain on
        investment securities
        (gross)                          --                  --               (71,214)
      Compensation expense
        resulting from stock
        issued at price below
        estimated market value           --                  --                423,746
      Amortization of unearned
        compensation resulting
        from stock option grants         --                  --                620,140
      Benefit resulting from
        increase in exercise
        price of stock options           --                  --                (16,640)
      (Gain) loss on foreign
        currency exchange                --                    77              (15,454)
      Changes in operating accounts:
        Receivable from Draxis
          Health Inc.                  (5,514)                346               (5,945)
        Prepaid expenses                 (304)               (949)              (2,136)
        Inventory                    (174,124)            (24,500)            (174,124)
        Accrued interest
          receivable                     --                49,186                --
        Other assets                      600                --                 (4,018)
        Accounts payable and
          accrued expenses            (11,585)             62,324              129,517
                                   ----------          ----------          -----------
Net cash used in
  operating activities               (611,225)         (1,267,994)          (8,817,937)
                                   ----------          ----------          -----------

INVESTING ACTIVITIES:
  Purchases of furniture,
   equipment and leasehold
   improvements                       (28,042)            (32,128)            (154,314)
  Purchases of investment
   securities                            --                  --            (20,054,735)
  Proceeds from sales of
   investment securities                 --             2,219,185           19,898,024
  Expenditures for intangible
   assets                             (36,598)            (29,514)            (504,525)
  Investment in Phoenix
   Scientific, Inc.                      --                  --                175,390
                                   ----------          ----------          -----------

Net cash provided by (used in)
 investing activities                 (64,640)          2,157,543             (640,160)
                                   ----------          ----------          -----------

                              DEPRENYL ANIMAL HEALTH, INC.
                             (A DEVELOPMENT STAGE COMPANY)


                               Statements of Cash Flows
                               (Stated in U.S. Dollars)
------------------------------------------------------------------------------



                                                                           Period From
                                                                           July 19, 1990
                                                                       (Date of Incorporation)
                                            Period Ended June 30,             to June 30,
                                           1996               1995               1996
                                     ---------------    ---------------     ---------------

FINANCING ACTIVITIES:
  1994 Loan from Draxis Health Inc.    $ (955,000)        $      --             $1,545,000
  1996 Loan from Draxis Health Inc.     1,000,000                                1,000,000
  Debt issuance costs                        --                  --               (142,158)
  Deferred stock offering
   costs                                     --                  --             (1,458,227)
  Advances from Draxis
   Animal Health (Canada) Inc.           (140,000)               --                139,724
  Advances from Draxis Health Inc.       (450,000)               --                  --
  Repayments of advances from
   Draxis Animal Health (Canada) Inc.        --                  --                (10,000)
  Issuance of common stock              1,654,658                --              9,856,856
                                       ----------          ----------          -----------
Net cash provided by
 financing activities                   1,109,658                --             10,931,195
                                       ----------          ----------          -----------
EFFECT OF EXCHANGE RATES
 ON CASH                                     --                   (77)              15,454
                                       ----------          ----------          -----------

INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS                     433,793             889,472            1,488,552

CASH AND CASH EQUIVALENTS:

 Beginning of period                    1,054,759             240,902                --
                                       ----------          ----------          -----------
 End of period                         $1,488,552          $1,130,374          $ 1,488,552
                                       ----------          ----------          -----------
                                       ----------          ----------          -----------

SUPPLEMENTAL SCHEDULE OF
 CASH FLOW INFORMATION:

 Issuance of common stock for
  intangibles acquired and
  other noncash consideration          $     --           $      --            $   267,958
                                       ----------          ----------          -----------
                                       ----------          ----------          -----------

 Reduction of amounts payable
  in exchange for equipment            $     --            $     --            $     5,139
                                       ----------          ----------          -----------
                                       ----------          ----------          -----------

 Deferred stock offering costs
  offset against common stock          $     --            $     --            $ 1,551,564
                                       ----------          ----------          -----------
                                       ----------          ----------          -----------

 Investment in Phoenix
  Scientific, Inc. financed by
  obligations under contract           $     --            $ (400,000)         $     --
                                       ----------          ----------          -----------
                                       ----------          ----------          -----------

 Interest paid                         $   84,630          $  143,392          $   388,979
                                       ----------          ----------          -----------
                                       ----------          ----------          -----------
There have been no income taxes
 paid.

           The accompanying notes are an integral part of these statements.

                             DEPRENYL ANIMAL HEALTH, INC.
                            (A DEVELOPMENT STAGE COMPANY)


                            Notes to Financial Statements
                                     (Unaudited)


1. The Balance Sheets as of June 30, 1996 and 1995, the Statements of Operations for the three months ended June 30, 1996 and 1995, and for the period from July 19, 1990 (date of incorporation) to June 30, 1996, and the Statements of Cash Flows for the six months ended June 30, 1996 and 1995 and for the period from July 19, 1990 (date of incorporation) to June 30, 1996 have been prepared by the Company, without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and changes in cash flows as of and for all periods presented have been made. Certain amounts included in the 1995 presentation have been reclassified to conform with the 1996 presentation.

    Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These financial statements should be read in conjunction with the Company's December 31, 1995 financial statements and notes thereto.

2. As of June 30, 1996, cash and cash equivalents consists of $1,458,373 in interest bearing deposits and $30,179 in non-interest bearing deposits.

3. Inventories are priced at the lower of first in - first out (FIFO) cost. As of June 30, 1996, inventories consist only of finished goods.

4. As of June 30, 1996, intangible assets include the unamortized balance of debt issuance costs totaling $104,710 and costs associated with securing patents of $362,282.

5. Pursuant to terms of the Draxis Health Inc. (formerly Deprenyl Research Limited) financing, the Company has notes payable to Draxis Health Inc. aggregating $2,545,000. In January, 1996, the Company completed an agreement with Draxis Health Inc. to distribute Anipryl-Registered Trademark- in Canada. As part of the 10-year exclusive distribution agreement, Draxis Health Inc. paid an up front fee of $468,750 for specified Canadian rights to Anipryl-Registered Trademark- as well as $125,000 for reimbursement of expenses incurred to date to prepare marketing materials for the Canadian launch of Anipryl-Registered Trademark-. The companies entered into a revenue sharing formula for Canadian sales of Anipryl-Registered Trademark-. As part of the distribution agreement, Draxis Health Inc. converted approximately $1.5 million of the $3 million in loans outstanding into common shares of the Company. Draxis also provided $1 million of operating capital in the form of a loan convertible to common shares of the Company. (See Management's Discussion and Analysis for a detailed description of this transaction.)

6. Net loss per common share is based on the weighted average number of shares outstanding during each period.

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
         FINANCIAL CONDITION AND RESULTS OF OPERATIONS


The following discussion should be read in conjunction with the Company's Financial Statements and Notes to Financial Statements for the year ended December 31, 1995, as well as Management's Discussion and Analysis in the Company's Form 10-K.

The Company was formed on July 19, 1990 to assume the rights and continue the development and marketing research regarding the use of l-deprenyl (Anipryl-Registered Trademark-) in animals previously performed by Deprenyl Animal Health (Canada) Inc. (DAH (Canada)), a wholly-owned subsidiary of Draxis Health Inc. (Draxis). Draxis Pharmaceutica Inc. ("DPI"), also a wholly-owned subsidiary of Draxis, currently holds approximately a 30% equity interest in the Company and Draxis, LLC, a Delaware limited liability company owned 90% by Draxis and 10% by DPI, currently holds approximately a 14% equity interest in the Company. Thus, Draxis affiliates currently own approximately 44% equity interest in the Company. DPI holds convertible debt that could increase the ownership of Draxis affiliates to approximately 52% of the Company.

FINANCIAL CONDITION

Total assets increased during the period from $1,560,092 as of December 31, 1995 to $2,214,847 as of June 30, 1996, due primarily to financing received in accordance with the Draxis Distribution Agreement (see discussion below). Also during the quarter, the Company made additional sales of its product to Draxis and continues to build inventory levels.

Intangible assets increased from $442,877 as of December 31, 1995 to $466,992 as of June 30, 1996 primarily due to the Company's program to obtain worldwide patent and trademark coverage for Anipryl-Registered Trademark-. Amortization of debt issuance costs associated with the 1994 and 1996 Draxis Financing, as defined below, also continue to reduce amounts recorded as intangible assets.

RESULTS OF OPERATIONS

On October 2, 1995, the Company received regulatory approval from the Canadian Health Protection Branch Bureau of Veterinary Drugs ("HPB") to market Anipryl-Registered Trademark- in Canada. The Company had its first veterinary pharmaceutical product sale for this indication in March, 1996. Management believes that revenues from the marketing of Anipryl-Registered Trademark- in Canada should marginally reduce operating losses for 1996.

In January, 1996, in order to obtain working capital through 1996 and to enhance its capability to market its first approved product in Canada, the Company signed an agreement with Draxis providing Draxis a ten-year exclusive distribution right in Canada for Anipryl-Registered Trademark- (the "Draxis Distribution Agreement").

The Company is awaiting action of the U.S. Food and Drug Administration with regard to its Cushing's disease application and is awaiting action of the HPB with regard to its canine cognitive dysfunction application. The Company is continuing its U.S. pivotal (Phase III equivalent) clinical trial for canine cognitive dysfunction, at the current time, but lack of funds could curtail the clinical development of Anipryl-Registered Trademark-. There is no way to predict when, or if, regulatory approvals might be attained in the U.S. or the timing or magnitude of the revenues from marketing of the Company's products in the U.S. or whether any such revenues will ever be realized.

Revenues totaled $75,114 and $890,326 for the three and six months ended June 30, 1996 compared to $22,077 and $77,228 for the three and six months ended June 30, 1995 and $2,249,170 for the period from July 19, 1990 (date of incorporation) to June 30, 1996. Interest and investment income will continue to be the Company's primary source of income, although revenue from Canadian sales of Anipryl-Registered Trademark- is expected to increase in the coming months. Interest income temporarily increased subsequent to the receipt of funding from the Draxis Distribution Agreement but will continue to decline over time as a result of fewer funds being available for investment as the Company continues its Anipryl-Registered Trademark-research and development program. The Company will also continue to incur interest expense associated with the 1994 and 1996 Draxis Financings. (See discussion of the 1994 and 1996 Draxis Financings in "Liquidity and Capital Resources" below.) The Company received other revenue of $125,000 during the six months ended June 30, 1996, from Draxis Health Inc. in accordance with the Draxis Distribution Agreement. The Company also received other revenue of $175,000 during the six months ended June 30, 1996, from Hoechst Veterinae in connection with the License and Supply Agreement the Company signed during 1994.

Total expenses for the three and six months ended June 30, 1996 were $734,862 and $1,333,644 while total expenses for the three and six months ended June 30, 1995 and for the period from July 19, 1990 (date of incorporation) to June 30, 1996 were $780,616, $1,469,889, and $12,957,697 respectively. Total expenses result primarily from research and development expenses associated with the Company's pivotal (Phase III equivalent) clinical trial under the Anipryl-Registered Trademark- development program, development of the marketing and sales plan for the U.S. launch of Anipryl-Registered Trademark-, general operating expenses and interest expense resulting from the 1994 and 1996 Draxis Financings. Total expenses are expected to increase somewhat during the remainder of 1996, due to preparation for the U.S. marketing and sales of Anipryl-Registered Trademark- for Cushing's disease and continuation of the Anipryl-Registered Trademark- development program. Operating expenses continue to remain within expectations.

Research and development expenses for the three and six months ended June 30, 1996 aggregated $347,608 and $617,433 compared to $400,418 and $820,490 for the corresponding periods during 1995 and $6,258,258 for the period from July 19, 1990 (date of incorporation) to June 30, 1996. Research and development expenses relate primarily to activities required to obtain pre-marketing regulatory approval for Anipryl-Registered Trademark- for use in pet dogs.

During the three and six months ended June 30, 1996, the Company incurred interest expense aggregating $84,630 compared to $155,874 for the corresponding period in 1995, and $613,152 for the period from inception to June 30, 1996. Interest expense is comprised of interest expense and amortization of debt issuance costs associated with the Draxis Financings. Debt issuance costs aggregating $155,200 are being amortized over the term of the debt using the effective interest method. (See discussion of Draxis Financings in "Liquidity and Capital Resources" below.)

The Company had net losses of $659,748 or $0.09 per share and $443,318 or $0.06 per share for the three and six month periods ended June 30, 1996 compared to $758,639 or $0.12 per share and $1,392,661 or $0.21 per share for the three and six month periods ended June 30, 1995. Net losses for the period from inception to June 30, 1996 aggregate $10,708,527, or $1.72 per share.

The Company is in discussions with Hoechst Veterinae to regain the European rights to the veterinary pharmaceutical Anipryl-Registered Trademark-. The Company is currently evaluating the best alternatives to accelerate the availability of Anipryl-Registered Trademark- in Europe.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 1996, the Company had cash and cash equivalents of $1,488,552 of which $1,458,373 is held in U.S. and Canadian interest-bearing accounts and $30,179 is held in U.S. non-interest bearing operating accounts compared to $3,527,809 as of June 30, 1995.

In January, 1996, in order to obtain working capital through 1996 and to enhance its capability to market its first approved product in Canada, the Company signed an agreement with Draxis providing Draxis a ten-year exclusive distribution right in Canada for Anipryl-Registered Trademark-. As part of the Draxis Distribution Agreement, Draxis converted, at the request of the Company, approximately $1.5 million of debt it had previously loaned the Company in 1994 (the "1994 Draxis Financing") into common stock of the Company at a renegotiated exercise price of $1.55 per share, and provided another $1 million to the Company for operating capital in 1996 as convertible debt also with a conversion price of $1.55 per share (the "1996 Draxis Financing"). The repayment terms for the 1996 Draxis Financing are substantially equivalent to the terms described below for the 1994 Draxis Financing, with installment payments commencing October 1, 1999 and ending October 1, 2003. As a result of the conversion of debt, Draxis, through its affiliates, now owns approximately 44% of the Company's common stock, with options to convert the remaining debt that if fully converted would provide Draxis with an indirect ownership position in the Company of approximately 52%.

In connection with a Loan Agreement dated August 25, 1992 relating to the Company's investment in Phoenix Scientific, Inc., the Company was required to pay Draxis U.S.$250,000 on July 1, 1994 and U.S.$200,000 on October 1, 1994
pursuant to two promissory notes. The Company was also required to pay DAH (Canada), a wholly-owned subsidiary of Draxis, U.S.$140,000 upon demand (collectively, the "Notes"). As of March 24, 1994 and subject to certain terms and conditions, the Company and Draxis entered into the 1994 Draxis Financing whereby Draxis provided additional funding of U.S.$2,500,000 on May 1, 1994, to the Company so that the Company could continue pursuing the development and regulatory approval process of Anipryl-Registered Trademark-. Contemporaneously, the Company paid to Draxis an up-front fee of U.S.$155,200. Pursuant to the 1994 Draxis Financing, Draxis also agreed to extend the repayment of the Notes until 1997. Furthermore, the parties agreed to amend the Notes to provide that all amounts due thereunder may be converted at the option of Draxis, upon written notice to the Company, into shares of Common Stock of the Company at U.S.$2.88 per share.

The portion of the 1994 loan, approximately $1.5 million, that was not converted in the 1996 Draxis Financing as part of the consideration for the Draxis Distribution Agreement is repayable as to (i) 60% of the outstanding amount in equal quarterly installments payable on the last day of each quarter commencing January 1, 1997 and ending January 1, 2001, and (ii) 40% in a lump sum on January 1, 2001, together with interest thereon payable quarterly on the last day of each quarter at an annual rate equal to the prime rate plus 1% on the outstanding principal amount commencing on the date of the loan.

In addition, the remaining portion of the 1994 loan may be converted, upon written notice to the Company, into: (a) shares of Common Stock of the Company at U.S.$2.88 per share; or (b) a participation interest, in increments of U.S.$250,000, payable in annual installments until December 31, 2003. Participation Interest is defined as an entitlement to receive an amount per annum until December 31, 2003 equal to (i) 28% of the converted principal and unpaid and accrued interest commencing the date of conversion by Draxis, if Draxis converts prior to the receipt by the Company of FDA approval of Anipryl-Registered Trademark- but after receipt of HPB approval of Anipryl-Registered Trademark-; or (ii) 20% of the converted principal and unpaid interest commencing the date of conversion by Draxis, if Draxis converts after the receipt by the Company of FDA approval of Anipryl-Registered Trademark- and HPB approval of Anipryl-Registered Trademark-. Participation interest payments will decrease to 2/3 of the amount required to be paid for the year ending December 31, 2004, and to 1/3 of such amount for the year ending December 31,

2005.

In the event a participation interest payment exceeds 50% of the Company's pre-tax net income during any fiscal year, the difference between the participation interest payment and 50% of such pre-tax net income shall be paid in the form of shares of the Company at the average price of U.S.$2.88 per share. Draxis has further agreed not to convert more than 50% of the loan into a participation interest in any calendar year. The 1996 Draxis Financing does not contain a provision for conversion into a participation interest. Under certain terms and conditions, the Company shall be required to register any shares acquired by Draxis under any of the above-mentioned terms with the Securities and Exchange Commission.

The Company agrees that any additional debt which may be incurred by the Company, with a repayment term exceeding one year, shall be subordinated to the Company's outstanding indebtedness to Draxis. The Company may prepay any amounts outstanding at sixty (60) days written notice to Draxis, during which time Draxis retains the right to exercise any remaining conversion privileges.

The ability of the Company to achieve its goal of bringing Anipryl-Registered Trademark- to the U.S. market for use in dogs is dependent, in part, upon the Company's ability to raise adequate funding and to gain FDA regulatory approval of its product. There can be no assurance that the remaining capital will be sufficient to implement the Company's objective of obtaining pre-marketing approval of Anipryl-Registered Trademark- in the U.S. The Company has invested the proceeds from its financing activities primarily in short-term or liquid investments, so that the Company will be able to access its cash requirements as needed for its development plan during 1996. Insufficient funding may require the Company to delay or eliminate expenditures relating to the marketing of the product and further development.

The Company is currently considering options for additional funding. The Board of Directors appointed a committee of independent members to evaluate any proposals that may arise. The Committee has retained an investment banking firm to assist with the analysis and negotiations of any such proposals.

It is not possible at this time to predict with assurance whether any of these activities will result in additional funding for the Company. Based upon the Company's current level of expenditures, the Company has funds to support its development program through year-end 1996.

SUBSEQUENT EVENT

Subsequent to the end of the reporting period, on July 25, 1996, the Boards of Directors of the Company and Draxis voted to recommend to the respective shareholders of each company the approval of an Exchange Agreement (the "Exchange Agreement") executed on the same date by and among Draxis, DPI and the Company. Pursuant to the Exchange Agreement, all outstanding shares of the Company's common stock other than those owned by DPI or Draxis, LLC, and other than dissenters' shares would be exchanged (the "Exchange") for shares of common stock of Draxis on a 1.35 to 1 ratio, with each shareholder of the Company receiving 1.35 shares of Draxis. The same ratio would be applicable to options and warrants to acquire the Company's common shares. An Independent Committee of the Company's Board of Directors approved the Exchange Agreement and the Company's independent investment bankers delivered an opinion that the Exchange was fair, from a financial point of view, to shareholders.

If the Exchange Agreement is adopted by the shareholders and implemented, Draxis will commit, subject to standard business judgement, approximately $10 million to the Company to complete the process of obtaining approval from the U.S. Food and Drug Administration to launch

Anipryl-Registered Trademark- in the United States and to acquire new veterinary products, as appropriate. Additionally, the Company would be given operational control over the development, marketing and distribution of Anipryl-Registered Trademark- and any other veterinary product including, without limitation, research and development, regulatory affairs, manufacturing, business development and finance and specifically including the U.S. launch and subsequent marketing, sales and distribution of Anipryl-Registered Trademark- or any other veterinary product. The Company will also be entitled to nominate a director to the Board of Directors of Draxis to serve until the next annual meeting of the shareholders of Draxis, at which time Draxis has agreed to nominate for one term a director selected by the Company and agreeable to Draxis.

Under the Exchange Agreement, if adopted by the shareholders, all shares of the Company stock exchanged for shares would be acquired by DPI. The Exchange Agreement contemplates the following steps:

    1. Draxis would create a new wholly owned subsidiary under the laws of the State of Louisiana ("Draxis Sub").

    2. The shareholders of the Company, at a special meeting called to approve the proposals set forth in the Exchange Agreement, would vote on a proposal to merge the Company, which is currently a Missouri corporation, into Draxis Sub (the "Re-incorporation Merger"). Such proposal requires a vote of two-thirds of the outstanding shares of the Company and a vote of a majority of the shares not owned by Draxis or Draxis affiliates and could generate dissenters' rights.

    3. If the Re-incorporation Merger is approved, the shareholders would then vote on a proposal to adopt a Mandatory Share Exchange (the "Mandatory Share Exchange") pursuant to Section 116 of the Louisiana Business Corporation Law.

    4. If the Mandatory Share Exchange is adopted by the vote of two-thirds of the Company's outstanding shares and a majority of the Company's outstanding share not owned by Draxis affiliates, all shares of Company stock not owned by the Draxis affiliates would be purchased by DPI in exchange for the issuance to the Company's shareholders of shares of Draxis stock on a 1.35 to 1 ratio.

The Exchange Agreement is subject to numerous conditions to closing, including among other things, that the parties receive opinions from tax advisors that the exchange will be tax free to U.S. shareholders of the Company. It is anticipated that the Exchange will be taxable to Company shareholders residing in Canada and perhaps other jurisdictions.

The Exchange Agreement provides that it may be terminated by either party in certain circumstances including upon a breach by the other party and in the event that the Exchange has not occurred by January 31, 1997. The Company has the right to abandon the plan contemplated by the Exchange Agreement under certain circumstances, but if it so elects, it must pay Draxis a one million dollar fee and must reimburse Draxis up to $750,000 for professional expenses incurred by Draxis in the adoption and execution of the Exchange Agreement. It is anticipated that the Company will incur substantial professional fees throughout the remainder of 1996 in taking the corporate actions contemplated by the Exchange Agreement.

FACTORS AFFECTING FUTURE OPERATING RESULTS

Statements relating to anticipated revenues included in the "Results of Operations" section above constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of

1933, as amended and Section 21E of the Securities Act of 1934 and are subject to the safe harbors created thereby. Actual operating results of the Company could differ materially from anticipated results, as a result of, among other things, the Company's need to obtain U.S. Food and Drug Administration regulatory approval for its product and the ability to raise additional financing.

                             PART II. - OTHER INFORMATION


ITEM 1-3.     NONE

ITEM 4.       SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Matters submitted to a vote of security holders of the Company at the Annual Meeting of Shareholders held June 13, 1996 included (1) the election of two Class II directors; (2) ratification of the selection of Arthur Andersen LLP as independent auditors for the Company for fiscal year 1996; and (3) approval of the 1996 Draxis Financing.

(1)      The following persons were elected to serve as directors of the
         Company:

                                                                BROKER
                         FOR       AGAINST          ABSTAIN    NON-VOTES
                         ---       -------          -------    ---------
Samuel W. Sarick      5,288,625       0              71,977        0

Charles L. Wood       5,290,515       0              71,977        0


(2) Shareholders ratified the selection of Arthur Andersen LLP as the independent auditors for the Company for fiscal year 1996 as follows:

              Votes cast for:           5,281,737
              Votes cast against:          11,868
              Abstained:                   67,942
              Broker non-votes:                 0

(3)      Shareholders approved the 1996 Draxis Financing as follows:

              Votes cast for:           1,099,578
              Votes cast against:          76,918
              Abstained:                   12,149
              Broker non-votes:         4,172,902

ITEM 5-6.     NONE

                                      SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  DEPRENYL ANIMAL HEALTH, INC.


Date     August 12, 1996          By: /s/ David R. Stevens
        -----------------            ----------------------------------------
                                     David R. Stevens
                                     President, Chief Executive Officer, and
                                     Chief Financial Officer